As filed with the Securities and Exchange Commission on November 21, 2002

                                                      Registration No. 333-67124

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

-------------------------------------------------------------------------------



                       POST-EFFECTIVE AMENDMENT NO. THREE

                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED


                        -------------------------------


                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)

                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of principal executive offices)

                              JAMES M. SENEFF, JR.
                             Chief Executive Officer
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                          (Name, Address and Telephone
                          Number of Agent for Service)

                                   COPIES TO:
                            JUDITH D. FRYER, ESQUIRE
                             Greenberg Traurig, LLP
                                Met Life Building
                                 200 Park Avenue
                            New York, New York 10166


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                        CNL HOSPITALITY PROPERTIES, INC.


                  Supplement No. Three, dated November 21, 2002

                       to Prospectus, dated April 1, 2002

================================================================================

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 1, 2002. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


         Information as to proposed Properties for which the Company has entered into initial commitments to acquire and as to the number and types of Properties acquired by the Company is presented as of November 15, 2002, and all references to commitments or Property acquisitions should be read in that context. Proposed Properties for which the Company enters into initial commitments to acquire, as well as Property acquisitions that occur after November 15, 2002, will be reported in a subsequent Supplement.



                               RECENT DEVELOPMENTS

         On March 1, 2002, the Company acquired a Courtyard(R) by Marriott(R) located in Basking Ridge, New Jersey (the "Basking Ridge Property"). The Basking Ridge Property includes 235 guest rooms, two meeting rooms, an outdoor pool, an exercise room, and a restaurant and lounge. The Property is located in Somerset County, a suburb of Bernards Township, New Jersey.

         On June 14, 2002, the Company acquired a 50% interest in a Courtyard by Marriott located in San Francisco, California (the "San Francisco Downtown Property") through a joint venture with an affiliate of Marriott International, Inc. The San Francisco Downtown Property includes 371 guest rooms, 34 guest suites, 7,000 square feet of meeting space, 118 underground parking spaces, an indoor pool and Jacuzzi, a business center, a fitness facility, a laundry facility, and a restaurant and lounge. The Property is located downtown at the northeast corner of Folsom and Second Street.

         On June 14, 2002, the Company acquired a Marriott Hotel located in Bridgewater, New Jersey (the "Bridgewater Property"). The Bridgewater Property includes 347 guest rooms, 10,700 square feet of meeting space, an indoor pool, a whirlpool, a laundry facility, a fitness center, a gift shop, a business center, and a restaurant and lounge. The Property is located in the 122-acre Bridgewater Commons development.

         On July 3, 2002, the Company acquired a parcel of land located in Foothill Ranch, California, and entered into a development services agreement with a subsidiary of the Advisor to construct a Courtyard by Marriott on the Property (the "Foothill Ranch Property"). The Foothill Ranch Property is expected to include 156 guest rooms, a meeting room, an outdoor pool, an exercise room and a restaurant and lounge. The Property is located in a suburb of South Orange County.

         On September 4, 2002, the Company acquired an interest in a Hampton Inn Hotel located in Houston, Texas (the "Houston Property"). The Houston Property was acquired by a joint venture between the Company and Interstate Hotels & Resorts. The joint venture was formed in November 2001 and owns two additional Properties located in Manchester, Connecticut. The Houston Property includes 176 guest rooms, 1,365 square feet of meeting space, a 1,786 square foot continental breakfast area, an outdoor heated swimming pool, a fitness room, an executive business center and a guest laundry facility. The Property is located in the Galleria area of Houston and five miles west of downtown.

         On October 25, 2002, the Company acquired a Courtyard by Marriott located in Newark, California (the "Courtyard Newark Property"). The Courtyard Newark Property includes 181 guest rooms, 4,300 square feet of meeting space, an outdoor pool and whirlpool, a business center, a fitness facility, a laundry facility and a lounge. The Property is located in Silicon Valley.

         On November 15, 2002, the Company acquired a Residence Inn by Marriott located in Newark, California (the "Residence Inn Newark Property"). The Residence Inn Newark Property includes 168 guest rooms, 540 square feet of meeting space, an outdoor pool, a business center, a fitness facility and a laundry facility. The Property is located in Silicon Valley.

         As of November 15, 2002, the Company owned interests in 53 Properties, including ten Properties through joint ventures and five Properties on which hotels are or will be constructed or renovated. In addition, the Company has commitments to acquire five additional Properties. All of the Properties owned by the Company are, or in the case of the hotels under construction or renovation will be, leased to hotel operators or indirect subsidiaries of the Company with management of the Properties performed by third-party hotel operators, and operated under affiliations with national hotel chains.

         The Board of Directors declared distributions of $0.06458 per Share to stockholders of record on October 1 and November 1, 2002, payable by December 31, 2002. Distributions for the 12-month period ended November 1, 2002 represent a historical return of 7.75%.



                                  THE OFFERINGS


         As of November 15, 2002, the Company had received subscriptions from this offering for 31,354,842 Shares totalling $313,548,422 in Gross Proceeds. As of November 15, 2002, the Company had received aggregate subscriptions from its Prior Offerings and this offering for 118,862,005 Shares totalling $1,188,620,047 in gross proceeds, including 624,601 Shares ($6,246,007) issued pursuant to the Reinvestment Plan. As of November 15, 2002, net proceeds to the Company from its offerings of Shares, and capital contributions from the Advisor, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements, and organizational and offering expenses, totalled approximately $1,056,700,000. The Company has invested, directly or indirectly, approximately $848,900,000 of the net offering proceeds in 53 hotel Properties and borrowed loan proceeds in connection with these acquisitions, of which approximately $404,000,000 was outstanding as of November 15, 2002. These 53 Properties include ten Properties through joint ventures and five Properties on which a hotel is being or will be constructed or renovated. In addition, as of November 15, 2002, the Company had used net offering proceeds to redeem 796,279 Shares of Common Stock for $7,326,771 and to pay approximately
$52,300,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $148,200,000 available to invest in Properties and Mortgage Loans. As of November 15, 2002, the Company had also incurred approximately $19,700,000 in Acquisition Fees as a result of Permanent Financing used to acquire certain Properties.

         On August 13, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission. In connection therewith, the Board of Directors has approved a fifth offering by the Company (the "2003 Offering") of 175,000,000 Shares which is expected to commence immediately following the completion of this offering. Of the 175,000,000 Shares expected to be offered, up to 25,000,000 are expected to be available to stockholders purchasing Shares through the Reinvestment Plan. Net proceeds from the 2003 Offering are expected to be invested in additional Properties and Mortgage Loans and other permitted investments. The Company believes that the net proceeds received from the 2003 Offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company's Shares are listed on a national securities exchange or over-the-counter market. Under the Company's Articles of Incorporation, if the Company does not List by December 31, 2007, it will commence an orderly liquidation of its Assets, and the distribution of the proceeds therefrom to its stockholders.



                                  RISK FACTORS

REAL ESTATE AND OTHER INVESTMENT RISKS


         The following paragraph is inserted following the fourth paragraph under the heading "Risk Factors - Real Estate and Other Investment Risks" on page 13 of the Prospectus.

         The economic downturn and September 11, 2001 have adversely affected the travel and lodging industries and the Company's hotel operations. As a result of the attacks on the World Trade Center and the Pentagon on September 11, 2001, and the effects of the economic recession, the lodging industry has experienced a significant decline in business caused by a reduction in travel for both business and pleasure. Consistent with the rest of the lodging industry, our hotels have experienced declines in occupancy and average daily rates due to the decline in travel.

         Although it appears that a recovery is occurring in the business and leisure travel sector, we are unable to predict with certainty when or if travel and lodging demand will be fully restored to normal levels. The impact of the September 11, 2001 terrorist attacks, future events such as military or police activities in the United States or foreign countries and future terrorist activities or threats of such activities, could have on our business cannot presently be determined. In addition, any U.S. participation in a war with Iraq or other significant military activity could have additional adverse effects on the economy, including the travel and lodging industry. The Company's properties and the business of the Company's tenants and managers may continue to be affected, including hotel occupancy and revenues and, as a result, the Company's revenues may remain at reduced levels or be reduced further to the extent that rents and other revenues received by the Company are calculated as a percentage of hotel revenues. If the reduction in travel is protracted, the ability of the Company's tenants to make rental payments may be affected and cash available for distributions to stockholders may be reduced. It is possible that these factors could have a material adverse effect on the value of our assets.



         The following paragraph updates and replaces the first paragraph on page 14 of the Prospectus.


         Credit enhancements to our leases may not be available or, if available, will be subject to termination and may also be subject to maximum limits. Although historically our leases generally have had credit enhancement provisions, the Company may not obtain credit enhancements, such as guarantees, net worth requirements or liquidity facility agreements, from a third -party tenant or manager in connection with future leases. Even if provided to the Company, these enhancements generally terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. Some of these provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. If, in this event, the tenant is unable to make payments under the lease, our results of operations may be adversely impacted and, if multiple tenants were similarly affected, cash available to make distributions to our stockholders may be reduced or we may experience losses.


         The following information updates and replaces the corresponding information under the heading "Risk Factors -- Tax Risks" beginning on page 19 of the Prospectus.

         We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Greenberg Traurig, LLP, that we met the requirements for qualification as a REIT for each of our taxable years ending through December 31, 2001 and that our ownership, operations and assets will permit us to continue such qualification in subsequent taxable years.

         Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Therefore, the value of any property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. The Company may invest in securities of another REIT, and its investment may represent in excess of 10% of the voting securities or 10% of the value of the securities of the other REIT. If the other REIT were to lose its REIT status during a taxable year in which the Company's investment represented in excess of 10% of the voting securities or 10% of the value of the securities of the other REIT as of the close of a calendar quarter, the Company will lose its REIT status.

         The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, we will cease to qualify as a REIT.


                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Transactions."


                              CONFLICTS OF INTEREST

         The  following   paragraph   updates  and  replaces  the  corresponding
paragraph on page 31 of the Prospectus.

LEGAL REPRESENTATION

         Greenberg Traurig, LLP, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in the Company but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.


                              REDEMPTION OF SHARES

         The following paragraph updates and replaces the fourth paragraph on page 36 of the Prospectus.


         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, until such time, if any, as Listing occurs, less a discount of 8%. Based on the current offering price of $10.00 per Share, the current net redemption price under the redemption plan would be $9.20 per Share. The net redemption price approximates the per Share net proceeds received by the Company in the offering, after deducting Selling Commissions of 7.5% and a marketing support fee of 0.5% payable to the Managing Dealer and certain Soliciting Dealers in such offering.



                                    BUSINESS


GENERAL

         The  following   information   updates  and  replaces  the  information
beginning with the second full paragraph on page 38 through the third paragraph on page 39 of the Prospectus.

         The travel and tourism industry, the largest industry globally, is one of the largest in the United States. The lodging industry constitutes a vital part of travel and tourism in the United States. As reported by Smith Travel Research, a leading provider of lodging industry statistical data, in 2001 there were 41,500 hotel properties in the United States that included over 4.2 million hotel rooms. These hotels generated over $103.5 billion in revenue in 2001.

         According to Smith Travel Research, the industry had shown nine consecutive years of financial performance improvement, through 2000. That streak of year-over-year growth ended as a result of weak economic conditions resulting from the slowing economy and the effects of the September 11, 2001 terrorist attacks.

         The lodging industry experienced a significant decline in performance caused by the resulting reduction in travel. The effects of an uncertain economy, which have caused declines in business and leisure demand nationwide, continue to affect hotel occupancy and average daily rate. Revenue per available room, an important hotel metric that combines occupancy and average daily rate, decreased in 2001 to $50.86 from record levels in 2000 of $54.64. Despite the most dramatic travel decrease in history, the lodging industry still produced the second highest room rates ever.

         The tables below present average U.S. hospitality industry operating data by year.

                     United States Hospitality Industry Average
        ---------------------------------------------------------------------

           Year              Occupancy             ADR              RevPAR
        ------------        ------------        ----------        -----------

        1987                   63.3%               $52.93             $33.48
        1988                   63.4%               $54.92             $34.82
        1989                   64.3%               $56.82             $36.54
        1990                   63.5%               $58.47             $37.13
        1991                   61.9%               $58.72             $36.35
        1992                   62.6%               $59.51             $37.25
        1993                   63.5%               $61.12             $38.81
        1994                   64.7%               $63.50             $41.08
        1995                   65.0%               $66.49             $43.22
        1996                   64.9%               $70.84             $45.98
        1997                   64.4%               $74.94             $48.26
        1998                   63.7%               $78.42             $49.95
        1999                   63.2%               $81.78             $51.68
        2000                   63.6%               $85.91             $54.64
        2001                   60.0%               $84.77             $50.86

                           Source:  Smith Travel Research


         The hotel industry has grown in profitability at a compounded annual growth rate of 27.4% from 1993 to 2001 despite various economic fluctuations, including the combined effect of a slowing economy and the September 11, 2001 terrorist attacks. According to Smith Travel Research data, the United States lodging industry reached $103.5 billion in total revenue for 2001, the second highest year in history despite a 7.7% drop from the prior year. In addition, in 2001, pre-tax profits were $16.2 billion, the fifth most profitable year ever despite a 38.6% drop from the prior year.


         The tables below present pre-tax profits for the hospitality industry by year.

                         Pre-tax Profits
                          (in billions)
                -----------------------------------

                   Year              Profitability
                ------------         --------------

                   1993                $    2.4
                   1994                $    5.5
                   1995                $    8.5
                   1996                 $  12.5
                   1997                 $  17.0
                   1998                 $  20.9
                   1999                 $  22.1
                   2000                 $  26.4
                   2001                 $  16.2

                Source: Smith Travel Research

         A positive aspect of the recent reduction in travel is a significant constraint on hotel supply, which is expected to see historically low growth through the next few years. Some industry experts assert that supply, not demand, is the primary determinant of long-term hotel industry profitability.

         The terrorist attacks of September 11, 2001 exacerbated an already slowing U.S. economy and caused a dramatic reduction in travel. As a result, the U.S. hotel industry experienced significant declines in occupancy and average daily rate from 2000, the most successful year in the history of the lodging industry.

         Management has been encouraged at the return of leisure demand since the terrorist attacks, but is still seeing slow corporate travel typical of a recessionary period, particularly in the transient business segment. The return of leisure demand may signal a reversal of the effects on travel by the terrorist attacks. Management anticipates a return of business travel as the U.S. economy recovers, particularly in 2003 when the economy is expected to gain momentum. There can be no assurance, however that the current weak economic conditions will not continue for an extended period of time and that they will not affect our business.

PROPERTY ACQUISITIONS

         The following information should be read in conjunction with the "Business -- Property Acquisitions" section beginning on page 40 of the Prospectus.


         Between February 23, 2002 and November 15, 2002, the Company acquired interests in seven Properties. In connection with the purchase of these Properties, the Company, as lessor, entered into lease agreements with various taxable REIT subsidiaries. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases."

         The following table sets forth the location of the seven Properties described above and a summary of the principal terms of the acquisition and lease of each Property.


                                                                                PROPERTY ACQUISITIONS

                                                                  From February 23, 2002 through November 15, 2002


                                                Purchase     Date    Lease Expiration and      Minimum
                    Property Location           Price (1)  Acquired     Renewal Options      Annual Rent (2)       Percentage Rent
--------------------------------------------- --------------------- -------------------- --------------------- --------------------

Courtyard by Marriott (3) (4)                 $35,750,000  03/01/02 03/2007; seven       The greater of (i)    See Minimum Annual
(the "Basking Ridge Property")                                      five-year renewal    $2,145,000 or (ii) a         Rent
Existing hotel                                                      options              percentage of gross
                                                                                         revenues of the
                                                                                         Property ranging from
The Basking Ridge Property is located in                                                 30% to 50% for the
Basking Ridge, New Jersey, a suburb                                                      applicable year,
of Bernards Township, New Jersey.                                                        designed to result in
The Property includes 235 guest rooms,                                                   a minimum return of
two meeting rooms, an outdoor pool, an                                                   approximately 10.25%
exercise room, and a restaurant and lounge.                                              (3)


Courtyard by Marriott (5) (6)                 $82,000,000  06/14/02 06/2028; five        The greater of (i)    See Minimum Annual
(the "San Francisco Downtown Property")                             five-year renewal    $4,920,000 or (ii) a           Rent
Existing hotel                                                      options              percentage of gross
                                                                                         revenues of the
The San Francisco Downtown Property                                                      Property ranging from
is located in                                                                            25% to 45% for the
downtown San  Francisco, California.                                                     applicable year,
The Property includes                                                                    designed to result in
371 guest rooms, 34 guest suites,                                                        a minimum return of
7,000 square feet of                                                                     approximately 10% (6)
meeting space, 118 underground parking
spaces, an indoor pool and Jacuzzi,
a business center, a fitness facility,
a laundry facility, and a restaurant
and lounge.

Marriott Hotel (3) (7)                        $61,500,000  06/14/02 06/2028;five ten-year The greater of (i)    See Minimum Annual
(the "Bridgewater Property")                                        renewal options      $3,690,000 or (ii) a           Rent
Existing hotel                                                                           percentage of gross
                                                                                         revenues of the
                                                                                         Property  ranging from
                                                                                         19.5% to 30% for the
The Bridgewater  Property is                                                             applicable  year,
located in Bridgewater,                                                                  designed to result in
New Jersey, in the 122-acre                                                              a minimum return of
Bridgewater Commons  development.                                                        approximately 10.25% (3)
The Property  includes 347 guest rooms,
10,700 square feet  of
meeting  space,  an indoor
pool, a  whirlpool,  a laundry
facility,  a fitness center, a gift shop, a
business center, and a restaurant and
lounge.









                                         Purchase     Date    Lease Expiration and       Minimum
          Property Location              Price (1)  Acquired    Renewal Options        Annual Rent (2)         Percentage Rent
--------------------------------------- ---------- --------- --------------------- ----------------------   ------------------------

Courtyard by Marriott (3)               $3,276,000 07/03/02  Five years from the    Commencing on the date  See Minimum Annual Rent
(the "Foothill Ranch Property")         (excluding           date the Property      the Property opens to
Hotel to be constructed                 development          opens to the public;   the public, the tenant
                                        costs) (8)           five five-year renewal will pay the greater
The Foothill Ranch Property,                                 options                of (i) a minimum
which is scheduled to open                                                          amount to be
in the third quarter of 2003,                                                       determined at the time
is located in Foothill                                                              of opening or (ii) a
Ranch, California, a suburb                                                         percentage of gross
of South Orange County. The                                                         revenues of the
Property is expected to include                                                     Property for the
156 guest rooms, a meeting room,                                                    applicable year,
an outdoor pool, an exercise room                                                   designed to result in
and a restaurant and lounge.                                                        a minimum return of
                                                                                    approximately 10.5% (3)

Hampton Inn Hotel (6) (9)               $14,300,000 09/04/02 06/2007; five         The greater of (i)      See Minimum Annual Rent
(the "Houston Property")                (10)                 five-year renewal      $936,000 or (ii) a
Existing hotel                                               options                percentage of gross
                                                                                    revenues of the
The Houston Property is located                                                     Property ranging from
in Houston, Texas, in the                                                           20% to 35% for the
Galleria area of Houston and                                                        applicable year,
five miles west of downtown.                                                        designed to result in
The Property includes 176 guest                                                     a minimum return of
rooms, 1,365 square feet of                                                         approximately 11% (6)
meeting space, a 1,786 square-foot
continental breakfast area, an
outdoor heated swimming pool, a fitness
room, an executive business center
and a guest laundry facility.






Courtyard by Marriott (3) (4)           $25,500,000 10/25/02 10/2007; five         The greater of (i)      See Minimum Annual Rent
(the "Courtyard Newark Property")                            five-year renewal      $1,530,000 or (ii) a
Existing hotel                                               options                percentage of gross
                                                                                    revenues of the
The Courtyard Newark Property                                                       Property ranging from
is located in Newark,                                                               30% to 50% for the
California, in Silicon Valley.                                                      applicable year,
The Property includes 181                                                           designed to result in
guest rooms, 4,300 square feet                                                      a minimum return of
of meeting space, an outdoor pool                                                   approximately 10.25%
and whirlpool, a business center,                                                   (3)
a fitness  facility, a laundry
facility and a lounge.








                                         Purchase     Date    Lease Expiration and         Minimum
         Property Location               Price (1)  Acquired     Renewal Options       Annual Rent (2)      Percentage Rent
------------------------------------- ------------ --------- ------------------------ --------------------- -----------------------


Residence Inn by Marriott (3) (4)     $27,300,000  11/15/02  11/2007; five            The greater of (i)     See Minimum Annual Rent
(the "Residence Inn Newark Property")                        five-year renewal        $1,638,000 or (ii) a
Newly constructed hotel                                      options                  percentage of gross
                                                                                      revenues of the
The Residence Inn Newark                                                              Property ranging from
Property is located in Newark,                                                        20% to 55% for the
California, in Silicon Valley.                                                        applicable year,
The Property includes 168 guest                                                       designed to result in
rooms, 540 square feet of meeting                                                     a minimum return of
space, an outdoor pool, a business                                                    approximately 10.25%
center, a fitness facility and                                                        (3)
a laundry facility.







FOOTNOTES:

(1) The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired, and for the construction Properties, once the buildings are constructed, is set forth below (the balances are presented based on the Company's 100% interest except for the joint ventures which are presented as follows: the 50% interest in the San Francisco Downtown Property and the 85% interest in the Houston Property):

                                                                   Estimated
         Property                                             Federal Tax Basis
         --------                                             -----------------


         Basking Ridge Property                                    $33,900,000
         San Francisco Downtown Property                           $35,600,000
         Bridgewater Property                                      $60,500,000
         Foothill Ranch Property                                   $16,100,000
         Houston Property                                          $12,300,000
         Courtyard Newark Property                                 $23,200,000
         Residence Inn Newark Property                             $25,000,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Foothill Ranch Property, minimum annual rent will become due and payable on the date the hotel opens to the public.

(3) The lessee of this Property is an indirect wholly owned subsidiary of the Company and the Property is operated by a third -party manager. For Properties subject to this arrangement, the Company's consolidated financial statements will report the hotels' operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries.

(4) The lessee has entered into a management agreement with Marriott International, Inc. to operate the hotel. In addition, the lessee has entered into an agreement with Marriott International, Inc. in which Marriott International, Inc. has agreed to guarantee on behalf of the lessee a minimum return equal to 10.25% of the total cost to purchase the Property (the "TRS Pool Guarantee"). The TRS Pool Guarantee terminates on the earlier of (i) the date on which the aggregate amount funded by Marriott International, Inc. equals or exceeds the guarantee term limit of $35 million, (ii) the last day of the first 13 period accounting year for which minimum threshold coverage equals or exceeds
         1.25 of the purchase price of the Property, or (iii) with respect to $15 million of the guarantee, on November 15, 2005, and with respect to the remaining $20 million of the guarantee, on November 15, 2007. As of November 15, 2002, the amount remaining under the TRS Pool Guarantee was $27.3 million and covers minimum returns for the Basking Ridge, Oakland Airport, Richmond, SpringHill Suites Manhattan Beach, Plymouth Meeting, TownePlace Suites Manhattan Beach, Courtyard Newark, Residence Inn Newark and Residence Inn SeaWorld Properties and, subject to lender approval, the Western International Portfolio (which includes the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties) and the Courtyard Weston Property. Operating profits and losses from all 17 Properties will be pooled in determining whether the Properties' aggregate operating profits and losses exceed the aggregate minimum return due under the leases.


(5) The Company acquired a 50% interest in the San Francisco Downtown Property through a joint venture with an affiliate of Marriott International, Inc. The joint venture financed the acquisition with equity investments of $13 million each from the Company and Marriott International, Inc. as well as $56 million in borrowings consisting of two loans from a third-party lender. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%. The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of (a) the lesser of (i) one-month LIBOR or (ii) 9%, or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity.

(6) The lessee of this Property is an indirect wholly owned subsidiary of the joint venture and the Property is operated by a third -party manager. For Properties subject to this arrangement, the Company's consolidated financial statements will generally report the Company's pro rata share of the hotels' operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries as equity in earnings (loss) of unconsolidated subsidiaries.


(7) On August 29, 2002, the Company obtained a commitment for a loan in the amount of $36 million collateralized by the Bridgewater Property. The loan is expected to have a term of five years commencing on the date the funds are first advanced to the Company. The interest rate on the loan will be 5.84% per annum and payments of interest only will be due monthly for the first two years of the loan, with monthly payments of principal and interest due thereafter, calculated on a 25-year amortization schedule through maturity. The loan is expected to close no later than January 1, 2003.


(8) The Company has entered into a development services agreement for the Property under which a wholly owned subsidiary of the Advisor will receive a Development Fee for serving as the developer of the Property. The maximum cost to the Company (including the purchase price of the land, development costs, and closing and acquisitions costs) is not expected to, but may exceed the amount set forth below:

                                    Estimated Maximum    Estimated Final
         Property                         Cost           Completion Date
         ------------------------ -------------------- ---------------------

         Foothill Ranch Property      $18,300,000         September 2003

(9) The Houston Property was acquired by a joint venture between the Company and Interstate Hotels & Resorts. The joint venture was formed in November 2001 and it owns two Properties located in Manchester, Connecticut. The Company owns an 85% interest in the joint venture. The Company plans to invest $800,000 in renovations and capital improvements to the Houston Property which are expected to begin in the fourth quarter of 2002.

(10) The total purchase price of the Houston Property was financed as set forth below:

         Senior Debt of the joint venture                      $  9,407,000
         Contributed Equity from Interstate Hotels & Resorts        733,950
         Contributed Equity from the Company                      4,159,050
                                                              --------------
              Total                                            $ 14,300,000
                                                              ==============

         In addition to the above acquisitions, on May 28, 2002, the Company invested $1 million in STSN, Inc. in return for Series E Preferred Stock. STSN, Inc. is a privately held company that is a provider of high-speed internet access and other broadband services to hotels, convention centers and office buildings.


         On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. During the quarter and nine months ended September 30, 2002, the Company received $79,208 in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

         In addition, in January 2002, the Company acquired a 25% interest in a joint venture with Publications International, Ltd. ("PIL"), Hilton Hotels Corporation and Marriott International, Inc. (the "Mobile Travel Guide Joint Venture") that owns a 77.5% interest in a joint venture with Exxon Mobil and PIL (the "EMTG Joint Venture") that owns the licensing rights to the Mobil Travel Guide (the "Travel Guide"), a set of guide books that provide ratings of and information concerning domestic hotels, restaurants and attractions. The EMTG Joint Venture has licensing rights to assemble, edit, publish and sell the Travel Guide. The Company's required total capital contribution to the Mobil Travel Guide Joint Venture was approximately $3.6 million. In September 2002, the Company approved a plan to contribute an additional $893,750 to the Mobil Travel Guide Joint Venture. This contribution will only be made by the Company if PIL elects not to contribute this amount. The election will be made by PIL on or before November 22, 2002. This contribution, if made by the Company, will occur on or shortly after November 22, 2002, and will increase the Company's ownership in the Mobil Travel Guide Joint Venture from 25% to 31.25%.


         In June 2002, the Company took assignment of its leases for 11 of its hotel Properties. Of these 11 Properties, nine are being leased to a taxable REIT subsidiary of the Company and are managed by an affiliate of Marriott International, Inc. The two remaining Properties are being leased to a taxable REIT subsidiary of the Company and are managed by an affiliate of Interstate Hotels & Resorts.


         The Company has entered into an agreement whereby if certain conditions are met, nine leases currently to third-party tenants on a triple-net basis must be assumed by the Company on or before March 31, 2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the assumption of these leases does not occur by the stated deadline, the Company has agreed to return security deposits it holds on three of the Properties which total approximately $3.2 million. Both parties have agreed that should the conversion occur, the Company would not be obligated to pay any additional consideration for the leasehold position and that the manager would participate, through incentive fees, in any additional earnings above what was otherwise minimum rent.


         The following information updates and replaces the table on page 59 of the Prospectus.

         Marriott, Wyndham and Hilton Brands. The following chart provides additional information on occupancy levels for Marriott systemwide lodging brands, Wyndham Hotels, Hilton Hotels and Embassy Suites:

                          Total Occupancy Rate for 2001
                Marriott Brand, Wyndham Hotels, Hilton Hotels and
                          Embassy Suites as Compared to
                              U.S. Lodging Industry

                                                         Occupancy Rate
                                                         --------------

U.S. Lodging Industry                                         60.0%
Fairfield Inn by Marriott                                     66.3%
Wyndham Hotels                                                67.4%
Hilton Hotels                                                 67.5%
Embassy Suites                                                68.3%
Marriott Hotels, Resorts and Suites                           68.8%
Courtyard by Marriott                                         71.0%
Residence Inn by Marriott                                     77.9%

Source:  Smith  Travel  Research  (U.S.   Lodging   Industry   only),   Marriott
         International, Inc. 2001 Form 10-K, Wyndham International, Inc. 2001 Form 10-K and Hilton Hotels Corporation 2001 Form 10-K

PENDING INVESTMENTS

         The following information updates and replaces the "Business -- Pending Investments" section beginning on page 59 of the Prospectus.


         As of November 15, 2002, the Company had initial commitments to acquire five additional hotel Properties for an aggregate purchase price, including construction costs, of approximately $326.5 million. The five Properties are two Doubletree hotels (one in each of Arlington, Virginia and Dallas, Texas), one Marriott Hotel (in Seattle, Washington), one Renaissance Hotel (in Tampa, Florida) and one Sheraton hotel (in Tucson, Arizona). The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of Property Leases." In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the five Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.


                                         Estimated Purchase  Lease Term and          Minimum Annual
Property                                         Price      Renewal Options                Rent                  Percentage Rent
--------                                 ------------------ ---------------        --------------------          ---------------


Doubletree Crystal City (1)                $71,000,000      Five years; five    The greater of a minimum amount  See Minimum Annual
Arlington, VA                                               five-year renewal   to be determined at the time of         Rent
(the "Doubletree Arlington Property")                       options             acquisition or a percentage of
Existing hotel                                                                  gross revenues of the Property
                                                                                for the applicable year (1)


Doubletree Dallas-Lincoln Centre (1) (3)   $52,000,000      Five years; five    The greater of a minimum amount  See Minimum Annual
Dallas, TX                                                  five-year renewal   to be determined at the time of         Rent
(the "Doubletree Dallas Property")                          options             acquisition or a percentage of
Existing hotel                                                                  gross revenues of the Property
                                                                                for the applicable year (1)

Marriott Hotel (1)                         $7,104,000       Five years; five    The greater of a minimum amount  See Minimum Annual
Seattle, WA                                (excluding       five-year renewal   to be determined at the time of         Rent
(the "Seattle Waterfront Marriott          development      options             acquisition or a percentage of
Property")                                 costs) (2)                           gross revenues of the Property
Hotel under construction                                                        for the applicable year (1)

Renaissance Hotel (1)                      $2,250,000       Five years from the Commencing the date that the     See Minimum Annual
Tampa, FL                                  (excluding       date the Property   Property opens to the public,           Rent
(the "Renaissance Tampa Property")         development      opens to the public the tenant will pay the greater
Hotel to be constructed on leased land     costs) (2)       five five-year      of a minimum amount to be
                                                            renewal options     determined at the time of
                                                                                acquisition or a percentage of
                                                                                gross revenues of the Property
                                                                                for the applicable year (1)

The Sheraton El Conquistador Resort and    $69,000,000      Five years; five    The greater of a minimum amount  See Minimum Annual
Country Club (1) (3)                                        five-year renewal   to be determined at the time of         Rent
Tucson, AZ                                                  options             acquisition or a percentage of
(the "Sheraton Tucson Property")                                                gross revenues of the Property
Existing hotel                                                                  for the applicable year (1)



FOOTNOTES:

(1) The lessee of this Property is expected to be an indirect wholly owned subsidiary of the Company and the Property is expected to be operated by a third-party manager.

(2) The Company plans to enter into a development services agreement for the Property under which a wholly owned subsidiary of the Advisor will receive a Development Fee expected to equal 4% of the cost of development of the Property for serving as developer of the Property. The maximum cost to the Company with respect to the Seattle Waterfront Marriott Property (including the purchase price of the land, development costs, and closing and acquisition costs) and the maximum cost to the Company with respect to the Renaissance Tampa Property (including development costs, and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                                                                             Estimated Final
                          Property                       Estimated Maximum Cost              Completion Date
                          --------                       ----------------------              ---------------

          Seattle Waterfront Marriott Property                 $88,800,000                     April 2003
          Renaissance Tampa Property                           45,700,000                    January 2004


(3) The Company anticipates entering into a commitment for a loan in connection with the acquisition of the Doubletree Dallas and Sheraton Tucson Properties. The loan amount is expected to be $78,650,000, which will be collateralized by the Doubletree Dallas and Sheraton Tucson Properties. The interest rate is expected to be equal to the five-year treasury rate plus 275 basis points. Payments of interest only are expected to be due monthly for the first two years, with monthly payments of principal and interest due thereafter, calculated on a 25-year amortization schedule through maturity. The loan is expected to have a term of five years commencing on the date the funds are first advanced to the Company, which is expected to occur no later than January 1, 2003.

         Renaissance Hotels and Resorts by Marriott. Renaissance Hotels and Resorts by Marriott is an upscale, distinctive, sophisticated full-service hotel designed to provide stylish, comfortable environments. Renaissance Hotels and Resorts by Marriott feature business centers, swimming pools, fitness centers and conference and banquet facilities. According to Marriott data, as of December 2001, there were more than 120 Renaissance Hotels and Resorts by Marriott hotels worldwide.

         Sheraton. Sheraton is part of Starwood(R)Hotels & Resorts Worldwide, Inc., which is one of the leading hotel companies in the world. Sheraton serves the needs of both business and leisure travelers from full-service hotels in major cities to luxurious resorts by the water. Sheraton has more than 400 hotels and resorts in over 70 countries.


SITE SELECTION AND ACQUISITION OF PROPERTIES

         Construction and Renovation.

         The following paragraph updates and replaces the fourth paragraph under the heading "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation" on page 63 of the Prospectus.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third -party lender, the Company may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all Mortgage Loans on the amounts which may be lent to borrowers. See the section of the Prospectus entitled "Business -- Mortgage Loans."

JOINT VENTURE ARRANGEMENTS

         The  following   paragraph   updates  and  replaces  the  corresponding
paragraph on page 71 of the Prospectus.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement either (A)
(i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance, or (B) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See the section of the Prospectus entitled "Federal Income Tax Considerations -- Investment in Joint Ventures."

MORTGAGE LOANS

         The following paragraph is inserted following the second paragraph under the heading "Business -- Mortgage Loans" on page 71 of the Prospectus.

         For a discussion of the construction loans which the Company is permitted to make, see "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation," above.

BORROWING

         The following information updates and replaces the fifth full paragraph on page 72 of the Prospectus.


         On September 7, 2001, the Company obtained a revolving line of credit from a bank to be used by the Company to fund the acquisition and development of Properties and investments in Mortgage Loans. The revolving line of credit provides that the Company will be able to receive advances of up to approximately $96,700,000 for a period of five years. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than 25 years from the end of the fifth loan year. Advances under the revolving line of credit will bear interest at an annual rate of 225 basis points above 30-day LIBOR. The revolving line of credit is collateralized by mortgages on certain hotel Properties. In connection with the revolving line of credit, the Company incurred a commitment fee, legal fees and closing costs of approximately $1,000,000. As of November 15, 2002, the Company had $24 million outstanding on the revolving line of credit.


         The following information should be read in conjunction with the "Business -- Borrowing" section beginning on page 72 of the Prospectus.

         On June 7, 2002, in order to fund a portion of the acquisition of the San Francisco Downtown Property, the joint venture, in which the Company owns a 50% interest, obtained permanent financing from a third -party lender consisting of two loans totalling $56 million, secured by a mortgage on the San Francisco Downtown Property. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%. The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of (a) the lesser of
(i) one-month LIBOR or (ii) 9%, or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity.


         On September 3, 2002, the Company obtained a commitment for a loan of $90.7 million relating to eight of the hotel Properties currently owned by the Company. On October 31, 2002, the Company borrowed $9,070,000, with the remainder of the $90.7 million to be received no later than January 1, 2003. The loan has a term of five years, commencing on the date the funds were first advanced to the Company. The interest rate on the loan is 6.53% per annum and payments of interest only are due on the first day of each month for 24 months. Beginning in the 25th month until maturity, payments of principal and interest are due through the end of the fifth year based on a 20-year amortization schedule.

         On August 29, 2002, the Company obtained a commitment for a loan in the amount of $36 million collateralized by the Bridgewater Property. The loan is expected to have a term of five years commencing on the date the funds are first advanced to the Company. The interest rate on the loan will be 5.84% per annum and payments of interest only will be due monthly for the first two years of the loan, with monthly payments of principal and interest due thereafter, calculated on a 25-year amortization schedule through maturity. The loan is expected to close no later than January 1, 2003.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B of this Prospectus Supplement and the Prospectus. This table updates and replaces the "Selected Financial Data" section beginning on page 76 of the Prospectus.



                                 Nine Months Ended
                            -----------------------------                           Year Ended December 31,
                             September 30,  September 30,  ---------------------------------------------------------------------
                                2002            2001            2001           2000           1999           1998      1997 (1)
                            --------------  -------------  -------------  -------------  --------------  -----------  ----------

Revenues                    $105,728,911   $53,944,806    $ 71,462,544    $36,099,219     $10,677,505   $1,955,461    $ 46,071
Net earnings                  10,750,818    16,477,869      19,328,376     20,670,462       7,515,988      958,939      22,852
Cash flows from operating
  activities                  50,647,771    40,393,338      52,937,964     43,650,561      12,890,161    2,776,965      22,469
Cash flows used in
  investing activities      (254,561,113 ) (275,050,493)  (295,990,882 ) (334,236,686 )  (130,231,475 ) (34,510,982)  (463,470 )
Cash flows from financing
  activities                 222,761,847   224,395,876     237,680,116    238,811,538     206,084,832   36,093,102   9,308,755
Cash distributions
  declared (2)                51,811,921    34,066,688      48,409,660     28,082,275      10,765,881    1,168,145      29,776
Earnings per Share:
  Basic                             0.12          0.27            0.30           0.53            0.47         0.40        0.03
  Diluted                           0.12          0.27            0.30           0.53            0.45         0.40        0.03
Funds from operations (3)     43,156,077    31,138,721      40,838,412     30,053,368      10,450,223    1,343,105      22,852
Cash distributions declared
  per Share                         0.58          0.58            0.77           0.74            0.72         0.47        0.05
Weighted average number of
  Shares outstanding (4):
     Basic                    90,622,101    60,806,624      64,457,643     38,698,066      15,890,212    2,402,344     686,063
     Diluted                  90,622,101    63,217,472      64,457,643     45,885,742      21,437,859    2,402,344     686,063



                                                                                          December 31,
                              September 30,  September 30,  ---------------------------------------------------------------------
                                 2002            2001            2001           2000           1999           1998      1997 (1)
                             --------------  -------------  -------------  -------------  --------------  -----------  ----------

Total assets              $1,142,382,873  $880,197,359    $901,406,487   $653,962,058    $266,968,274   $48,856,690 $9,443,476
Mortgages payable            167,791,136   169,237,560     168,883,882    170,055,326              --           --          --
Other notes payable and line
  of credit                   50,131,527    79,357,264      65,071,680     19,581,950              --    9,600,000          --
Total stockholders' equity   885,343,114   603,535,059     637,876,684    419,288,998     253,054,839   37,116,491   9,233,917


(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.


(2) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 79%, 52%, 60%, 26%, 30%, 18% and 23% of cash distributions for the nine months ended September 30, 2002 and 2001, and the years ended December 31, 2001, 2000, 1999, 1998 and 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(3) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in October 1999 and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the nine months ended September 30, 2002 and 2001, and the years ended December 31, 2001, 2000, 1999 and 1998, net earnings included $37,352, $101,939,
         $118,038,  $117,282,  $35,238  and  $44,160,   respectively,  of  these
         amounts. No such amounts were earned during 1997.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and
         (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Appendix B -- Financial Information.


(4) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 77 of the Prospectus.


         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company's revolving line of credit, continued availability of proceeds from the Company's offerings, the ability of the Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable managers and tenants for its Properties and borrowers for its Mortgage Loans, and the ability of such tenants and borrowers to make payments under their respective leases or Mortgage Loans. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.


INTRODUCTION

         The Company


         The Company is a Maryland corporation that was organized on June 12, 1996. Various other wholly owned subsidiaries have been formed for purposes of acquiring or developing hotel Properties. The Company may also provide Mortgage Loans to operators of Hotel Chains. In this section, the term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Philadelphia Annex, LLC, CNL LLB SHS Management, LP, CNL LLB F-Inn Management, LP, CNL LLB C-Hotel Management, LP, and its other subsidiaries. The Company operates for federal income tax purposes as a REIT.

         The Company's operations have changed from those that were previously reported in prior years, as permitted by the REIT Modernization Act of 1999, which became effective beginning in 2001. This is the result of a shift in the Company's business from the leasing of owned Properties to third-party tenants in exchange for rental revenue to an emphasis on leasing Properties to taxable REIT subsidiaries ("TRS") and engaging third-party managers to conduct day-to-day operations of the hotels. This transition has resulted in the replacement of rental income from operating leases with hotel operating revenues and related hotel operating expenses. This has also resulted in a reduction in rental income from operating leases and an increase in hotel operating revenues as a percentage of total revenues. When possible, the Company negotiates various types of credit enhancements on a case-by-case basis for its TRS Properties. All of the Properties acquired in 2002 are leased to TRS entities of the Company and are operated by third-party managers. This trend is expected to continue throughout the remainder of 2002 and into the future.

         Additionally, during the nine months ended September 30, 2002, the Company, consistent with its strategy to lease hotel Properties to TRS entities and engage third-party managers to conduct day-to-day operations of the hotels, took assignment of several leases which had been previously leased to third parties.

RESULTS OF OPERATIONS


    Comparison of quarter and nine months ended September 30, 2002 to quarter and nine months ended September 30, 2001

         Properties

         As of September 30, 2002, the Company owned interests in 51 Properties (40 wholly owned and 11 held indirectly through joint ventures), consisting of land, buildings and equipment, including five Properties on which hotels are being constructed or renovated. One of the hotels under construction as of September 30, 2002, opened on November 5, 2002. Of these Properties, 37 are leased to TRS entities and operated by third-party managers, resulting in hotel revenues and expenses being reported in the condensed consolidated statements of earnings for the Company. The remaining Properties are leased on a "triple-net" basis to third-party operators resulting in rental income from operating leases being reported in the condensed consolidated statements of earnings for the Company.


         Revenues


         Hotel operating revenues during the nine months ended September 30, 2002 and 2001 were $70,175,174 and $1,150,876, respectively ($37,648,057 and
$1,150,876 of which was earned during the quarters ended September 30, 2002 and 2001, respectively). For the nine months ended September 30, 2002 and 2001, the Company earned rental income from operating leases and FF&E Reserve income of $32,729,398 and $49,890,912, respectively ($8,313,157 and $16,911,381 of which was earned during the quarters ended September 30, 2002 and 2001, respectively). The increase in hotel revenues and the decrease in rental income and FF&E Reserve income was due to the Company taking assignment of leases on 18 existing Properties and engaging third-party managers to operate these Properties during the nine months ended September 30, 2002. Additionally, two Properties that were acquired at the end of 2001 and all of the new Properties acquired in 2002 are leased to TRS entities of the Company and are operated using third-party managers. This resulted in rental income from operating leases and FF&E Reserve income for these Properties being replaced by hotel operating revenues and expenses during 2002. Other existing third-party leases may be assigned to the Company in the future and Properties acquired in the future will likely be leased to TRS entities and operated using third-party managers. As a result, the amount of rental income from operating leases is expected to continue to decline as a percentage of total revenues while hotel operating revenues are expected to increase.


         Interest and Other Income


         During the nine months ended September 30, 2002 and 2001, the Company earned $926,522 and $2,903,018, respectively ($315,098 and $966,986 of which was earned during the quarters ended September 30, 2002 and 2001, respectively), in interest income from investments in money market accounts and other short-term, highly liquid investments. The decrease in interest income was primarily attributable to a decrease in the average dollar amount invested in short-term, liquid investments, a decrease in the average interest rate earned and the period of time the funds were invested in such accounts as compared to 2001. As net offering proceeds are invested in Properties, used to make Mortgage Loans and used to invest in other permitted investments, the percentage of the Company's total revenues from interest income will vary depending on the amount of future offering proceeds, the timing of investments and interest rates in effect.

         In June 2002, the Company recognized other income of $1,897,817, which represents the net amount of (i) the release of the Company's obligation to repay approximately $5.5 million in security deposits resulting from the assumption of leases on 11 of its existing Properties offset by (ii) the assumption of a liquidity facility loan of approximately $3.6 million. See "Borrowings/Market Risk" for additional information related to the liquidity facility loan.


         Operating Expenses


         Operating expenses, including depreciation and amortization, and interest expenses, were $88,653,573 and $32,618,000 for the nine months ended September 30, 2002 and 2001, respectively ($40,943,736 and $11,528,551 of which were incurred during the quarters ended September 30, 2002 and 2001, respectively). The increase in operating expenses during the period, as compared to 2001, was the result of the Company owning interests in 51 Properties during 2002 compared to 39 Properties in 2001. Additionally, during the nine months ended September 30, 2002 and 2001, the Company incurred hotel expenses of $45,582,159 and $1,515,808, respectively ($25,782,205 and $1,515,808 of which were incurred during the quarters ended September 30, 2002 and 2001 respectively), due to consolidated subsidiaries of the Company leasing a portion of the Company's Properties and employing third-party managers to operate the hotels. Additionally, interest expense increased from $10,413,514 for the nine months ended September 30, 2001 to $13,827,651 for the nine months ended September 30, 2002 (which includes an increase from $3,343,187 to $4,771,181 for the quarters ended September 30, 2001 and 2002, respectively), primarily due to increased borrowing on the revolving line of credit. Operating expenses are expected to increase as the Company acquires interests in additional Properties and invests in Mortgage Loans or other permitted investments. However, general operating and administrative expenses, exclusive of interest expense, as a percentage of total revenues is expected to decrease as the Company acquires interests in additional Properties and invests in Mortgage Loans or other permitted investments.


         Losses from Unconsolidated Subsidiaries


         Equity in losses of unconsolidated subsidiaries of $6,128,835 and $3,750,585 for the nine months ended September 30, 2002 and 2001 respectively ($2,926,619 and $3,557,914 for the quarters ended September 30, 2002 and 2001, respectively), were primarily due to pre-opening and marketing expenses incurred during the construction of a resort owned through a joint venture and losses at a resort which was open but undergoing significant renovations. Losses are expected to continue through the remainder of 2002 as construction and renovation activities are completed and the resorts become fully operational.

         Net Earnings

         The decrease in earnings from prior periods is due to the effect of the current economic downturn on the U.S. economy, particularly the travel and lodging industry, and the events of September 11, 2001; however, the Company has continued to receive cash returns from its Properties due to credit enhancements that have been obtained from its hotel operators. See "Borrowings/Market Risk" for additional information on the Company's credit enhancements.


         Concentration of Credit Risk


         One of the Company's tenants contributed approximately 12% of total revenues for the quarter and nine months ended September 30, 2002. In addition, a majority of the Company's rental income and hotel revenues were earned from Properties operating as various Marriott brands for the quarter and nine months ended September 30, 2002. Although the Company intends to acquire Properties in various states and regions, has entered into leases with TRS entities for many of its Properties while engaging third parties to manage operations, carefully screens its tenants and has obtained interests in non-Marriott branded Properties, failure of this lessee, the Company's hotels or the Marriott brands could significantly impact the results of operations of the Company. Management believes that the risk of such a default will be reduced through future acquisitions and diversification, and through the initial and continuing due diligence procedures performed by the Company.


         Current Economic Conditions


         The attacks on the World Trade Center and the Pentagon on September 11, 2001, adversely impacted economic activity during the months following the attacks, particularly affecting the travel, airline and lodging industries. These declines were in addition to more modest declines which began to affect the hotel industry earlier in 2001 as a result of the general slowdown in business activity within the U.S. economy. As a result of these conditions, most of our hotel operators and managers have reported declines in the operating performance of our hotels. Many of our leases and operating agreements contain features such as guarantees which are intended to require payment of minimum returns to us despite operating declines at our hotels. However, there is no assurance that the existence of credit enhancements will provide the Company with uninterrupted cash flows to the extent that the recovery is prolonged. Additionally, if our tenants, hotel managers or guarantors default in their obligations to us, the Company's revenues and cash flows may still decline or remain at reduced levels for extended periods. Any U.S. participation in a war with Iraq or other significant military activity could have additional adverse effects on the economy, including the travel and lodging industry.

         An uninsured loss or a loss in excess of insured limits could have a material adverse impact on the operating results of the Company. Management feels that the Company has obtained reasonably adequate insurance coverage on its Properties. However, certain types of losses, such as from terrorist attacks, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny coverage under a claim.


         Management of the Company currently knows of no other trends that will have a material adverse effect on liquidity, capital resources or results of operations.

         Hotel Operating Statistics


         Management regularly reviews operating statistics such as revenue per available room ("REVPAR"), average daily rate ("ADR") and occupancy for the Company's Properties in order to gauge how well the Company's Properties are performing as compared with the industry and past results. Out of the 51 total Properties, the Company has year-to-year comparative data on 26. The following table summarizes REVPAR, ADR and occupancy for these Properties for the quarter and nine months ended September 30, 2002.

                                      Nine Months Ended             Quarter Ended                   Percent
                                        September 30,              September 30,                   Variance
                                    ------------------------    ------------------------     -------------------------
                                                                                               Nine
                                                                                               Months       Quarter
                                      2002          2001          2002          2001           Ended         2001
                                    ----------    ----------    ----------    ----------     ----------    ---------
North America (26 hotels)
         REVPAR                       $ 62.45       $66.30       $57.41       $58.34         (5.8% )     (1.6% )
         ADR                          $ 90.64      $100.61       $84.68       $92.61         (9.9% )     (8.6% )
         Occupancy                      68.9%        65.9%        67.8%        63.0%          4.6%        7.6%

         Note that the Company did not operate or have interests in all of the 26 Properties used in the table above during the quarter and nine months ended September 30, 2001, however, the operating results for these Properties are still used for comparative purposes and analysis of performance.


         Funds from Operations

         Management considers FFO, as defined by the National Association of Real Estate Investment Trusts, to be an indicative measure of operating performance due to the significant effect of depreciation on real estate assets on net earnings. The following information is presented to help stockholders better understand the Company's financial performance and to compare the Company to other REITs. However, FFO as presented may not be comparable to amounts calculated by other companies. This information should not be considered an alternative to net earnings, cash flow generated from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States of America.

         The following is a reconciliation of net earnings to FFO:



                                                              Quarter Ended                Nine Months Ended
                                                             September 30,                  September 30,
                                                          2002             2001           2002            2001
                                                      --------------   -------------  -------------   --------------

     Net earnings                                      $ 2,343,107     $3,890,425      $10,750,818     $16,477,869
         Adjustments:
            Effect of unconsolidated subsidiaries        3,220,970        492,306        8,700,216         515,206
            Effect of minority interest                    (59,400 )      (59,303 )       (177,800 )      (881,528 )
            Amortization of real estate assets             311,488         64,058          854,137         192,179
            Depreciation of real estate assets           7,104,107      5,020,427       19,452,573      14,834,995
            Effect of assumption of liabilities                 --             --        3,576,133              --
                                                      --------------   -------------  -------------   --------------

     Funds From Operations                             $12,920,272     $9,407,913      $43,156,077     $31,138,721
                                                      ==============   =============  =============   ==============

     Weighted average Shares:
            Basic                                      100,749,086     68,897,098       90,622,101      60,806,624
                                                      ==============   =============  =============   ==============
            Diluted                                    100,749,086     68,897,098       90,622,101      63,217,472
                                                      ==============   =============  =============   ==============



LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings


         On September 14, 2000, the Company commenced the 2000 Offering of up to 45,000,000 Shares of Common Stock ($450,000,000). Of the 45,000,000 Shares
offered, up to 5,000,000 were available to stockholders purchasing Shares through the Reinvestment Plan. On April 22, 2002, the Company completed its 2000 Offering and immediately commenced this offering of 45,000,000 Shares. As of September 30, 2002, the Company had received subscriptions for 23,099,600 Shares totalling $230,996,002 in gross proceeds from this offering, including $1,832,702 (183,270 Shares) through the Company's Reinvestment Plan. As of November 15, 2002, the Company had received an initial $200,000 contribution from its Advisor and subscription proceeds of $1,188,620,047 (118,862,005 Shares), including $6,246,007 (624,601 Shares) issued pursuant to the Company's Reinvestment Plan.

         As of September 30, 2002, net proceeds to the Company from its Initial Offering, 1999 Offering and 2000 Offering (the "Prior Offerings"), loan proceeds and capital contributions from the Advisor, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements and Offering Expenses totalled approximately $1,350,487,000. The Company had used approximately $652,579,000 of net offering proceeds and $236,774,000 of loan proceeds to invest in 41 hotel Properties, including two parcels of land on which hotel Properties are being constructed (one of which was completed in November 2002). In addition, the Company had used approximately $163,461,000 to invest in ten Properties through five joint ventures, including four Properties on which hotels are being constructed or renovated, approximately $7,327,000 to redeem 796,279 Shares of Common Stock, approximately $160,407,000 to pay down the two construction lines of credit and approximately $73,964,000 to pay
Acquisition Fees and certain Acquisition Expenses, leaving approximately $55,975,000 available for investment in Properties and Mortgage Loans.

         During the period October 1, 2002 through November 15, 2002, the Company received additional net offering proceeds of approximately $75,900,000, used approximately $52,800,000 to purchase two Properties, invested $16,340,000 in an existing joint venture on which a hotel is being constructed and had approximately $148,200,000 available for investment in Properties and Mortgage Loans or other permitted investments. The Company expects to use the uninvested net proceeds from this offering plus any additional net proceeds from the sale of additional Shares from this offering and the proposed 2003 Offering, primarily to purchase interests in additional Properties and, to a lesser extent, invest in Mortgage Loans or other permitted investments, such as investments in other real estate companies and joint ventures. In addition, the Company intends to borrow money to acquire interests in additional Properties, to invest in Mortgage Loans and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings.

         On August 13, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to an additional 175,000,000 Shares of Common Stock ($1,750,000,000) (the "2003 Offering") in an offering expected to commence immediately following the completion of this offering. Of the 175,000,000 Shares of Common Stock expected to be offered, up to 25,000,000 Shares are expected to be available to stockholders purchasing Shares through the Reinvestment Plan. Net proceeds from the 2003 Offering are expected to be invested in additional Properties and Mortgage Loans. The Company believes that the net proceeds received from the 2003 Offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company's Shares are listed on a national securities exchange or over-the-counter market. Under the Company's Articles of Incorporation, if the Company does not List by December 31, 2007, it will commence an orderly liquidation of its Assets, and the distribution of the proceeds therefrom to its stockholders.

         Redemptions


         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company may elect, at its discretion, to redeem Shares, subject to certain conditions and limitations. During the nine months ended September 30, 2002 and 2001, 262,745 and 181,668 Shares, respectively, were redeemed for $2,417,257 and $1,671,342, respectively. These shares were retired from Shares outstanding of Common Stock. Shares were redeemed for $9.20 per Share.


         Borrowings/Market Risk


         As of September 30, 2002, the Company's fixed and variable rate debt instruments, excluding debt of unconsolidated joint ventures, were as follows:


  Principal and Accrued                                Fixed Rate                                   Interest
     Interest Balance              Maturity             Per Year          Variable Rate           Payments Due
--------------------------- -------------------- -----------------  --------------------- --------------------


       $50,347,692              December 2007          8.335%                  -                    Monthly
        85,026,918                July 2009             7.67%*                 -                    Monthly
        32,416,526              December 2007           8.29%                  -                    Monthly
          9,610,903             September 2017          12.85%                 -                    Monthly
        16,368,281              November 2003             -             LIBOR + 275 bps             Monthly
        24,152,343             September 2006             -             LIBOR + 225 bps             Monthly

*Average interest rate as the loans bear interest ranging from 7.50% to 7.75%.

         The Company's objectives and strategies with respect to long-term debt are to minimize the amount of interest incurred on Permanent Financing while limiting the risk related to interest rate fluctuations through hedging activities and to maintain the ability to refinance existing debt. Because some of the Company's mortgage notes bear interest at fixed rates, changes in market interest rates during the term of such debt will not affect the Company's operating results. The majority of the Company's fixed rate debt arrangements allow for repayments earlier than the stated maturity date. These prepayment rights may afford the Company the opportunity to mitigate the risk of refinancing at maturity at higher rates by refinancing prior to maturity. The weighted average effective interest rate on mortgages and other notes payable was approximately 8% as of September 30, 2002.

         In September 2002, the Company paid down approximately $50,292,000 on its construction loan facilities. The Company's construction loan facility, expiring in November 2003, bears interest at a floating rate. Approximately $16,400,000 was outstanding and approximately $600,000 was available under the construction loan facility as of September 30, 2002. This construction loan facility was used to finance the construction of two hotel Properties that have been completed and began operating in February 2002.

         On June 7, 2002, in order to fund a portion of the acquisition of the San Francisco Downtown Property, the joint venture, in which the Company owns a 50% interest, obtained permanent financing from a third -party lender consisting of two loans totalling $56 million, secured by a mortgage on the San Francisco Downtown Property. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%. The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of (a) the lesser of
(i) one-month LIBOR or (ii) 9%, or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity.

         The Company may be subject to interest rate risk through outstanding balances on its variable rate debt. The Company may mitigate this risk by paying down any outstanding balances on its variable rate loans from offering proceeds, refinancing with fixed rate permanent debt or obtaining cash flow hedges should interest rates rise substantially. At September 30, 2002, approximately $40,521,000 in variable rate debt was outstanding.

         On October 31, 2002, the Company obtained a loan in the amount of $90,700,000 collateralized by eight of its hotel Properties. The loan has a term of five years. Interest is charged at 6.53% per annum. Payments of interest only are due monthly for the first two years of the loan, and monthly payments of principal and interest are due thereafter, calculated on a 20-year amortization schedule through maturity. The Company borrowed approximately $9,070,000 at closing with the remainder to be funded no later than January 1, 2003.

         On August 29, 2002, the Company obtained a commitment for a loan in the amount of $36,000,000 collateralized by the Bridgewater Property. The loan is expected to have a term of five years commencing on the date the funds are first advanced to the Company. The interest rate on the loan will be 5.84% per annum and payments of interest only are due monthly for the first two years of the loan, with monthly payments of principal and interest due thereafter, calculated on a 25-year amortization schedule through maturity. This loan is expected to close no later than January 1, 2003.

         The Company believes that the estimated fair value of the amounts outstanding on its fixed rate mortgages payable and notes payable under Permanent Financing arrangements at September 30, 2002, approximated the outstanding principal amount.

         The Company plans to use net proceeds it receives from this offering and the proposed 2003 Offering to acquire interests in additional Properties and, to a lesser extent, to invest in Mortgage Loans and other permitted investments. In addition, the Company intends to borrow under its revolving line of credit and obtain Permanent Financing in order to acquire interests in additional Properties, to invest in Mortgage Loans or other permitted investments, and to pay certain related fees. The Company intends to encumber assets in connection with such borrowing. The line of credit may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The maximum amount the Company may borrow, unless approved by a majority of the Independent Directors, is 300% of the Company's Net Assets.

         The Company has received various credit enhancement guarantees from third-party managers who have guaranteed a certain level of performance for Properties they manage that are leased to TRS entities and for Properties that they lease directly. When provided, these guarantees are typically in effect during the stabilization period for the hotel Property or Properties being guaranteed. These guarantees normally expire when (i) a predefined operating performance threshold is achieved for twelve consecutive months, (ii) the guarantee term expires (typically three to five years) or (iii) maximum allowable funding under that guarantee has been received, whichever occurs first. Operating results of several Properties may be "pooled" in order to measure operating performance for purposes of determining guarantee funding. Additionally, all or a portion of the amounts funded under these guarantees may be earned back by the guarantor, with a specified return, as an incentive fee under the management contract. Such incentive fee amounts will be paid only to the extent Property operating profits exceed a predetermined operating threshold. In situations where the guarantor has the opportunity to earn back funding from these guarantees, the funds received under the guarantees are recorded as other liabilities in the accompanying consolidated balance sheets. As of September 30, 2002 and December 31, 2001, these other liabilities were $6,761,534 and $0, respectively, representing guarantee funding which potentially could be earned back in the future. Additionally, as of September 30, 2002 and December 31, 2001, the Company had approximately $41,350,000 and $50,000,000, respectively, which remained available for funding under these types of guarantees, should such funding be necessary. Additional amounts of available funding under these types of credit enhancements are available separately for several of the joint ventures in which the Company has invested. There is no assurance that market conditions will allow the Company to continue to obtain credit enhancements in the future.

         In connection with the lease assumptions on nine Properties, the Company assumed a liquidity facility loan in the amount of approximately $3.6 million. A total of $10.2 million is available under the facility. The facility was provided by the manager of the Properties to fund Property operating shortfalls for the aggregate rent due on a pooled basis for the nine portfolio Properties. The facility is available until the earlier of (i) expiration of the agreement on December 31, 2004, (ii) the date the minimum rent coverage of the pooled Properties equals or exceeds a pre-defined threshold for 13 consecutive accounting periods or (iii) the date the total of the liquidity facility funding equals or exceeds 10% of the total purchase price for all nine Properties at the end of any fiscal year. As of September 30, 2002, $3,670,397 was outstanding under the liquidity facility loan.

         The following is a schedule of the Company's fixed and variable rate debt maturities for the remainder of 2002, each of the next four years, and thereafter:

                                 Fixed Rate
                              Mortgages Payable        Variable Rate        Total Mortgages
                                 and Accrued            Other Notes         and Other Notes
                                  Interest                Payable               Payable
                             --------------------    ------------------    ------------------


2002                                $  2,324,136         $         --         $    2,324,136
2003                                   2,393,876            16,368,281            18,762,157
2004                                   2,561,298                    --             2,561,298
2005                                   2,742,225                    --             2,742,225
2006                                   2,879,930            24,000,000            26,879,930
Thereafter                           164,652,917                    --           164,652,917
                             --------------------    ------------------    ------------------
                                  $  177,554,382         $  40,368,281        $ 217,922,663
                             ====================    ==================    ==================


         Commitments and Contingencies

         From time to time, the Company may be exposed to litigation arising from the operation of its business. At this time, management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.


         As of November 15, 2002, the Company had commitments to (i) acquire five hotel Properties for an anticipated aggregate purchase price of approximately $326.5 million, (ii) construct or complete construction on one Property, with an estimated value of approximately $16 million and (iii) fund the remaining total of approximately $14 million in two existing joint ventures. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its joint ventures, if shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and joint ventures. The acquisition of additional Properties and the investment in the joint ventures described above are subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these transactions will be entered into by the Company. In order to enter into these and other transactions, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the revolving line of credit and Permanent Financing.

         The Company has entered into an agreement whereby if certain conditions are met, nine leases currently with third-party tenants on a triple-net basis must be assumed by the Company on or before March 31, 2004. In order for this to occur the Properties must have operating results above a certain minimum threshold. If these conditions are met and the assumption of these leases does not occur by the stated deadline, the Company has agreed to return security deposits it holds on three of the Properties which total approximately $3.2 million. Both parties have agreed that should the conversion occur, the Company would not be obligated to pay any additional consideration for the leasehold position and that the manager would participate, through incentive fees, in any additional earnings above what was otherwise minimum rent.


         Cash and Cash Equivalents/Cash Flows


         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire interests in Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans or other permitted investments. At September 30, 2002, the Company had $63,673,557 invested in short-term investments as compared to $44,825,052 at December 31, 2001. The increase in the amount invested in short-term investments was primarily attributable to proceeds received from the sale of Shares of Common Stock from the 2000 Offering and this offering, offset by Property acquisitions during the nine months ended September 30, 2002 and additional investments in joint ventures to fund renovation costs. These funds will be used to purchase interests in additional Properties, to make Mortgage Loans or invest in other permitted investments, to pay Offering Expenses and acquisition fees and expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.

         During the nine months ended September 30, 2002 and 2001, the Company generated cash from operating activities of $50,647,771 and $40,393,338, respectively, and cash used in investing activities was $254,561,113 and $275,050,493, respectively. Cash used in investing activities for the nine months ended September 30, 2002 and 2001, consisted primarily of additions to land, buildings and equipment of $181,241,594 and $75,525,562, respectively, and investments in joint ventures of $42,006,993 and $162,490,900, respectively. Additionally, during the nine months ended September 30, 2001, the Company acquired the remaining interest of Hotel Investors for $32,884,119 resulting in 100% ownership by the Company. During the nine months ended September 30, 2002, the Company made the following Property acquisitions:


          Brand Affiliation                 Property Location             Purchase Date            Purchase Price
          -----------------                 -----------------             -------------            --------------

    SpringHill Suites by Marriott          Manhattan Beach, CA          January 18, 2002             $20,000,000
    TownePlace Suites by Marriott          Manhattan Beach, CA          January 18, 2002             $15,000,000
    SpringHill Suites by Marriott          Plymouth Meeting, PA         January 18, 2002             $27,000,000
        Courtyard by Marriott               Basking Ridge, NJ             March 1, 2002              $37,750,000
           Marriott Hotel                    Bridgewater, NJ              June 14, 2002              $61,500,000



         The Company also purchased a parcel of land on which a hotel will be constructed. These Properties are being, or will be, operated using third-party managers.


         In June 2002, the Company acquired a 50% interest in CY-SF Hotel Parent, LP (the "San Francisco Joint Venture"), a joint venture with an affiliate of Marriott International, Inc. The San Francisco Joint Venture purchased a Courtyard by Marriott in downtown San Francisco, California, for approximately $82 million. The purchase was financed with equity investments of $13 million each from the Company and Marriott International, Inc., as well as $56 million in borrowings consisting of two loans from a third-party lender. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%. The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of (a) the lesser of (i) one-month LIBOR or
(ii) 9% or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity. The lessee of the San Francisco Downtown Property is a wholly owned subsidiary of the San Francisco Joint Venture and the Property is managed by a subsidiary of Marriott International, Inc.


         In September 2002, the Company acquired an 85% interest in a Hampton Inn Property located in Houston, Texas (the "Houston Property") for $4,889,989. The Houston Property was acquired by a joint venture between the Company and Interstate Hotels & Resorts that was originally formed in November 2001. All characteristics of the joint venture other than the acquisition of the Houston Property remain unchanged. The total purchase price of the Houston Property was $14,300,000. In connection with this purchase, the joint venture assumed a loan of approximately $9.3 million which is secured by the Houston Property. The loan bears interest at a rate of 7.78% per annum. Monthly payments of principal and interest of $75,730 are due on the first day of each month through December 1, 2007, at which time the remaining principal balance is due.

         Cash provided by financing activities was $222,761,847 and $224,395,876 for the nine months ended September 30, 2002 and 2001, respectively. Cash provided by financing activities for the nine months ended September 30, 2002 and 2001, includes the receipt of $327,356,970 and $233,927,453, respectively, in subscriptions from stockholders. In addition, Distributions to stockholders for the nine months ended September 30, 2002 and 2001, were $51,811,921 and $34,066,688, respectively (or $0.58 per share, respectively).

         Liquidity Requirements

         The Company expects to meet its liquidity requirements, including payment of Offering Expenses, Property acquisitions and development, and investment in Mortgage Loans, with proceeds from its offering, advances under its revolving line of credit and cash flows from operations and debt financing.

         Management believes that the Company has obtained reasonably adequate insurance coverage. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant or manager's insurance policy lapses or is insufficient to cover a claim relating to a Property and covers the Company's interest in all Properties except for the Waikiki Beach Property of which the Company has a 49% interest.


         Related Party Transactions


         Certain Directors and officers of the Company hold similar positions with the Advisor and its Affiliates, including the Managing Dealer, CNL Securities Corp. These Affiliates are by contract entitled to receive fees and compensation for services provided in connection with Common Stock offerings, and the acquisition, development, management and sale of the Company's Assets.

         During the nine months ended September 30, 2002 and 2001, Affiliates of the Company incurred on behalf of the Company $5,021,199 and $3,857,919, respectively ($2,336,463 and $1,763,351 of which was incurred during the quarters ended September 30, 2002 and 2001, respectively), for certain Offering Expenses. Affiliates also incurred certain Acquisition Expenses and operating expenses on behalf of the Company. As of September 30, 2002 and December 31, 2001, the Company owed the Advisor and other related parties $1,321,497 and $1,026,225, respectively, for expenditures incurred on behalf of the Company and for Acquisition Fees. In addition, the Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amounts deposited with this bank at September 30, 2002 and December 31, 2001, were $7,979,136 and $6,928,363, respectively.

         In May 2002, the Company acquired a 10% interest in CNL Plaza, Ltd. a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. During the quarter and nine months ended September 30, 2002, the Company received $79,208 in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.


         For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Transactions."

         Other


         In accordance with Staff Accounting Bulletin No. 101, the Company has recorded FF&E Reserve income for cash transferred by third -party tenants into restricted bank accounts ("FF&E Accounts") during the nine months ended September 30, 2002 and 2001. The funds in the FF&E Accounts are maintained in a restricted cash account that the tenant is expected to use for purposes specified in the lease. Cash is restricted because the funds may only be expended with regard to the specific Property to which the funds related during the period of the lease. The cash in the FF&E Accounts, any interest earned thereon, and any property purchases therewith remain, during and after the term of the lease, the property of the Company. To the extent that funds in the FF&E Accounts are insufficient to maintain the Properties in good working conditions and repair, the Company may make expenditures, in which case annual minimum rent is increased. FF&E Reserve income is not generated from hotels leased by TRS entities and operated by third-party managers; however, cash is restricted by the Company for the purposes stated above. As the Company's business shifts from leasing Properties to acting as tenant for these Properties and engaging third parties to manage operations, the amount of FF&E Reserve income is expected to decline. For the nine months ended September 30, 2002 and 2001. FF&E Reserve income totalled $3,440,068 and $4,302,783, respectively ($1,063,480 and $1,446,933 of which was earned during the quarters ended September 30, 2002 and 2001, respectively). FF&E Reserve funds of $14,047,273 and $8,493,446 were classified as restricted cash as of September 30, 2002 and December 31, 2001, respectively.

         The Company declared and paid Distributions to its stockholders of $51,811,921 and $34,066,688 during the nine months ended September 30, 2002 and 2001, respectively. In addition, on October 1 and November 1, 2002, the Company declared Distributions to stockholders of record on October 1 and November 1, 2002, totalling $7,114,778 and $7,537,727, respectively, or $0.06458 per Share of Common Stock, payable by December 31, 2002.

         For the nine months ended September 30, 2002 and 2001, approximately 60% and 59%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 40% and 41%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 2002 and 2001, were required to be or have been treated by the Company as a return of capital for the purposes of calculating the stockholders' return on their invested capital.

         In connection with the assumption of certain third-party leases, the Company has incurred certain costs. These costs have been expensed as lease termination payments.


         In April 2002, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of FASB Statement No. 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to FASB Statement No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement, excluding those related to the rescission of FASB Statement No. 4, did not have a significant impact on the financial position or results of operations of the Company. The provisions of this statement related to the rescission of FASB Statement No. 4 are not expected to have a significant impact on the financial position or results of operations of the Company.

         In July 2002, the FASB issued FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.



                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The  following   information  updates  the  corresponding   information
beginning on page 88 of the Prospectus.

         On June 14, 2002, Thomas J. Hutchison III was appointed President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp., the Advisor to the Company, and on July 22, 2002, he was appointed President of Hotel Investors. Mr. Hutchison served as Executive Vice President of the Company and the Advisor from 2000 to June 2002, and he served as Executive Vice President of Hotel Investors from 2000 to July 2002. Mr. Hutchison was also appointed President of CNL Retirement Properties, Inc. and CNL Retirement Corp. on June 1, 2002. He served as Executive Vice President of CNL Retirement Properties, Inc. and CNL Retirement Corp. from 2000 to June 2002.

         Robert A. Bourne previously served as President of the Company and the Advisor from 1997 to June 2002, and served as President of Hotel Investors from 1999 to June 2002. Mr. Bourne continues to serve as a director, Vice Chairman of the Board and Treasurer of the Company and of the Advisor. Mr. Bourne also served as President of CNL Retirement Properties, Inc. and CNL Retirement Corp. from 1998 and 1997, respectively, to June 2002.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The  following   paragraph   updates  and  replaces  the  corresponding
paragraph on page 92 of the Prospectus.

         Each Director is entitled to receive $12,000 annually for serving on the Board of Directors, as well as fees of $1,000 per meeting of the Board of Directors attended ($500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,000 (or $1,500, in the case of the Chairman of the Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the Director participates. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for services as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee is entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which the Chairman participates with the Company's independent accountants as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The following table updates and replaces the table on page 92 of the Prospectus.

        The directors and executive officers of the Advisor are as follows:

        James M. Seneff, Jr. ..................   Chairman of the Board, Chief Executive Officer and Director
        Robert A. Bourne.......................   Vice Chairman of the Board, Treasurer and Director
        Matthew W. Kaplan......................   Director
        Thomas J. Hutchison III................   President and Director
        Charles A. Muller......................   Chief Operating Officer and Executive Vice President
        C. Brian Strickland....................   Executive Vice President
        Lynn E. Rose...........................   Secretary

         The following information should be read in conjunction with "The Advisor and the Advisory Agreement -- The Advisor" section beginning on page 92 of the Prospectus.

         Rick Snyder, age 59, joined CNL Hospitality Corp. in July 2000, and in August 2002 was appointed Senior Vice President of Portfolio Management. In this capacity, Mr. Snyder supervises the portfolio management team and the ongoing relationships with our operating management company partners. He is also responsible for monitoring property activity with regard to financial performance, capital spending and management contract compliance for the purposes of maximizing the return generated by each asset. Mr. Snyder joined CNL Hospitality Corp. with more than 30 years in the hotel industry. His experience includes managing several premier hotels such as the Paradise Island Hotel & Villas, Nassau, Bahamas; Americana Hotel, Bal Harbour, Florida; Caesars Palace, Las Vegas; Boca Beach Club, Boca Raton, Florida and The Pointe Hilton Resort in Phoenix. Prior to joining CNL, Mr. Snyder served as vice president of asset management for Strategic Hotel Capital, a privately held hotel investment company. In this capacity, he was responsible for the acquisition of several global, full service, luxury hotels through intensive, research-based asset management. Mr. Snyder's experience has included various hospitality brands such as Hyatt, Hilton, Marriott, as well as independent hotels. Mr. Snyder is a member of the Hospitality Asset Management Association and has served on the board of directors for each of the Miami Beach, Atlantic City, Phoenix and Tempe Visitors and Convention Bureaus.

         Jack Elkins, age 49, joined CNL Hospitality Corp. in August 2002 as Senior Vice President of Design and Construction. Mr. Elkins also serves as Senior Vice President of CNL Hotel Development Company and CNL Retirement Development Corp., and serves as Senior Vice President of Design and Construction of CNL Real Estate Services, Inc. In these capacities, Mr. Elkins is responsible for planning, design and construction activities for new projects in hospitality, retirement and mixed-use developments. His areas of focus range from initial negotiations with architectural consultants and general contractors, to implementation of contracts and hands-on problem solving with project managers throughout the design and construction process - while ensuring that budgetary, schedule and quality requirements are achieved. Prior to joining CNL, Mr. Elkins was an executive level manager with Welbro Building Corporation. Recognized as one of the Southeast's premier general contracting firms, Welbro is most notable for their quality of service and performance in the hospitality market. In addition to having responsibility for major operational work segments and providing management direction to his various project teams, Mr. Elkins' primary focus was overseeing client relationships and construction operations directly related to the significant renovation and/or new construction of hotel and timeshare resort projects, ranging in size from 100 units to 1,100 units. He worked with hospitality brands such as Marriott, Wyndham, Radisson, and Sheraton, plus independent hotels such as the Sanibel Harbor Resort and the Indian River Plantation Hotel, with project values up to $300 million. Mr. Elkins is a graduate of East Carolina University and has more than 23 years of commercial construction experience.


                              CERTAIN TRANSACTIONS

         The following information should be read in conjunction with the "Certain Transactions" section beginning on page 95 of the Prospectus.


         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. During the period January 1, 2002 through November 15, 2002, the Company incurred $29,680,927 of such fees in connection with its 2000 Offering and this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support fee and due diligence expense reimbursements from the 2000 Offering and this offering, a portion of which may be reallowed to other broker-dealers. During the period January 1, 2002 through November 15, 2002, the Company incurred $2,051,602 of such fees in connection with its 2000 Offering and this offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and the Line of Credit that are used to acquire Properties. However, no Acquisition Fees will be paid on loan proceeds from the Line of Credit until such time as all Net Offering Proceeds have been invested by the Company. During the period January 1, 2002 through November 15, 2002, the Company incurred $18,652,393 of such fees in connection with its 2000 Offering and this offering. Additionally, for the period January 1, 2002 through November 15, 2002, the Company incurred Acquisition Fees totalling $2,997,107 as the result of Permanent Financing used to acquire certain Properties.

         CNL Hotel Development Company, a subsidiary of the Advisor, is entitled to receive fees in connection with the development, construction, or renovation of certain Properties, generally equal to 4% of anticipated project costs. During the nine months ended September 30, 2002, the Company incurred $3,393,674 of such fees. Such fees are included in land, buildings and equipment on operating leases in the accompanying consolidated balance sheet and investment in unconsolidated subsidiaries included in Appendix B.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the nine months ended September 30, 2002, the Company incurred $4,818,889 of such fees.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of Average Invested Assets or 25% of Net Income. During the nine months ended September 30, 2002, the Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the nine months ended September 30, 2002, the Company incurred a total of $3,198,847 for these services, $2,246,057 of such costs representing stock issuance costs and $952,790 representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this bank at November 15, 2002 was $9.5 million. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor leases office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. During the quarter and nine months ended September 30, 2002, the Company received $79,208 in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.



                               DISTRIBUTION POLICY

DISTRIBUTIONS


         The following information updates and replaces the table and footnotes on page 105, as well as the last paragraph beginning at the bottom of page 105 and the second full paragraph on page 106 of the Prospectus.


         The following table presents total  Distributions and Distributions per
Share:

                                                                Quarter
                                   ------------------------------------------------------------------
                                       First            Second            Third            Fourth             Year
                                   --------------    -------------     -------------    -------------     -------------
   2002:

   Total Distributions declared      $15,431,508      $17,058,036       $19,322,377         (1)
   Distributions per Share                 0.194            0.194             0.194         (1)



   2001:
   Total Distributions declared       $9,772,721      $11,256,998       $13,036,969      $14,342,972       $48,409,660
   Distributions per Share                 0.191            0.191             0.194            0.194             0.770


   2000:
   Total Distributions declared       $5,522,124       $6,414,210        $7,533,536       $8,612,405       $28,082,275
   Distributions per Share                 0.181            0.181             0.188            0.188             0.738


   1999:
   Total Distributions declared         $998,652       $2,053,964        $3,278,456       $4,434,809       $10,765,881
   Distributions per Share                 0.175            0.181             0.181            0.181             0.718


   1998:
   Total Distributions declared         $101,356         $155,730          $362,045         $549,014        $1,168,145
   Distributions per Share                 0.075            0.075             0.142            0.175             0.467


(1) In October and November 2002, the Company declared Distributions totalling $7,114,778 and $7,537,727 (representing $0.06458 per Share), payable by December 31, 2002. Distributions for the 12-month period ended November 1, 2002 represent a historical return of 7.75%

(2) For the nine months ended September 30, 2002 and the years ended December 31, 2001, 2000 and 1999, approximately 60%, 52%, 63% and 75%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 40%, 48%, 37% and 25%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of September 30, 2002, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of Distributions declared for the nine months ended September 30, 2002, may not be indicative of the results that may be expected for the year ending December 31, 2002.

(3) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 79%, 60%, 26%, 30% and 18% of cash distributions for the nine months ended September 30, 2002 and the years ended December 31, 2001, 2000, 1999 and 1998, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Distributions declared and paid for the years ended December 31, 2001, 2000, 1999 and 1998, represent distribution rates of 7.70%, 7.38% , 7.18% and 4.67%, respectively, of Invested Capital. Distributions for the 12-month period ended September 30, 2002 represent a historical return of 7.75%.

         Distributions may be payable monthly by the election of the stockholder. A stockholder may elect to receive monthly Distributions by written notice to the Company upon subscription, or, thereafter, upon at least 10 days' prior written notice to the Company, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, stockholders will receive Distributions quarterly. In any quarter, stockholders may terminate their election to receive Distributions monthly rather than quarterly by written notice to the Company, which termination will be effective as of the beginning of the following calendar quarter. The Board of Directors, in its sole discretion, in the future may elect to pay Distributions solely on a quarterly basis.

         The Company may, in the future, charge stockholders who elect the monthly distribution option an annual administrative fee, designed to cover the additional postage and handling associated with the more frequent Distributions. The Company may elect to charge such fee upon written notice to each stockholder who properly has elected to receive monthly Distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

         The following sentences replace the first and the third sentences of the first paragraph under the heading "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" on page 107 of the Prospectus.

         The Company has authorized a total of 516,000,000 shares of capital stock, consisting of 450,000,000 Shares of Common Stock, $0.01 par value per Share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 63,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. As of November 15, 2002, the Company had 118,085,726 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering and 624,601 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.

                        FEDERAL INCOME TAX CONSIDERATIONS


         The following sentence replaces the first sentence of the first paragraph under the heading "Federal Income Tax Considerations -- Introduction" on page 113 of the Prospectus.

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Greenberg Traurig, LLP, as Counsel.

         The summary of the material federal income tax consequences of the ownership of Shares of the Company commencing on page 114 of the Prospectus has been reviewed and adopted by Greenberg Traurig, LLP, as new counsel to the Company, with the insertion of the following paragraphs which update and replace the corresponding paragraphs on page 115 of the Prospectus.


         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets (the "75% Asset Test") must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         Initially, the bulk of the Company's assets will be direct and indirect interests in real property. The Company has represented that at the end of each quarter the sum of the value of any personal property owned by the Company plus the value of all other Company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that the value of any personal property or other property owned by the Company not qualifying for the 75% Asset Test, exceeds 25% of the Company's total assets.


                                 LEGAL OPINIONS

         The following information updates and replaces the "Legal Opinions" section on page 130 of the Prospectus.

         The legality of the Shares being offered hereby has been passed upon for the Company by Greenberg Traurig, LLP. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Greenberg Traurig, LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Members of the firm may invest in the Company, but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest.


                                     EXPERTS


         The following information updates and replaces the "Experts" section on page 130 of the Prospectus.


         The financial statements of the Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in the Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of SHC Miami Airport, LLC, Hilton Costa Mesa and Hilton Suites Auburn Hills as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, and the financial statements of Embassy Suites Portland Downtown as of December 31, 2000 and 1999 and for the year ended December 31, 2000, the period from November 30, 1999 through December 31, 1999, the period from January 1, 1999 through November 29, 1999 (predecessor company) and the year ended December 31, 1998 (predecessor company), included in the Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto.

         Section 11(a) of the Securities Act of 1933, as amended, provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in the registration statement, report or valuation which purports to have been prepared or certified by the accountant.

         Prior to the date of this post-effective amendment, the Arthur Andersen LLP partners and managers who audited the financial statements of SHC Miami Airport, LLC, Hilton Costa Mesa, Hilton Suites Auburn Hills and Embassy Suites Portland Downtown resigned from Arthur Andersen LLP. As a result, after reasonable efforts the Company has been unable to obtain Arthur Andersen LLP's written consent to the use in this post-effective amendment to its registration statement of Arthur Andersen LLP's audit reports with respect to these financial statements. Under these circumstances, Rule 437a under the Securities Act permits the Company to file this post-effective amendment without written consent from Arthur Andersen LLP. Accordingly, Arthur Andersen LLP will not be liable under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the post-effective amendment to the registration statement.


                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

           ---------------------------------------------------------
            THE FOLLOWING INFORMATION UPDATES AND REPLACES THE CORRESPONDING INFORMATION IN APPENDIX A TO THE ATTACHED PROSPECTUS, DATED APRIL 1, 2002.
           ---------------------------------------------------------

                                     FORM OF
                                REINVESTMENT PLAN


         CNL  HOSPITALITY   PROPERTIES,   INC.,  a  Maryland   corporation  (the
"Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan ") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. Bank of New York, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

              (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions , the marketing support fee and due diligence expense reimbursements may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases in this offering.

              (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the- counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

              (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan.

         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6.   Suitability.

              (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC") will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

              (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

              (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support fee of .5%, due diligence reimbursements of up to .125%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Hospitality Corp. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.  Termination.

              (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., P.O. Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   APPENDIX B

                              FINANCIAL INFORMATION

                ------------------------------------------------
                THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UNAUDITED FINANCIAL STATEMENTS OF CNL HOSPITALITY PROPERTIES, INC. CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX B TO THE ATTACHED PROSPECTUS, DATED APRIL 1, 2002.
                ------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                                                                                                          Page
                                                                                                          ----

Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of September 30, 2002                                         B-2

    Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2002             B-3

    Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001                     B-4

    Notes to Pro Forma  Consolidated  Financial  Statements  for the nine months
      ended September 30, 2002 and the year ended December 31, 2001                                       B-5

Interim Unaudited Condensed Consolidated Financial Statements:

    Condensed Consolidated Balance Sheets as of September 30, 2002 and December 31, 2001                  B-11

    Condensed Consolidated Statements of Earnings for the quarters and nine months ended
      September 30, 2002 and 2001                                                                         B-12

    Condensed Consolidated Statements of Stockholders' Equity for the nine months ended
      September 30, 2002 and the year ended December 31, 2001                                             B-13

    Condensed Consolidated Statements of Cash Flows for the nine months ended September
      30, 2002 and 2001                                                                                   B-15

    Notes to Condensed Consolidated Financial Statements for the quarters and nine months ended
      September 30, 2002 and 2001                                                                         B-17






                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The  following  Unaudited Pro Forma  Consolidated  Balance Sheet of CNL
Hospitality  Properties,  Inc. and subsidiaries  (the "Company") gives effect to
(i) the receipt of $82,552,420 in gross offering proceeds from the sale of 8,255,242 additional shares for the period October 1, 2002 through November 15, 2002, and (ii) the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (b) invest in one property through a joint venture, and (c) purchase land on which a property will be developed, all as reflected in the pro forma adjustments described in the related notes.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 2002, and the year ended December 31, 2001, include the historical operating results of properties acquired during the year ended December 31, 2001, and the items described above from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2001, to (B) the earlier of (1) the dates the properties were acquired by the Company or (2) the end of the pro forma period presented (the "Pro Forma Period"). In addition, the Unaudited Pro
Forma Consolidated Statement of Earnings for the year ended December 31, 2001 gives effect to the acquisition by the Company of the remaining 29% interest in Hotel Investors as of January 1, 2001 and includes adjustments to rental income and hotel revenues and expenses for assumption of leases from third parties by the Company's taxable REIT subsidiaries.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.






                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2002

                                                                                   Pro Forma
                    ASSETS                                Historical              Adjustments                     Pro Forma
                                                        ----------------        -----------------              ----------------
Land, buildings and equipment, net                         $865,149,133             $244,800,000 (b)            $1,126,742,413
                                                                                       2,448,000 (b)
                                                                                      14,345,280 (b)
Investments in unconsolidated subsidiaries                  157,136,029                       --                   157,136,029
Cash and cash equivalents                                    63,673,557               82,552,420  (a)                       --
                                                                                      (3,714,859 )(a)
                                                                                      (6,191,432 )(a)
                                                                                        (412,762 )(a)
                                                                                      (1,321,497 )(c)
                                                                                      (2,067,374 )(d)
                                                                                      78,650,000  (e)
                                                                                      36,079,947  (f)
                                                                                      (2,448,000 )(b)
                                                                                    (244,800,000 )(b)
Restricted cash                                              14,047,273                2,067,374  (d)               16,114,647
Receivables                                                   5,550,097                       --                     5,550,097
Due from related parties                                      4,757,828                       --                     4,757,828
Prepaid expenses and other assets                            27,977,162                3,714,859  (a)               17,346,741
                                                                                     (14,345,280 )(b)
Loan costs, net                                               4,091,794                       --                     4,091,794
                                                       -----------------       ------------------             -----------------

                                                         $1,142,382,873             $189,356,676                $1,331,739,549
                                                       =================       ==================             =================

         LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgages payable and accrued interest                      167,791,136               78,650,000  (e)              246,441,136
Other notes payable                                          25,979,184                       --                    25,979,184
Line of credit                                               24,152,343               36,079,947  (f)               60,232,290
Other liabilities                                            10,431,931                       --                    10,431,931
Accounts payable and accrued expenses                        15,135,216                       --                    15,135,216
Due to related parties                                        1,321,497               (1,321,497 )(c)                       --
Security deposits                                            11,382,576                       --                    11,382,576
Rents paid in advance                                           845,876                       --                       845,876
                                                       -----------------       ------------------             -----------------
       Total liabilities                                    257,039,759              113,408,450                   370,448,209
                                                       -----------------       ------------------             -----------------
Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                      --                       --                            --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares                     --                       --                            --
    Common stock, $.01 par value per share.
       150,000,000 authorized shares; issued and
       outstanding 105,037,587 shares, as adjusted            1,098,305                   82,552  (a)                1,180,857
    Capital in excess of par value                          972,473,429               82,469,868  (a)            1,048,339,103
                                                                                      (6,604,194 )(a)
    Accumulated   distributions   in   excess  of  net
        earnings                                            (81,020,223 )                     --                   (81,020,223 )
   Accumulated other comprehensive loss                      (4,275,810 )                     --                    (4,275,810 )
   Minority interest distributions in excess of
       contributions and accumulated earnings                (2,932,587 )                     --                    (2,932,587 )
                                                       -----------------       ------------------             -----------------
          Total stockholders' equity                        885,343,114               75,948,226                   961,291,340
                                                       -----------------       ------------------             -----------------
                                                         $1,142,382,873             $189,356,676                $1,331,739,549
                                                       =================       ==================             =================


                     See accompanying  notes to unaudited pro forma consolidated financial statements.


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002



                                                                      Pro Forma
                                                  Historical         Adjustments                 Pro Forma
                                                --------------     --------------              -------------
Revenues:
    Hotel revenues                               $ 70,175,174        $ 82,844,648   (1)        $ 153,019,822
    Rental income from operating leases            29,289,330          (5,989,116 ) (1)           23,300,214
    FF&E reserve income                             3,440,068                  --                  3,440,068
    Interest and other income                       2,824,339          (1,094,898 ) (2)            1,729,441
                                                --------------    ----------------         ------------------
                                                  105,728,911          75,760,634                181,489,545
                                                --------------    ----------------         ------------------

Expenses:
    Hotel expenses                                 45,582,159          62,315,537   (1)          107,897,696
    Interest and loan cost amortization            13,827,651           4,351,049   (11)          18,178,700
    General operating and administrative            4,118,164                  --                  4,118,164
    Asset management fees to
       related party                                4,818,889           1,077,261   (3)            5,896,150
    Depreciation and amortization                  20,306,710           5,958,267   (4)           26,264,977
                                                --------------    ----------------            ---------------
                                                   88,653,573          73,702,114                162,355,687
                                                --------------    ----------------            ---------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiaries and
    Minority Interest                              17,075,338           2,058,520                 19,133,858

Equity in Loss of Unconsolidated
    Subsidiaries                                   (6,128,835 )          (660,712 ) (10)          (6,891,539 )
                                                                         (101,992 ) (9)
Minority Interest                                    (195,685 )                --                   (195,685 )
                                                --------------    ----------------            ---------------

Net Earnings                                     $ 10,750,818          $1,295,816               $ 12,046,634
                                                ==============    ================            ===============

Earnings Per Share of Common Stock (5):
    Basic                                        $       0.12                                 $         0.11
                                                ==============                                ===============
    Diluted                                      $       0.12                                 $         0.11
                                                ==============                                ===============

Weighted Average Number of Shares of
    Common Stock Outstanding (5):
       Basic                                       90,622,101                                    111,290,672
                                                ==============                                ===============
       Diluted                                     90,622,101                                    111,290,672
                                                ==============                                ===============


        See accompanying  notes to unaudited pro forma consolidated financial statements.


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2001




                                                                      Pro Forma
                                                  Historical         Adjustments               Pro Forma
                                                --------------     --------------            -------------

Revenues:
    Hotel revenues                               $  1,150,876       $ 122,894,245   (1)       $ 124,045,121
    Rental income from operating leases            61,030,551         (12,313,002 ) (1)          48,717,549
    FF&E reserve income                             5,786,879                  --                 5,786,879
    Interest and other income                       3,494,238          (3,489,553 ) (2)               4,685
                                                --------------    ----------------         -----------------
                                                   71,462,544         107,091,690               178,554,234
                                                --------------    ----------------         -----------------

Expenses:
    Hotel expenses                                  1,515,808          88,733,229   (1)          90,249,037
    Interest and loan cost amortization            14,653,011           4,719,000   (11)         19,372,011
    General operating and administrative            3,465,568                  --                 3,465,568
    Asset management fees to
       related party                                3,326,688           1,563,274   (3)           4,889,962
    Taxes                                           1,183,184                  --                 1,183,184
    Depreciation and amortization                  19,748,697           8,619,177   (4)          28,367,874
                                                --------------    ----------------            --------------
                                                   43,892,956         103,634,680               147,527,636
                                                --------------    ----------------            --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiaries and
    Minority Interest                              27,569,588           3,457,010                31,026,598

Equity in Loss of Unconsolidated
    Subsidiaries                                   (7,092,674 )        (8,483,291 ) (7)         (11,207,369 )
                                                                        5,172,110   (8)
                                                                         (346,589 ) (9)
                                                                         (456,925 ) (10)
Minority Interest                                  (1,148,538 )         1,006,427   (6)            (142,111 )
                                                --------------    ----------------            --------------

Net Earnings                                     $ 19,328,376       $     348,742             $  19,677,118
                                                ==============    ================            ==============

Earnings Per Share of Common Stock (5):
    Basic                                        $       0.30                                 $        0.23
                                                ==============                                ==============
    Diluted                                      $       0.30                                 $        0.23
                                                ==============                                ==============

Weighted Average Number of Shares of
    Common Stock Outstanding (5):
       Basic                                       64,457,643                                    86,049,424
                                                ==============                                ==============
       Diluted                                     64,457,643                                    86,049,424
                                                ==============                                ==============


     See accompanying  notes to unaudited pro forma consolidated financial statements.


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Balance Sheet:
----------------------------------------------

(a) Represents gross proceeds of $82,552,420 from the sale of 8,255,242 shares during the period October 1, 2002 through November 15, 2002, and the payment of $3,714,859 for related acquisition fees (4.5% of gross proceeds) which are reflected as other assets, selling commissions of $6,191,432 (7.5% of gross proceeds) and the marketing support fee of $412,762 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of cash and cash equivalents to reflect the purchase of five properties for $261,593,280 (which includes closing costs of $2,448,000 and acquisition fees and costs of $14,345,280, which had been recorded as other assets as of September 30, 2002 and have been reclassified to land, buildings and equipment).


                                                                             Acquisition
                                                                               Fees and
                                                                            Closing Costs
                                                                             Allocated to
                                                         Purchase Price      Investments         Total
                                                        -----------------   --------------- --------------

              Residence Inn Newark, CA                    $  27,300,000     $  1,872,780    $  29,172,780
              Doubletree Lincoln Centre Dallas, TX        $  52,000,000     $  3,567,200    $  55,567,200
              Sheraton El Conquistador Tuscon, AZ         $  69,000,000     $  4,733,400    $  73,733,400
              Doubletree Crystal City, VA                 $  71,000,000     $  4,870,600    $  75,870,600
              Courtyard Newark, CA                        $  25,500,000     $  1,749,300    $  27,249,300
                                                          --------------    -------------   -------------
                        Total                             $ 244,800,000     $ 16,793,280    $ 261,593,280
                                                          ==============    =============   =============


(c) Represents payment of $1,321,497 in offering and acquisition fees which were outstanding as of September 30, 2002.

(d)      Represents   $2,067,374  in  restricted   cash  used  for  purposes  of
         purchasing furniture, fixtures and equipment.

(e) Represents a loan in the amount of $78,650,000 to finance the purchase of the Doubletree Lincoln Centre and Sheraton El Conquistador Properties. As part of the acquisition of these properties, the Company has entered into a term sheet for the loan with the following terms. The total loan amount will be 65 percent of the purchase price with an interest rate equal to the 5 year treasury plus 275 bps. Payments of interest only will be due monthly for the first two years of the loan, with payments of interest and principal due thereafter, calculated on a 25-year amortization schedule through maturity. The loan is expected to have a term of five years commencing on the date the funds are first advanced to the Company.

(f) Represents amount borrowed from the Company's line of credit to fund the purchase of pro forma properties.

Unaudited Pro Forma Consolidated Statement of Earnings:
------------------------------------------------------

(1) For the nine months ended September 30, 2002, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for the properties acquired as of November 15, 2002 (the "Pro Forma Leased Properties") and the assumption of existing leases from third parties by taxable REIT subsidiaries of the Company (the "Pro Forma Operating Properties") which results in hotel operating revenues of $82,844,648 offset by hotel operating expenses of $62,315,537 in lieu of $5,989,116 in rental income from operating leases.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

         For the year ended December 31, 2001, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for the properties acquired as of November 15, 2002 (the "Pro Forma Leased Properties") and the assumption of existing leases from third parties by taxable REIT subsidiaries of the Company (the "Pro Forma Operating Properties") which results in hotel operating revenues of $122,894,245 offset by hotel operating expenses of $88,733,229 in lieu of $12,313,002 in rental income from operating leases for the year ended December 31, 2001.

         The following presents the actual date the Pro Forma Leased Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Leased Properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                                    Date the Property
                                                                                   Became Operational
                                                          Date Acquired           For Pro Forma Leased        Purchase
                                                          by the Company                Purposes                Price
                                                      -----------------------     ----------------------    --------------

         SpringHill Suites in Raleigh, NC             February 2, 2001               January 1, 2001           $8,822,000
         Courtyard in Overland Park, KS               February 2, 2001               January 1, 2001           15,790,000
         SpringHill Suites in Centreville, VA         March 23, 2001                 January 1, 2001           11,414,000
         SpringHill Suites in Charlotte, NC           March 23, 2001                 January 1, 2001           11,773,000
         Marriott Bridgewater, NJ                     June 14, 2002                   April 2, 2002            61,500,000
         Hampton Inn Houston, TX                      September 4, 2002              January 1, 2001           14,300,000
         Courtyard Newark, CA                         October 25, 2002               August 1, 2002            25,500,000
         Doubletree Crystal City, VA                  To be acquired                 January 1, 2001           71,000,000
         Sheraton Conquistador Tuscon, AZ             To be acquired                 January 1, 2001           69,000,000
         Doubletree Lincoln Centre Dallas, TX         To be acquired                 January 1, 2001           54,000,000
         Residence Inn Newark, CA                     November 15, 2002             November 1, 2002           27,300,000


         The following presents the date the Pro Forma Operating Properties were treated as becoming operational as a TRS property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                        Date the Property
                                                      Became Operational For
                                                       Pro Forma Purposes
                                                     -------------------------

         Courtyard in Oakland, CA                        February 26, 2001
         SpringHill Suites in Plymouth Meeting, PA       August 7, 2001
         SpringHill Suites in Richmond, VA               April 15, 2001
         SpringHill Suites in Manhattan Beach, CA        August 28, 2001
         TownePlace Suites in Manhattan Beach, CA        July 29, 2001
         Courtyard in Basking Ridge, NJ                  December 20, 2001
         Courtyard in Alpharetta, GA                     January 1, 2001
         Residence Inn in Cottonwood, UT                 January 1, 2001
         TownePlace Suites in Tewksbury, MA              January 1, 2001
         TownePlace Suites in Mt. Laurel, NJ             January 1, 2001
         TownePlace Suites in Scarborough, ME            January 1, 2001
         Residence Inn in Gwinnett, GA                   January 1, 2001
         Residence Inn in Buckhead, GA                   January 1, 2001

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

         No income tax provision has been presented as it is assumed that rental expense will offset substantially all hotel operating profit. In addition, no operating assets or liabilities were included for pro forma purposes as this amount is immaterial to the Company.

(2) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts for the Pro Forma Period. The estimated interest income adjustment was calculated assuming an interest rate of approximately three percent per annum was earned by the Company during the nine months ended September 30, 2002 and the year ended December 31, 2001.

(3) Represents increase in asset management fees relating to the properties acquired by the Company during the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, as defined in the Company's prospectus.

(4) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Leased Properties and Pro Forma Operating Properties calculated on the straight-line basis in the amount of $5,958,267 for the nine months ended September 30, 2002, and $8,619,177 for the year ended December 31, 2001. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties:


                                                                  Land               Building             FF&E
                                                             ----------------     ---------------    ----------------

         SpringHill Suites in Raleigh, NC                         $1,039,753         $ 6,924,761          $1,401,381
         Courtyard in Overland Park, KS                            1,419,211          13,014,165           2,316,808
         SpringHill Suites in Centreville, VA                      1,482,115           9,431,634           1,222,799
         SpringHill Suites in Charlotte, NC                        1,602,996           9,307,241           1,588,179
         Courtyard in Oakland, CA                                  3,238,826          17,607,812           1,124,658
         SpringHill Suites in Plymouth Meeting, PA                 3,230,510          23,812,410           1,809,280
         SpringHill Suites in Richmond, VA                           844,603           9,367,961             830,897
         SpringHill Suites in Manhattan Beach, CA                  2,392,970          17,638,822           1,340,208
         TownePlace Suites in Manhattan Beach, CA                  1,704,991          12,567,661             954,898
         Courtyard in Basking Ridge, NJ                            4,486,819          33,072,792           2,512,889
         Hampton Inn in Houston, TX                                1,625,453          11,979,164             910,183
         Doubletree Lincoln Centre Dallas, TX                      5,165,680          41,324,400           5,509,920
         Sheraton El Conquistador Tuscon, AZ                       6,854,460          54,834,300           7,311,240
         Doubletree Crystal City                                   7,053,140          56,423,700           7,523,160
         Courtyard Newark                                          2,533,170          20,264,850           2,701,980
         Residence Inn Newark                                      2,711,982          21,695,310           2,892,708



(5) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 2002, and the year ended December 31, 2001. As a result of receipt of gross proceeds from the sale of shares during the period October 1, 2002, through November 15, 2002, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the nine months ended September 30, 2002, and the year ended December 31, 2001.

         The pro forma diluted earnings per share has been adjusted to reflect the elimination of potentially dilutive shares as a result of the acquisition of the remaining 29% interest in Hotel Investors from Five Arrows as described in (6).

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------


(6) In June 2001, the Company acquired the remaining 29% of Hotel Investors from Five Arrows, resulting in the Company owning 100% of Hotel Investors at December 31, 2001.

         The operating results for the year ended December 31, 2001, are reflected in the historical operating results for the Company for the year ended December 31, 2001.

         The following pro forma adjustments were required to reflect the Company's 100% ownership of the shares previously owned by Five Arrows as if it had been in effect at the beginning of each of the Pro Forma
         Periods:

         o Minority interest expense was reduced by $1,006,427 for the year ended December 31, 2001. For the year ended December 31, 2001, this amount represented approximately 29% of Five Arrows operating results for that period.

(7) Represents adjustment to equity in earnings/loss of the Waikiki Joint Venture, an unconsolidated subsidiary in which the Company owns a 49% interest, for the Pro Forma Period. The following information represents historical information for the period from January 1, 2001 through the date of acquisition by the Waikiki Joint Venture:

                Revenues:
                  Hotel revenues               $ 14,200,490

                Expenses:
                  Hotel expense                  19,780,954
                  Depreciation                    2,890,625
                  Asset management fees             525,000
                  Interest                        8,316,750
                                           -----------------

                Net loss                        (17,312,839)

                Ownership percentage                  49.00%
                                           -----------------

                Equity in loss                 $ (8,483,291)
                                           =================

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

 (8) Represents adjustment to equity in earnings/loss of the Hilton Joint Venture, an unconsolidated subsidiary in which the Company owns a 70% interest, for the Pro Forma Period. The following information represents historical information for the period from January 1, 2001 through the date of acquisition by the Hilton Joint Venture:

                Revenues:
                  Hotel revenues              $ 53,067,000

                Expenses:
                  Hotel expenses                35,659,333
                  Depreciation                   5,330,758
                  Asset management fees            968,181
                  Interest                       3,720,000
                                           ----------------

                Net earnings                     7,388,728

                Ownership percentage                 70.00%
                                           ----------------

                Equity in earnings            $  5,172,110
                                           ================

(9) Represents adjustment to equity in earnings/loss of the Interstate Joint Venture, an unconsolidated subsidiary in which the Company owns an 85% interest, for the Pro Forma Period. The following information represents historical information for the nine months ended September 30, 2002 for the Hampton Inn in Houston and the period from January 1, 2001 through the date of acquisition for all three properties owned by the Interstate Joint Venture:

                                          Nine Months Ended     Year Ended
                                         September 30, 2002   December 31, 2001
                                         ------------------- ------------------

                Revenues:
                  Hotel revenues             $ 3,418,947       $ 10,722,405

                Expenses:
                  Hotel expenses               2,798,398          8,631,602
                  Depreciation                   319,665          1,162,373
                  Asset management fees           58,058            211,112
                  Interest                       362,817          1,125,070
                                         ----------------    --------------

                Net loss                        (119,991)          (407,752)

                Ownership percentage               85.00%             85.00%
                                         ----------------     --------------

                Equity in loss               $  (101,992)      $   (346,589)
                                         ================     ==============

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(10) Represents adjustment to equity in earnings/loss of the San Francisco Joint Venture, an unconsolidated subsidiary in which the Company will own a 50% interest, for the Pro Forma Period. The following information represents historical information for the nine months ended September 30, 2002 and the period from October 26, 2001 (Property opening date) through December 31, 2001:

                                                                Period from
                                          Nine Months         October 26, 2001
                                             Ended                through
                                      September 30, 2002     December 31, 2001
                                      ------------------     -----------------

                Revenues:
                  Hotel revenues            $ 5,937,587        $ 1,422,718

                Expenses:
                  Hotel expense               3,995,252          1,149,746
                  Depreciation                1,241,592            451,488
                  Asset management fees         225,500             82,000
                  Interest                    1,796,667            653,333
                                           -------------     --------------

                Net loss                     (1,321,424)          (913,849)

                Ownership percentage              50.00%             50.00%
                                           -------------     --------------

                Equity in loss              $  (660,712)       $  (456,925)
                                           =============     ==============

(11) Represents adjustment to interest expense of $4,719,000 for the year ended December 31, 2001, and $3,539,250 for the nine months ended September 30, 2002, on a loan to be obtained to finance the purchase of the Doubletree Lincoln Centre and Sheraton El Conquistador Properties. Interest expense was estimated at 6 percent per year. In addition, amount represents an adjustment to interest expense for the nine months ended September 30, 2002, for interest on additional borrowings on the Company's line of credit.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)



                                                                               September 30,         December 31,
                                                                                   2002                  2001
                                                                              ---------------      ---------------
                                 ASSETS
Land, buildings and equipment, less accumulated depreciation of
   $49,010,344 and $29,182,487, respectively                                  $   865,149,133        $ 699,239,959
Investments in unconsolidated subsidiaries                                        157,136,029          135,271,048
Cash and cash equivalents                                                          63,673,557           44,825,052
Restricted cash                                                                    14,047,273            8,493,446
Receivables                                                                         5,550,097            1,266,862
Due from related parties                                                            4,757,828            1,410,900
Prepaid expenses and other assets                                                  27,977,162            6,796,398
Loan costs, less accumulated amortization of $1,795,792 and
    $980,303, respectively                                                          4,091,794            4,102,822
                                                                             ----------------    -----------------
                                                                              $ 1,142,382,873        $ 901,406,487
                                                                             ================    =================

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgages payable and accrued interest                                        $   167,791,136        $ 168,883,882
Other notes payable                                                                25,979,184           57,571,680
Line of credit                                                                     24,152,343            7,500,000
Other liabilities                                                                  10,431,931                   --
Accounts payable and accrued expenses                                              15,135,216            8,357,481
Due to related parties                                                              1,321,497            1,026,225
Security deposits                                                                  11,382,576           17,808,576
Rents paid in advance                                                                 845,876            2,381,959
                                                                             -----------------    ----------------
       Total liabilities                                                          257,039,759          263,529,803
                                                                             -----------------    ----------------

Commitments and contingencies                                                              --                   --

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued  3,000,000  shares                                          --                   --
    Excess shares,  $.01 par value per share.
       Authorized and unissued 63,000,000 shares                                           --                   --
    Common stock, $.01 par value per share. Authorized 150,000,000 shares; issued 110,623,921 and 77,891,066 shares, respectively;
       outstanding 109,830,484 and 77,357,532 shares, respectively                  1,098,305              773,575
    Capital in excess of par value                                                972,473,429          681,152,253
    Accumulated distributions in excess of net earnings                           (81,020,223 )        (39,959,120 )
    Accumulated other comprehensive loss                                           (4,275,810 )         (1,189,396 )
    Minority interest distributions in excess of contributions and
       accumulated earnings                                                        (2,932,587 )         (2,900,628 )
                                                                             -----------------    ----------------
          Total stockholders' equity                                              885,343,114          637,876,684
                                                                             -----------------    ----------------
                                                                              $ 1,142,382,873        $ 901,406,487
                                                                             =================    ================



   See  accompanying  notes  to  condensed   consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)



                                                     Quarter Ended                       Nine Months Ended
                                                     September 30,                         September 30,
                                                 2002             2001               2002                2001
                                            ---------------   --------------     --------------     --------------

     Revenues:
         Hotel revenue                       $  37,648,057      $ 1,150,876       $ 70,175,174        $  1,150,876
         Rental income from
               operating leases                  7,249,677       15,464,448         29,289,330          45,588,129
         FF&E reserve income                     1,063,480        1,446,933          3,440,068           4,302,783
         Interest and other income                 315,098          966,986          2,824,339           2,903,018
                                           ----------------  ---------------    ---------------     ---------------
                                                46,276,312       19,029,243        105,728,911          53,944,806
                                           ----------------  ---------------    ---------------     ---------------

     Expenses:
         Hotel expense                          25,782,205        1,515,808         45,582,159           1,515,808
         Interest and loan cost
               amortization                      4,771,181        3,343,187         13,827,651          10,413,514
         General operating and
               administrative                    1,333,182          775,104          4,118,164           3,236,552
         Asset management fees to
               related parties                   1,743,860          809,967          4,818,889           2,424,952
         Depreciation and
               amortization                      7,313,308        5,084,485         20,306,710          15,027,174
                                           ----------------  ---------------    ---------------     ---------------
                                                40,943,736       11,528,551         88,653,573          32,618,000
                                           ----------------  ---------------    ---------------     ---------------
     Earnings Before Equity in
            Loss of Unconsolidated
            Subsidiaries and Minority
            Interests                            5,332,576        7,500,692         17,075,338          21,326,806

     Equity in Loss of
             Unconsolidated
             Subsidiaries                       (2,926,619 )     (3,557,914 )       (6,128,835  )       (3,750,585 )

     Minority Interests                            (62,850 )        (52,353 )         (195,685  )       (1,098,352 )
                                           ----------------  ---------------    ---------------     ---------------

     Net Earnings                            $   2,343,107      $ 3,890,425       $ 10,750,818        $ 16,477,869
                                           ================  ===============    ===============     ===============

     Earnings Per Share of Common
           Stock:
                 Basic                       $        0.02      $      0.06       $       0.12        $       0.27
                                           ================  ===============    ===============     ===============
                 Diluted                     $        0.02      $      0.06       $       0.12        $       0.27
                                           ================  ===============    ===============     ===============

     Weighted Average Number of
            Shares of Common Stock
            Outstanding:
                  Basic                        100,749,086       68,897,098         90,622,101          60,806,624
                                           ================  ===============    ===============     ===============
                  Diluted                      100,749,086       68,897,098         90,622,101          63,217,472
                                           ================  ===============    ===============     ===============


   See  accompanying  notes  to  condensed   consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
     Nine Months Ended September 30, 2002 and Year Ended December 31, 2001
                                   (UNAUDITED)








                                                                                           Accumulated
                                                Common Stock                              distributions       Accumulated
                                           --------------------------     Capital in            in               other
                                            Number of         Par          excess of        excess of        comprehensive
                                             shares         value          par value       net earnings           loss
                                           ------------   -----------    -------------    ---------------    ---------------


     Balance at December 31, 2000          49,002,042     $ 490,020      $ 432,403,246     $ (10,877,836 )    $         --

     Subscriptions received
         for common stock
         through public offerings
         and distribution
         reinvestment  plan                28,606,863       286,069        285,782,557               --                 --

     Retirement of common stock              (251,373 )      (2,514 )       (2,310,120 )             --                 --

     Stock issuance costs                         --            --         (34,723,430 )             --                 --

     Net earnings                                 --            --                --          19,328,376                --

     Minority interest distributions in
         excess of contributions and
         accumulated earnings                     --            --                --                 --                 --

     Current period adjustments to
         recognize changes in value
         of cash flow hedges of
         equity investees                         --            --                --                 --         (1,189,396 )


     Total comprehensive income                   --            --                --                 --                 --


     Distributions declared and paid
         ($.77 per share)                         --            --                --         (48,409,660 )              --
                                        -------------   -----------      -------------    ---------------    ---------------
     Balance at December 31, 2001          77,357,532     $ 773,575      $ 681,152,253     $ (39,959,120 )    $ (1,189,396 )
                                        =============   ===========      =============    ===============    ===============




                                       Minority interest
                                         distributions in
                                         excess of contr.
                                           and accum.                          Comprehensive
                                           earnings              Total              income
                                        -----------------    --------------    ---------------


     Balance at December 31, 2000         $  (2,726,432 )   $ 419,288,998        $        --

     Subscriptions received
         for common stock
         through public offerings
         and distribution
         reinvestment  plan                          --       286,068,626                 --

     Retirement of common stock                      --        (2,312,634  )              --

     Stock issuance costs                            --       (34,723,430  )              --

     Net earnings                                    --        19,328,376         19,328,376

     Minority interest distributions in
         excess of contributions and
         accumulated earnings                   (174,196 )       (174,196 )               --

     Current period adjustments to
         recognize changes in value
         of cash flow hedges of
         equity investees                           --          (1,189,396 )       (1,189,396 )
                                                                               ---------------

     Total comprehensive income                     --                --         $ 18,138,980
                                                                               ===============

     Distributions declared and paid
         ($.77 per share)                           --         (48,409,660 )
                                        -----------------    --------------
     Balance at December 31, 2001       $     (2,900,628 )   $ 637,876,684
                                        =================    ==============

                See  accompanying  notes  to  condensed   consolidated financial statements.





                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS'EQUITY - CONTINUED
     Nine Months Ended September 30, 2002 and Year Ended December 31, 2001
                                   (UNAUDITED)


                                                                                          Accumulated
                                                Common Stock                              distributions       Accumulated
                                           --------------------------     Capital in            in               other
                                            Number of         Par          excess of        excess of        comprehensive
                                             shares         value          par value       net earnings           loss
                                           ------------   -----------    -------------    ---------------    ---------------

     Balance at December 31, 2001          77,357,532      $773,575       $681,152,253      $ (39,959,120 )     $ (1,189,396 )

     Subscriptions received
         for common stock
         through public offerings
         and distribution
         reinvestment plan                 32,735,697       327,357        327,029,613                 --                 --

     Retirement of common stock              (262,745 )      (2,627 )       (2,414,630 )               --                 --

     Stock issuance costs                          --            --        (33,293,807 )               --                 --

     Net earnings                                  --            --                 --         10,750,818                 --

     Minority interest distributions in
         excess of contributions and
         accumulated earnings                      --            --                 --                 --                 --

     Current period adjustments to
         recognize changes in value of
           cash flow hedges of equity
           investees                               --            --                 --                 --         (3,086,414 )


     Total comprehensive income                    --            --                 --                 --                 --


     Distributions declared and paid
         ($.58 per share)                          --            --                 --        (51,811,921 )               --
                                         ------------    -----------    ---------------    ---------------    ---------------
     Balance at September 30, 2002        109,830,484    $ 1,098,305     $ 972,473,429      $ (81,020,223 )     $ (4,275,810 )
                                         ============    ===========    ===============    ===============    ===============




                                          Minority interest
                                           distributions in
                                           excess of contr.
                                             and accum.                         Comprehensive
                                             earnings             Total              income
                                         -----------------    --------------    ---------------


     Balance at December 31, 2001           $  (2,900,628 )  $ 637,876,684       $         --

     Subscriptions received
         for common stock
         through public offerings
         and distribution
         reinvestment plan                           --        327,356,970                 --

     Retirement of common stock                      --         (2,417,257  )              --

     Stock issuance costs                            --        (33,293,807  )              --

     Net earnings                                    --         10,750,818         10,750,818

     Minority interest distributions in
         excess of contributions and
         accumulated earnings                     (31,959 )        (31,959  )              --

     Current period adjustments to
         recognize changes in value of
           cash flow hedges of equity
           investees                                 --         (3,086,414  )     (3,086,414)
                                                                                ---------------

     Total comprehensive income                      --                 --       $  7,664,404
                                                                                ===============

     Distributions declared and paid
         ($.58 per share)                            --        (51,811,921  )
                                         -----------------   ---------------

     Balance at September 30, 2002          $ (2,932,587 )   $ 885,343,114
                                         =================   ===============




   See  accompanying  notes  to  condensed   consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)





                                                                         Nine Months Ended September 30,
                                                                           2002                   2001
                                                                     -----------------     ------------------

         Net cash provided by operating activities                     $   50,647,771         $   40,393,338
                                                                    ------------------    -------------------
         Cash flows from investing activities:
            Additions to land, buildings and
               equipment on operating leases                             (181,241,594 )          (75,525,562 )
            Investment in unconsolidated subsidiaries                     (42,006,993 )         (162,490,900 )
            Acquisition of remaining interest in CNL
                  Hotel Investors, Inc.                                           --             (32,884,119 )
            Deposit on real estate assets                                  (8,104,000 )                   --
            Increase in restricted cash                                    (5,553,827 )           (4,020,382 )
            Increase in other assets                                      (17,654,699 )             (129,530 )
                                                                    ------------------    -------------------

                 Net cash used in investing activities                   (254,561,113 )         (275,050,493 )
                                                                    ------------------    -------------------

         Cash flows from financing activities:
             Principal payments on mortgage loans                          (1,092,746 )             (817,766 )
             Net reduction of mortgage loans and other
                  notes payable                                           (31,518,792 )           24,090,705
             Draw on  line of credit                                       16,652,343             36,000,000
             Subscriptions received from
                 stockholders                                             327,356,970            233,927,453
             Distributions to stockholders                                (51,811,921 )          (34,066,688 )
             Distributions to minority interest                              (308,482 )           (2,626,577 )
             Retirement of common stock                                    (2,417,257 )           (1,671,342 )
             Payment of stock issuance costs                              (33,293,807 )          (28,368,056 )
             Payment of loan costs                                           (804,461 )           (2,071,853 )
                                                                    ------------------    -------------------
                Net cash provided by financing  activities                222,761,847            224,395,876
                                                                    ------------------    -------------------
         Net increase (decrease) in cash and cash
               equivalents                                                 18,848,505            (10,261,279 )

         Cash and cash equivalents at beginning of
              period                                                       44,825,052             50,197,854
                                                                    ------------------    -------------------

         Cash and cash equivalents at end of period                    $   63,673,557         $   39,936,575
                                                                    ==================    ===================


   See  accompanying  notes  to  condensed   consolidated financial statements.


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                                   (UNAUDITED)




                                                                         Nine Months Ended September 30,
                                                                           2002                   2001
                                                                     -----------------     ------------------

         Supplemental schedule of non-cash investing activities:

                  Amounts incurred but not paid for
                       construction in progress                           $   886,386           $  5,526,764
                                                                    ==================    ===================

         Supplemental schedule of non-cash financing activities:

                  Distributions declared but not paid to
                       minority interest                                  $    94,819           $     94,352
                                                                    ==================    ===================

                  Reduction in  tax  incremental  financing
                        note through tax payments by  tenant              $    73,704           $    315,391
                                                                    ==================    ===================

                  Loan costs capitalized to construction
                        in progress                                       $    60,732           $    162,624
                                                                    ==================    ===================

                  Assumption of  loan  with  Crestline lease
                        assumption                                        $ 3,576,133           $         --
                                                                    ==================    ===================



   See  accompanying  notes  to  condensed   consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

1.       Organization:
         ------------

         CNL Hospitality Properties, Inc. was organized on June 12, 1996, pursuant to the laws of the State of Maryland, to primarily acquire interests in hotel properties ("Properties"). The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Philadelphia Annex, LLC, CNL LLB SHS Management, LP, CNL LLB F-Inn Management, LP, CNL LLB C-Hotel Management, LP and its other subsidiaries. As of September 30, 2002, the Company owned interests in 51 Properties, including two parcels of land on which hotels are being constructed. The Company has retained CNL Hospitality Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services and operates for federal income tax purposes as a real estate investment trust (a "REIT").

         The Company's operations have changed from those that were previously reported in prior years as permitted by the REIT Modernization Act of 1999, which became effective beginning in 2001. This is the result of a shift in the Company's business from the leasing of owned Properties to third-party tenants in exchange for rental revenue to an emphasis on leasing Properties to taxable REIT subsidiaries ("TRS") and engaging third-party managers to conduct day-to-day operations. When possible, the Company negotiates various types of credit enhancements on a case-by-case basis for its TRS Properties (see Note 12, "Commitments and Contingencies" for additional information on credit enhancements). This transition has resulted in the replacement of rental income from operating leases with hotel operating revenues and related hotel operating expenses. This is also reflected as a reduction in rental income from operating leases and an increase in hotel operating revenues as a percentage of total revenues. All of the Properties acquired in 2002 are leased to TRS entities of the Company and are operated by third-party managers. This trend is expected to continue throughout the remainder of 2002 and into the future.

         Additionally, during the nine months ended September 30, 2002, the Company, consistent with its strategy to lease hotel Properties to TRS entities and engage third-party managers to conduct day-to-day operations, took assignment of several leases which had been previously leased to third parties. See Note 3, "Assignment of Third-party Leases," for specific information pertaining to these transactions.

2.       Summary of Significant Accounting Policies:
         ------------------------------------------

         Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the results for the interim periods presented. Operating results for the quarter and nine months ended September 30, 2002, may not be indicative of the results that may be expected for the year ending December 31, 2002. Amounts as of December 31, 2001, included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date.

         These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 2001.

         Principles of Consolidation - The accompanying condensed consolidated financial statements include the accounts of CNL Hospitality Properties, Inc. and each of its wholly owned and majority controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interests for less than 100 percent owned and majority controlled entities.

         Reclassification - Certain items in the prior year's consolidated financial statements have been reclassified to conform with the 2002 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

2.       Summary of Significant Accounting Policies - Continued:
         ------------------------------------------------------

         Income Taxes - Under the provisions of the Internal Revenue Code and applicable state laws, the Company is generally only subject to income taxes on the profits and losses from its TRS operations and generally is not subject to income taxes on its other operations, as consistent with its REIT status. During the quarter and nine months ended September 30, 2002, the Company estimated that its TRS entities had no taxable income, and accordingly made no provision for federal income taxes.

         Segment Information - The Company derives all significant revenues from a single line of business, hotel real estate ownership.

         Recent Accounting Pronouncements - In April 2002, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of Statement 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to Statement 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement, excluding those related to the rescission of Statement 4, did not have a significant impact on the financial position or results of operations of the Company. The provisions of this statement related to the rescission of Statement 4 are not expected to have a significant impact on the financial position or results of operations of the Company.

         In July 2002, the FASB issued FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

3.       Assignment of Third-Party Leases:
         --------------------------------

         Western  International  Leases
         Effective January 1, 2002, the Company took assignment of its leases with WI Hotel Leasing, LLC for seven hotel Properties. These Properties are being leased by a TRS of the Company and are managed by affiliates of Marriott International, Inc. ("Marriott"). The operations of these Properties have been reflected in the results of operations for the Company for the quarter and nine months ended September 30, 2002. The Company paid approximately $69,000 for this assignment.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

3.       Assignment of Third-Party Leases - Continued:
         --------------------------------------------

         Crestline  MI-3  Leases
         Effective June 28, 2002, the Company took assignment of its leases from CCCL Leasing, LLC, an affiliate of Crestline Capital Corporation, for nine hotel Properties. These Properties are being leased by a TRS of the Company and are managed by an affiliate of Marriott. The operations of these Properties are reflected in the consolidated results of operations for the Company effective June 28, 2002. In connection with this transaction, CCCL Leasing, LLC agreed to give up its claim to security deposits totaling approximately $4.0 million. Additionally, the Company assumed a liquidity facility loan of approximately $3.6 million and paid approximately $25,000 in legal fees and other expenses. These transactions resulted in net other income of approximately $0.4 million being recognized by the Company during the quarter and nine months ended September 30, 2002. See Note 12, "Commitments and Contingencies," for a summary of the terms of the loan that was assumed by the Company.

         Crestline  Atlanta  Leases
         Effective June 30, 2002, the Company took assignment of its leases from CC GB Leasing, LLC, an affiliate of Crestline Capital Corporation, for two hotel Properties. These Properties are being leased by a TRS of the Company and are managed by an affiliate of Interstate Hotels and Resorts under the Residence Inn by Marriott brand. The operations of the Properties are reflected in the consolidated results of operations for the Company effective June 30, 2002. In connection with this transaction, CC GB Leasing, LLC forfeited its claim to security deposits totaling $1.4 million and the Company assumed net assets of approximately $59,000, resulting in other income of approximately $1.5 million being recognized by the Company during the nine months ended September 30, 2002.

4.       Investments in Unconsolidated Subsidiaries:
         ------------------------------------------

         Mobil Travel Guide
         In January 2002, the Company acquired a 25 percent interest in a joint venture with Publications International, Ltd. ("PIL"), Hilton Hotels Corporation, and Marriott that owns a 77.5 percent interest in a joint venture with Exxon Mobil Corporation and PIL ("EMTG"). EMTG owns the licensing rights to the Mobil Travel Guide. The licensing rights entitle EMTG to assemble, edit, publish and sell the Mobil Travel Guide and use such rights to generate additional products using the Mobil Travel Guide brand. The Company's required total capital contribution was approximately $3.6 million. EMTG has engaged Dustin/Massagli LLC, a company in which one of the Company's directors is president, a director and principal stockholder, to manage its business. In September 2002, the Company approved a plan to contribute an additional $893,750 to the joint venture that owns EMTG. This contribution will only be made by the Company if PIL elects not to contribute this amount. The election will be made by PIL on or before November 22, 2002. This contribution, if made by the Company, will occur on or shortly after November 22, 2002, and will increase the Company's ownership in the joint venture from 25 percent to 31.25 percent.

         Office Building
         In May 2002, the Company acquired a 10 percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space, for $300,000. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67 percent share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

4.       Investments in Unconsolidated Subsidiaries - Continued:
         ------------------------------------------------------

         San Francisco Joint Venture
         In June 2002, the Company acquired a 50 percent interest in CY-SF Hotel Parent, LP (the "San Francisco Joint Venture"), a joint venture with an affiliate of Marriott. The San Francisco Joint Venture purchased a Courtyard by Marriott in downtown San Francisco (the "San Francisco Downtown Property") for approximately $82 million. The purchase was financed with equity investments of $13 million each from the Company and Marriott as well as $56 million in borrowings consisting of two loans from a third-party lender. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25 percent, or 6.25 percent. The other loan is in the amount of $15 million and requires interest payments equal to a base rate plus 7 percent. The base rate equals the greater of (a) the lesser of (i) one-month LIBOR or (ii) 9 percent, or (b) 3 percent. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity. The lessee of the San Francisco
         Downtown Property is a wholly owned subsidiary of the San Francisco Joint Venture and the Property is managed by a subsidiary of Marriott.

         Interstate Joint Venture
         In September  2002,  the Company  acquired an 85 percent  interest in a
         Hampton Inn Property located in Houston, Texas (the "Hampton Inn Property") for $4,889,989. The Hampton Inn Property was acquired through an existing partnership with Interstate Hotels and Resorts that was originally formed in November 2001 (the "Interstate Joint Venture"). The total purchase price of the Hampton Inn Property was $14,300,000. All characteristics of the Interstate Joint Venture other than the acquisition of the Hampton Inn Property remain unchanged. In connection with this purchase, the Interstate Joint Venture assumed a loan of approximately $9.3 million which is secured by the Property. The loan bears interest at a rate of 7.78 percent per annum. Monthly payments of principal and interest of $75,730 are due on the first day of each month through December 1, 2007, at which time the entire remaining principal balance is due.

                            INTENTIONALLY LEFT BLANK

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

4.       Investments in Unconsolidated Subsidiaries - Continued:
         ------------------------------------------------------

         The Company has investments in several other joint ventures and partnerships with third parties who share the decision-making and control for these entities. The borrowers on the loans are legally separate entities, having separate assets and liabilities from the Company and, therefore, the assets and credit of the respective joint ventures are not available to satisfy the debts and other obligations of the Company. Likewise, the assets and credit of the Company are not available to satisfy the debts and other obligations of the borrowers on the loans of the joint ventures. The following presents unaudited condensed financial information for these investments as of and for the nine months ended September 30, 2002:



                                             Desert Ridge                                                         CY-SF
                                                Resort         WB Resort        CNL HHC         CNL IHC       Hotel Parent,
                                            Partners, LLC    Partners, LP     Partners, LP   Partners, LP*         LP
              ----------------------------- --------------- ---------------- --------------- --------------- ----------------
              Land, buildings, and
                  equipment, net              $234,965,497     $199,943,348    $212,381,420     $35,324,086      $81,177,406
              Other assets                       9,607,502       22,982,265      12,357,653       3,030,507        2,292,537
              Mortgages and other notes
                  payable                      204,145,170      152,439,214     100,413,333      15,972,030       56,541,667
              Other liabilities                 32,007,057       13,069,199       7,886,376       1,181,567        2,170,029
              Partners' capital                  8,420,772       57,417,200     116,439,364      21,200,996       24,758,247
              Revenues                           3,324,405       34,523,180      47,706,747       4,640,073        5,221,415
              Cost of sales                      2,609,951       14,856,258      19,381,320       1,234,820        1,636,841
              Expenses                           5,073,047       30,204,867      26,858,512       2,638,191        4,049,889
              Minority interest                         --               --              --              --               --
              Net income (loss)                (4,358,593)     (10,537,945)       1,466,915         767,062        (465,315)
              Income (loss) allocable to
                  the Company                  (1,720,490)      (5,163,593)       1,026,841         590,294        (232,658)
              Other comprehensive
                  (loss) allocable to the
                  Company                      (2,553,019)               --       (533,395)              --               --
              Difference between
                  carrying amount of
                  investment and
                  Company's share of
                  Partners' capital              3,712,474        3,530,325       7,354,614       1,560,003        1,834,649
              Company's ownership
                  interest at end  of
                  period                            39.48%           49.00%          70.00%          85.00%           50.00%




                                           CTM Partners,     CNL Plaza,
                                                LLC             Ltd.           Total
              -------------------------------------------- --------------- ---------------
              Land, buildings, and
                  equipment, net               $   407,452    $54,930,253    $819,129,462
              Other assets                      13,773,951     10,954,404      74,998,819
              Mortgages and other notes
                  payable                        2,358,528     64,326,187     596,196,129
              Other liabilities                  1,850,207      1,150,947      59,315,382
              Partners' capital                  9,972,668        407,523     238,616,770
              Revenues                           1,410,284      3,591,038     100,417,142
              Cost of sales                      2,693,007      2,551,617      44,963,814
              Expenses                           1,993,628        982,131      71,800,265
              Minority interest                    736,519             --          736,519
              Net income (loss)                (2,539,832)         57,290     (15,610,418)
              Income (loss) allocable to
                  the Company                    (634,958)          5,729      (6,128,835)
              Other comprehensive
                  (loss) allocable to the
                  Company                               --             --      (3,086,414)
              Difference between
                  carrying amount of
                  investment and
                  Company's share of
                  Partners' capital                     --             --      17,992,065
              Company's ownership
                  interest at end  of
                  period                           25.00%          10.00%              --







                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001



  4.     Investments in Unconsolidated Subsidiaries - Continued:
         ------------------------------------------------------

         The following presents unaudited condensed financial information for these joint ventures and partnerships as of and for the year ended December 31, 2001:


                                             Desert Ridge                                       CNL IHC          CY-SF
                                                Resort         WB Resort         CNL HHC       Partners,         Hotel
                                             Partners, LLC    Partners, LP    Partners, LP        LP*         Parent, LP**
              ----------------------------- ---------------- --------------- --------------- --------------- --------------
              Land, buildings, and
                   equipment, net             $ 133,500,314   $ 186,884,885    $ 213,278,530   $ 21,049,569        $    --
              Other assets                       82,644,318       9,069,876       10,573,028        571,152             --
              Mortgages and other notes
                    payable                     181,884,596     137,749,752      100,000,000      6,723,384             --
              Other liabilities                  26,969,771      18,196,841        4,940,228        249,912             --
              Partners' capital                   7,290,265      40,008,168      118,911,330     14,647,425             --
              Revenues                            8,153,952      10,166,841       17,564,259        510,505             --
              Cost of sales                       2,235,307       5,508,417        7,094,949        174,607             --
              Expenses                           13,830,223      13,988,956        9,219,402        408,496             --
              Net income (loss)                 (7,911,578)      (9,330,532)       1,249,908       (72,598)             --
              Income (loss) allocable to
                   the Company                  (3,395,649)      (4,571,961)         874,936             --             --
              Other comprehensive
                   income  (loss)
                   allocable
                   to the Company               (1,369,679)               --         180,283             --             --
              Difference between
                  carrying amount of
                  investment and
                  Company's share of
                  Partners' capital               3,196,751        3,622,986       7,650,572        870,072             --
              Company's ownership
                  interest at end of
                  period                             42.33%           49.00%         70.00%          85.00%             --





                                             CTM
                                             Partners,      CNL Plaza,
                                              LLC **          Ltd. **           Total
              ---------------------------- -------------- ---------------- ----------------
              Land, buildings, and
                   equipment, net                $    --          $    --     $554,713,298
              Other assets                            --               --      102,858,374
              Mortgages and other notes
                    payable                           --               --      426,357,732
              Other liabilities                       --               --       50,356,752
              Partners' capital                       --               --      180,857,188
              Revenues                                --               --       36,395,557
              Cost of sales                           --               --       15,013,280
              Expenses                                --               --       37,447,077
              Net income (loss)                       --               --     (16,064,800)
              Income (loss) allocable to
                   the Company                        --               --      (7,092,674)
              Other comprehensive
                   income (loss)
                   allocable
                   to the Company                     --               --      (1,189,396)
              Difference between
                  carrying amount of
                  investment and
                  Company's share of
                  Partners' capital                   --               --       15,340,381
              Company's ownership
                  interest at end of
                  period                              --               --              --



       * A portion of the net income for the nine months ended September 30, 2002 was allocated to the other partner to restore the deficit created by losses during the year ended December 31, 2001 in accordance with the partnership agreement.

      ** These entities were not formed until 2002 and therefore are not presented for the year ended December 31, 2001.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

4.       Investments in Unconsolidated Subsidiaries - Continued:
         ------------------------------------------------------

         The difference between the carrying amount of the investments in the above joint ventures and partnerships and the Company's share of partners' capital results from various acquisition costs and fees which are not shared by the co-venturers. These amounts are amortized over 36 years.

         The Company had distributions receivable from its joint ventures and partnerships of $4,274,807 and $1,410,900 as of September 30, 2002 and December 31, 2001, respectively, which are included in due from related parties in the accompanying consolidated balance sheets.

5.       Property Acquisitions:
         ---------------------

         During the nine months ended September 30, 2002, the Company acquired a SpringHill Suites(TM) by Marriott(R) and a TownePlace Suites(R) by Marriott(R), both located in Manhattan Beach, California, a SpringHill Suites(TM) by Marriott(R) located in Plymouth Meeting, Pennsylvania, a Courtyard(R) by Marriott(R) located in Somerset County, New Jersey, a Marriott Hotel located in Bridgewater, New Jersey and land on which a hotel will be constructed in California, for an aggregate amount of approximately $166 million. These hotel Properties are newly constructed, are leased by TRS entities and are being managed by affiliates of Marriott. The operations of these Properties have been included in the Company's results of operations since acquisition.

6.       Indebtedness:
         ------------

         Indebtedness consisted of the following at:


                                          September 30, 2002   December 31, 2001
                                          -----------------    ----------------

     Mortgages payable and accrued interest     $ 167,791,136    $  168,883,882
     Construction loan facilities                  16,368,281        47,887,071
     Tax incremental financing note                 9,610,903         9,684,609
     Line of credit                                24,152,343         7,500,000
                                                --------------   ---------------
                                                $ 217,922,663    $  233,955,562
                                                ==============   ===============

7.       Distributions:
         -------------

         For the nine months ended September 30, 2002 and 2001, approximately 60 percent and 59 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 40 percent and 41 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 2002 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the nine months ended September 30, 2002 may not be indicative of the results that may be expected for the year ended December 31, 2002.

8.       Related Party Transactions:
         --------------------------

         Certain directors and officers of the Company hold similar positions with the Advisor and its affiliates, including the managing dealer, CNL Securities Corp. These affiliates are by contract entitled to receive fees and compensation for services provided in connection with common stock offerings, and the acquisition, development, management and sale of the Company's assets.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

8.       Related Party Transactions - Continued:
         --------------------------------------

         Amounts incurred relating to these transactions with affiliates were as follows for the nine months ended September 30:


                                                                              2002               2001
                                                                       ----------------    -----------------

         CNL Securities Corp.:
           Selling commissions (the majority of which was reallowed
             to unaffiliated broker-dealer firms)                       $   24,636,556        $  17,544,559
         Marketing support fee and due diligence expense
             reimbursements                                                  1,639,380            1,090,270
                                                                       ----------------    -----------------
                                                                            26,275,936           18,634,829
                                                                       ----------------    -----------------
         Advisor and its affiliates:
             Acquisition fees                                               17,728,123           15,317,292
             Development fees                                                3,393,674            1,828,882
             Asset management fees                                           4,818,889            2,424,952
                                                                       ----------------    -----------------

                                                                            25,940,686           19,571,126
                                                                       ----------------    -----------------

                                                                         $  52,216,622         $ 38,205,955
                                                                       ================    =================



         Of these amounts, $1,321,497 and $1,026,225 is included in due to related parties in the accompanying condensed consolidated balance sheets as of September 30, 2002 and December 31, 2001, respectively.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows for the nine months ended September 30:


                                                                2002             2001
                                                            --------------   --------------

           Stock issuance costs                              $  2,246,057      $ 3,726,885

           General operating and administrative expenses          952,790          729,623
                                                            --------------   --------------

                                                             $  3,198,847      $ 4,456,508
                                                            ==============   ==============



         The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amounts deposited with this affiliate were $7,979,136 and $6,928,363 at September 30, 2002 and December 31, 2001, respectively.

         In May 2002, the Company acquired a 10 percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space, for $300,000. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67 percent share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

         EMTG has engaged Dustin/Massagli LLC, a company in which one of the Company's directors is president, a director and principal stockholder, to manage its business. See Note 4, "Investments in Unconsolidated Subsidiaries," for additional information.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

9.       Concentration of Credit Risk:
         ----------------------------

         One of the Company's tenants contributed approximately 12 percent of total revenues for the quarter and nine months ended September 30, 2002. In addition, a majority of the Company's rental income and hotel revenues were earned from Properties operating as various Marriott(R) brands for the quarter and nine months ended September 30, 2002.

         Although the Company intends to acquire Properties in various states and regions, has TRS entities which have become the tenants of many of its Properties while engaging third parties to manage operations, carefully screens its tenants and has obtained interests in other non-Marriott(R) branded Properties, failure of this lessee, the Company's hotels or the Marriott(R) brands could significantly impact the results of operations of the Company. Management believes that the risk of such a default will be reduced through future acquisition and diversification and through the initial and continuing due diligence procedures performed by the Company.

10.      Earnings Per Share:
         -------------------

         Basic earnings per share ("EPS") excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the quarter and nine months ended September 30, 2001, 2.4 million shares, (which related to the conversion of CNL Hotel Investors, Inc. Preferred Stock to the Company's Common Stock), were excluded from the EPS calculation because the issuance was anti-dilutive after the application of the "if converted method." There were no potentially dilutive items in 2002.

         The following represents the calculation of earnings per share for the quarters and nine months ended September 30:



                                                  Quarter Ended September 30,            Nine Months Ended September 30,
                                                    2002               2001                 2002                 2001
                                               ----------------    --------------      ----------------     ---------------
Basic and Diluted Earnings Per Share:
   Net earnings                                   $  2,343,107        $3,890,425          $ 10,750,818       $  16,477,869
                                               ================    ==============      ================     ===============

   Weighted average number of shares
      outstanding                                  100,749,086        68,897,098            90,622,101          60,806,624
                                               ================    ==============      ================     ===============

   Basic and diluted earnings per share           $       0.02       $      0.06          $       0.12       $        0.27
                                               ================    ==============      ================     ===============





11.      Stockholders' Equity:
         --------------------

         On August 13, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to an additional 175,000,000 shares of common stock ($1,750,000,000) (the "2003 Offering") in an offering expected to commence immediately following the completion of the Company's current offering. Of the 175,000,000 shares of common stock expected to be offered, up to 25,000,000 are expected to be available to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the 2003 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and
         (ii) to the Advisor for acquisition fees, are expected to be substantially the same as those for the 2002 Offering.

12.      Commitments and Contingencies:
         -----------------------------

         From time to time the Company may be exposed to litigation arising from the operation of its business. Management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

12.      Commitments and Contingencies - Continued:
         -----------------------------------------

         The Company has commitments to (i) acquire three hotel Properties for an anticipated aggregate purchase price of approximately $142 million,
         (ii) construct or complete construction on three properties with an estimated value of approximately $81 million and (iii) fund the remaining total of approximately $22 million in two existing partnerships. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its partnerships, if such shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and partnerships. The acquisition of additional Properties and the additional investment in the partnerships described above are subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these transactions will be entered into by the Company. In order to enter into these and other transactions, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on its revolving line of credit and permanent financing.

         The Company has entered into an agreement whereby if certain conditions are met, nine Properties currently leased to third-party tenants on a triple-net basis, must be assumed by the Company on or before March 31, 2004. In order for this to occur the Properties must have operating results above a certain minimum threshold. If these conditions are met and the assumption of these leases does not occur by the stated deadline, the Company has agreed to return security deposits it holds on three of the Properties which total approximately $3.2 million. Both parties have agreed that should the conversion occur, the Company would not be obligated to pay any additional consideration for the leasehold position and that the manager would participate, through incentive fees, in any additional earnings above what was otherwise the minimum rent.

         The Company has received various credit enhancement guarantees from third-party managers who have guaranteed a certain level of performance for Properties they manage which are leased to TRS entities. When provided, these guarantees are typically in effect during the stabilization period for the hotel Property or Properties being guaranteed. There is no guarantee that the Company will continue to be able to obtain credit enhancements in the future. These guarantees normally expire when (i) a predefined operating performance threshold is achieved for twelve consecutive months, (ii) the guarantee term expires (typically three to five years) or (iii) maximum allowable funding under that guarantee has been received, whichever occurs first. Operating results of several Properties may be "pooled" in order to measure operating performance for purposes of determining guarantee funding. Additionally, all or a portion of the amounts funded under these guarantees may be earned back by the guarantor, with a specified return, as an incentive fee under the management contract. Such incentive fee amounts will be paid only to the extent Property operating profits exceed a predetermined operating threshold. In situations where the guarantor has the opportunity to earn back funding from these guarantees, the funds received under the guarantees are recorded as other liabilities in the accompanying consolidated balance sheets. As of September 30, 2002 and December 31, 2001, these other liabilities were $6,761,534 and $0, respectively, representing guarantee funding which potentially could be earned back in the future. Additionally, as of September 30, 2002 and December 31, 2001, the Company had approximately $41,350,000 and $50,000,000, respectively, which remained available for funding under these types of guarantees, should such funding be necessary. Additional amounts of available funding under these types of credit enhancements are available separately for several of the joint ventures that the Company has entered into. There is no assurance that market conditions will allow the Company to obtain credit enhancements in the future.

         In connection with the lease assumptions for nine Properties discussed in Note 3, "Assignment of Third-Party Leases," the Company assumed a liquidity facility loan in the amount of approximately $3.6 million. A total of approximately $10.2 million is available for funding under the facility. The facility was provided by the manager of the Properties to fund Property operating shortfalls for the aggregate rent due on a pooled basis for the nine portfolio Properties. The facility is available until the earlier of (i) expiration of the agreement on December 31, 2004, (ii) the minimum rent coverage of the pooled Properties equals or exceeds a predefined threshold for 13 consecutive accounting periods or (iii) total liquidity facility funding equals or exceeds 10 percent of the total purchase price for all nine Properties at the end of any fiscal year. As of September 30, 2002, $3,670,397 was outstanding under the liquidity facility loan.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

12.      Commitments and Contingencies - Continued:
         -----------------------------------------

         The Company executed a commitment for a loan in the amount of $36 million collateralized by one of its hotel Properties. The loan has a term of five years. Interest is charged at 5.84 percent per annum. Payments of interest only are due monthly for the first two years of the loan, and monthly payments of principal and interest are due thereafter, calculated on a 25-year amortization schedule through maturity. This loan is expected to close no later than January 1, 2003.

13.      Subsequent Events:
         -----------------

         During the period October 1, 2002 through November 4, 2002, the Company
         received   subscription  proceeds  of  $63,300,622  for  an  additional
         6,330,062 shares of common stock.

         On October 2, 2002, the Company funded the remaining $16.3 of its total $25.1 million committed investment in a partnership that owns land on which a resort is being constructed.

         On October 25, 2002, the Company acquired a Courtyard(R) by Marriott(R) located in Newark, CA for approximately $25.5 million. This Property will be leased to a TRS of the Company and managed by an affiliate of Marriott.

         On October 1, 2002 and November 1, 2002, the Company declared distributions to stockholders of record on October 1, 2002 and November 1, 2002, totaling $7,114,778 and $7,537,727 respectively, or $0.06458 per share, payable in December 2002.

         On November 1, 2002, a majority of the common stockholders approved an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized equity shares from 216,000,000 shares (consisting of 150,000,000 common shares, 3,000,000 preferred shares and 63,000,000 excess shares) to 516,000,000 shares (consisting of 450,000,000 common shares, 3,000,000 preferred shares and 63,000,000 excess shares).

         On November 5, 2002, the Company opened a Courtyard(R) by Marriott(R) located in Edison, NJ. This Property was constructed by the Company and is being managed by an affiliate of Interstate Hotels and Resorts.

         On October 31, 2002, the Company obtained a loan in the amount of $90.7 million which will be collateralized by eight of its hotel Properties (seven currently owned and one which is expected to be purchased in late 2002). The loan has a term of five years. Interest is charged at
         6.53 percent per annum. Payments of interest only are due monthly for the first two years of the loan, and monthly payments of principal and interest are due thereafter, calculated on a 20-year amortization schedule through maturity. The Company borrowed approximately $9.1 million at closing with the remainder to be funded no later than January 1, 2003.

         The  Company  currently  is  seeking  additional  Properties  or  other
         permitted  real  estate  related  investment  opportunities,   such  as
         investments into other real estate companies or joint ventures.

                      INDEX TO OTHER FINANCIAL INFORMATION


The following summarized financial information is filed as part of this report as a result of Marriott International, Inc. ("Marriott") guaranteeing lease payments for several tenants relating to leased Properties owned by the Company and one pending acquisition as of November 15, 2002. The summarized financial information presented for Marriott as of December 28, 2001 and December 29, 2000, and for each of the years ended December 28, 2001, December 29, 2000 and December 31, 1999, was obtained from the Form 10-K filed by Marriott with the Securities and Exchange Commission for the year ended December 28, 2001. The summarized financial information presented for Marriott as of September 6, 2002, was obtained from the Form 10-Q filed by Marriott for the thirty-six week period ended September 6, 2002.



                                                                                            Page
                                                                                            ----


Marriott International, Inc. and Subsidiaries:

    Selected  Financial Data for the thirty-six  week period ended  September 6,
       2002,  and the years  ended  December  28,  2001,  December  29, 2000 and
       December 31, 1999                                                                     B-29


                           Other Financial Information

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)





Condensed Consolidated Balance Sheet Data:
                                                                  September 6,          December 28,             December 29,
                                                                    2002                   2001                     2000
                                                                 -----------             ----------               ---------

Current assets                                                    $1,494                  $2,130                   $1,645
Noncurrent assets                                                  7,000                   6,977                    6,592
Current liabilities                                                1,867                   1,802                    1,917
Noncurrent liabilities                                             2,864                   3,827                    3,053
Stockholders' equity                                               3,763                   3,478                    3,267



Consolidated Statements of Income Data:


                                                     Thirty-six           Fiscal Year           Fiscal Year          Fiscal Year
                                                    Weeks Ended              Ended,                Ended           Ended December
                                                    September 6,          December 28,         December 29,              31,
                                                        2002                  2001                 2000                 1999
                                                  -----------------     -----------------     ----------------     ----------------

Gross revenues                                          $7,479                $10,198               $10,135              $8,771

Costs and expenses (including
   income tax expense)                                   7,165                  9,962                 9,656               8,371
                                                     ----------             ----------           -----------           ---------

Net income                                               $ 314                  $ 236                 $ 479               $ 400
                                                     ==========             ==========           ===========           =========

Basic earnings per share                                 $1.30                 $ 0.97                $ 1.99               $1.62
                                                     ==========             ==========           ===========           =========

Diluted earnings per share                               $1.23                 $ 0.92                $ 1.89               $1.51
                                                     ==========             ==========           ===========           =========



Consolidated Statements of Cash Flows Data:

                                                     Thirty-six           Fiscal Year           Fiscal Year           Fiscal Year
                                                    Weeks Ended              Ended                 Ended            Ended December
                                                    September 6,          December 28,         December 29,               31,
                                                        2002                  2001                 2000                  1999
                                                  -----------------    -------------------    ----------------      ----------------

Cash provided by (used in)
    operating activities                                    $463                  $400                 $850                 $711
                                                      ==========           ============          ===========            =========

Cash provided by (used in)
    investing activities                                     193                 9,962                9,656                8,371
                                                      ==========           ============          ===========            =========

Cash provided by (used in)
    financing activities                                $ (1,162)                $ 236                $ 479                $ 400
                                                      ==========           ============          ===========            =========


                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

           ---------------------------------------------------------
            THE FOLLOWING INFORMATION UPDATES AND REPLACES THE CORRESPONDING INFORMATION IN APPENDIX C TO THE ATTACHED PROSPECTUS, DATED APRIL 1, 2002.
           ---------------------------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Retirement Properties, Inc., to invest in retirement properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2001. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1997 and December 2001.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1997 and December 2001. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2001.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 2001, of the Prior Public Programs, the offerings of which became fully subscribed between January 1997 and December 2001.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Appendix C because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1999 and December 2001.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                               CNL American             CNL Income          CNL Retirement
                                                Properties             Fund XVIII,            Properties,
                                                 Fund, Inc.                Ltd.                   Inc.
                                              ----------------        ---------------      ------------------
                                                 (Note 1)                                  (Notes 2, 3 and 4)

Dollar amount offered                            $747,464,420            $35,000,000            $155,000,000
                                              ================        ===============      ==================

Dollar amount raised                                    100.0 %                100.0 %                   6.3 %
                                              ----------------        ---------------      ------------------

Less offering expenses:

   Selling commissions and discounts                     (7.5 )                 (8.5 )                  (7.5 )
   Organizational expenses                               (2.2 )                 (3.0 )                  (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                              (0.5 )                 (0.5 )                  (0.5 )
                                              ----------------        ---------------      ------------------
                                                        (10.2 )                (12.0 )                 (11.0 )
                                              ----------------        ---------------      ------------------
Reserve for operations                                     --                     --                      --
                                              ----------------        ---------------      ------------------

Percent available for investment                         89.8 %                 88.0 %                  89.0 %
                                              ================        ===============      ==================

Acquisition costs:

   Cash down payment                                     85.3 %                 83.5 %                  84.5 %
   Acquisition fees paid to affiliates                    4.5                    4.5                     4.5
   Loan costs                                              --                     --                      --
                                              ----------------        ---------------      ------------------

Total acquisition costs                                  89.8 %                 88.0 %                  89.0 %
                                              ================        ===============      ==================

Percent leveraged (mortgage financing
   divided by total acquisition costs)               (Note 1)                     --                      --

Date offering began                          4/19/95, 2/06/97                9/20/96                 9/18/98
                                                  and 3/02/98

Length of offering (in months)                  22, 13 and 9,                     17                      24
                                                 respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                       23, 16 and 11,                     17                      19
                                                 respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "APF Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The APF Initial Offering commenced April 19, 1995, and upon completion of the APF Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the APF Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. During the offerings, APF did not utilize mortgage financing to acquire properties.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The Initial Offering of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had

Note 2
   (Continued):   received subscription proceeds of $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement
                  Properties REIT commenced an offering of up to $155,000,000
                  (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan.
                  As of December 31, 2001, the Retirement Properties REIT had received subscription proceeds of $61,492,370 (6,149,233 shares) from its 2000 Offering, including $330,944 (33,095 shares) issued pursuant to the reinvestment plan.

Note 3: During its Initial Offering, the Retirement Properties REIT raised $9,718,974 or 6.3% of the dollar amount offered. The percentage of dollar amount raised is based on the actual amount raised during the Retirement Properties REIT's Initial Offering.

Note 4: The amounts shown represent the results of the CRP Initial Offering only due to the fact that the 2000 Offering was not yet fully subscribed at December 31, 2001.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                     CNL American          CNL Income          CNL Retirement
                                                   Properties Fund,        Fund XVIII,           Properties,
                                                         Inc.                 Ltd.                  Inc.
                                                   ------------------    ----------------    --------------------
                                                    (Notes 1, 2 and 6)                            (Note 4)

Date offering commenced                             4/19/95, 2/06/97             9/20/96     9/18/98 and 9/19/00
                                                         and 3/02/98

Dollar amount raised                                    $747,464,420         $35,000,000             $71,211,344
                                                   ==================    ================    ====================
Amount paid to sponsor from proceeds of offering:
     Selling commissions and discounts                    56,059,832           2,975,000               5,340,848
     Real estate commissions                                      --                  --                      --
     Acquisition fees (Note 5)                            33,604,618           1,575,000               3,202,551
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                              3,737,322             175,000                 356,057
                                                   ------------------    ----------------    --------------------
Total amount paid to sponsor                              93,401,772           4,725,000               8,899,456
                                                   ==================    ================    ====================
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2001 (Note 7)                                        52,767,575           1,917,556               2,466,324
     2000 (Note 7)                                      (152,419,134 )         2,430,370               1,349,284
     1999 (Note 7)                                       311,630,414           2,921,071                  51,647
     1998                                                 42,216,874           2,964,628                      --
     1997                                                 18,514,122           1,471,805                      --
     1996                                                  6,096,045              30,126                      --
     1995                                                    594,425                  --                      --
     1994                                                         --                  --                      --
     1993                                                         --                  --                      --
Amount paid to sponsor from operations
   (administrative, accounting and
    management fees) (Notes 6 and 8):
     2001                                                  4,564,213             232,645                 292,945
     2000                                                  3,542,515             120,319                 253,265
     1999                                                  4,369,200             124,031                  38,796
     1998                                                  3,100,599             132,890                      --
     1997                                                  1,437,908             110,049                      --
     1996                                                    613,505               2,980                      --
     1995                                                     95,966                  --                      --
     1994                                                         --                  --                      --
     1993                                                         --                  --                      --
Dollar amount of property sales and
   refinancing before deducting payments
   to sponsor:
     Cash (Note 3)                                        58,773,723           4,480,422                      --
     Notes                                                        --                  --                      --
Amount paid to sponsors from property
   sales and refinancing:
     Real estate commissions                                      --                  --                      --
     Incentive fees                                               --                  --                      --
     Other (Note 6)                                               --                  --                      --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "APF Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The APF Initial Offering commenced April 19, 1995, and upon completion of the APF Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the APF Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The

Note 1
   (Continued):   1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January
                  1999. The amounts shown represent the combined results of the APF Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and
                  $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. As of December 31, 2001, the Retirement Properties REIT had received subscription proceeds of $61,492,370 (6,149,233 shares) from its 2000 Offering, including $330,944 (33,095 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the Initial Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2001.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note 6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 8: In addition to the amount paid to sponsor from operations presented in this table, during the years ended December 31, 1998, 1999, 2000 and 2001, APF incurred $300,206, $1,493,437,
                  $1,493,436 and $1,493,436, respectively, of soliciting dealer servicing fees payable to the sponsor. As of December 31, 2001, no such fees had been incurred with respect to the Retirement Properties REIT.

Note 9: In connection with its Initial Offering, the Retirement Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Retirement Properties REIT at a price of $12.00 during the five year period commencing the date the Initial Offering began. During the year ended December 31, 2000, the Retirement Properties REIT issued 35,776 Soliciting Dealer Warrants to CNL Securities Corp. For the year ended December 31, 2001, no Soliciting Dealer Warrants were issued.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.


                                                                          1994                                          1997
                                                                        (Note 1)        1995            1996          (Note 2)
                                                                       ------------  ------------    ------------   -------------

Gross revenue                                                               $   --     $ 539,776      $4,363,456    $ 15,516,102
Equity in earnings of unconsolidated joint venture                              --            --              --              --
Gain (loss) on sale of assets (Notes 7, 15, 18 and 21)                          --            --              --              --
Provision for losses on assets (Notes 12, 14 and 17)                            --            --              --              --
Sale of real estate (Note 21)                                                   --            --              --              --
Interest income                                                                 --       119,355       1,843,228       3,941,831
Less:  Operating expenses                                                       --      (186,145 )      (908,924 )    (2,066,962 )
       Transaction costs                                                        --            --              --              --
       Loss on investment in securities                                         --            --              --              --
       Cumulative effect of accounting change                                   --            --              --              --
       Provision for loss on mortgage notes held for sale                       --            --              --              --
       Impairment provision                                                     --            --              --              --
       Interest expense                                                         --            --              --              --
       Cost of real estate sold (Note 21)                                       --            --              --              --
       Depreciation and amortization                                            --      (104,131 )      (521,871 )    (1,795,062 )
       Loss on termination of cash flow hedge accounting                        --            --              --              --
       Advisor acquisition expense (Note 16)                                    --            --              --              --
       Minority interest in (income)/loss of consolidated joint
         ventures                                                               --           (76 )       (29,927 )       (31,453 )
                                                                       ------------  ------------    ------------   -------------
Net income (loss) - GAAP basis                                                  --       368,779       4,745,962      15,564,456
                                                                       ============  ============    ============   =============
Taxable income
    -  from operations (Note 8)                                                 --       379,935       4,894,262      15,727,311
                                                                       ============  ============    ============   =============
    -  from gain (loss) on sale (Notes 7, 15, 18 and 21)                        --            --              --         (41,115 )
                                                                       ============  ============    ============   =============
Cash generated from (used in) operations (Notes 4 and 5)                        --       498,459       5,482,540      17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)                              --            --              --       6,289,236
Cash generated from refinancing                                                 --            --              --              --
                                                                       ------------  ------------    ------------   -------------
Cash generated from (used in) operations, sales and refinancing                 --       498,459       5,482,540      23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                                      --      (498,459 )    (5,439,404 )   (16,854,297 )
      -  from sale of properties                                                --            --              --              --
      -  from cash flow from prior period                                       --            --              --              --
      -  from return of capital (Note 10)                                       --      (136,827 )            --              --
                                                                       ------------  ------------    ------------   -------------
Cash generated (deficiency) after cash distributions                            --      (136,827 )        43,136       6,511,153
Special items (not including sales of real estate and refinancing):
      Subscriptions received from stockholders                                  --    38,454,158     100,792,991     222,482,560
      Sale of common stock to CNL Fund Advisors, Inc.                      200,000            --              --              --
      Retirement of shares of common stock (Note 13)                            --            --              --              --
      Contributions from minority interest of consolidated joint
       venture                                                                  --       200,000          97,419              --
      Distributions to minority interest                                        --            --         (39,121 )       (34,020 )
      Payment of stock issuance costs                                          (19 )  (3,680,704 )    (8,486,188 )   (19,542,862 )
      Acquisition of land and buildings on operating leases                     --   (18,835,969 )   (36,104,148 )  (143,542,667 )
      Investment in direct financing leases                                     --    (1,364,960 )   (13,372,621 )   (39,155,974 )
      Proceeds from sales of equipment direct financing leases                  --            --              --         962,274
      Proceeds from sale of consolidated partnership interest
       (Note 19)                                                                --            --              --              --
      Proceeds from sale of securities                                          --            --              --              --
      Proceeds from borrowing from affiliate (Note 22)                          --            --              --              --
      Investment in joint venture                                               --            --              --              --
      Increase in restricted cash                                               --            --              --              --
      Purchase of other investments (Note 4)                                    --            --              --              --
      Investment in mortgage, equipment and other notes receivable (Note 4)     --            --     (13,547,264 )   (16,923,383 )
      Collections on mortgage, equipment and other notes receivable (Note 4)    --            --         133,850         250,732
      Redemption of (investment in) certificates of deposit                     --            --              --      (2,000,000 )
      Proceeds from the issuance of bonds                                       --            --              --              --
      Payment on bonds                                                          --            --              --              --
      Proceeds from borrowing on credit facility, note payable
        and subordinated note payable                                           --            --       3,666,896      19,721,804
      Payment on credit facility and note payable                               --            --        (145,080 )   (20,784,577 )
      Reimbursement of organization, acquisition, and deferred
        offering and stock issuance costs paid on behalf of CNL
        American Properties Fund, Inc. by related parties (Note 20)       (199,036 )  (2,500,056 )      (939,798 )    (2,857,352 )
      Decrease (increase) in intangibles and other assets                       --      (628,142 )    (1,103,896 )            --
      Proceeds from borrowings on mortgage warehouse facilities                 --            --              --              --
      Payments on mortgage warehouse facilities                                 --            --              --              --
      Payments of loan and bond issuance costs                                  --            --              --              --
      Other                                                                     --            --         (54,533 )        49,001
                                                                       ------------  ------------    ------------   -------------
Cash generated (deficiency) after cash distributions
    and special items                                                          945    11,507,500      30,941,643       5,136,689
                                                                       ============  ============    ============   =============



     1998              1999             2000                2001
   (Note 3)          (Note 3)         (Note 3)            (Note 3)
---------------   ---------------   --------------     ---------------

   $33,202,491      $ 62,165,451     $ 93,693,424        $115,539,500
        16,018            97,307           97,559           1,106,775
            --        (1,851,838 )       (721,230 )        (1,136,997 )
      (611,534 )      (7,779,195 )     (2,575,716 )       (27,173,500 )
            --                --               --         105,645,379
     8,984,546        13,335,146       29,794,446          48,699,202
    (5,354,859 )     (12,078,868 )    (30,540,955 )       (34,271,783 )
            --        (6,798,803 )    (10,315,116 )                --
            --                --       (5,347,659 )          (121,675 )
            --                --               --          (3,840,902 )
            --                --       (6,854,932 )        (5,070,213 )
            --                --               --         (28,199,674 )
            --       (10,205,197 )    (47,612,460         (68,541,233 )
            --                --               -- )       (97,586,970 )
    (4,054,098 )     (10,346,143 )    (17,713,928 )       (21,196,777 )
            --                --               --          (8,060,000 )
            --       (76,333,516 )             --                  --

       (30,156 )         (41,678 )      1,023,730            (242,030 )
---------------   ---------------   --------------     ---------------
    32,152,408       (49,837,334 )      2,927,163         (24,451,498 )
===============   ===============   ==============     ===============

    33,553,390        58,152,473       28,881,542          22,681,442
===============   ===============   ==============     ===============
      (149,948 )        (789,861 )     (2,696,079 )        (9,518,197 )
===============   ===============   ==============     ===============
    39,116,275       307,261,214     (155,961,649 )        48,203,362
     2,385,941         5,302,433       12,833,063          11,207,122
            --                --               --                  --
---------------   ---------------   --------------     ---------------
    41,502,216       312,563,647     (143,128,586 )        59,410,484

   (39,116,275 )     (60,078,825 )             --         (48,203,362 )
            --                --               --                  --
      (265,053 )              --      (66,329,582 )       (18,263,335 )
       (67,821 )              --               --                  --
---------------   ---------------   --------------     ---------------
     2,053,067       252,484,822     (209,458,168 )        (7,056,213 )

   385,523,966           210,736               --           9,691,600
            --                --               --                  --
      (639,528 )         (50,891 )             --                  --

            --           740,621           39,922                  --
       (34,073 )         (66,763 )       (146,601 )          (234,002 )
   (34,579,650 )        (737,190 )     (1,493,436 )        (1,493,436 )
  (200,101,667 )    (286,411,210 )   (160,901,355 )       (26,051,869 )
   (47,115,435 )     (63,663,720 )    (15,368,629 )                --
            --         2,252,766        1,848,664           1,451,456

            --                --        1,187,238                  --
            --                --        7,720,997                  --
            --                --               --           2,708,400
      (974,696 )        (187,452 )             --             (10,000 )
            --                --       (1,875,838 )       (10,580,507 )
   (16,083,055 )              --       (2,831,779 )           982,050
   (10,724,398 )     (31,004,345 )    (11,130,607 )       (11,457,682 )
     1,555,623         3,894,067        8,334,231           9,325,173
            --         2,000,000               --                  --
            --                --      280,906,000         177,222,667
            --                --       (2,422,469 )       (10,065,808 )

     7,692,040       439,941,245      397,538,000          63,948,887
        (8,039 )     (61,580,289 )   (586,425,008 )      (159,590,370 )


    (4,574,925 )      (1,492,310 )             --                  --
    (6,281,069 )      (1,862,036 )       (377,755 )                --
            --        27,101,067      301,227,438         325,264,212
            --      (352,808,966 )     (7,718,739 )      (358,859,850 )
            --        (5,947,397 )    (20,891,532 )        (9,633,523 )
       (95,101 )              --               --                  --
---------------   ---------------   --------------     ---------------

    75,613,060       (77,188,245 )    (22,239,426 )        (4,438,815 )
===============   ===============   ==============     ===============


                                                       1994                                                   1997
                                                     (Note 1)            1995               1996            (Note 2)
                                                  ---------------    --------------     -------------     -------------

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                               --                20                61                67
                                                  ===============    ==============     =============     =============
    -  from recapture                                         --                --                --                --
                                                  ===============    ==============     =============     =============
Capital gain (loss) (Notes 7, 15, 18 and 21)                  --                --                --                --
                                                  ===============    ==============     =============     =============
Cash distributions to investors:
    Source (on GAAP basis):
    -  from investment income                                 --                19                59                66
    -  from capital gain                                      --                --                --                --
    -  from investment income from prior
       period                                                 --                --                --                --
   -   from return of capital (Note 10)                       --                14                 8                 6
                                                  ---------------    --------------     -------------     -------------
Total distributions on GAAP basis (Note 11):                  --                33                67                72
                                                  ===============    ==============     =============     =============
   Source (on cash basis):
    -  from sales                                             --                --                --                --
    -  from refinancing                                       --                --                --                --
    -  from operations (Note 4)                               --                26                67                72
    -  from cash flow from prior period                       --                --                --                --
    -  from return of capital (Note 10)                       --                 7                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on cash basis (Note 11)                   --                33                67                72
                                                  ===============    ==============     =============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                     0.00 %            5.34 %            7.06 %            7.45 %
Total cumulative cash distributions per
    $1,000 investment from inception                          --                33               100               172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 7, 15, 18 and 21)                       N/A               100 %             100 %             100 %

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial
                  Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions and purchases of other investments held for sale as operating activities in its financial statements. APF continues to classify investments in mortgage loans and other investments intended to be held as investments as investing activities in its financial statements.

      1998                 1999              2000             2001
    (Note 3)             (Note 3)          (Note 3)         (Note 3)
------------------    ---------------   ---------------   --------------





               63                 74                30               15
==================    ===============   ===============   ==============
               --                 --                --               --
==================    ===============   ===============   ==============
               --                 --                --               --
==================    ===============   ===============   ==============


               60                 --                 3               --
               --                 --                --               --

               --                 --                --               --
               14                 76                73               76
------------------    ---------------   ---------------   --------------

               74                 76                76               76
==================    ===============   ===============   ==============

               --                 --                --               --
               --                 --                --               --
               73                 76                --               55
                1                 --                76               21
               --                 --                --               --
------------------    ---------------   ---------------   --------------
               74                 76                76               76
==================    ===============   ===============   ==============

            7.625 %            7.625 %           7.625 %          7.625 %

              246                322               398              474






              100 %              100 %             100 %            100 %


Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 2001, 2000, 1999, 1998, 1997, 1996 and 1995, 20%, 40%, 97%, 84.87%, 93.33%, 90.25% and
                  59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 80%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2001, 2000, 1999, 1998, 1997, 1996 and 1995
                  are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax results per $1,000 invested presented above has been calculated using the annual earnings and profits split as described in Note 9.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of
                  $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000 and 2001, APF recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,575,716 and $27,173,500, respectively, for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000 and 2001, respectively, and the estimated net realizable value for these properties.

Note 18: During the year ended December 31, 2000, APF sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by APF as of the date of the sale).

Note 19: During the year ended December 31, 2000, APF received $1,187,238 for the sale of consolidated partnership interests.

Note 20: An affiliate of APF is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by APF beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in APF in connection with such offering. An affiliate of APF in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000 and 2001 APF incurred $300,206, $1,493,437,
                  $1,493,436 and $1,493,436 of such fees, respectively, which were paid in January 1999, 2000, 2001 and 2002, respectively.

Note 21: During the year ended December 31, 2001, APF sold several properties held for investment for aggregate net sales proceeds of $11,207,122, which resulted in total aggregate losses of $1,136,997 for financial reporting purposes. In addition, during the year ended December 31, 2001, APF began acquiring certain properties with the intent of selling them to third parties.

Note 22: During the year ended December 31, 2001, an affiliate of APF advanced $2.7 million to the Company in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.

                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                               $    --         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                              --                --                --                  --
Profit (loss) on sale of assets (Notes 7 and 11)                 --                --                --                  --
Lease termination refund to tenant (Note 8)                      --                --                --                  --
Lease termination income (Note 10)                               --                --                --                  --
Interest income                                                  --            30,241           161,826             141,408
Less:  Operating expenses                                        --            (3,992 )        (156,403 )          (207,974 )
       Provision for write-down of assets (Notes 5,
         9 and 12)                                               --                --                --            (197,466 )
       Transaction costs                                         --                --                --             (15,522 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                             --              (712 )        (142,079 )          (374,473 )
                                                      --------------    --------------     -------------      --------------
Net income (loss) - GAAP basis                                   --            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income (loss)
    -  from operations                                           --            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Notes 7 and 11)                        --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                     --            27,146         1,361,756           2,831,738
Cash generated from sales (Notes 7 and 11)                       --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                  --            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                --            (2,138 )        (855,957 )        (2,468,400 )
      -  from prior period                                       --                --                --                  --
      -  from return of capital                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                --            25,008           505,799             363,338
Special items (not including sales and
refinancing):
    Limited partners' capital contributions                      --         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                --                --                  --
    Contributions from minority interest                         --                --                --                  --
    Syndication costs                                            --          (845,657 )      (2,450,214 )          (161,142 )
    Acquisition of land and buildings                            --        (1,533,446 )     (18,581,999 )        (3,134,046 )
    Investment in direct financing leases                        --                --        (5,962,087 )           (12,945 )
    Investment in joint ventures                                 --                --                --            (166,025 )
    Decrease (increase) in restricted cash                       --                --                --                  --
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                 --          (497,420 )        (396,548 )           (37,135 )
    Increase in other assets                                     --          (276,848 )              --                  --
    Other                                                       (20 )            (107 )         (66,893 )           (10,000 )
                                                      --------------    --------------     -------------      --------------

Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998 )        (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           --                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Notes 7 and 11)                             --                --                --                  --
                                                      ==============    ==============     =============      ==============


     1999             2000              2001
---------------   -------------     -------------

   $ 3,075,379     $ 2,768,213       $ 2,466,449
        61,656         112,863           197,012
        46,300              --           429,072
            --         (84,873 )              --
            --         100,000                --
        55,336          40,049            17,822
      (256,060 )      (401,170 )        (853,314 )

            --        (993,178 )        (708,377 )
       (74,734 )       (27,532 )              --
            --              --                --
      (392,521 )      (397,175 )        (379,899 )
---------------   -------------     -------------
     2,515,356       1,117,197         1,168,765
===============   =============     =============

     2,341,350       1,939,686         1,283,053
===============   =============     =============
        80,170              --          (313,287 )
===============   =============     =============

     2,797,040       2,310,051         1,684,911
       688,997              --         4,291,443
           --               --                --
---------------   -------------     -------------

     3,486,037       2,310,051         5,976,354

    (2,797,040 )    (2,310,051 )      (1,684,911 )
        (2,958 )      (489,949 )        (401,238 )
            --              --          (713,851 )
---------------   -------------     -------------

       686,039        (489,949 )       3,176,354

            --              --                --
            --              --                --
            --              --                --
            --              --                --
       (25,792 )            --                --
            --              --                --
      (526,138 )    (1,001,558 )      (1,766,420 )
      (688,997 )       688,997        (1,663,401 )


        (2,495 )            --                --
            --              --                --
          (117 )            --                --
---------------   -------------     -------------

      (557,500 )      (802,510 )        (253,467 )
===============   =============     =============




            66              55                37
===============   =============     =============
            --              --                --
===============   =============     =============
             2              --                (9 )
===============   =============     =============


                                                       1995
                                                     (Note 1)            1996               1997              1998
                                                  ---------------    --------------     -------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                 --                --                38                65
    -  from capital gain (Notes 7 and 11)                     --                --                --                --
    -  from investment income from prior
       period                                                 --                --                --                 6
    -  from return of capital                                 --                --                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on GAAP basis (Note 4)                    --                --                38                71
                                                  ===============    ==============     =============     =============
   Source (on cash basis)
    -  from sales (Notes 7 and 11)                            --                --                --                --
    -  from operations                                        --                --                38                71
    -  from cash flow from prior period                       --                --                --                --
    -  from return of capital                                 --                --                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on cash basis (Note 4)                    --                --                38                71
                                                  ===============    ==============     =============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                     0.00 %            5.00 %            5.75 %            7.63 %
Total cumulative cash distributions per
    $1,000 investment (Note 6)                                --                --                38               109
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Notes 7 and 11)                                N/A               100 %             100 %             100 %

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd. ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997, 1998, 1999, 2000 and 2001 are reflected in the
                  1997, 1998, 1999, 2000 and 2001 columns, respectively, due to the payment of such distributions in January 1997, 1998, 1999, 2000, 2001 and 2002, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998, 1999, 2000 and 2001, are not included in the 1996, 1997, 1998, 1999,
                  2000 and 2001 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established a provision for write-down of assets of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The provision for loss represented the difference between the property's carrying value at December 31, 1998 and the estimated net realizable value.

Note 6:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. In June 2000, CNL XVIII used the net sales proceeds from this sale to enter into a joint venture arrangement with CNL Income Fund VII, Ltd., CNL Income Fund XV, Ltd. and CNL Income Fund XVI, Ltd., each a Florida limited partnership and an affiliate of the general partners, to hold one restaurant property.

Note 8: The lease termination refund to tenant of $84,873 during 2000 is due to lease termination negotiations during 2000 related to the 1999 sale of CNL XVIII's property in Atlanta, Georgia. CNL XVIII does not anticipate incurring any additional costs related to the sale of this property.

     1999               2000            2001
----------------    -------------   --------------



             71               29               21
              1               --               12

              8                3               --
             --               48               47
----------------    -------------   --------------

             80               80               80
================    =============   ==============

             --               --               --
             80               66               48
             --               14               11
             --               --               21
----------------    -------------   --------------
             80               80               80
================    =============   ==============

           8.00 %           8.00 %           8.00 %

            189              269              349






             98 %            100 %             92 %

Note 9: During 2000, CNL XVIII recorded a provision for write-down of assets in the amount of $299,849 for financial reporting purposes relating to its On the Border property in San Antonio, Texas. The tenant of this property closed the store and ceased operations during 2000 (see Note 12). In addition, during 2000, CNL XVIII recorded provisions for write-down of assets in the amount of $693,329 for financial reporting purposes, relating to its properties in Timonium, Maryland, San Antonio, Texas, and Raleigh, North Carolina. The tenant of these properties declared bankruptcy and rejected the leases relating to the properties in Timonium, Maryland and San
                  Antonio, Texas and terminated the lease relating to the property in Raleigh, North Carolina (See Note 12). The provisions represented the difference between the carrying value of the properties, including the accumulated accrued rental income balance, at December 31, 2000 and the estimated net realizable value for the properties.

Note 10: In consideration of the Partnership releasing the former tenant of the Boston Market property in Raleigh, North Carolina from its obligations under its lease, the Partnership received termination fee income of $100,000 during 2000.

Note 11: During 2001, CNL XVIII sold its property in Timonium, Maryland, resulting in a net loss of $18,855 for financial reporting purposes. In addition, during 2001, CNL XVIII sold its properties in Henderson, Nevada and Santa Rosa, California resulting in a net gain of $447,927 for financial reporting purposes. In July 2001, CNL XVIII used a portion of the net sales proceeds from the sales of the properties in Timonium, Maryland and Henderson, Nevada to acquire a property in Denver, Colorado as tenants-in-common with an affiliate of the general partners. In addition, during 2001, CNL XVIII sold a portion of its interest in TGIF Pittsburgh Joint Venture for $500,019. Because CNL XVIII sold this interest at its current carrying value, no gain or loss was recorded for financial reporting purposes. In January 2002, the Partnership reinvested the majority of the net sales proceeds from the sale of the property in Santa Rose, California in a property in Houston, Texas and a property in Austin, Texas, with an affiliate of the general partners, as tenants-in-common.

Note 12: During 2001, CNL XVIII recorded an additional provision for write-down of assets in the amount of $321,239 for financial reporting purposes relating to its On the Border property in San Antonio, Texas (see Note 9). In addition, during 2001, CNL XVIII recorded an additional provision for write-down of assets in the amount of $387,138 for financial reporting purposes relating to its Boston Market property in San Antonio, Texas (See Note 9). The provisions represented the difference between the carrying value of the properties at December 31, 2001 and the estimated net realizable value for the properties.

                                    TABLE III
                       Operating Results of Prior Programs
                         CNL RETIREMENT PROPERTIES, INC.


                                                              1997             1998              1999            2000
                                                            (Note 1)         (Note 1)          (Note 1)        (Note 2)
                                                          --------------   --------------    -------------   --------------

Gross revenue                                                    $   --           $   --          $    --       $  981,672
Interest and other income                                            --               --           86,231          103,058
Less:  Operating expenses                                            --               --          (79,621 )       (181,596 )
       Interest expense                                              --               --               --         (367,374 )
       Depreciation and amortization                                 --               --               --         (310,982 )
       Organizational costs                                          --               --          (35,000 )             --
                                                          --------------   --------------    -------------   --------------
Net income (loss) - GAAP basis                                       --               --          (28,390 )        224,778
                                                          ==============   ==============    =============   ==============
Taxable income
    -  from operations (Note 6)                                      --               --           86,231           93,269
                                                          ==============   ==============    =============   ==============
    -  from gain (loss) on sale                                      --               --               --               --
                                                          ==============   ==============    =============   ==============
Cash generated from operations (Notes 3 and 4)                       --                            12,851        1,096,019
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                                    --               --          (12,851 )       (502,078 )
      -  from sale of properties                                     --               --               --               --
      -  from cash flow from prior period                            --               --               --               --
      -  from return of capital (Note 8)                             --               --          (37,553 )             --
                                                          --------------   --------------    -------------   --------------
Cash generated (deficiency) after cash
    distributions                                                    --               --          (37,553 )        593,941
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from stockholders                       --               --        5,200,283        6,491,310
      Sale of common stock to CNL
         Retirement Corp.                                       200,000               --               --               --
      Stock issuance costs                                           --          (64,569 )       (416,153 )       (519,586 )
      Acquisition of land, building and
         equipment                                                   --               --               --      (13,848,900 )
      Payment of acquisition costs                                   --               --               --         (562,491 )
      Increase in restricted cash                                    --               --               --          (17,312 )
      Reimbursement of organizational, offering and
         acquisition costs paid by related party on
         behalf of the company                                       --         (135,339 )         (2,447 )       (411,875 )
      Proceeds of borrowing on line of credit                        --               --               --        8,100,000
      Payment on line of credit                                      --               --               --       (4,305,000 )
      Payment of loan costs                                          --               --               --          (55,917 )
      Retirement of shares of common stock                           --               --               --          (30,508 )
                                                          --------------   --------------    -------------   --------------
Cash generated (deficiency) after cash
    distributions and special items                             200,000         (199,908 )      4,744,130       (4,566,338 )
                                                          ==============   ==============    =============   ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (Note 9)
    -  from operations (Note 6)                                      --               --               12               32
                                                          ==============   ==============    =============   ==============
    -  from recapture                                                --               --               --               --
                                                          ==============   ==============    =============   ==============
Capital gain (Note 7)                                                --               --               --               --
                                                          ==============   ==============    =============   ==============

     2001
   (Note 2)
---------------

   $ 1,764,217
       135,402
      (343,472 )
      (105,056 )
      (535,126 )
            --
---------------
       915,965
===============

       600,447
===============
            --
===============
     2,173,379

    (1,507,322 )
            --
            --
            --
---------------

       666,057


    59,519,751

            --
    (5,167,100 )

   (20,269,138 )
    (2,644,534 )
       (17,797 )
            --
    (1,735,996 )
            --
    (3,795,000 )
            --
       (13,020 )
---------------

    26,543,223
===============




            41
===============
            --
===============
            --
===============



                                                        1997               1998                1999              2000
                                                      (Note 1)           (Note 1)            (Note 1)          (Note 2)
                                                   ----------------   ---------------     ---------------   ----------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                   --                --                  --                 27
    -  from capital gain                                        --                --                  --                 --
    -  from investment income from
       prior period                                             --                --                  --                 --
    -  from return of capital (Note 8)                          --                --                  12                 32
                                                   ----------------   ---------------     ---------------   ----------------
Total distributions on GAAP basis (Note 9)                      --                --                  12                 59
                                                   ================   ===============     ===============   ================
   Source (on cash basis)
    -  from sales                                               --                --                  --                 --
    -  from refinancing                                         --                --                  --                 --
    -  from operations                                          --                --                   3                 59
    -  from cash flow from prior period                         --                --                  --                 --
    -  from return of capital (Note 8)                          --                --                   9                 --
                                                   ----------------   ---------------     ---------------   ----------------
Total distributions on cash basis (Note 9)                      --                --                  12                 59
                                                   ================   ===============     ===============   ================
Total cash distributions as a percentage
    of original $1,000 investment (Note 5)                     N/A               N/A                 3.0 %             5.79 %
Total cumulative cash distributions per
    $1,000 investment from inception                           N/A               N/A                  12                 71
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties
    in program)                                                N/A               N/A                 N/A                100 %


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The amounts shown represent the combined results of the Initial Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2000. Activities through July 13, 1999, were devoted to organization of the Retirement Properties REIT and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 2000 Offering.

Note 3: Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 5:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 6: Taxable income presented is before the dividends paid deduction.

Note 7: For the years ended December 31, 2001, 2000 and 1999, approximately 65%, 54% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the years ended December 31, 2001 and 2000, approximately 35% and 46%, respectively, of distributions received by stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2001, 2000 and 1999, are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

      2001
    (Note 2)
------------------



               38
               --

               --
               25
------------------
               63
==================

               --
               --
               63
               --
               --
------------------
               63
==================

              7.0 %

              134






              100 %

Note 8:           Cash  distributions  presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax
                  results  per  $1,000   invested   presented   above  has  been
                  calculated using the annual earnings and profit split as described in Note 7.

Note 10: Certain data for columns representing less than 12 months have been annualized.


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund, Ltd.:
   Golden Corral -
     Kent Island, MD (2)(4)       11/20/86     10/15/99      $ 870,457      --          --         --        $  870,457
   Popeye's -
     Merritt Island, FL (2)       12/31/86     09/13/00        676,503      --          --         --           676,503
   Golden Corral -
     Salisbury, MD (2) (11)       12/04/86     11/30/00        665,001      --          --         --           665,001

CNL Income Fund II, Ltd.:
   Golden Corral -
     Columbia, MO                 11/17/87     03/23/99        678,888      --          --         --           678,888
   Little House -
     Littleton, CO                10/07/87     11/05/99        150,000      --          --         --           150,000
   KFC -
     Jacksonville, FL (2)         09/01/87     06/15/00        601,400      --          --         --           601,400
   Popeye's -
     Sanford, FL (2)              06/28/87     09/13/00        631,359      --          --         --           631,359
   Popeye's -
     Altamonte Springs, FL (2)    02/11/87     09/13/00        494,052      --          --         --           494,052
   Popeye's -
     Apopka, FL (2)               01/19/88     09/13/00        615,618      --          --         --           615,618
   IHOP -
     Peoria, AZ (20)              11/18/99     08/27/01        836,160      --          --         --           836,160
   KFC -
     Bay City, TX (2)             12/18/87     09/10/01        532,254      --          --         --           532,254

CNL Income Fund III, Ltd.:
   Perkins -
     Flagstaff, AZ                09/30/88     04/30/99      1,091,193      --          --         --         1,091,193
   Denny's -
     Hagerstown, MD               08/14/88     06/09/99        700,977      --          --         --           700,977
   Popeye's -
     Plant City, FL               04/12/88     09/13/00        507,365      --          --         --           507,365
   Golden Corral -
     Washington, IL (2)           11/20/87     11/29/01        568,453      --          --         --           568,453
   Golden Corral -
     Schereville, IN (2) (23)     11/19/87     09/11/01        787,300      --          --         --           787,300

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)              10/21/88     06/29/00      1,056,475      --          --         --         1,056,475
   Shoney's -
     Temple Terrace, FL (2)       06/27/89     07/06/00      1,293,286      --          --         --         1,293,286
   Shoney's -
     Punta Gorda, FL (2)          02/02/89     07/06/00      1,060,297      --          --         --         1,060,297
   Big Boy -
     Topeka, KS (2)               12/22/88     11/20/00        496,362      --          --         --           496,362
   Taqueria Jalisco -
     Corpus Christi, TX (2)       04/01/91     06/19/01        378,300      --          --         --           378,300
Bellissimos Family Restaurant -
     Palm Bay, FL                 01/10/89     08/17/01        280,571      --          --         --           280,571





                                                    Cost of Properties
                                                  Including Closing and
                                                        Soft Costs
                                           -------------------------------------


                                                                                     Excess
                                                          Total                   (deficiency)
                                                    acquisition cost,             of property
                                                        capital                  operating cash
                                             Original improvements               receipts over
                                             mortgage  closing and                    cash
         Property                           financing soft costs (1)   Total     expenditures (19)
==============================             ========== ============= ============ ==============

CNL Income Fund, Ltd.:
   Golden Corral -
     Kent Island, MD (2)(4)                    --        $726,600     $  726,600   $1,192,641
   Popeye's -
     Merritt Island, FL (2)                    --         518,409        518,409      909,409
   Golden Corral -
     Salisbury, MD (2) (11)                    --         741,900        741,900    1,326,574

CNL Income Fund II, Ltd.:
   Golden Corral -
     Columbia, MO                              --         511,200        511,200      780,594
   Little House -
     Littleton, CO                             --         330,456        330,456      349,883
   KFC -
     Jacksonville, FL (2)                      --         441,000        441,000      715,685
   Popeye's -
     Sanford, FL (2)                           --         560,000        560,000      850,322
   Popeye's -
     Altamonte Springs, FL (2)                 --         426,568        426,568      684,445
   Popeye's -
     Apopka, FL (2)                            --         545,561        545,561      794,039
   IHOP -
     Peoria, AZ (20)                           --         764,975        764,975      125,468
   KFC -
     Bay City, TX (2)                          --         446,827        446,827      767,761

CNL Income Fund III, Ltd.:
   Perkins -
     Flagstaff, AZ                             --         993,508        993,508    1,309,570
   Denny's -
     Hagerstown, MD                            --         861,454        861,454    1,065,467
   Popeye's -
     Plant City, FL                            --         606,409        606,409      616,913
   Golden Corral -
     Washington, IL (2)                        --         690,500        690,500    1,063,951
   Golden Corral -
     Schereville, IN (2) (23)                  --         694,100        694,100    1,053,524

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)                           --         614,500        614,500    1,038,530
   Shoney's -
     Temple Terrace, FL (2)                    --        1,155,705     1,155,705    1,496,453
   Shoney's -
     Punta Gorda, FL (2)                       --         947,500        947,500    1,271,574
   Big Boy -
     Topeka, KS (2)                            --         708,800        708,800      878,942
   Taqueria Jalisco -
     Corpus Christi, TX (2)                    --         622,310        622,310      331,788
   Bellissimos Family Restaurant -
     Palm Bay, FL                              --        1,070,822     1,070,822    1,250,729







                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                   12/07/89     03/29/99        471,248      --          --         --           471,248
   Wendy's -
     Endicott, NY                 12/07/89     03/29/99        642,511      --          --         --           642,511
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        433,366      --          --         --           433,366
   Hardee's -
     Belding, MI                  03/08/89     03/03/00        124,346      --          --         --           124,346
   Denny's -
     Daleville, IN (2)            02/06/89     03/02/01        300,386      --          --         --           300,386

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN              01/05/90     06/03/99      1,059,373      --          --         --         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99      1,059,200      --          --         --         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99      1,168,298      --          --         --         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99      1,031,274      --          --         --         1,031,274
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        478,062      --          --         --           478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00        619,696      --          --         --           619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        523,672      --          --         --           523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        450,418      --          --         --           450,418
   Captain D's -
     Chester, PA                  02/09/90     05/22/01         83,000      --          --         --            83,000
   IHOP -
     Dublin, CA (14)              11/12/99     06/28/01      1,274,672      --          --         --         1,274,672
   IHOP -
     Round Rock, TX (21)          10/27/99     10/05/01      1,163,216      --          --         --         1,163,216
   Denny's -
     Cheyenne, WY                 12/19/89     12/21/01        290,800      --          --         --           290,800

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                05/04/90     06/03/99      1,059,954      --          --         --         1,059,954
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        451,054      --          --         --           451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00      1,005,000      --          --         --         1,005,000
   Popeye's -
     Lake City, FL                04/30/90     09/13/00        598,959      --          --         --           598,959
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        417,581      --          --         --           417,581
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        494,680      --          --         --           494,680









                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 -------------------------------------


                                                                           Excess
                                                Total                   (deficiency)
                                          acquisition cost,             of property
                                              capital                  operating cash
                                   Original improvements               receipts over
                                   mortgage  closing and                    cash
         Property                 financing soft costs (1)   Total     expenditures (19)
===========================      ========== ============= ============ ==============

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                      --         471,297       471,297      446,286
   Wendy's -
     Endicott, NY                    --         471,255       471,255      608,495
   Burger King -
     Halls, TN (3)                   --         329,231       329,231      352,853
   Hardee's -
     Belding, MI                     --         630,432       630,432      250,715
   Denny's -
     Daleville, IN (2)               --         547,600       547,600      589,375

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN                 --         890,240       890,240      950,054
   Burger King -
     Broadway, TN                    --         890,036       890,036      949,821
   Burger King -
     Sevierville, TN                 --         890,696       890,696      951,292
   Burger King -
     Walker Springs, TN              --         864,777       864,777      921,429
   Popeye's -
     Jacksonville, FL                --         406,477       406,477      491,262
   Popeye's -
     Tallahassee, FL                 --         488,817       488,817      658,801
   Popeye's -
     Jacksonville, FL                --         423,591       423,591      530,389
   Popeye's -
     Jacksonville, FL                --         383,089       383,089      454,566
   Captain D's -
     Chester, PA                     --         550,000       550,000      611,617
   IHOP -
     Dublin, CA (14)                 --       1,166,160     1,166,160      175,195
   IHOP -
     Round Rock, TX (21)             --       1,076,103     1,076,103      192,394
   Denny's -
     Cheyenne, WY                    --         765,500       765,500    1,058,493

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                   --         890,668       890,668      954,457
   Burger King -
     Halls, TN (3)                   --         342,669       342,669      367,256
   Shoney's
     Pueblo, CO                      --         961,582       961,582      984,472
   Popeye's -
     Lake City, FL                   --         485,455       485,455      641,608
   Popeye's -
     Jacksonville, FL                --         376,323       376,323      452,824
   Popeye's -
     Jacksonville, FL                --         384,936       384,936      515,888








                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund VII, Ltd.(Continued):
   Popeye's -
     Brunswick, GA                04/30/90     09/13/00        535,947      --          --         --           535,947
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        345,168      --          --         --           345,168
   Kentucky Fried Chicken -
     Friendswood, TX              06/13/90     12/14/00        725,000      --          --         --           725,000
   Church's -
     Daytona Beach, FL (22)       01/16/91      11/27/01       213,482      --       103,581       --           317,063
   Church's
     Gainesville, FL              01/16/91      11/29/01       182,750      --          --         --           182,750
   Johnnies -
     Saddlebrook, FL              04/04/90      12/21/01       698,050      --          --         --           698,050

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL            06/12/91      07/06/00     1,135,380      --          --         --         1,135,380
   Shoney's -
     Brooksville, FL              02/18/91      07/06/00       940,013      --          --         --           940,013
   Shoney's -
     Sun City, FL                 03/04/91      07/06/00     1,327,317      --          --         --         1,327,317
   Popeye's -
     Jacksonville, FL             09/28/90      09/13/00       420,006      --          --         --           420,006
   Golden Corral -
     Middleburg Heights, OH (12)  05/31/96      03/21/01       236,740      --          --         --           236,740
   Quincy's -
     Statesville, NC              10/10/91      05/25/01       877,000      --          --         --           877,000

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX           10/28/91      02/12/99     1,350,000      --          --         --         1,350,000
   Perkins -
     Rochester, NY                12/20/91      03/03/99     1,050,000      --          --         --         1,050,000
   Perkins -
     Williamsville, NY            12/20/91      05/15/00       693,350      --          --         --           693,350
   Denny's -
     Alliance, OH (16)            01/22/92      11/30/00            --      --       200,000       --           200,000
   Denny's -
     Blufton, OH (17)             10/11/91      11/30/00            --      --       300,000       --           300,000
   IHOP -
     Dublin, CA (14)              11/12/99      06/28/01       424,891      --          --         --           424,891
   Shoney's -
     Bedford, IN                  07/09/91      07/31/01       900,110      --          --         --           900,110
   Shell's Seafood Restaurant -
     Copley Township, OH          12/17/91      11/28/01     1,086,143      --          --         --         1,086,143

CNL Income Fund X, Ltd.:
   Perkins -
     Amherst, NY                  02/26/92      03/03/99     1,150,000      --          --         --         1,150,000
   Shoney's -
     Fort Myers Beach, FL         09/08/95      08/26/99       931,725      --          --         --           931,725






                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                          -------------------------------------


                                                                                    Excess
                                                         Total                   (deficiency)
                                                   acquisition cost,             of property
                                                       capital                  operating cash
                                            Original improvements               receipts over
                                            mortgage  closing and                    cash
         Property                          financing soft costs (1)   Total     expenditures (19)
==============================            ========== ============= ============ ==============

CNL Income Fund VII, Ltd. (Continued):
   Popeye's -
     Brunswick, GA                           --          468,797       468,797        574,076
   Popeye's -
     Jacksonville, FL                        --          340,429       340,429        407,175
   Kentucky Fried Chicken -
     Friendswood, TX                         --          485,951       485,951        671,580
   Church's -
     Daytona Beach, FL (22)                  --          318,188       318,188        396,488
   Church's
     Gainesville, FL                         --          183,872       183,872        239,254
   Johnnies -
     Saddlebrook, FL                         --        1,100,000     1,100,000      1,324,170

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL                       --          924,646       924,646      1,040,086
   Shoney's -
     Brooksville, FL                         --          816,355       816,355        961,418
   Shoney's -
     Sun City, FL                            --        1,055,820     1,055,820      1,238,581
   Popeye's -
     Jacksonville, FL                        --          352,445       352,445        401,169
   Golden Corral -
     Middleburg Heights, OH (12              --          236,740       236,740        127,155
   Quincy's -
     Statesville, NC                         --          893,422       893,422        997,232

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX                      --        1,224,020     1,224,020      1,061,856
   Perkins -
     Rochester, NY                           --        1,064,815     1,064,815        862,189
   Perkins -
     Williamsville, NY                       --          981,482       981,482        692,535
   Denny's -
     Alliance, OH (16)                       --          553,137       553,137        614,999
   Denny's -
     Blufton, OH (17)                        --          642,000       642,000        739,292
   IHOP -
     Dublin, CA (14)                         --          388,720       388,720         58,398
   Shoney's -
     Bedford, IN                             --          754,028       754,028        991,085
   Shell's Seafood Restaurant -
     Copley Township, OH                     --          870,713       870,713        692,662

CNL Income Fund X, Ltd.:
   Perkins -
     Amherst, NY                             --        1,141,444     1,141,444        879,529
   Shoney's -
     Fort Myers Beach, FL                    --          931,725       931,725        434,215








                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund X, Ltd. (Continued):
   Perkins -
     Lancaster, NY                12/20/91      12/28/00       749,675      --          --         --           749,675
   IHOP -
     Peoria, AZ (20)              11/18/99      08/27/01       905,840      --          --         --           905,840

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)          10/27/99      10/05/01       347,454      --          --         --           347,454
   Quincy's -
     Sebring, FL                  09/29/92      11/21/01     1,029,000      --          --         --         1,029,000

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Morganton, NC (6)            07/02/93      05/17/99       467,300      --       55,000        --           522,300
   Denny's -
     Cleveland, TN                12/23/92      03/03/00       797,227      --          --         --           797,227
   Shoney's -
     Bradenton, FL                03/22/93      07/06/00     1,227,907      --          --         --         1,227,907
   Golden Corral -
     Middleburg Heights, OH (12)  05/31/96      03/21/01     1,663,260      --          --         --         1,663,260
   Jack in the Box -
     Rialto, CA                   01/15/93      09/28/01     1,382,365      --          --         --         1,382,365
   Johnnies -
     Winter Haven, FL             08/09/93      10/02/01     1,090,297      --          --         --         1,090,297

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                  07/27/93      07/16/99     1,063,318      --          --         --         1,063,318
   Quincy's -
     Mount Airy, NC               07/30/93      04/09/01       947,000      --          --         --           947,000

CNL Income Fund XIV, Ltd.:
   Long John Silver's -
     Stockbridge, GA              03/31/94      05/25/99       696,300      --          --         --           696,300
   Long John Silver's -
     Shelby, NC                   06/22/94      11/12/99       494,178      --          --         --           494,178
   Checker's -
     Kansas City, MO              03/31/94      12/10/99       268,450      --          --         --           268,450
   Checker's -
     Houston, TX                  03/31/94      12/15/99       385,673      --          --         --           385,673
   East Side Mario's -
     Columbus, OH                 11/10/94      09/22/00     1,631,946      --          --         --         1,631,946
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC                 07/15/94      11/12/99       631,304      --          --         --           631,304





                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------


                                                                               Excess
                                                    Total                   (deficiency)
                                              acquisition cost,             of property
                                                  capital                  operating cash
                                       Original improvements               receipts over
                                       mortgage  closing and                    cash
         Property                     financing soft costs (1)   Total     expenditures (19)
==============================       ========== ============= ============ ==============

CNL Income Fund X, Ltd. (Continued):
   Perkins -
     Lancaster, NY                       --      1,111,111      1,111,111        706,575
   IHOP -
     Peoria, AZ (20)                     --        828,723        828,723        135,923

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)                 --        321,434        321,434         57,468
   Quincy's -
     Sebring, FL                         --      1,054,550      1,054,550      1,111,338

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Morganton, NC (6)                   --        304,002        304,002        333,944
   Denny's -
     Cleveland, TN                       --        622,863        622,863        530,741
   Shoney's -
     Bradenton, FL                       --      1,000,000      1,000,000        898,776
   Golden Corral -
     Middleburg Heights, OH (12)         --      1,663,260      1,663,260        893,350
   Jack in the Box -
     Rialto, CA                          --      1,033,072      1,033,072        936,833
   Johnnies -
     Winter Haven, FL                    --      1,172,608      1,172,608      1,117,762

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                         --        861,321        861,321        521,565
   Quincy's -
     Mount Airy, NC                      --        968,134        968,134        755,601

CNL Income Fund XIV, Ltd.:
   Long John Silver's -
     Stockbridge, GA                     --        738,340        738,340        344,212
   Long John Silver's -
     Shelby, NC                          --        608,611        608,611        263,101
   Checker's -
     Kansas City, MO                     --        209,329        209,329        125,831
   Checker's -
     Houston, TX                         --        311,823        311,823        189,722
   East Side Mario's -
     Columbus, OH                        --      1,631,946      1,631,946      1,103,012
   Golden Corral -
     Paris, TX (13)                      --        501,276        501,276        255,146

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC                        --        776,248        776,248        326,627






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XV, Ltd. (Continued):
   Long John Silver's
     Lexington, NC                10/22/94      01/12/00       562,130      --          --         --           562,130
   Quincy's -
     Greer, SC (15)               06/13/94      04/06/01       233,000      --       467,000       --           700,000
   Jack in the Box -
     Woodland Hills, CA           07/29/94      04/19/01     1,253,728      --          --         --         1,253,728
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000
   Jack in the Box -
     Altadena, CA                 07/29/94      10/04/01       937,250      --          --         --           937,250

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS                 05/08/98      11/23/99       667,311      --          --         --           667,311
   Boston Market -
     Columbia Heights, MN         12/18/95      09/29/00       575,777      --          --         --           575,777
   Denny's -
     Marana, AZ                   02/13/95      03/30/01     1,145,045      --          --         --         1,145,045
   Boston Market -
     St. Cloud, MN                09/15/95      11/28/01       647,365      --          --         --           647,365
   Big Boy -
     Las Vegas, NV                05/31/95      12/11/01     1,059,264      --          --         --         1,059,264

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)             04/29/97      12/02/99     1,675,385      --          --         --         1,675,385
   Popeye's -
     Warner Robins, GA            11/04/96      09/13/00       607,361      --          --         --           607,361
   Boston Market -
     Long Beach, CA               12/05/96      10/17/00       529,633      --          --         --           529,633
   Boston Market -
     Houston, TX                  06/19/96      01/19/01       782,648      --          --         --           782,648
   Mr. Fablo's -
     Kentwood, MI                 09/05/95      06/21/01       681,300      --          --         --           681,300
   Boston Market -
     Inglewood, CA                07/24/96      09/06/01       298,300      --          --         --           298,300
   Jack in the Box -
     El Dorado, CA                09/26/96      09/25/01     1,510,463      --          --         --         1,510,463

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                  03/26/97      12/06/99       688,997      --          --         --           688,997
   Boston Market -
     Timonium, MD                 07/13/97      06/29/01       848,550      --          --         --           848,550
   Jack in the Box -
     Henderson, NV                06/30/97      07/12/01     1,278,046      --          --         --         1,278,046
   IHOP -
     Santa Rosa, CA               05/21/97      12/28/01     1,664,829      --          --         --         1,664,829









                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------


                                                                             Excess
                                                  Total                   (deficiency)
                                            acquisition cost,             of property
                                                capital                  operating cash
                                     Original improvements               receipts over
                                     mortgage  closing and                    cash
         Property                   financing soft costs (1)   Total     expenditures (19)
==============================     ========== ============= ============ ==============

CNL Income Fund XV, Ltd. (Continued):
   Long John Silver's
     Lexington, NC                      --        646,203        646,203        234,243
   Quincy's -
     Greer, SC (15)                     --        946,933        946,933        649,756
   Jack in the Box -
     Woodland Hills, CA                 --        939,806        939,806        648,254
   Golden Corral -
     Paris, TX (13)                     --        501,276        501,276        255,146
   Jack in the Box -
     Altadena, CA                       --        709,812        709,812        528,007

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS                       --        774,851        774,851          2,893
   Boston Market -
     Columbia Heights, MN               --        939,972        939,972        226,734
   Denny's -
     Marana, AZ                         --        719,234        719,234        587,377
   Boston Market -
     St. Cloud, MN                      --      1,075,093      1,075,093        502,978
   Big Boy -
     Las Vegas, NV                      --      1,160,553      1,160,553        476,249

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)                   --       1,692,994     1,692,994        512,474
   Popeye's -
     Warner Robins, GA                  --         563,148       563,148        257,018
   Boston Market -
     Long Beach, CA                     --         832,280       832,280        156,091
   Boston Market -
     Houston, TX                        --         812,696       812,696        323,963
   Mr. Fablo's -
     Kentwood, MI                       --         855,609       855,609        272,268
   Boston Market -
     Inglewood, CA                      --         857,488       857,488        196,478
   Jack in the Box -
     El Dorado, CA                      --       1,097,220     1,097,220        581,924

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                        --         617,610       617,610        187,183
   Boston Market -
     Timonium, MD                       --       1,140,100     1,140,100        302,665
   Jack in the Box -
     Henderson, NV                      --       1,067,175     1,067,175        494,105
   IHOP -
     Santa Rosa, CA                     --       1,286,364     1,286,364        598,179







                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL American Properties Fund, Inc.:
   Boston Market -
     Arvada, CO (7)               07/21/97      07/28/98     1,152,262      --          --         --         1,152,262
   Boston Market -
      Ellisville, MO              09/03/96      04/28/99       822,824      --          --         --           822,824
   Golden Corral -
     Brooklyn, OH                 08/23/96      05/18/99       974,560      --          --         --           974,560
   Boston Market -
     Edgewater, CO                08/19/97      08/11/99       634,122      --          --         --           634,122
   Black Eyed Pea -
     Houston, TX (8)              10/01/97      08/24/99       648,598      --          --         --           648,598
   Big Boy -
     Topeka, KS (9)               02/26/99      09/22/99       939,445      --          --         --           939,445
   Boston Market -
     LaQuinta, CA                 12/16/96      10/13/99       833,140      --          --         --           833,140
   Sonny's -
     Jonesboro, GA                06/02/98      12/22/99     1,098,342      --          --         --         1,098,342
   Golden Corral -
     Waldorf, MD (9) (10)         04/05/99      01/03/00     2,501,175      --          --         --         2,501,175
   Jack in the Box -
     Los Angeles, CA              06/30/95      02/18/00     1,516,800      --          --         --         1,516,800
   Golden Corral -
     Dublin, GA                   08/07/98      05/01/00     1,323,205      --          --         --         1,323,205
   Boston Market -
     San Antonio, TX              04/30/97      05/02/00       517,495      --          --         --           517,495
   Boston Market -
     Corvallis, OR                07/09/96      06/20/00       717,019      --          --         --           717,019
   Big Boy -
     St. Louis, MO                01/19/99      06/28/00     1,463,050      --          --         --         1,463,050
   Ground Round -
     Nanuet, NY                   12/02/97      06/30/00       964,825      --          --         --           964,825
   Big Boy -
     Jefferson City, MO           01/19/99      06/30/00       905,250      --          --         --           905,250
   Big Boy -
     Alton, IL                    01/19/99      06/30/00       905,250      --          --         --           905,250
   Boston Market -
     Liberty, MO                  08/18/97      09/13/00       538,800      --          --         --           538,800
   Mr. Fables -
     Grand Rapids, MI             03/19/96      09/26/00       722,100      --          --         --           722,100
   Pizza Hut -
     Dover, OH                    05/01/97      11/08/00       112,917      --          --         --           112,917
   Big Boy -
     St. Joseph, MO               04/27/99      11/27/00       646,550      --          --         --           646,550
   Boston Market -
     Baltimore, MD                08/19/97      12/14/00       668,753      --          --         --           668,753
   Boston Market -
     Stafford, TX                 07/02/97      12/15/00       881,674      --          --         --           881,674
   Big Boy -
     Guadalupe, AZ                04/16/97      03/23/01       883,685      --          --         --           883,685
   Tumbleweed's -
     Nashville, TN                08/01/97      04/20/01       525,050      --          --         --           525,050



                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------


                                                                               Excess
                                                    Total                   (deficiency)
                                              acquisition cost,             of property
                                                  capital                  operating cash
                                       Original improvements               receipts over
                                       mortgage  closing and                    cash
         Property                     financing soft costs (1)   Total     expenditures (19)
==============================       ========== ============= ============ ==============

CNL American Properties Fund, Inc.:
   Boston Market -
     Arvada, CO (7)                      --      1,152,262      1,152,262         83,743
   Boston Market -
      Ellisville, MO                     --      1,026,746      1,026,746        132,104
   Golden Corral -
     Brooklyn, OH                        --        997,296        997,296        383,069
   Boston Market -
     Edgewater, CO                       --        904,691        904,691         84,852
   Black Eyed Pea -
     Houston, TX (8)                     --        648,598        648,598        191,287
   Big Boy -
     Topeka, KS (9)                      --      1,062,633      1,062,633         53,258
   Boston Market -
     LaQuinta, CA                        --        987,034        987,034        200,045
   Sonny's -
     Jonesboro, GA                       --      1,098,342      1,098,342        171,622
   Golden Corral -
     Waldorf, MD (9) (10)                --      2,430,686      2,430,686             --
   Jack in the Box -
     Los Angeles, CA                     --      1,119,567      1,119,567        549,658
   Golden Corral -
     Dublin, GA                          --      1,272,765      1,272,765        190,590
   Boston Market -
     San Antonio, TX                     --        757,069        757,069         66,889
   Boston Market -
     Corvallis, OR                       --        925,427        925,427        312,232
   Big Boy -
     St. Louis, MO                       --      1,345,100      1,345,100         65,420
   Ground Round -
     Nanuet, NY                          --        927,273        927,273        245,426
   Big Boy -
     Jefferson City, MO                  --       1,113,383     1,113,383         68,389
   Big Boy -
     Alton, IL                           --       1,012,254     1,012,254         41,032
   Boston Market -
     Liberty, MO                         --         765,530       765,530         84,802
   Mr. Fables -
     Grand Rapids, MI                    --         816,264       816,264        270,873
   Pizza Hut -
     Dover, OH                           --         233,896       233,896         86,601
   Big Boy -
     St. Joseph, MO                      --         885,883       885,883         35,138
   Boston Market -
     Baltimore, MD                       --       1,378,051     1,378,051        472,895
   Boston Market -
     Stafford, TX                        --       1,077,979     1,077,979        372,102
   Big Boy -
     Guadalupe, AZ                       --       1,706,768     1,706,768        140,439
   Tumbleweed's -
     Nashville, TN                       --       1,308,411     1,308,411        362,588






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                                  Purchase    Adjustments
                                                                           Cash       Mortgage     money     resulting
                                                                        received net  balance    mortgage       from
                                                 Date        Date of     of closing   at time   taken back   application
                Property                       Acquired       Sale         costs      of sale   by program    of GAAP     Total
==========================================   ============= ============ ============ ========== ========== ============ ========

CNL American Properties Fund, Inc. (Continued):
   Boston Market -
     Vacaville, CA                              05/06/97     05/08/01     1,064,430      --           --        --     1,064,430
   Big Boy -
     Independence, MO                           01/19/99     05/22/01       524,513      --           --        --       524,513
   Big Boy -
     Belleville, IL (9)                         02/26/99     06/13/01       375,000      --           --        --       375,000
   Tumbleweeds -
     Clarksville, TN                            02/10/98     06/15/01       803,050      --           --        --       803,050
   Big Boy -
     Grandview, MO                              02/26/99     06/29/01       516,235      --           --        --       516,235
   Pizza Hut -
     Toledo, OH                                 12/05/96     06/29/01       148,528      --           --        --       148,528
   Shoney's -
     Indian Harbor Beach, FL                    01/24/97     08/13/01       457,016      --           --        --       457,016
   Black-eyed Pea -
     Wichita, KS                                10/01/97     08/15/01       300,000      --           --        --       300,000
   Tumbleweed Southwest Mesquite Grill & Bar
     Hermitage, TN                              02/10/98     09/24/01       871,496      --           --        --       871,496
   Tumbleweed Southwest Mesquite Grill & Bar
     Cookeville, TN                             08/01/97     09/26/01       844,905      --           --        --       844,905
   Big Boy -
     Granite City, IL                           01/19/99     09/28/01       595,148      --           --        --       595,148
   Big Boy -
     Taylor, MI                                 08/19/99     10/16/01       887,731      --           --        --       887,731
   Boston Market -
     Cedar Park, TX                             04/02/97     10/31/01       875,000      --           --        --       875,000
   Shoney's -
     Phoenix, AZ                                03/24/98     11/26/01       399,285      --           --        --       399,285
   Burger King -
     Atlanta, GA                                06/09/98     12/21/01       418,050      --           --        --       418,050
   Barbwires Steakhouse -
     Lawrence, KS                               08/01/97     12/28/01       718,000      --           --        --       718,000

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                                  08/14/00     02/20/01     1,776,590      --           --        --     1,776,590
   Jack in the Box -
     Murietta, CA                               04/13/97     02/23/01     1,129,320      --           --        --     1,129,320
   Arby's -
     Kendallville, IN                           07/10/96     04/06/01       792,940      --           --        --       792,940
   Black Angus -
     Folsom, CA                                 12/04/00     04/24/01     2,581,569      --           --        --     2,581,569
   Jack in the Box -
     Kingsburg, CA                              04/10/97     06/11/01     1,169,090      --           --        --     1,168,840
   Jack in the Box -
     Garland, TX                                09/27/97     07/26/01     1,085,654      --           --        --     1,085,654




                                                       Cost of Properties
                                                     Including Closing and
                                                           Soft Costs
                                              -------------------------------------


                                                                                        Excess
                                                             Total                   (deficiency)
                                                       acquisition cost,             of property
                                                           capital                  operating cash
                                                Original improvements               receipts over
                                                mortgage  closing and                    cash
         Property                              financing soft costs (1)   Total     expenditures (19)
==========================================     ========== ============= ============ ==============

CNL American Properties Fund, Inc. (Continued):
   Boston Market -
     Vacaville, CA                               --       1,437,474     1,437,474        358,396
   Big Boy -
     Independence, MO                            --       1,253,699     1,253,699         65,156
   Big Boy -
     Belleville, IL (9)                          --         761,074       761,074        (17,597 )
   Tumbleweeds -
     Clarksville, TN                             --       1,440,247     1,440,247        229,692
   Big Boy -
     Grandview, MO                               --         962,290       962,290         36,150
   Pizza Hut -
     Toledo, OH                                  --         328,381       328,381        (21,742 )
   Shoney's -
     Indian Harbor Beach, FL                     --         693,304       693,304         68,946
   Black-eyed Pea -
     Wichita, KS                                 --         660,748       660,748        305,701
   Tumbleweed Southwest Mesquite Grill & Bar
     Hermitage, TN                               --       1,410,719     1,410,719        191,005
   Tumbleweed Southwest Mesquite Grill & Bar
     Cookeville, TN                              --       1,471,963     1,471,963        386,178
   Big Boy -
     Granite City, IL                            --       1,037,579     1,037,579         10,800
   Big Boy -
     Taylor, MI                                  --       1,227,132     1,227,132         61,898
   Boston Market -
     Cedar Park, TX                              --         827,223       827,223         71,386
   Shoney's -
     Phoenix, AZ                                 --         482,368       482,368        (91,021 )
   Burger King -
     Atlanta, GA                                 --         926,261       926,261        227,653
   Barbwires Steakhouse -
     Lawrence, KS                                --       1,448,598     1,448,598        179,747

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                                   --       1,534,238     1,534,238        120,971
   Jack in the Box -
     Murietta, CA                                --         952,485       952,485        377,385
   Arby's -
     Kendallville, IN                            --         739,628       739,628        421,717
   Black Angus -
     Folsom, CA                                  --       2,166,867     2,166,867        146,487
   Jack in the Box -
     Kingsburg, CA                               --       1,001,073     1,001,073        428,186
   Jack in the Box -
     Garland, TX                                 --         936,119       936,119        367,842



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                       Purchase   Adjustments
                                                                  Cash       Mortgage    money    resulting
                                                               received net  balance   mortgage      from
                                        Date        Date of     of closing   at time  taken back  application
                Property              Acquired       Sale         costs      of sale  by program    of GAAP     Total
=================================== ============ ============ ============ ========== ========== ============ ========

CNL Restaurant Investors Properties, LLC (18):
   Arby's -
     Atlanta, GA                      12/07/00     03/30/01       214,900    1,212,813     --        --         1,427,713
   Arby's -
     Peoria, AZ                       03/03/01     04/19/01       154,871    1,200,463     --        --         1,355,335
   Arby's -
     Baxter, MN                       02/20/01     05/31/01        66,351      892,834     --        --           959,185
   Arby's -
     Eagan, MN                        02/20/01     06/29/01       106,348      880,945     --        --           987,293
   Arby's -
     St. Louis Park, MN               02/20/01     06/29/01       119,843      941,178     --        --         1,061,022
   Arby's -
     Willmar, MN                      02/20/01     07/18/01        44,507      704,324     --        --           748,831
   Arby's -
     Pooler, GA                       09/01/00     07/31/01       109,662    1,212,893     --        --         1,322,555
   Arby's -
     White Bear Township, MN          02/20/01     08/07/01        84,441      955,346     --        --         1,039,787
   Arby's -
     Coon Rapids, MN                  02/20/01     08/28/01       168,982    1,281,068     --        --         1,450,050
   Arby's -
     Eden Prairie, MN                 02/20/01     09/07/01       107,288      936,215     --        --         1,043,503
   Arby's -
     Carmel, IN                       10/13/00     09/26/01       142,925    1,297,484     --        --         1,440,409
   Arby's -
     Winston Salem, NC                04/01/01     10/03/01       123,645    1,090,250     --        --         1,213,895
   Arby's -
     Carrboro, NC                     11/16/00     10/11/01       155,473    1,111,725     --        --         1,267,198
   Arby's -
     Cottage Grove, MN                02/02/01     11/27/01        61,878      703,412     --        --           765,290
   Arby's -
     Minnetonka, MN                   02/02/01     12/13/01       120,202      907,130     --        --         1,027,332
   Arby's -
     Maple Grove, MN                  02/02/01     12/14/01       150,455    1,176,200     --        --         1,326,655
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       100,063      846,616     --        --           946,679
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       120,817      899,893     --        --         1,020,710
   Arby's -
     New Castle, PA                   09/21/00     12/28/01        70,999    1,074,459     --        --         1,145,458

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                     09/25/00     01/19/01       159,023    1,379,621      --        --         1,538,644
   Jack in the Box -
     Baton Rouge, LA                  07/06/00     01/31/01         9,972    1,473,571      --        --         1,483,542
   Jack in the Box -
     Burley, ID                       09/22/00     01/31/01            --     951,027       --        --           951,027
   Jack in the Box -
     Las Vegas, NV                    10/01/00     01/03/01       254,521    1,615,000      --        --         1,869,521






                                                            Cost of Properties
                                                          Including Closing and
                                                                Soft Costs
                                                   -------------------------------------


                                                                                             Excess
                                                                  Total                   (deficiency)
                                                            acquisition cost,             of property
                                                                capital                  operating cash
                                                     Original improvements               receipts over
                                                     mortgage  closing and                    cash
         Property                                   financing soft costs (1)   Total     expenditures (19)
==============================                     ========== ============= ============ ==============

CNL Restaurant Investors Properties, LLC (18):
   Arby's -
     Atlanta, GA                                    1,212,813       --         1,212,813          60,359
   Arby's -
     Peoria, AZ                                     1,200,463       --         1,200,463          40,467
   Arby's -
     Baxter, MN                                       893,855       --           893,855          26,023
   Arby's -
     Eagan, MN                                        882,968       --           882,968          33,246
   Arby's -
     St. Louis Park, MN                               943,340       --           943,340          35,241
   Arby's -
     Willmar, MN                                      707,592       --           707,592          41,253
   Arby's -
     Pooler, GA                                     1,223,108       --         1,223,108         117,724
   Arby's -
     White Bear Township, MN                          960,915       --           960,915         148,790
   Arby's -
     Coon Rapids, MN                                1,288,536       --         1,288,536          90,298
   Arby's -
     Eden Prairie, MN                                 942,798       --           942,798          51,912
   Arby's -
     Carmel, IN                                     1,308,411       --         1,308,411         131,560
   Arby's -
     Winston Salem, NC                              1,098,081       --         1,098,081          58,269
   Arby's -
     Carrboro, NC                                   1,123,886       --         1,123,886         106,362
   Arby's -
     Cottage Grove, MN                                710,074       --           710,074          63,567
   Arby's -
     Minnetonka, MN                                   916,844       --           916,844          78,525
   Arby's -
     Maple Grove, MN                                1,188,796       --         1,188,796         102,167
   Arby's -
     Plymouth, MN                                     855,682       --           855,682          75,302
   Arby's -
     Plymouth, MN                                     909,529       --           909,529          80,041
   Arby's -
     New Castle, PA                                 1,088,971       --         1,088,971         145,107

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                                   1,379,621       --         1,379,621          49,506
   Jack in the Box -
     Baton Rouge, LA                                1,483,542       --         1,483,542          80,121
   Jack in the Box -
     Burley, ID                                       951,027       --           951,027          41,109
   Jack in the Box -
     Las Vegas, NV                                  1,615,000       --         1,615,000          62,903




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Funding 2001-A, LP (18) (Continued):
   Jack in the Box -
     Peoria, AZ                    09/15/00     03/08/01       112,352    1,247,170      --        --         1,359,522
   Jack in the Box -
     Cleburne, TX                  09/21/00     01/31/01         4,598    1,118,539      --        --         1,123,137
   Jack in the Box -
     Fresno, CA                    09/15/00     04/26/01       129,458      950,196      --        --         1,079,653
   Jack in the Box -
     Bakersfield, CA               09/19/00     03/27/01        80,199      973,493      --        --         1,053,692
   Pizza Hut -
     Miami, FL                     10/06/00     06/29/01        69,130      588,593      --        --           657,723
   IHOP -
     Hiram, GA                     10/12/00     04/16/01        97,519    1,432,800      --        --         1,530,319
   IHOP -
     Jacksonville, NC              10/12/00     06/25/01        47,442    1,367,919      --        --         1,415,361
   IHOP -
     Pueblo, CO                    10/12/00     06/19/01        91,901    1,296,394      --        --         1,388,295
   Jack in the Box -
     Bermuda Dunes, CA             03/28/01     06/29/01       210,654    1,256,197      --        --         1,466,851
   Jack in the Box -
     Manteca, CA                   05/14/01     06/11/01       236,673    1,432,260      --        --         1,668,934
   Jack in the Box -
     Austin, TX (9)                07/20/00     05/25/01            --      550,587      --        --           550,587
   IHOP -
     Littleton, CO                 12/28/00     07/20/01       141,982    1,860,395      --        --         2,002,377
   IHOP -
     Oklahoma City, OK             10/12/00     07/26/01       165,306    1,831,346      --        --         1,996,652
   Baker's Square -
     Anaheim, CA                   05/14/01     07/26/01       306,267    1,576,144      --        --         1,882,411
   Arby's -
     Southington, CT               07/21/00     07/27/01       125,178      908,371      --        --         1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                05/14/01     07/30/01       151,366      999,284      --        --         1,150,650
   IHOP -
     Shreveport, LA                10/12/00     08/03/01        87,476    1,450,490      --        --         1,537,966
   Baker's Square -
     Rohnert Park, CA              05/14/01     08/06/01       246,540    1,270,898      --        --         1,517,438
   Village Inn -
     Aurora, CO                    05/14/01     08/08/01        40,903    1,543,233      --        --         1,584,136
   Village Inn -
     Denver, CO                    05/14/01     08/08/01       142,900      880,551      --        --         1,023,451
   IHOP -
     Huntsville, AL                10/12/00     08/14/01        97,307    1,593,307      --        --         1,690,614
   Ruby Tuesday's -
     Orlando, FL                   05/30/00     08/17/01       156,571    1,598,221      --        --         1,754,792





                                                       Cost of Properties
                                                     Including Closing and
                                                           Soft Costs
                                              -------------------------------------


                                                                                        Excess
                                                             Total                   (deficiency)
                                                       acquisition cost,             of property
                                                           capital                  operating cash
                                                Original improvements               receipts over
                                                mortgage  closing and                    cash
         Property                              financing soft costs (1)   Total     expenditures (19)
==============================                ========== ============= ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Jack in the Box -
     Peoria, AZ                                 1,254,037       --      1,254,037       53,180
   Jack in the Box -
     Cleburne, TX                               1,123,137       --      1,123,137       38,489
   Jack in the Box -
     Fresno, CA                                   958,117       --        958,117       56,075
   Jack in the Box -
     Bakersfield, CA                              978,854       --        978,854       45,750
   Pizza Hut -
     Miami, FL                                    589,199       --        589,199       44,786
   IHOP -
     Hiram, GA                                  1,438,400       --      1,438,400       70,497
   IHOP -
     Jacksonville, NC                           1,371,599       --      1,371,599       92,458
   IHOP -
     Pueblo, CO                                 1,303,550       --      1,303,550       85,560
   Jack in the Box -
     Bermuda Dunes, CA                          1,259,276       --      1,259,276       32,187
   Jack in the Box -
     Manteca, CA                                1,432,260       --      1,432,260       10,937
   Jack in the Box -
     Austin, TX (9)                               550,587       --        550,587           --
   IHOP -
     Littleton, CO                              1,869,159       --      1,869,159       90,731
   IHOP -
     Oklahoma City, OK                          1,842,950       --      1,842,950      126,315
   Baker's Square -
     Anaheim, CA                                1,577,273       --      1,577,273       34,744
   Arby's -
     Southington, CT                              909,091       --        909,091       95,881
   Vicorp Village Inn -
     Scottsdale, AZ                             1,000,000       --      1,000,000       26,369
   IHOP -
     Shreveport, LA                             1,460,875       --      1,460,875      112,077
   Baker's Square -
     Rohnert Park, CA                           1,272,727       --      1,272,727       31,889
   Village Inn -
     Aurora, CO                                 1,545,456       --      1,545,456       40,127
   Village Inn -
     Denver, CO                                   881,818       --        881,818       28,503
   IHOP -
     Huntsville, AL                             1,604,715       --      1,604,715      128,194
   Ruby Tuesday's -
     Orlando, FL                                1,611,142       --      1,611,142      193,571






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============


CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Miami, FL                    10/06/00     08/17/01        84,357     646,698        --         --          731,055
   IHOP -
     Statesboro, GA               10/12/00     08/21/01        68,915    1,072,888       --         --        1,141,803
   Village Inn -
     Tempe, AZ                    05/14/01     08/24/01       149,028    1,043,952       --         --        1,192,980
   IHOP -
     San Antonio, TX              12/28/00     08/27/01        76,227    1,594,606       --         --        1,670,833
   Jack in the Box -
     Coppell, TX                  03/28/01     08/29/01       170,623    1,608,077       --         --        1,778,700
   Village Inn -
     Denver, CO                   05/14/01     08/30/01       168,884    1,270,898       --         --        1,439,782
   TGI Friday's -
     Roseville, CA                03/12/01     08/31/01       109,946    2,931,613       --         --        3,041,559
   Pizza Hut -
     Pembroke Pines, FL           10/06/00     08/31/01        52,912     397,968        --         --          450,880
   Village Inn -
     Ogden, UT                    05/14/01     09/18/01       146,763     907,784        --         --        1,054,547
   Pizza Hut -
     Key Largo, FL                10/06/00     09/20/01        73,845     578,862        --         --          652,707
   Baker's Square -
     Hoffman Estates, IL          05/14/01     09/20/01       151,812    1,089,341       --         --        1,241,153
   Village Inn -
     Broomfield, CO               05/14/01     09/20/01       184,629    1,134,730       --         --        1,319,359
   IHOP -
     Harrisonburg, VA             12/28/01     09/21/01       129,619    1,426,704       --         --        1,556,323
   Pizza Hut -
     Miami, FL                    10/06/00     09/21/01        95,727     710,011        --         --          805,738
   Jack in the Box -
     The Colony, TX               09/15/00     09/28/01        86,043    1,313,521       --         --        1,399,564
   IHOP -
     Birmingham, AL               10/12/00     10/12/01       178,092    1,362,594       --         --        1,540,686
   Village Inn -
     Naperville, IL               05/14/01     10/24/01       155,181    1,019,762       --         --        1,174,943
   Village Inn -
     Tucson, AZ                   05/14/01     10/25/01       178,784    1,133,069       --         --        1,311,853
   RT -
     Las Vegas, NV                07/17/00     11/05/01       199,079    1,785,377       --         --        1,984,456
   Jack in the Box -
     Charlotte, NC                08/28/00     11/08/01        62,882    1,282,493       --         --        1,345,375
   Bakers Square -
     Rolling Meadows, FL          05/14/01     11/27/01       123,563     928,427        --         --        1,051,990
   TGIF Friday's -
     Albuquerque, NM              01/08/01     12/14/01       137,493    2,401,376       --         --        2,538,869
   Bakers Square -
     Blaine, MN                   05/14/01     12/20/01         5,880    1,335,029       --         --        1,340,909
   Village Inn -
     Omaha, NE                    05/14/01     12/21/01       147,260    1,185,687       --         --        1,332,947
   Village Inn -
     Lincoln, NE                  05/14/01     12/19/01       148,006    1,040,870       --         --        1,188,876






                                                         Cost of Properties
                                                       Including Closing and
                                                             Soft Costs
                                                -------------------------------------


                                                                                          Excess
                                                               Total                   (deficiency)
                                                         acquisition cost,             of property
                                                             capital                  operating cash
                                                  Original improvements               receipts over
         Property                                 mortgage  closing and                    cash
==============================                   financing soft costs (1)   Total     expenditures (19)
                                                ========== ============= ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Miami, FL                                     650,000      --           650,000       70,642
   IHOP -
     Statesboro, GA                              1,078,800      --         1,078,800       94,429
   Village Inn -
     Tempe, AZ                                   1,045,455      --         1,045,455       32,022
   IHOP -
     San Antonio, TX                             1,603,687      --         1,603,687       89,761
   Jack in the Box -
     Coppell, TX                                 1,616,034      --         1,616,034       67,526
   Village Inn -
     Denver, CO                                  1,272,727      --         1,272,727       33,045
   TGI Friday's -
     Roseville, CA                               2,949,827      --         2,949,827      141,497
   Pizza Hut -
     Pembroke Pines, FL                            400,000      --           400,000       37,304
   Village Inn -
     Ogden, UT                                     909,091      --           909,091       34,339
   Pizza Hut -
     Key Largo, FL                                 581,818      --           581,818       57,260
   Baker's Square -
     Hoffman Estates, IL                         1,090,909      --         1,090,909       41,867
   Village Inn -
     Broomfield, CO                              1,136,364      --         1,136,364       43,611
   IHOP -
     Harrisonburg, VA                            1,434,579      --         1,434,579       99,922
   Pizza Hut -
     Miami, FL                                     713,636      --           713,636       58,013
   Jack in the Box -
     The Colony, TX                              1,332,122      --         1,332,122      131,045
   IHOP -
     Birmingham, AL                              1,370,975      --         1,370,975      135,065
   Village Inn -
     Naperville, IL                              1,022,727      --         1,022,727       42,657
   Village Inn -
     Tucson, AZ                                  1,136,364      --         1,136,364       47,518
   RT -
     Las Vegas, NV                               1,800,000      --         1,800,000       55,017
   Jack in the Box -
     Charlotte, NC                               1,308,411      --         1,308,411      146,378
   Bakers Square -
     Rolling Meadows, FL                           931,818      --           931,818       47,329
   TGIF Friday's -
     Albuquerque, NM                             2,430,996      --         2,430,996      141,808
   Bakers Square -
     Blaine, MN                                  1,340,909      --         1,340,909       80,287
   Village Inn -
     Omaha, NE                                   1,190,909      --         1,190,909       71,306
   Village Inn -
     Lincoln, NE                                 1,045,455      --         1,045,455       62,597




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Funding 2001-A, LP (18)
(Continued):
   IHOP -
     Macon, GA                    12/28/00     12/10/01        28,518    1,246,710       --         --        1,275,228
   Bakers Square -
     Elk Grove, IL                05/14/01     12/21/01       134,250      995,615       --         --        1,129,865
   Bakers Square -
     Gurnee, IL                   05/14/01     12/03/01       268,799    1,855,464       --         --        2,124,263
   Taco Cabana -
     Plugerville, TX              12/29/00     12/05/01        30,596    1,444,219       --         --        1,474,815
   Taco Cabana -
     Pasadena, TX                 12/29/00     12/05/01        20,240      955,406       --         --          975,646
   Taco Cabana -
     Austin, TX                   12/29/00     12/05/01        24,947    1,177,594       --         --        1,202,541
   Taco Cabana -
     Houston, TX #177             02/29/00     12/05/01        19,769      933,188       --         --          952,957
   Taco Cabana -
     Houston, TX #144             12/29/00     12/05/01        29,653    1,399,782       --         --        1,429,435
   Taco Cabana -
     San Antonio, TX              12/29/00     12/14/01        23,534    1,110,938       --         --        1,134,472
   Taco Cabana -
     Houston, TX                  12/29/00     12/14/01        28,242    1,333,125       --         --        1,361,367

CNL Funding 2002 - A, LP:
   Jack in the Box -
     Marana, AZ                   05/15/01     08/17/01       163,730    1,076,685       --         --        1,240,414
   Jack in the Box -
     St. George, UT               07/12/01     12/04/01       231,916    1,580,962       --         --        1,812,878
   Jack in the Box -
     Pumpkin Center, CA           08/30/02     11/09/01       128,563    1,206,531       --         --        1,335,094
   Black Angus -
     Las Vegas, NV                10/11/01     11/19/01       545,658    2,675,155       --         --        3,220,813
   Jack in the Box -
     Harrington, TX               05/31/01     11/29/01       144,639    1,280,652       --         --        1,430,291





                                                 Cost of Properties
                                               Including Closing and
                                                     Soft Costs
                                        -------------------------------------


                                                                                  Excess
                                                       Total                   (deficiency)
                                                 acquisition cost,             of property
                                                     capital                  operating cash
                                          Original improvements               receipts over
                                          mortgage  closing and                    cash
         Property                        financing soft costs (1)   Total     expenditures (19)
==============================          ========== ============= ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Macon, GA                          1,258,065      --         1,258,065      109,912
   Bakers Square -
     Elk Grove, IL                      1,000,000      --         1,000,000       59,875
   Bakers Square -
     Gurnee, IL                         1,863,636      --         1,863,636      111,586
   Taco Cabana -
     Plugerville, TX                    1,474,815      --         1,474,815      131,766
   Taco Cabana -
     Pasadena, TX                         975,646      --           975,646       87,168
   Taco Cabana -
     Austin, TX                         1,202,541      --         1,202,541      107,440
   Taco Cabana -
     Houston, TX #177                     952,957      --           952,957       85,140
   Taco Cabana -
     Houston, TX #144                   1,429,435      --         1,429,435      127,711
   Taco Cabana -
     San Antonio, TX                    1,134,472      --         1,134,472      101,358
   Taco Cabana -
     Houston, TX                        1,361,367      --         1,361,367      121,630

CNL Funding 2002 - A, LP:
   Jack in the Box -
     Marana, AZ                         1,078,143      --         1,078,143       27,638
   Jack in the Box -
     St. George, UT                     1,588,785      --         1,588,785       62,317
   Jack in the Box -
     Pumpkin Center, CA                 1,210,280      --         1,210,280       22,265
   Black Angus -
     Las Vegas, NV                      2,675,155      --         2,675,155       31,169
   Jack in the Box -
     Harrington, TX                     1,285,047      --         1,285,047       68,509






(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(3) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.
(4) Cash received net of closing costs includes $50,000 received as a lease termination fee.
(5)      CNL Income Fund XVII,  Ltd. owned an 80 percent  interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.
(6) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in January 2001.
(7) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(8) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.
(9) This property was being constructed and was sold prior to completion of construction.
(10) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(11) Cash received net of closing costs include $35,863 received as a lease termination fee.
(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.
(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.
(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.
(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.
(16) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.
(17) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.
(18) Information in this table includes properties sold by CNL Restaurant Property Services, Inc., CNL Restaurant Investors Properties, LLC and CNL Funding 2001-A, LP, subsidiaries of CNL American Properties Fund, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.
(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest owned by Peoria Joint Venture.
(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.
(22) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.
(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.

                                   ADDENDUM TO
                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT

                       ----------------------------------
                       THE SUBSCRIPTION AGREEMENT IN THIS
                       ADDENDUM   UPDATES  AND   REPLACES
                       APPENDIX   D   TO   THE   ATTACHED
                       PROSPECTUS,  DATED  APRIL 1,  2002.
                       ----------------------------------

Subscription Agreement                                          LOGO
CNL HOSPITALITY PROPERTIES, INC.

1.___________INVESTMENT________________________________________________________

This is an (check one):  |_| Initial   |_|Additional Investment |_| Check this box if you are purchasing these Shares through
                             Investment   in this offering           a Registered Investment Adviser or net of commission.


Make Investment Check Payable to:  SouthTrust Bank



This subscription is in the amount of $______________ for the purchase of ______________ Shares ($10.00 per Share).  The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keough and qualified plan accounts (except in states with higher minimum purchase requirements).




2.___________FORM OF OWNERSHIP_________________________________________________

    (Select only one)
    |_|IRA                                            |_| INDIVIDUAL
    |_|SEP/IRA                                        |_| JOINT  TENANTS  WITH RIGHT OF  SURVIVORSHIP  (all parties must sign)
    |_|KEOGH (H.R. 10)                                |_| HUSBAND AND WIFE AS COMMUNITY PROPERTY
    |_|PENSION OR PROFIT SHARING PLAN                     (two signatures required)
       |_|TAXABLE    |_| TAX EXEMPT                   |_| A MARRIED  PERSON  SEPARATE  PROPERTY (only one signature required)
    |_|TRUST (include title and signature pages)      |_| TENANTS IN COMMON
       |_|TAXABLE    |_| TAX EXEMPT                   |_| CUSTODIAN FOR_____________________________________________________
    |_|CHARITABLE REMAINDER TRUST                         Under the|_|  UGMA of the State of________________________________
    |_|NON-PROFIT ORGANIZATION                                     |_|  UTMA of the State of________________________________
                                                      |_| CORPORATION  OR  PARTNERSHIP   (Corporate  Resolution  or Partnership
                                                          Agreement must be attached)

3.___________INVESTOR INFORMATION______________________________________________



Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both investor and custodian names and tax ID numbers. Complete the Investor Mailing Address to receive informational mailings.

_________________________________________  ____________________________________
1st Registration Name                      Investor Social Security Number

_________________________________________  ____________________________________
2nd Registration Name                      Taxpayer ID Number

_________________________________________  ____________________________________
Address                                    Custodian Account Number

_________________________________________  ____________________________________
City/State/Zip                             Custodian Phone Number

_________________________________________  ____________________________________
Investor Mailing Address (IRA Accounts)    Investor E-mail Address

_________________________________________  ____________________________________
City/State/Zip                             Daytime Phone Number



|_|Check this box if you are a U.S. citizen       |_|Check this box if you are a U.S. citizen residing outside the U.S.
|_|Check this box if you are a foreign citizen    |_|Check this box if you are subject to backup withholding

4.___________DISTRIBUTIONS_____________________________________________________

Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than the one indicated in
Section 3. Choose Option a or b. IRA accounts may not direct distributions without the custodian's approval.
a. |_|  DISTRIBUTION  REINVESTMENT  PLAN  (see Prospectus for more details)
b. |_|  DIRECT DEPOSIT Please include a voided check.  (Non-Custodian  Investors
        Only)
I authorize CNL Investment Company or its Agent (collectively, "CNL") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution__________________________________________________________

Address________________________________________________________________________

City/State/Zip ________________________________________________________________

Account Type (check one):  |_|  Checking   |_|  Savings

Account Number___________________  Bank ABA Routing Number_____________________

5.___________SUBSCRIBER SIGNATURES_____________________________________________


TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX BELOW HAS BEEN CHECKED IN SECTION 3].

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus ________ Initials _________ Initials

(b) I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000; or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards and How to Subscribe."
                                   ________ Initials _________ Initials


X__________________________ ___________  X____________________________ ________
 Signature of Investor      Date          Signature of Joint Investor  Date

6.___________BROKER INFORMATION________________________________________________



The Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.


Broker/Dealer Name_____________________________________________________________

Financial Advisor Name_________________________________________________________

Advisor Mailing Address________________________________________________________

City/State/Zip_________________________________________________________________

Advisor Number_______________________________ Telephone Number_________________

E-mail Address_______________________________ Fax Number_______________________


|_| Telephonic Subscription   |_| Deferred Commission Option (Please refer to
                                  the Prospectus for details.)

|_| Registered Investment Advisor (RIA): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

    The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;
    (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and
    (v) have  reasonable  grounds to believe  that the  purchase  of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X___________________________ __________  X______________________________ ______
 Financial Advisor Signature Date         Branch Manager Signature       Date
                                          (If required by Broker/Dealer)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.


      Return to: CNL Investor Relations PO Box 1033 Orlando, FL 32802-1033
                   Overnight Delivery: CNL Investor Relations
                   450 South Orange Avenue Orlando, FL 32801
                 CNL Investor Relations:  tel (407) 650-1000
                 toll-free (866) 650-0650 fax (407) 650-1231


-------------------------------------------------------------------------------
    For Office Use Only***

    Sub.# _______________ Admit Date _____________ Amount _____________________

    Check # _____________ Region _________________ W/S _____________ Rev. 11/02

-------------------------------------------------------------------------------

                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                 -----------------------------------------------
                 THE STATEMENT OF ESTIMATED TAXABLE OPERATING
                 RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN
                 THIS ADDENDUM SHOULD BE READ IN CONJUNCTION
                 WITH APPENDIX E TO THE ATTACHED PROSPECTUS,
                 DATED APRIL 1, 2002.
                 ------------------------------------------------

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                   PROPERTIES ACQUIRED FROM FEBRUARY 23, 2002
                            THROUGH NOVEMBER 15, 2002
                For the Year Ended December 31, 2001 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired, directly or indirectly, by the Company from February 23, 2002 through November 15, 2002 and the Properties for which the Company had entered into initial commitments to acquire as of November 15, 2002. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2001, and (ii) had been operational during the period January 1, 2001 through December 31, 2001. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.



                                      Courtyard by Marriott    Courtyard by Marriott    Marriott Hotel       Courtyard by Marriott
                                        Basking Ridge (7)        San Francisco (6)      Bridgewater (7)       Foothill Ranch (7)
                                      --------------------    -----------------------  -------------------  -----------------------

Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                           $2,145,000                  $ 2,460,650         $ 3,690,000             (5)
   Asset Management Fees (2)                  (225,000 )                   (246,000 )          (369,000 )           (5)
General and Administrative
   Expenses (3)                               (171,600 )                   (196,852 )          (295,200 )           (5)
Interest Expense (6)                                --                   (1,960,000 )                --             (5)
                                      -----------------         --------------------   -----------------     ------------------
Estimated Cash Available from
   Operations                                1,748,400                       57,798           3,025,800             (5)
Depreciation and Amortization
   Expense (4)                              (1,090,337 )                   (687,088 )        (1,980,293 )           (5)
                                      -----------------          -------------------   -----------------     ------------------

Estimated Taxable Operating Results
   Before Dividends Paid Deduction          $  658,063                  $  (629,290 )       $ 1,045,507             (5)
                                      =================         ====================   =================     ==================






                                  See Footnotes





                                              Hampton Inn            Marriott Hotel    Renaissance Hotel    Courtyard by Marriott
                                              Houston (8)             Seattle (7)          Tampa (7)              Newark (7)
                                           -------------------  --------------------  --------------------  -----------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                               $  729,300              (5)                  (5)                   $ 1,530,000
   Asset Management Fees (2)                       (72,930  )           (5)                  (5)                      (153,000  )
General and Administrative
   Expenses (3)                                    (49,592  )           (5)                  (5)                      (122,400  )
Interest Expense (6)                              (592,875  )           (5)                  (5)                            --
                                           -----------------      ------------------   ------------------        ---------------
Estimated Cash Available from
   Operations                                       13,903              (5)                  (5)                     1,254,600
Depreciation and Amortization
   Expense (4)                                    (371,606  )           (5)                  (5)                    (1,021,842  )
                                           -----------------      ------------------   ------------------        ---------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction              $ (357,703  )           (5)                  (5)                   $   232,758
                                           =================      ==================   ==================        ===============




                                  See Footnotes



                                       Residence Inn by Marriott           Sheraton            Doubletree           Doubletree
                                              Newark (7)                  Tucson (7)           Dallas (7)          Arlington (7)
                                       -------------------------      -----------------   -------------------  --------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                             $ 1,650,000               $ 4,140,000          $ 3,240,000            $ 4,260,000
Asset Management Fees (2)                        (165,000  )               (414,000  )          (324,000  )            (426,000  )
General and Administrative
   Expenses (3)                                  (132,000  )               (331,200  )          (259,200  )            (340,800  )
Interest Expense (6)                                   --                        --                   --                     --
                                          -----------------           ---------------      ---------------      -----------------
Estimated Cash Available from
   Operations                                   1,353,000                 3,394,800            2,656,800              3,493,200
Depreciation and Amortization
   Expense (4)                                 (1,101,955  )             (2,764,903  )        (2,163,837  )          (2,845,046  )
                                          -----------------           ---------------      ---------------      -----------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction            $   251,045  )            $   629,897          $   492,963            $   648,154
                                          =================           ===============      ===============      =================




                                  See Footnotes

                                                             Total
                                                      -------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                                        $ 23,844,950
Asset Management Fees (2)                                  (2,394,930 )
General and Administrative
   Expenses (3)                                            (1,898,844 )
Interest Expense (6)                                       (2,552,875 )
                                                       ---------------
Estimated Cash Available from
   Operations                                              16,998,301
Depreciation and Amortization
   Expense (4)                                            (14,026,907 )
                                                       ---------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction                       $  2,971,394
                                                       ===============



                                  See Footnotes

FOOTNOTES:

(1) Rental income does not include percentage rents, which will become due if specified levels of gross receipts are achieved.

(2) The Properties are managed pursuant to an advisory agreement between the Company and CNL Hospitality Corp. (the "Advisor"), pursuant to which the Advisor receives monthly asset management fees in an amount generally equal to one-twelfth of .60% of the Company's share of the Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 8% of gross rental income, based on the previous experience of Affiliates of the Advisor with another public REIT.

(4) The estimated federal tax basis of the depreciable portion of the Company's share of the Properties and the number of years the assets have been depreciated on the straight-line method is as follows:

                                                                Furniture and
                                               Buildings           Fixtures
                                               (39 years)        (5-15 years)
                                             ---------------   -----------------

              Basking Ridge Property           $31,987,000         $1,885,000
              San Francisco Property            32,729,000          2,910,000
              Bridgewater Property              55,247,000          5,207,000
              Hampton Inn Houston Property      10,875,700          1,387,600
              Courtyard Newark Property         20,216,400          3,524,100
              Residence Inn Newark Property     21,802,000          3,800,500
              Sheraton Tucson Property          54,703,200          9,535,800
              Doubletree Dallas Property        42,811,200          7,462,800
              Doubletree Arlington Property     56,288,800          9,812,200

(5) The Property is under construction for the period presented. The estimate completion dates for construction are as follows:

                   Property                           Estimated Completion Date
                   --------                           -------------------------

         Courtyard Foothill Ranch Property                  December 2003
         Seattle Waterfront Marriott Property                 April 2003
         Renaissance Tampa Property                            May 2004

(6) The Company invested in a joint venture that acquired a Property in San Francisco, California, of which the Company owns a 50% interest and Marriott owns a 50% interest. The joint venture obtained permanent financing in the amount of $56 million secured by the property. Interest expense is incurred at a variable rate which is expected to be approximately 7.00% per annum. Payments of interest only are due monthly through July 1, 2004 at which time monthly payments of principal and interest are due until maturity. The remaining principal balance together with any unpaid interest is due at the end of the fifth loan year. The lease for the San Francisco property is with an indirectly wholly owned subsidiary of the joint venture.

(7) Leases are expected to be with indirect wholly owned subsidiaries of the Company.

(8) The Company made an additional investment in a joint venture, in which the Company owns 85%, to acquire a Property in Houston, Texas (the "Hampton Inn Property"). The joint venture assumed a loan of approximately $9.3 million when the property was acquired. Interest expense is incurred at a fixed rate of 7.78% per annum. Payments of principal and interest are due monthly through maturity in January 2023, however, additional fees are imposed if prepayment does not occur by January 2008. The lease for the Hampton Inn Property is with an indirectly wholly owned subsidiary of the joint venture.

Prospectus
CNL HOSPITALITY PROPERTIES, INC.
45,000,000 Shares of Common Stock                               LOGO

Minimum Purchase -- 250 Shares ($2,500)
100 Shares ($1,000) for IRAs and Keogh and Pension Plans
Minimum purchase is higher in Nebraska and North Carolina


         Of the 45,000,000 shares of common stock that we have registered, we are offering 40,000,000 shares to investors who meet our suitability standards and up to 5,000,000 shares to participants in our reinvestment plan.

         We are qualified and operated for federal income tax purposes as a real estate investment trust.


         An investment in our shares involves significant risks. See "Risk Factors" beginning on page 11 for a discussion of material risks that you should consider before you invest in the common stock being sold with this Prospectus, including:

o We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.
o There is currently no public trading market for the shares, and there is no assurance that one will develop. Therefore, you may not be able to sell your shares at a price equal to or greater than the offering price.
o We rely on CNL Hospitality Corp. with respect to all investment decisions.
o Some of the officers of the Advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor and affiliates will provide to the Company.
o If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2007, we will sell our assets and distribute the proceeds.


                                                                                Per Share                 Total
Public Offering Price................................................            $10.00                 $450,000,000
Selling Commissions..................................................            $ 0.75                 $ 33,750,000
Proceeds to the Company..............................................            $ 9.25                 $416,250,000

o The managing dealer, CNL Securities Corp., is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares.
o This offering will end no later than _______, 2003 unless we elect to extend it to a date no later than _________, 2004 in states that permit us to make this extension.



         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

         No one is authorized to make any statements about the offering different from those that appear in this Prospectus. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this Prospectus. You should also be aware that the description of the Company contained in this Prospectus was accurate on February 22, 2002, but may no longer be accurate. We will amend or supplement this Prospectus if there is a material change in the affairs of the Company.

         It is prohibited for anyone to make forecasts or predictions in connection with this offering concerning the future performance of an investment in the common stock.





                              CNL SECURITIES CORP.
                                 April 1, 2002

                                TABLE OF CONTENTS

TABLE OF CONTENTS.............................................................................................ii
QUESTIONS AND ANSWERS ABOUT CNL HOSPITALITY
   PROPERTIES, INC.'S PUBLIC OFFERING..........................................................................1
PROSPECTUS SUMMARY.............................................................................................5
CNL HOSPITALITY PROPERTIES, INC................................................................................5
     Our Business..............................................................................................5
     Risk Factors..............................................................................................5
     Our REIT Status...........................................................................................7
     Our Management and Conflicts of Interest..................................................................7
     Our Affiliates............................................................................................7
     Our Investment Objectives.................................................................................8
     Management Compensation...................................................................................8
     The Offering.............................................................................................10
RISK FACTORS..................................................................................................11
     Offering-Related Risks...................................................................................11
         This is an unspecified property offering.............................................................11
              You cannot evaluate properties that we have not yet
                  acquired or identified for acquisition......................................................11
              We cannot assure you that we will obtain suitable investments...................................11
              The managing dealer has not made an independent review of
                  the Company or the Prospectus...............................................................11
         There may be delays in investing the proceeds of this offering.......................................11
         The sale of shares by stockholders could be difficult................................................12
     Company-Related Risks....................................................................................12
         Our management has limited experience with mortgage financing........................................12
         We are dependent on the Advisor......................................................................12
         We will be subject to conflicts of interest..........................................................12
              We will experience competition for properties...................................................12
              There will be competing demands on our officers and directors...................................12
              The timing of sales and acquisitions may favor the Advisor......................................12
              Our properties may be developed by affiliates...................................................12
              We may invest with affiliates of the Advisor....................................................13
              There is no separate counsel for the Company, our affiliates and investors......................13
     Real Estate and Other Investment Risks...................................................................13
         Possible lack of diversification increases the risk of investment....................................13
         We do not have control over market and business conditions...........................................13
         Adverse trends in the hotel industry may impact our properties.......................................13
         Leasing properties to our subsidiaries increases our risks...........................................13
         The credit enhancements to our leases are subject to termination and may also be subject to maximum limits...............................................................................13
         We will not control the management of our properties.................................................13
         We may not control the joint ventures in which we enter..............................................14
         Joint venture partners may have different interests than we have.....................................14
         It may be difficult for us to exit a joint venture after an impasse..................................14
         We may not have control over properties under construction...........................................14
         We will have no economic interest in ground lease properties.........................................14
         We do not control third-party franchise agreements...................................................14
         Multiple property leases or mortgage loans with individual tenants or borrowers increase our risks....................................................................15
         It may be difficult to re-lease our properties.......................................................15
         We cannot control the sale of some properties........................................................15
         The liquidation of our assets may be delayed.........................................................15
         The hotel industry is seasonal.......................................................................15
         Risks of Mortgage Lending............................................................................15


              Our mortgage loans may be impacted by unfavorable
                  real estate market conditions...............................................................15
              Our mortgage loans will be subject to interest rate fluctuations................................16
              Delays in liquidating defaulted  mortgage loans could reduce our investment returns..........................................................................16
              Returns on our mortgage loans may be limited by regulations.....................................16
         Our properties may be subject to environmental liabilities...........................................16
     Financing Risks..........................................................................................16
         We have obtained long-term financing and may require additional financing in the future.........................................................................16
         Anticipated borrowing creates risks..................................................................16
         We can borrow money to make distributions............................................................17
     Miscellaneous Risks......................................................................................17
         Our hotel properties may be unable to compete successfully...........................................17
         Inflation could adversely affect our investment returns..............................................17
         We may not have adequate insurance...................................................................17
         Possible effect of ERISA.............................................................................17
         Our governing documents may discourage takeovers.....................................................17
         Our stockholders are subject to ownership limits.....................................................18
         Majority stockholder vote may discourage changes of control..........................................18
         Investors in our Company may experience dilution.....................................................18
         The Board of Directors can take many actions without stockholder approval............................18
         We will rely on the Advisor and Board of Directors to manage the Company.............................18
         Our officers and directors have limited liability....................................................18
     Tax Risks................................................................................................19
         We will be subject to increased taxation if we fail to qualify as a
              REIT for federal income tax purposes............................................................19
         Our leases may be recharacterized as financings, which would eliminate depreciation deductions on hotel properties...........................................19
         Excessive non-real estate asset values may jeopardize our REIT status................................19
         We may have to borrow funds or sell assets to meet our distribution requirements.....................19
         Ownership limits may discourage a change in control..................................................19
         We may be subject to other tax liabilities...........................................................20
         Changes in tax laws may prevent us from qualifying as a REIT.........................................20
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE....................................................................20
     Suitability Standards....................................................................................20
     How to Subscribe.........................................................................................21
ESTIMATED USE OF PROCEEDS.....................................................................................22
MANAGEMENT COMPENSATION.......................................................................................23
CONFLICTS OF INTEREST.........................................................................................29
     Prior and Future Programs................................................................................30
     Competition to Acquire Properties and Invest in Mortgage Loans...........................................30
     Sales of Properties......................................................................................31
     Joint Investment With An Affiliated Program..............................................................31
     Competition for Management Time..........................................................................31
     Compensation of the Advisor..............................................................................31
     Relationship with Managing Dealer........................................................................32
     Legal Representation ....................................................................................32
     Certain Conflict Resolution Procedures...................................................................32
SUMMARY OF REINVESTMENT PLAN..................................................................................34
     General..................................................................................................34
     Investment of Distributions..............................................................................35
     Participant Accounts, Fees, and Allocation of Shares.....................................................35
     Reports to Participants..................................................................................36
     Election to Participate or Terminate Participation.......................................................36
     Federal Income Tax Considerations........................................................................36
     Amendments and Termination...............................................................................37




REDEMPTION OF SHARES..........................................................................................37
BUSINESS......................................................................................................38
     General..................................................................................................38
     Investment of Offering Proceeds..........................................................................41
     Property Acquisitions....................................................................................42
     Pending Investments......................................................................................46
     Site Selection and Acquisition of Properties.............................................................60
     Standards for Investment in Properties...................................................................63
     Description of Properties................................................................................64
     Description of Property Leases...........................................................................64
     Description of Management Agreements.....................................................................67
     Joint Venture Arrangements...............................................................................68
     Mortgage Loans...........................................................................................70
     Management Services......................................................................................71
     Borrowing................................................................................................71
     Sale of Properties and Mortgage Loans....................................................................74
     Franchise Regulation.....................................................................................74
     Competition..............................................................................................74
     Regulation of Mortgage Loans.............................................................................75
SELECTED FINANCIAL DATA.......................................................................................75
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS..............................................................76
     Introduction.............................................................................................76
     Liquidity and Capital Resources..........................................................................81
     Results of Operations....................................................................................77
MANAGEMENT....................................................................................................88
     General..................................................................................................88
     Fiduciary Responsibility of the Board of Directors.......................................................88
     Directors and Executive Officers.........................................................................89
     Independent Directors....................................................................................93
     Committees of the Board of Directors.....................................................................93
     Compensation of Directors and Executive Officers.........................................................93
     Management Compensation..................................................................................93
THE ADVISOR AND THE ADVISORY AGREEMENT........................................................................94
     The Advisor..............................................................................................94
     The Advisory Agreement...................................................................................94
CERTAIN TRANSACTIONS..........................................................................................97
PRIOR PERFORMANCE INFORMATION.................................................................................99
INVESTMENT OBJECTIVES AND POLICIES...........................................................................104
     General.................................................................................................104
     Certain Investment Limitations..........................................................................105
DISTRIBUTION POLICY..........................................................................................107
     General  ...............................................................................................107
     Distributions...........................................................................................108
SUMMARY OF THE ARTICLES OF INCORPORATION
   AND BYLAWS................................................................................................109
     General.................................................................................................109
     Description of Capital Stock............................................................................110
     Board of Directors......................................................................................111
     Stockholder Meetings....................................................................................111
     Advance Notice for Stockholder Nominations for
         Directors and Proposals of New Business.............................................................111
     Amendments to the Articles of Incorporation.............................................................112
     Mergers, Combinations, and Sale of Assets...............................................................112
     Control Share Acquisitions..............................................................................112
     Termination of the Company and REIT Status..............................................................113
     Restriction of Ownership................................................................................113
     Responsibility of Directors.............................................................................114
     Limitation of Liability and Indemnification.............................................................114
     Removal of Directors....................................................................................115
     Inspection of Books and Records.........................................................................115
     Restrictions on "Roll-Up" Transactions..................................................................116
FEDERAL INCOME TAX CONSIDERATIONS............................................................................117
     Introduction............................................................................................117
     Taxation of the Company.................................................................................117
     Taxation of Stockholders................................................................................121
     State and Local Taxes...................................................................................124
     Characterization of Property Leases.....................................................................124
     Investment in Joint Ventures............................................................................125
REPORTS TO STOCKHOLDERS......................................................................................126
THE OFFERING.................................................................................................127
     General.................................................................................................127
     Plan of Distribution....................................................................................127
     Subscription Procedures.................................................................................130
     Escrow Arrangements.....................................................................................132
     ERISA Considerations....................................................................................132
     Determination of Offering Price.........................................................................134
SUPPLEMENTAL SALES MATERIAL..................................................................................134
LEGAL OPINIONS...............................................................................................134
EXPERTS......................................................................................................134
ADDITIONAL INFORMATION.......................................................................................134
DEFINITIONS..................................................................................................135

Form of Reinvestment Plan.............................................................................Appendix A
Financial Information.................................................................................Appendix B
Prior Performance Tables..............................................................................Appendix C
Subscription Agreement................................................................................Appendix D
Statement of Estimated Taxable Operating Results
   Before Dividends Paid Deduction....................................................................Appendix E


                           Questions and Answers About
               CNL Hospitality Properties, Inc.'s Public Offering

Q:     What is CNL Hospitality Properties, Inc.?

A: CNL Hospitality Properties, Inc., which we refer to as the Company, is a real estate investment trust, or a REIT, that was formed in 1996 to acquire hotel properties and lease them on a triple-net basis to hotel operators or indirect subsidiaries of the Company with management of the properties performed by third-party hotel operators. In addition, the Company may provide mortgage financing loans to operators of hotel chains.

       As of February 22, 2002, the Company had invested in 46 properties, located in 21 states, and had commitments to acquire five additional properties. As of December 31, 2001, the Company had total assets of over $900,000,000.

Q:     What is a REIT?

A:     In general, a REIT is a company that:

       o combines the capital of many investors to acquire or provide financing for real estate,
       o offers  benefits  of  a  diversified   portfolio   under   professional
         management,
       o typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation, and
       o must pay distributions to investors of at least 90% of its taxable income.

Q:     What kind of offering is this?

A: We are offering up to 40,000,000 shares of common stock on a "best efforts" basis. In addition, we are offering up to 5,000,000 shares of common stock to investors who want to participate in our reinvestment plan.

Q:     How does a "best efforts" offering work?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a Subscription Agreement, like the one attached to this Prospectus as Appendix D, and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with SouthTrust Bank. SouthTrust will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by the Company as a stockholder. Generally, we admit stockholders no later than the last day of the calendar month following acceptance of your subscription.

Q:     How long will the offering last?

A: This offering will not last beyond _______, 2003 unless we decide to extend the offering until not later than _________, 2004, in any state that allows us to extend the offering.

Q:     Who can buy shares?

A: Anyone who receives this Prospectus can buy shares provided that they have a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or, a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the "Suitability Standards" section of this Prospectus.

Q:     Is there any minimum required investment?

A: Yes. Generally, individuals must initially invest at least $2,500 and IRA, Keogh or other qualified plans must initially invest at least $1,000. Thereafter, you may purchase additional shares in $10 increments. However, these minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this Prospectus.

Q:     After I subscribe for shares, can I change my mind and withdraw my money?

A: Once you have subscribed for shares and we have deposited the subscription price with SouthTrust, your subscription is irrevocable, unless the Company elects to permit you to revoke your subscription.

Q:     If I buy shares in the offering, how can I sell them?

A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

       We plan to list the shares on a national securities exchange or over-the-counter market within six years after commencement of this offering, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2007, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

       Beginning one year after you receive your shares, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this Prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you received your shares, provided we have sufficient funds available. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

       If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Q:     What will you do with the proceeds from this offering?

A: We plan to use approximately 83% of the proceeds to purchase additional hotel properties and to make mortgage loans, approximately 10% to pay fees and expenses to affiliates for their services and as reimbursement of offering- and acquisition-related expenses, and the remaining proceeds to pay other expenses of this offering. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10 per share.

       Until we invest the proceeds in real estate assets, we will invest them in short-term, highly liquid investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot predict how long it will be before we will be able to fully invest the proceeds in real estate.

       Assuming 40,000,000 shares are sold in this offering, we expect to have an additional $332 million of net offering proceeds available for investment in hotel properties and mortgage loans and in excess of $1.35 billion in total assets.

Q:     What types of hotels will you invest in?

A: We intend to purchase primarily limited service, extended stay and/or full service hotel properties.

Q:     What are the terms of your leases?

A: The leases we have entered into with unrelated third parties to date, and the leases we expect to enter into with unrelated third parties in the future, are long-term (meaning generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" leases. "Triple net" means that the tenant is generally responsible for repairs, maintenance, property taxes, utilities, and insurance. Under our leases, the tenant must pay us minimum rent or percentage rent on a monthly or in limited cases, quarterly basis. In addition, our leases generally require the tenant to pay us percentage rent or provide for increases in the base rent at specified times during the term of the lease.

       The leases we have entered into with our subsidiaries to date, and the leases we intend to enter into with our subsidiaries in the future, generally have terms of 5 to 10 years, plus renewal options for an additional 5 to 25 years. Under the terms of the leases, the subsidiary generally will pay us the greater of minimum rent or a percentage of the property's gross revenues. The subsidiaries engage a third-party operator to manage the properties. To the extent that rent is based on gross revenues of these properties, our income will fluctuate with the performance of the properties to a much greater extent than is the case with properties leased to unrelated third parties.

Q:     What properties does the Company currently own?

A: As of February 22, 2002, we have purchased, directly or through our subsidiaries, 46 properties, including eight properties through joint ventures and five properties on which hotels are being constructed or renovated. These properties are located in 21 states and include brands such as Courtyard(R) by Marriott(R), Fairfield Inn(R) by Marriott(R), JW Marriott(R) Resort & Spa, Marriott Suites(R), Residence Inn(R) by Marriott(R), SpringHill Suites(TM) by Marriott(R), TownePlace Suites(R) by Marriott(R), Wyndham Hotels, Hilton, Hilton Suites and Embassy Suites. Our properties were 100% leased as of such date.

Q:     What is the experience of the Company's officers and directors?

A: Our management team has extensive previous experience investing in real estate on a triple-net basis. Our Chairman of the Board and Chief Executive Officer, and President have over 25 and 20 years, respectively, of experience with other CNL affiliates. In addition, the Advisor's senior management team has extensive previous experience investing in hotel properties. The majority of our directors have extensive experience investing in hotels and/or other types of real estate. Our directors are listed below:

       o James M. Seneff, Jr. -- Founder, Chairman and Chief Executive Officer of CNL Holdings, Inc. and its subsidiaries with more than 25 years of real estate experience. CNL and the entities it has established have more than $5 billion in assets, representing interests in approximately 1,900 properties and approximately 1,200 mortgage loans in 49 states.
       o Robert A. Bourne-- President and Treasurer of CNL Financial Group, Inc. with over 20 years of real estate experience involving net lease financing.
       o Matthew W. Kaplan -- Managing Director of Rothschild Realty Inc. responsible for securities investment activities including portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund.
       o Charles E. Adams -- President and Founding Principal with Celebration Associates, LLC, a real estate advisory and development firm specializing in large-scale master-planned communities, seniors' housing and specialty commercial and mixed-use developments.
       o Lawrence A. Dustin -- President, a director and a principal stockholder of Dustin/Massagli LLC, a company which manages the operations of EMTG, LLC, a company that publishes the Mobil Travel Guide featuring information concerning domestic hotels, resorts, restaurants, sites and attractions, with over 30 years of experience in the hospitality industry.
       o John A. Griswold -- President of Tishman Hotel Corporation, a hotel developer, owner and operator, providing such services for more than 85 hotels, totalling more than 30,000 rooms.
       o Dr. Craig M. McAllaster -- Dean of the Roy E. Crummer Graduate School of Business at Rollins College and former Executive Director of the international consulting practicum programs at the Crummer School.

Q:     How will you choose which investments to make?

A: We have hired CNL Hospitality Corp. as our Advisor. The Advisor has the authority, subject to the approval of our directors, to make all of the Company's investment decisions.

Q:     Is the Advisor independent of the Company?

A: No. Some of our officers and directors are officers and directors of the Advisor. The conflicts of interest the Company and Advisor face are discussed under the heading "Conflicts of Interest" later in this Prospectus.

Q:     If I buy shares, will I receive distributions and, if so, how often?

A: Historically, we have paid cash distributions every quarter since our operations commenced.

       We intend to continue to make quarterly cash distributions to our stockholders. The amount of distributions is determined by the Board of Directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our REIT taxable income each year.

Q:     Are distributions I receive taxable?

A: Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or the Company is liquidated. However, because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q:     When will I get my tax information?

A:     Your Form 1099 tax information will be mailed by January 31 of each year.

Q: Do you have a reinvestment plan where I can reinvest my distributions in additional shares?

A: Yes. We have adopted a reinvestment plan in which some investors can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of this Prospectus entitled "Summary of Reinvestment Plan." ====

                       Who Can Help Answer Your Questions?
       If you have more questions about the offering or if you would like additional copies of this Prospectus, you should contact your registered representative or:

                              CNL Sales Department
                                  P.O. Box 4920
                           Orlando, Florida 32802-4920
                                 (800) 522-3863
                                 (407) 650-1000

                               PROSPECTUS SUMMARY

         This summary highlights selected information from this Prospectus. It is not complete and may not contain all of the information that you should consider before investing in the common stock. To understand the offering fully, you should read this entire Prospectus carefully, including the documents attached as appendices.


                        CNL HOSPITALITY PROPERTIES, INC.

         CNL Hospitality Properties, Inc., which we sometimes refer to as the "Company," is a Maryland corporation which is qualified and operated for federal income tax purposes as a REIT. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (800) 522-3863.

OUR BUSINESS

         Our Company has acquired hotel properties which it leases to unaffiliated third parties. Properties leased to third parties are generally on a long-term "triple-net" basis, which means that the tenant generally is responsible for repairs, maintenance, property taxes, utilities and insurance. The Company also acquired hotel properties which it leases to subsidiaries, which may have shorter lease terms. The subsidiaries have engaged third-party operators to manage the properties. For properties subject to this arrangement, the Company's consolidated financial statements will report the properties' operating revenues and expenses as the yield on the investment rather than the rent contractually due under the leases with our subsidiaries. We intend to invest the proceeds of this offering in hotel properties, which may include furniture, fixtures and equipment, to be leased either to operators of national and regional limited service, extended stay and full service hotel chains, or most likely to indirect subsidiaries of the Company with management of the properties performed by third-party hotel chain operators, located across the United States. We may also offer mortgage financing to operators of hotel chains. You can read the section of this Prospectus under the caption "Business" for a description of the hotel properties we currently own, our pending investments, the types of properties that may be selected by our Advisor, CNL Hospitality Corp., the property selection and acquisition processes and the nature of the mortgage loans.

         Under our Articles of Incorporation, the Company will automatically terminate and dissolve on December 31, 2007, unless the shares of common stock of the Company, including the shares offered by this Prospectus, are listed on a national securities exchange or over-the-counter market before that date. If the shares are listed, the Company automatically will become a perpetual life entity. If we are not listed by December 31, 2007, we will sell our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to the Company's orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the Articles of Incorporation to extend the duration of the Company.

         We have and will continue to borrow money to acquire properties, make mortgage loans and pay related fees and intend to encumber properties in connection with the borrowing. We plan to obtain one or more revolving lines of credit in an aggregate amount up to $200,000,000, and may also obtain additional permanent financing. The Board of Directors anticipates that the aggregate amount of any lines of credit will be up to $200,000,000; however, the Board of Directors may increase the amount we can borrow under lines of credit. We do not anticipate that the aggregate amount of the permanent financing will exceed 35% of our total assets. However, our Articles of Incorporation limit the maximum amount of borrowing in relation to our net assets to 300% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of our independent directors must approve the borrowing, and the borrowing will be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

         We depreciate buildings and equipment on the straight-line method over their estimated useful lives of 40 and 7 years, respectively, for financial reporting purposes.

RISK FACTORS

         An investment in our Company is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the "Risk Factors" section, which begins on page 11. You should read and understand all of the risk factors before making your decision to invest.

o As of February 22, 2002, we owned, directly or through our subsidiaries, 46 properties, including eight properties through joint ventures and five properties on which hotels are being constructed or renovated. In addition, our Company has commitments to acquire five additional hotel properties. Because the Company has not yet identified the properties to be acquired with proceeds from this offering, and the Board of Directors may approve future offerings, the proceeds of which may be invested in additional properties, you will not have the opportunity to evaluate all the properties that will be in our portfolio.

o We do not anticipate that there will be a public market for the shares in the near term. Therefore, prior to listing, if at all, if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

o We rely on the Advisor which, together with the Board of Directors, has responsibility for the management of our Company and our investments. Not all of the officers and directors of the Advisor have extensive experience, and the Advisor has limited experience, with mortgage financing, which could adversely affect our business.

o The Advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor and affiliates will provide to us.

o Market and economic conditions that we cannot control will affect the value of our investments.

o We may make investments that will not appreciate in value over time, such as mortgage loans and building only properties, with the land owned by a third party.

o We cannot predict the amount of revenues we will receive from tenants and borrowers.

o If our tenants or borrowers default, we will have less income with which to make distributions.

o If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2007, we will sell our assets and distribute the proceeds.

o We have obtained long-term financing. In the future, if we do not obtain additional long-term financing, we will not be able to acquire as many properties or make as many mortgage loans as we anticipate, which could limit further diversification of our investments.

o Borrowing may be risky if the cash flow from our investments is insufficient to meet our debt obligations. In connection with borrowing, we have mortgaged or pledged our assets, and may do so with regard to future borrowings, which would put us at risk of losing the assets if we are unable to pay our debts.

o We may incur debt, including debt to make distributions to stockholders, in order to maintain our status as a REIT.

o The vote of stockholders owning at least a majority but less than all of the shares of common stock will bind all of the stockholders as to matters such as the amendment of the Company's governing documents. A majority of the stockholders present at a meeting at which a quorum is present may bind all of the stockholders as to the election of directors.

o Restrictions on ownership of more than 9.8% of the shares of common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company, even if such a change is in the interest of a majority of the stockholders.

o We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available for paying distributions to you as a stockholder.

OUR REIT STATUS

         As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

         We have retained the Advisor to provide us with management, acquisition, advisory and administrative services. The members of our Board of Directors oversee the management of the Company. The majority of the directors are independent of the Advisor and have responsibility for reviewing its performance. The directors are elected annually to the Board of Directors by the stockholders.

         All of the executive officers and directors of the Advisor also are officers or directors of the Company. The Advisor has responsibility for (i) selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by the Company; (ii) identifying potential tenants or managers for the properties and potential borrowers for the mortgage loans, and formulating, evaluating and negotiating the terms of each lease or management agreement of a property and each mortgage loan; and (iii) negotiating the terms of any borrowing by the Company, including lines of credit and any long-term, permanent financing. All of the Advisor's actions relating to the Company are subject to approval by the Board of Directors. The Advisor also has the authority, subject to approval by a majority of the Board of Directors, including a majority of the independent directors, to select assets for sale by the Company in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

         You can read the sections of this Prospectus under the captions "Management" and "The Advisor and The Advisory Agreement" for a description of the business background of the individuals responsible for the management of the Company and the Advisor, as well as for a description of the services the Advisor will provide.

         Certain of our officers and directors, who are also officers or directors of the Advisor, may experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to (i) allocation of new investments and management time and services between us and various other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of the Advisor, (v) compensation to the Advisor, (vi) our relationship with the managing dealer, CNL Securities Corp., which is an affiliate of the Company and the Advisor, and (vii) the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, which means neither the Company nor the stockholders will have separate counsel. The "Conflicts of Interest" section of this Prospectus discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

         The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of the Advisor in the past, including 18 public limited partnerships and two unlisted public REITs. As of December 31, 2001, these entities, which invest in properties that are leased on a "triple-net" basis, but do not invest in hotel properties, had purchased, directly or indirectly, approximately 1,700 fast-food, family-style, and casual-dining restaurants and three assisted living facilities. Based on an analysis of the operating results of the 90 real estate limited partnerships and two unlisted public REITs in which our principals have served, individually or with others, as general partners or officers and directors, we believe that each of these entities has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted REITs are contained in Appendix C -- Prior Performance Tables.

OUR INVESTMENT OBJECTIVES

         Our Company's primary investment objectives are to preserve, protect, and enhance our assets, while:

         o        making distributions.

         o obtaining fixed income through the receipt of base rent, and increasing our income (and distributions) and providing protection against inflation through receipt of percentage rent and/or automatic increases in base rent, and obtaining fixed income through the receipt of payments on mortgage loans.

         o        remaining qualified as a REIT for federal income tax purposes.

         o providing you with liquidity for your investment within six years after commencement of this offering, either through (i) listing our shares on a national securities exchange or over-the-counter market or (ii) if listing does not occur within six years after commencement of the offering, selling our assets and distributing the proceeds.

         You can read the sections of this Prospectus under the captions "Business -- General," "Business -- Site Selection and Acquisition of Properties," "Business -- Description of Property Leases" and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.

MANAGEMENT COMPENSATION

         We will pay the Advisor, CNL Securities Corp. (which is the managing dealer for this offering), and other affiliates of the Advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following paragraphs summarize the more significant items of compensation and reimbursement. See "Management Compensation" for a complete description.

         Offering Stage.

                  Selling Commissions , Marketing Support Fee and Due Diligence Expense Reimbursements. The Company will pay the managing dealer selling commissions of 7.5% (a maximum of $30,000,000 if 40,000,000 shares are sold) and a marketing support fee of 0.5% (a maximum of $2,000,000 if 40,000,000 shares are sold). The managing dealer in turn may pass along selling commissions of up to 7% on shares sold, and all or a portion of the marketing support fee to soliciting dealers who are not affiliates of the Company. The Company will also reimburse bona fide due diligence expenses of the managing dealer and soliciting dealers that are not affiliates of the Company, in an amount up to 0.125% on shares sold (up to $500,000 if 40,000,000 shares are sold).

         Acquisition Stage.

                  Acquisition Fees. The Company will pay the Advisor a fee equal to 4.5% of the proceeds of this offering ($18,000,000 if 40,000,000 shares are sold) for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans. In addition, the Company will pay the Advisor a fee equal to 4.5% of loan proceeds from permanent financing ($9,000,000 if permanent financing equals $200,000,000) and the line of credit that are used to acquire properties for the services described above. However, no acquisition fees will be paid on loan proceeds from the line of credit until such time as all net offering proceeds have been invested by the Company.

         Operational Stage.

                  Asset Management Fee. The Company will pay the Advisor a monthly asset management fee of one-twelfth of 0.60% of an amount equal to the total amount invested in the properties (exclusive of acquisition fees and acquisition expenses) plus the total outstanding principal amounts of the mortgage loans, as of the end of the preceding month, for managing the properties and mortgage loans.

                  Soliciting Dealer Servicing Fee. Beginning on December 31 of the year following the year in which this offering terminates, and every December 31 thereafter until the Company's shares are listed or the Company liquidates, the Company will pay to the managing dealer 0.20% of the product of the number of shares from this offering held by stockholders on that date and $10.00, reduced by distributions received by stockholders from the sale of assets of the Company and amounts paid by the Company to repurchase shares under its redemption plan. The managing dealer may pass along all or a portion of this amount to soliciting dealers whose clients own shares from this offering on that date.

         Operational or Liquidation Stage.

         We will not pay the following fees until we have paid distributions to stockholders equal to the sum of an aggregate, annual, cumulative, noncompounded 8% return on their invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee "subordinated." In general, we calculate the stockholders' invested capital by multiplying the number of shares owned by stockholders by the offering price per share and reducing the product by the portion of all prior distributions paid to stockholders from the sale of our assets and by any amounts paid by us to repurchase shares under the redemption plan.

                  Deferred, Subordinated Real Estate Disposition Fee. The Company may pay the Advisor a real estate disposition fee equal to the lesser of one-half of a competitive real estate commission or 3% of the gross sales price of the property for providing substantial services in connection with the sale of any of its properties. You can read the section of this Prospectus under the caption "The Advisor and the Advisory Agreement -- The Advisory Agreement" if you want more information about real estate disposition fees that we may pay to the Advisor.

                  Deferred, Subordinated Share of Net Sales Proceeds from the Sale of Assets. The Company will pay to the Advisor a deferred, subordinated share of net sales proceeds from the sale of assets of the Company in an amount equal to 10% of net sales proceeds.

         The Company's obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. The Company may reimburse the Advisor and its affiliates for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations. In addition, the Company may pay the Advisor and its affiliates a subordinated incentive fee if listing of the Company's common stock on a national securities exchange or over-the-counter market occurs.

THE OFFERING

Offering Size....................................   o  Maximum-- $450,000,000
                                                    o  $400,000,000 of common
                                                       stock to be offered to
                                                       investors meeting certain
                                                       suitability standards and
                                                       up to $50,000,000 of
                                                       common stock available to
                                                       investors who purchased
                                                       their shares in this
                                                       offering or one of the
                                                       prior offerings of our
                                                       Company and who choose to
                                                       participate in our
                                                       reinvestment plan.

Minimum Investments..............................   o  Individuals--    $2,500--
                                                       Additional  shares may be
                                                       purchased  in ten  dollar
                                                       increments.
                                                    o  IRA, Keogh and other
                                                       qualified plans -- $1,000
                                                       -- Additional shares may
                                                       be purchased in ten
                                                       dollar increments.

                                                       (Note:  The amounts apply
                                                       to     most     potential
                                                       investors,   but  minimum
                                                       investments may vary from
                                                       state  to  state.  Please
                                                       see    "The     Offering"
                                                       section,  which begins on
                                                       page 133).

Suitability Standards............................   o  Net worth (not  including
                                                       home,   furnishings   and
                                                       personal  automobiles) of
                                                       at  least   $45,000   and
                                                       annual gross income of at
                                                       least $45,000; or
                                                    o  Net worth (not including
                                                       home, furnishings and
                                                       personal automobiles) of
                                                       at least $150,000.

                                                       (Note:        Suitability
                                                       standards  may vary  from
                                                       state  to  state.  Please
                                                       see   the    "Suitability
                                                       Standards   and   How  to
                                                       Subscribe" section, which
                                                       begins on page 20).

Duration and Listing.............................   Anticipated to be within six
                                                    years from the  commencement
                                                    of  this  offering.  If  the
                                                    shares   are   listed  on  a
                                                    national securities exchange
                                                    or over-the-counter  market,
                                                    our  Company  will  become a
                                                    perpetual  life entity,  and
                                                    we   will   then    reinvest
                                                    proceeds  from  the  sale of
                                                    assets.

Distribution Policy..............................   Consistent      with     our
                                                    objective of qualifying as a
                                                    REIT,  we expect to continue
                                                    to       pay       quarterly
                                                    distributions and distribute
                                                    at  least  90% of  our  REIT
                                                    taxable income.

Our Advisor......................................   CNL  Hospitality  Corp. will
                                                    administer   the  day-to-day
                                                    operations  of  our  Company
                                                    and  select  our   Company's
                                                    real estate  investments and
                                                    mortgage loans.

Estimated Use of Proceeds........................   o  83%--  To  acquire  hotel
                                                       properties    and    make
                                                       mortgage loans
                                                    o  10%--  To  pay  fees  and
                                                       expenses  to   affiliates
                                                       for their services and as
                                                       reimbursement of offering
                                                       and   acquisition-related
                                                       expenses
                                                    o  7%--  To  pay  for  other
                                                       expenses of the offering

Our Reinvestment Plan............................   We    have     adopted     a
                                                    reinvestment plan which will
                                                    allow some  stockholders  to
                                                    have  the  full   amount  of
                                                    their          distributions
                                                    reinvested   in   additional
                                                    shares     that    may    be
                                                    available.      We      have
                                                    registered  5,000,000 shares
                                                    of our common stock for this
                                                    purpose. See the "Summary of
                                                    Reinvestment  Plan"  and the
                                                    "Federal      Income     Tax
                                                    Considerations-- Taxation of
                                                    Stockholders"  sections  and
                                                    the  Form  of   Reinvestment
                                                    Plan    accompanying    this
                                                    Prospectus as Appendix A for
                                                    more  specific   information
                                                    about the reinvestment plan.

                                  RISK FACTORS

         An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this Prospectus before making your investment decision.

         We also caution you that this Prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

OFFERING-RELATED RISKS

         This is an unspecified property offering.

                  You cannot evaluate properties that we have not yet acquired or identified for acquisition. We have established certain criteria for evaluating hotel chains, particular properties and the operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants or managers and therefore the Board of Directors has flexibility in assessing potential tenants and managers. As of the date of this Prospectus, we have purchased, directly or through our subsidiaries, 46 properties, including eight properties through joint ventures and five properties on which hotels are being constructed or renovated. In addition, the Company has entered into commitments for the acquisition of five additional hotel properties. The acquisition of the five properties is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. You can read the sections of this Prospectus under the captions "Business-- Property Acquisitions" and "Business-- Pending Investments" for a description of these properties. Because the Company has not yet identified the properties to be acquired with proceeds from this offering, and the Board of Directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in additional properties, you will not have an opportunity to evaluate all of the properties that will be in our portfolio.

                  We cannot assure you that we will obtain suitable investments. We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

                  The managing dealer has not made an independent review of the Company or the Prospectus. The managing dealer, CNL Securities Corp., is an affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

         There may be delays in investing the proceeds of this offering. We may delay investing the proceeds from this offering for up to the later of two years from the initial date of this Prospectus or one year after termination of the offering; although, we expect to invest substantially all net offering proceeds by the end of that period. In our first two public offerings we took 33 and 19 months, respectively, to invest all net offering proceeds. In addition, the "Prior Performance Information" section provides a summary description of the investment experience of affiliates of the Advisor in other prior CNL programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

         We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments, due to the inability of the Advisor to find suitable properties or mortgage loans for investment. Until we invest in properties or make mortgage loans, our investment returns will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments or mortgage loans. Further, if we are required to invest any funds in properties and mortgage loans and we have not done so or reserved those funds for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of this offering, we will distribute the remaining funds pro rata to the persons who are stockholders of the Company at that time.

         The sale of shares by stockholders could be difficult. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing the shares as a long-term investment only. We do not know if we will ever apply to list our shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. In any event, the Articles of Incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares.

COMPANY-RELATED RISKS

         Our management has limited experience with mortgage financing. Not all of the officers and directors of the Advisor have extensive experience, and the Advisor has limited experience, with mortgage financing, which may adversely affect our results of operations and therefore our ability to pay distributions.

         We are dependent on the Advisor. The Advisor, with approval from the Board of Directors, is responsible for our daily management, including all acquisitions, dispositions and financings. The Board of Directors may fire the Advisor, with or without cause, but only subject to payment and release of the Advisor from all guarantees and other obligations incurred as Advisor, which are referenced in the "Management Compensation" section of this Prospectus. We cannot be sure that the Advisor will achieve our objectives or that the Board of Directors will be able to act quickly to remove the Advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

         We will be subject to conflicts of interest.

         We will be subject to conflicts of interest arising out of our relationships with the Advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and the Advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

                  We will experience competition for properties. The Advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to us. The selection of properties to be transferred by the Advisor to us may be subject to conflicts of interest. We cannot be sure that the Advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

                  There will be competing demands on our officers and directors. Our directors and some of our officers, and the directors and some of the officers of the Advisor, have management responsibilities for other companies, including companies that may in the future invest in some of the same types of assets in which we may invest. For this reason, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

                  The timing of sales and acquisitions may favor the Advisor. The Advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our Board of Directors must approve any investments and sales, but the Advisor's recommendation to the Board may be influenced by the impact of the transaction on the Advisor's compensation. The agreements between us and the Advisor were not the result of arm's-length negotiations. As a result, the Advisor may not always act in the Company's best interests, which could adversely affect our results of operations.

                  Our properties may be developed by affiliates. Properties that we acquire may require development prior to use by a tenant. Our affiliates may serve as developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.

                  We may invest with affiliates of the Advisor. We may invest in joint ventures with another program sponsored by the Advisor or its affiliates. The Board of Directors, including the independent directors, must approve the transaction, but the Advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us.

                  There is no separate counsel for the Company, our affiliates and investors. We may have interests that conflict with yours and those of our affiliates, but none of us has the benefit of separate counsel.

REAL ESTATE AND OTHER INVESTMENT RISKS

         Possible lack of diversification increases the risk of investment. There is no limit on the number of properties of a particular hotel chain which we may acquire. However, under investment guidelines established by the Board of Directors, no single hotel chain may represent more than 50% of the total portfolio unless approved by the Board of Directors, including a majority of the independent directors. The Board of Directors, including a majority of the independent directors, will review the Company's properties and potential investments in terms of geographic and hotel chain diversification. As of February 22, 2002, a significant portion of the Company's properties were Marriott-branded hotels. If we continue to concentrate the majority of our acquisitions with Marriott chains or in the future concentrate our acquisitions on another chain, it will increase the risk that our financial condition will be adversely affected by a downturn in a particular market sub-segment, by the poor judgment of a particular management group or brand performance.

         Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions. We do not know whether we will sell all of the shares being offered by this Prospectus. If we do not, it is possible that we will not have the money necessary to further diversify our investments or achieve the highest possible return on our investments.

         We do not have control over market and business conditions. Changes in general or local economic or market conditions, increased costs of energy, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of a hotel chain to fulfill any obligations to operators of its hotel business, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded buildings as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, bankruptcy of a tenant or borrower, and other factors beyond our control may reduce the value of properties that we currently own or those that we acquire in the future, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make mortgage loan payments on time. If tenants are unable to make lease payments or borrowers are unable to make mortgage loan payments as a result of any of these factors, we might not have cash available to make distributions to our stockholders.

         Adverse trends in the hotel industry may impact our properties. The success of our properties depends largely on the property operators' ability to adapt to dominant trends in the hotel industry, including greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The "Business-- General" section includes a description of the size and nature of the hotel industry and current trends in this industry. The success of a particular hotel chain, the ability of a hotel chain to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to stockholders.

         Leasing properties to our subsidiaries increases our risks. For properties leased to our subsidiaries, we are less likely to evict the tenant if the property's poor performance results in a failure to pay rent. We do, however, have the right under our agreements with third-party managers to terminate the manager and engage a new manager in the event that the poor performance is attributable to the manager. Therefore, in the event of default due to market conditions and not the manager's performance, the Company may experience lower returns.

         In addition, rent obligations of tenants that are subsidiaries are based, to a large extent, on gross revenues of properties. This means that poor performance by these properties will affect the Company's results of operations to a much greater extent than would poor performance by properties leased to third parties.

         The credit enhancements to our leases are subject to termination and may also be subject to maximum limits. Our leases generally have credit enhancement provisions, such as guarantees, net worth requirements or liquidity facility agreements, provided by a third party tenant or manager. These provisions generally terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. Some of these provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. If, in this event, the tenant is unable to make payments under the lease, our results of operations may be adversely impacted and, if multiple tenants were similarly affected, we might not have cash available to make distributions to our stockholders.

         We will not control the management of our properties. Our tenants or managers are responsible for maintenance and other day-to-day management of the properties. Because our revenues are largely derived from rents, our financial condition is dependent on the ability of third-party tenants or managers that we do not control to operate the properties successfully. We have and in the future intend to continue to enter into leasing agreements only with tenants or management agreements with managers having substantial prior hotel experience. Although we believe the tenants or managers of the 46 properties directly or indirectly owned , and the five properties identified as probable acquisitions, as of February 22, 2002, have significant prior hotel experience, there is no assurance we will be able to make such arrangements in the future. If our tenants or managers are unable to operate the properties successfully, the tenants may not be able to pay their rent and they may not generate significant percentage rent, which could adversely affect our financial condition.

         We may not control the joint ventures in which we enter. Our independent directors must approve all joint venture or general partnership arrangements in which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. In any joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture.

         Joint venture partners may have different interests than we have. Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments may adversely affect our returns on the investments and, therefore, our ability to pay distributions to our stockholders.

         It may be difficult for us to exit a joint venture after an impasse. In our joint ventures, there will be a potential risk of impasse in some joint venture decisions since our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we will have the right to buy the other co-venturer's interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. You can read the section of this Prospectus under the caption "Business-- Joint Venture Arrangements" if you want more information about the terms that our joint venture arrangements are likely to include.

         We may not have control over properties under construction. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer's ability to control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables. You can read the section of this Prospectus under the caption "Business-- Site Selection and Acquisition of Properties" if you want more information about property development and renovation.

         We will have no economic interest in ground lease properties. If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Thus, with respect to ground lease properties, the Company will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of, and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

         We do not control third-party franchise agreements. We will not be a party to any franchise agreement between a hotel chain and an unaffiliated tenant or manager; so, those agreements could be modified or canceled without notice to us, or our prior consent. In that event, we could require the tenant to cease its operations at the property or to engage a new manager, although the tenant's obligation to pay rent to the Company would continue. However, if we removed a tenant due to the cancellation of the tenant's franchise agreement, we would be required to locate a new tenant acceptable to the hotel chain. As a result, if a tenant's franchise agreement is canceled or amended, we may have difficulty removing the tenant and difficulty realizing our expected return on the property.

         Multiple property leases or mortgage loans with individual tenants or borrowers increase our risks. The value of our properties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before the Advisor or Board of Directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one mortgage loan. As a result, a default by or the financial failure of a tenant or borrower could cause more than one property to become vacant or more than one loan to become non-performing in some circumstances. Vacancies would reduce our cash receipts and could decrease the properties' resale value until we are able to re-lease the affected properties.

         It may be difficult to re-lease our properties. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates could affect our ability to pay distributions.

         We cannot control the sale of some properties. Although we have not yet done so, we expect to give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the Advisor and the Board of Directors to freely control the sale of the property. See "Business-- Description of Property Leases-- Right of Tenant to Purchase."

         The liquidation of our assets may be delayed. For up to the first six years after commencement of this offering, we intend to use any proceeds from the sale of properties or mortgage loans that are not required to be distributed to stockholders in order to preserve the Company's status as a REIT, to acquire additional properties, make additional mortgage loans and repay outstanding indebtedness. If our shares are listed on a national securities exchange or over-the-counter market, we may reinvest the proceeds from sales in other properties or mortgage loans for an indefinite period of time. If our shares are not listed by December 31, 2007, we will undertake to sell our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to our orderly liquidation, unless our stockholders elect otherwise.

         Neither the Advisor nor the Board of Directors may be able to control the timing of the sale of our assets due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. We will only return all of our stockholders' invested capital if we sell the properties for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. If we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years. Further, any intended liquidation of our Company may be delayed beyond the time of the sale of all of the properties until all mortgage loans expire or are sold, because we plan to enter into mortgage loans with terms of 10 to 20 years and those obligations may not expire before all of the properties are sold.

         The hotel industry is seasonal. As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in the amount of rent received from properties leased to subsidiaries for which the rent is determined as a percentage of gross revenues of the properties. In addition, there may be quarterly fluctuations in the amount of percentage rent, if any, we will receive from our hotel properties. Any reduction in rent or percentage rent would reduce the amount of cash we could distribute to our stockholders.

         Risks of Mortgage Lending.

                  Our mortgage loans may be impacted by unfavorable real estate market conditions. If we make mortgage loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

                  Our mortgage loans will be subject to interest rate fluctuations. If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

                  Delays in liquidating defaulted mortgage loans could reduce our investment returns. If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

                  Returns on our mortgage loans may be limited by regulations. The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would receive.

         Our properties may be subject to environmental liabilities. Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. We could also be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from our properties.

         All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. The Board of Directors and the Advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that the seller has (i) agreed in writing to indemnify us and/or (ii) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure
(i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

FINANCING RISKS

         We have obtained long-term financing and may require additional financing in the future. We have obtained long-term financing with regard to some of our properties; however, we cannot be sure that we will be able to obtain future long-term financing on satisfactory terms. If we do not obtain additional long-term financing in the future, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the further diversification of our investments.

         Anticipated borrowing creates risks. We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. The Board of Directors anticipates that we will obtain one or more revolving lines of credit in an aggregate amount of up to $200,000,000 to provide financing for the acquisition of assets. We may also obtain additional long-term, permanent financing. We anticipate that our permanent financing will not exceed 35% of our total assets. We may repay the lines of credit using equity offering proceeds, including proceeds from this offering, working capital, permanent financing or proceeds from the sale of assets. We may not borrow more than 300% of our net assets, without showing our independent directors that a higher level of borrowing is appropriate. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it. See "Business-- Borrowing" for a description of the line of credit and permanent financing the Company has obtained as of February 22, 2002.

         We can borrow money to make distributions. We may borrow money as necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes, although such distributions would not reduce stockholders' aggregate invested capital.

MISCELLANEOUS RISKS

         Our hotel properties may be unable to compete successfully. We compete with other companies for the acquisition of properties. In addition, the hotel industry in which we invest is highly competitive, and we anticipate that any property we acquire will compete with other businesses in the vicinity. Our ability to receive rent, in the form of percentage rent in excess of the base rent (including automatic increases in the base rent), for our properties depends in part on the ability of the tenants and managers to compete successfully with other businesses in the vicinity. In addition, we compete with other financing sources for suitable tenants, managers and properties. If we, our tenants and our managers are unable to continue to compete successfully, our results of operations will be adversely affected.

         Inflation could adversely affect our investment returns. Inflation may decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in mortgage loans may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

         We may not have adequate insurance. If we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, and returns to the stockholders could be reduced. "Business-- Description of Property Leases-- Insurance, Taxes, Maintenance and Repairs" describes the types of insurance that the leases of the properties will require the tenant to obtain.

         Possible effect of ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be "plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the
"prohibited   transaction"   rules  under  ERISA  would  be  available  for  our
transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

         Our governing documents may discourage takeovers. Some provisions of our Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of our Company by third parties. Some other provisions of the Articles of Incorporation which exempt us from the application of Maryland's Business Combinations Statute and Control Share Acquisition Statute, may have the effect of facilitating (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 20% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Statute, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. You can read the sections of this Prospectus under the captions "Risk Factors -- Tax Risks -- We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes," "Risk Factors -- Tax Risks -- Ownership limits may discourage a change in control," "Summary of the Articles of Incorporation and Bylaws -- General," "Summary of the Articles of Incorporation and Bylaws -- Mergers, Combinations, and Sale of Assets," "Summary of the Articles of Incorporation and Bylaws -- Control Share Acquisitions" and "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

         Our stockholders are subject to ownership limits. The Articles of Incorporation generally restrict ownership of more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by one person. If the ownership, transfer, acquisition or change in our corporate structure would jeopardize our REIT status, that ownership, transfer, acquisition or change in our corporate structure would be void as to the intended transferee or owner and the intended transferee or owner would not have or acquire any rights to the common stock.

         Majority stockholder vote may discourage changes of control. Stockholders may take some actions, including approving amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of us or to effect a change in our operations.

         Investors in our Company may experience dilution. Stockholders have no preemptive rights. If we (i) commence a subsequent public offering of shares or securities convertible into shares or (ii) otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our Company. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See "Summary of the Articles of Incorporation and Bylaws --Description of Capital Stock" and "The Offering-- Plan of Distribution."

         The Board of Directors can take many actions without stockholder approval. The Board of Directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, the Board of Directors can (i) list our stock on a national securities exchange or over-the-counter market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) issue additional shares without obtaining stockholder approval, which could dilute your ownership; (iv) change the Advisor's compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building only properties, with the land owned by a third party, and mortgage loans; and (vi) change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

         We will rely on the Advisor and Board of Directors to manage the Company. If you invest in the Company, you will be relying entirely on the management ability of the Advisor and on the oversight of our Board of Directors. You will have no right or power to take part in the management of our Company, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this Prospectus unless you are willing to entrust all aspects of our management to the Advisor and the Board of Directors.

         Our officers and directors have limited liability. The Articles of Incorporation and Bylaws provide that an officer or director's liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under the Articles of Incorporation and the Bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify the officer or director for any such liabilities that he or she incurs. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our directors and officers arising from their service to us. You can read the section of this Prospectus under the caption "Summary of the Articles of Incorporation and Bylaws-- Limitation of Liability and Indemnification" for more information about the indemnification of our officers and directors.

TAX RISKS

         We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Shaw Pittman LLP, that we met the requirements for qualification as a REIT for the taxable years ending through December 31, 2001 and that we are in a position to continue such qualification.

         You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification as a REIT."

         If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

         Our leases may be recharacterized as financings, which would eliminate depreciation deductions on hotel properties. Our tax counsel, Shaw Pittman LLP, is of the opinion, based upon certain assumptions, that the leases of hotels where we own the underlying land constitute leases for federal income tax purposes. However, with respect to the hotels where we do not own the underlying land, Shaw Pittman LLP may be unable to render this opinion. If the lease of a hotel does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Shaw Pittman LLP, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the hotel (although we would be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in certain taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. Any increase in our distribution requirements may limit our ability to invest in additional hotels and to make additional mortgage loans.

         Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Therefore, the value of any property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which have, in the aggregate, a value in excess of 5% of our total assets.

         The 25% and 5% tests are determined at the end of each calendar quarter. If we fail to meet either test at the end of any calendar quarter, we will cease to qualify as a REIT.

         We may have to borrow funds or sell assets to meet our distribution requirements. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

         Ownership limits may discourage a change in control. For the purpose of protecting our REIT status, our Articles of Incorporation generally limit the ownership by any single stockholder of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of such class. The Articles also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of the common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

         We may be subject to other tax liabilities. Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

         Changes in tax laws may prevent us from qualifying as a REIT. As we have previously described, we are treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.


                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

         The shares of common stock offered through this Prospectus (the "Shares") are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See the "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000. The Company's suitability standards also require that a potential investor (i) can reasonably benefit from an investment in the Company based on such investor's overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the Company's Shares, (d) the background and qualifications of the Advisor, and (e) the tax consequences of the investment.

         Iowa, Maine, Massachusetts, Missouri, New Hampshire, North Carolina, Ohio, Pennsylvania and Tennessee have established suitability standards different from those established by the Company, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

         IOWA, MASSACHUSETTS, NORTH CAROLINA AND TENNESSEE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

         MAINE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $200,000.

         MISSOURI -- The investor (i) invests no more than 10% of the investor's net worth (not including home, furnishings, and personal automobiles) in the Company and (ii) has either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

         NEW HAMPSHIRE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000.

         OHIO AND PENNSYLVANIA -- The investor has (i) a net worth (not including home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company; and (ii) either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000.

         The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

         In addition, under the laws of certain states, investors may transfer their Shares only to persons who meet similar standards, and the Company may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Offering-- ERISA Considerations." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations-- Taxation of Stockholders-- Tax-Exempt Stockholders."

         In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in the form attached hereto as Appendix D. In addition, soliciting dealers, broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers"), who are engaged by CNL Securities Corp. (the "Managing Dealer") to sell Shares, have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering-- Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Bank, Escrow Agent." See "The Offering --Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering-- Subscription Procedures" and "The Offering-- Plan of Distribution."

         A minimum investment of 250 Shares ($2,500) is required, except for Nebraska and North Carolina investors who must make a minimum investment of 500 Shares ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. Maine investors, however, may not make additional purchases in amounts less than the applicable minimum investment except with respect to Shares purchased pursuant to the Company's reinvestment plan (the "Reinvestment Plan"). See "The Offering-- General," "The Offering-- Subscription Procedures," and "Summary of Reinvestment Plan."


                            ESTIMATED USE OF PROCEEDS

         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 40,000,000 Shares are sold. The Company estimates that 83% of gross offering proceeds computed at $10 per share sold ("Gross Proceeds") will be used to purchase properties (the "Properties") and make mortgage loans ("Mortgage Loans"), and approximately 10% of Gross Proceeds will be used to pay fees and expenses to affiliates of the Company ("Affiliates") for their services and as reimbursement for offering expenses ("Offering Expenses") and acquisition expenses ("Acquisition Expenses") incurred on behalf of the Company. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                                   Maximum Offering (1)
                                                                --------------------------
                                                                 Amount          Percent
                                                                --------------  ----------

GROSS PROCEEDS TO THE COMPANY (2)..........................      $400,000,000      100.000%
Less:
    Selling Commissions to CNL  Securities Corp. (2).......        30,000,000        7.500%
    Marketing Support Fee to CNL Securities Corp. (2)......         2,000,000        0.500
    Due Diligence Reimbursements to CNL
        Securities Corp. (2)...............................           500,000        0.125%
    Offering Expenses (3)..................................        15,500,000        3.875%
                                                                --------------   ----------

NET PROCEEDS TO THE COMPANY................................       352,000,000       88.000%
Less:
    Acquisition Fees to the Advisor (4)....................        18,000,000        4.500%
    Acquisition Expenses (5)...............................         2,000,000        0.500%
    Initial Working Capital Reserve (6)....................                --         --
                                                                --------------   ----------

  CASH  AVAILABLE FOR PURCHASE OF PROPERTIES AND THE
    MAKING OF MORTGAGE LOANS BY  THE COMPANY (7)...........      $332,000,000       83.000%
                                                                ==============   ==========

------------------------
FOOTNOTES:

(1)  Excludes  5,000,000  Shares that may be sold  pursuant to the  Reinvestment
     Plan.

(2) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in selling commissions ("Selling Commissions"). See "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain directors and officers, and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and be reallowed Selling Commissions of up to 7% with respect to Shares which they sell. In addition, all or a portion of the marketing support fee may be reallowed to Soliciting Dealers and due diligence expense reimbursements may be reallowed to certain Soliciting Dealers as reimbursement for bona fide expenses incurred in connection with due diligence activities, with prior written approval from, and in the sole discretion of, the Managing Dealer. See "The Offering -- Plan of Distribution" for a more complete description of this fee.

(3) Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the Shares, but exclude Selling Commissions , the marketing support fee and due diligence expense reimbursements. The Offering Expenses paid by the Company, together with the 7.5% Selling Commissions, the marketing support fee, due diligence expense reimbursements and the Soliciting Dealer Servicing Fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

(4) Acquisition fees ("Acquisition Fees") include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include Acquisition Expenses.

(5) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on a property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties are anticipated to range between 1% and 2% of Gross Proceeds.

(6) Because leases generally will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to contribute to the Company an aggregate amount of up to 1% of the net offering proceeds ("Net Offering Proceeds") available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").

(7) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See "Redemption of Shares."


                             MANAGEMENT COMPENSATION

         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares in connection with this offering. The table excludes estimated amounts of compensation relating to any Shares issued pursuant to the Company's Reinvestment Plan. See "The Advisor and the Advisory Agreement." For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Transactions." For information concerning compensation to the Directors, see "Management."

         A maximum of 40,000,000 Shares ($400,000,000) may be sold. An additional 5,000,000 Shares may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 5,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.


--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
         Type of
       Compensation                                                                                               Estimated
      and Recipient                                   Method of Computation                                    Maximum Amount

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------

                                                         Offering Stage

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Selling Commissions to         Selling Commissions of 7.5% per Share on all Shares sold, subject        $30,000,000 if 40,000,000
Managing Dealer and            to reduction under certain circumstances as described "The Offering      Shares are sold.
Soliciting Dealers             -- Plan of Distribution."  Soliciting Dealers may be reallowed
                               Selling Commissions of up to 7% with respect to Shares they sell.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Due diligence expense          Expense allowance of up to 0.125% of Gross Proceeds to the Managing      Up to $500,000 if
reimbursements to              Dealer, all or a portion of which may be reallowed to Soliciting         40,000,000 Shares are sold.
Managing Dealer and            Dealers with prior written approval from, and in the sole discretion
Soliciting Dealers             of, the Managing Dealer to pay sums attributable to bona fide due diligence expenses.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Marketing support fee          Marketing support fee of 0.5% of Gross Proceeds to the Managing Dealer,   $2,000,000 if 40,000,000
to Manageing Dealer            all or a portion of which may be reallowed to Soliciting                  Shares are sold.
and Soliciting Dealers         Dealers with prior written approval from, and in the sole
                               discretion of, the Managing Dealer for assistance provided by such Soliciting Dealers in the marketing of the offering.


--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Reimbursement to the           Actual expenses incurred.  The Offering Expenses paid by the Company,     Actual amount is not
Advisor and its                together with the 7.5% Selling Commissions, the marketing                 determinable at this time,
Affiliates for Offering        support fee and due diligence expense reimbursements                      but is estimated to be
Expenses                       and the Soliciting Dealer Servicing Fee incurred by the Company will      $16,000,000 if 40,000,000
                               not exceed 13% of the proceeds raised in connection with this             Shares are sold.
                               offering.
--------------------------- -- --------------------------------------------------------------------- -- ---------------------------

                                                        Acquisition Stage

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Acquisition Fee to the         4.5% of Gross Proceeds and loan proceeds from permanent financing        $18,000,000 if 40,000,000
Advisor                        ("Permanent Financing") and the line of credit that are used to          Shares are sold plus
                               acquire Properties (collectively, "Total Proceeds") payable              $9,000,000 if Permanent
                               to the Advisor as Acquisition Fees. However, no Acquisition Fees will    Financing equals
                               be paid on loan proceeds from the line of credit until such time as all  200,000,000.
                               Net Offering Proceeds have been invested by the Company.


--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Other Acquisition Fees to      Any fees paid to Affiliates of the Advisor in connection with the        Amount is not determinable
Affiliates of the Advisor      financing, development, construction or renovation of a Property.        at this time.
                               Such fees are in addition to 4.5% of Total Proceeds payable to the
                               Advisor as Acquisition Fees, and payment of such fees will be subject to approval by the Board of Directors, including a majority of the Directors who are independent of the Advisor (the
                               "Independent Directors"), not otherwise interested in the transaction.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------





--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
         Type of
       Compensation                                                                                               Estimated
      and Recipient                                   Method of Computation                                     Maximum Amount

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Reimbursement of               Reimbursement to the Advisor and its Affiliates for expenses             Acquisition Expenses, which
Acquisition Expenses to        actually incurred.                                                       are based on a number of
the Advisor and its                                                                                     factors, including the
Affiliates                     The total of all Acquisition Fees and any Acquisition Expenses           purchase price of the
                               payable to the Advisor and its Affiliates shall be reasonable and        Properties, are not
                               shall not exceed an amount equal to 6% of the Real Estate Asset          determinable at this time.
                               Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is
                               commercially competitive, fair and reasonable to the Company.
                               Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount
                               customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the
                               transaction.  "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and
                               Acquisition Expenses.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------

                                                        Operational Stage

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Asset Management Fee to        A monthly Asset Management Fee in an amount equal to one-twelfth of      Amount is not determinable
the Advisor                    0.60% of the Company's Real Estate Asset Value and the outstanding       at this time. The amount of
                               principal amount of any Mortgage Loans, as of the end of the             the Asset Management Fee
                               preceding month.  Specifically, Real Estate Asset Value equals the       will depend upon, among
                               amount invested in the Properties wholly owned by the Company,           other things, the cost of
                               determined on the basis of cost, plus, in the case of Properties         the Properties and the
                               owned by any joint venture or partnership in which the Company is a      amount invested in Mortgage
                               co-venturer or partner ("Joint Venture"), the portion of the cost        Loans.
                               of such Properties paid by the Company, exclusive of Acquisition
                               Fees and Acquisition Expenses.  The  Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor.  All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------





--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
         Type of
       Compensation                                                                                               Estimated
      and Recipient                                   Method of Computation                                     Maximum Amount

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Reimbursement to the           Operating Expenses (which, in general, are those expenses relating       Amount is not determinable
Advisor and Affiliates         to administration of the Company on an ongoing basis) will be            at this time.
for operating expenses         reimbursed by the Company.  To the extent that Operating Expenses payable or reimbursable by the Company, in any  four consecutive fiscal quarters (the "Expense Year"), exceed the greater of 2% of
                               Average Invested Assets or 25% of Net Income (the "2%/25%
                               Guidelines"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total
                               Operating Expenses paid or incurred by the Company exceed the
                               2%/25% Guidelines. "Average Invested Assets" means, for a
                               specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable
                               Operating Expenses shall exclude the gain from the sale of the
                               Company's assets.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Soliciting Dealer              An annual fee of 0.20% of the aggregate investment of stockholders       Amount is not determinable
Servicing Fee to               who purchase Shares in this offering, generally payable to the           at this time. Until such
Managing Dealer                Managing Dealer, on December 31 of each year, commencing on              time as assets are sold,
                               December 31 of the year following the year in which the offering         the estimated amounts
                               terminates.  The Managing Dealer, in its sole discretion, in turn        payable to the Managing
                               may reallow all or a portion of such fee to Soliciting Dealers           Dealer for each of the
                               whose clients hold Shares from this offering on such date.  In           years following the year of
                               general, the aggregate investment of stockholders who purchase           termination of the offering
                               Shares in this offering is the amount of cash paid by such               are expected to be $800,000
                               stockholders to the Company for their Shares, reduced by certain         if 40,000,000 Shares are
                               prior Distributions to such stockholders from the Sale of assets.        sold.  The estimated
                               The Soliciting Dealer Servicing Fee will terminate as of the             maximum total amount
                               beginning of any year in which the Company is liquidated or in           payable to the Managing
                               which Listing occurs, provided, however, that any previously             Dealer through December 31,
                               accrued but unpaid portion of the Soliciting Dealer Servicing Fee        2007 is $2,400,000 if
                               may be paid in such year or any subsequent year.                         40,000,000 Shares are sold.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------





--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
         Type of
       Compensation                                                                                               Estimated
      and Recipient                                   Method of Computation                                     Maximum Amount

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Deferred, subordinated         A deferred, subordinated real estate disposition fee, payable upon the   Amount is not determinable
real estate disposition        Sale of one or more Properties, in an amount equal to the lesser of (i)  at this time. The amount of
fee payable to the             one-half of a Competitive Real Estate Commission, or (ii) 3% of the      this fee, if it becomes
Advisor from a Sale or         sales price of such Property or Properties. Payment of such fee shall    payable, will depend upon
Sales of a Property not        be made only if the Advisor provides a substantial amount of             the price at which
in liquidation of the          services in connection with the Sale of a Property or Properties and     Properties are sold.
Company                        shall be subordinated to receipt by the
                               stockholders of Distributions equal to the sum of
                               (i) their aggregate Stockholders' 8% Return (as
                               defined below) and (ii) their aggregate invested
                               capital ("Invested Capital"). In general,
                               Invested Capital is the amount of cash paid by
                               the stockholders to the Company for their Shares,
                               reduced by certain prior Distributions to the
                               stockholders from the Sale of assets. If, at the
                               time of a Sale, payment of the disposition fee is
                               deferred because the subordination conditions
                               have not been satisfied, then the disposition fee
                               shall be paid at such later time as the
                               subordination conditions are satisfied. Upon
                               Listing, if the Advisor has accrued but not been
                               paid such real estate disposition fee, then for
                               purposes of determining whether the subordination
                               conditions have been satisfied, stockholders will
                               be deemed to have received a Distribution in the
                               amount equal to the product of the total number
                               of Shares of Common Stock outstanding and the
                               average closing price of the Shares over a
                               period, beginning 180 days after Listing, of 30
                               days during which the Shares are traded.
                               "Stockholders' 8% Return," as of each date, means
                               an aggregate amount equal to an 8% cumulative,
                               noncompounded, annual return on Invested Capital.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Subordinated incentive         At such time, if any, as Listing occurs, the Advisor shall be paid       Amount is not determinable
fee payable to the             the subordinated incentive fee ("Subordinated Incentive Fee") in an      at this time.
Advisor at such time, if       amount equal to 10% of the amount by which (i) the market value of
any, as Listing occurs         the Company (as defined below) plus the total Distributions made to stockholders from the Company's inception until
                               the date of Listing exceeds (ii) the sum of (A)
                               100% of Invested Capital and (B) the total
                               Distributions required to be made to the
                               stockholders in order to pay the Stockholders' 8%
                               Return from inception through the date the market
                               value is determined. For purposes of calculating
                               the Subordinated Incentive Fee, the market value
                               of the Company shall be the average closing price
                               or average of bid and asked price, as the case
                               may be, over a period of 30 days during which the
                               Shares are traded with such period beginning 180
                               days after Listing. The Subordinated Incentive
                               Fee will be reduced by the amount of any prior
                               payment to the Advisor of a deferred,
                               subordinated share of Net Sales Proceeds from
                               Sales of assets of the Company.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Deferred, subordinated         A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable
share of Net Sales             from Sales of assets of the Company payable after receipt by the         at this time.
Proceeds from Sales of         stockholders of Distributions equal to the sum of (i) the
assets of the Company not      Stockholders' 8% Return and (ii) 100% of Invested Capital.
in liquidation of the          Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the         the Advisor.
Advisor

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------





--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
         Type of
       Compensation                                                                                               Estimated
      and Recipient                                   Method of Computation                                     Maximum Amount

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Performance Fee payable        Upon termination of the Advisory Agreement, if Listing has not           Amount is not determinable
to the Advisor                 occurred and the Advisor has met applicable performance standards,       at this time.
                               the Advisor shall be paid the Performance Fee in
                               the amount equal to 10% of the amount by which
                               (i) the appraised value of the Company's assets
                               on the date of termination of the Advisory
                               Agreement (the "Termination Date"), less any
                               indebtedness secured by such assets, plus total
                               Distributions paid to stockholders from the
                               Company's inception through the Termination Date,
                               exceeds (ii) the sum of 100% of Invested Capital
                               plus an amount equal to the Stockholders' 8%
                               Return from inception through the Termination
                               Date. The Performance Fee, to the extent payable
                               at the time of Listing, will not be payable in
                               the event the Subordinated Incentive Fee is paid.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------

                                                        Liquidation Stage

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Deferred, subordinated         A deferred, subordinated real estate disposition fee, payable upon       Amount is not determinable
real estate disposition        Sale of one or more Properties, in an amount equal to the lesser of      at this time. The amount of
fee payable to the             (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of      this fee, if it becomes
Advisor from a Sale or         the sales price of such Property or Properties. Payment of such          payable, will depend upon
Sales in liquidation of        fee shall be made only if the Advisor provides a substantial amount      the price at which
the Company                    of services in connection with the Sale of a Property or Properties      Properties are sold.
                               and shall be subordinated to receipt by the
                               stockholders of Distributions equal to the sum of
                               (i) their aggregate Stockholders' 8% Return and
                               (ii) their aggregate Invested Capital. If, at the
                               time of a Sale, pay-ment of the disposition fee
                               is deferred because the subordination conditions
                               have not been satisfied, then the disposition fee
                               shall be paid at such later time as the
                               subordination conditions are satisfied.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Deferred, subordinated         A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable
share of Net Sales             from Sales of assets of the Company payable after receipt by the         at this time.
Proceeds from Sales of         stockholders of Distributions equal to the sum of (i) the
assets of the Company in       Stockholders' 8% Return and (ii) 100% of Invested Capital.
liquidation of the             Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the         the Advisor.
Advisor

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------

                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to the Company.


                             CNL Holdings, Inc. (1)
              Subsidiaries, Affiliates and Strategic Business Units
              -----------------------------------------------------

Capital Markets:                                      Retail Properties:
----------------                                      ------------------
   CNL Capital Markets, Inc. (2)                        Commercial Net Lease Realty, Inc. (8)
     CNL Investment Company
       CNL Securities Corp. (3)                       Restaurant Properties:
     CNL Institutional Advisors, Inc.                 ----------------------
                                                        CNL American Properties Fund, Inc. (9)
Administrative Services:
------------------------                              Hospitality Properties:
   CNL Shared Services, Inc. (4)                      -----------------------
                                                        CNL Hospitality Properties, Inc.
Real Estate Services:
---------------------                                 Retirement Properties:
   CNL Real Estate Services, Inc. (5)                 ----------------------
     CNL Hospitality Corp. (6)                          CNL Retirement Properties, Inc. (7)
       CNL Hotel Development Company
     CNL Retirement Corp. (7)                         Financial Services:
       CNL Retirement Development Corp.               -------------------
     CNL Realty & Development Corp.                     CNL Finance, Inc.
     CNL Asset Management, Inc.                            CNL Capital Corp.



-----------------------

(1) CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc. and its Affiliates. James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp., CNL Retirement Corp., CNL Realty & Development Corp. and CNL Asset Management, Inc.

(6) CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.

(7) CNL Retirement Properties, Inc., is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President, Treasurer and Vice Chairman of the Board of CNL Retirement Properties, Inc. CNL Retirement Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to CNL Retirement Properties, Inc. pursuant to an advisory agreement.

(8) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.


(9) CNL American Properties Fund, Inc. is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL American Properties Fund, Inc. merged, at which time CNL American Properties Fund, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chairman of the Board and co-Chief Executive Officer, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of CNL American Properties Fund, Inc.


PRIOR AND FUTURE PROGRAMS

         In the past, Affiliates of the Advisor have organized over 100 other real estate investments, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Although no Affiliate of the Advisor currently owns, operates, leases or manages properties that would be suitable for the Company, other than joint ventures with the Company or its subsidiaries, future real estate programs may involve Affiliates of the Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for the Company.

         Certain of these affiliated public or private real estate programs may in the future invest in hotel properties, may purchase properties concurrently with the Company and may lease properties to operators who also lease or operate certain of the Company's Properties. These properties, if located in the vicinity of, or adjacent to, Properties acquired by the Company may affect the Properties' gross revenues. Additionally, such other programs may offer mortgage financing to the same or similar entities as those targeted by the Company, thereby affecting the Company's Mortgage Loan activities. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS

         Affiliates of the Advisor may compete with the Company to acquire hotel properties or invest in mortgage loans of a type suitable for acquisition by the Company and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of national and regional limited service, extended stay and full service hotel chains (the "Hotel Chains") and their franchisees. See "Business -- General." A purchaser who wishes to acquire one or more of these properties or invest in one or more mortgage loans may have to do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example) may be unable to make the acquisition or investment.

         In an effort to address these situations and preserve the acquisition and investment opportunities for the Company (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor may maintain lines of credit which enable them to acquire properties or make mortgage loans on an interim basis. In the event Affiliates acquire such properties, these properties and/or mortgage loans generally will be purchased from Affiliates of the Advisor, at their cost or carrying value, by one or more existing or future public or private programs formed by Affiliates of the Advisor.

         The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property, as well as the terms of the lease of a Property or investment in a Mortgage Loan, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with operators of Hotel Chains.

         The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property or make a mortgage loan that also would be a suitable investment for an Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL Affiliates, to act in the best interests of the investors in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." The Company has also developed procedures to resolve potential conflicts of interest in the allocation of properties and mortgage loans between the Company and certain of its Affiliates. See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed tenant, (ii) a satisfactory credit underwriting for the proposed tenant has been completed, (iii) a satisfactory site inspection has been completed, and (iv) a nonrefundable deposit has been paid on the Property.

SALES OF PROPERTIES

         A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See "Conflicts of Interest -- Compensation of the Advisor," below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of the Company. In addition, the Company and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which the approval of the Company and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. The Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sales price for such Joint Venture interest. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter."

COMPETITION FOR MANAGEMENT TIME

         The directors and certain of the officers of the Advisor and the Directors and certain of the officers of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with Affiliates. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and Directors of the Company may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved.

COMPENSATION OF THE ADVISOR

         The Advisor has been engaged to perform various services for the Company and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, or the entering into or Sale of a Mortgage Loan by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property or Mortgage Loan as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the Advisor. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION

         Shaw Pittman LLP, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. In addition, certain members of the firm of Shaw Pittman LLP have invested as limited partners or stockholders in prior programs sponsored by Affiliates of the Advisor in aggregate amounts which do not exceed one percent of the amounts sold by any of these programs, and members of the firm also may invest in the Company. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties and mortgage loans among certain affiliated entities. These restrictions include the following:

         1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation, or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties.

         2. The Company will not purchase or lease Properties in which the Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to the Company.

         3. The Company will not make loans to Affiliates, except (A) to wholly owned subsidiaries of the Company, or (B) Mortgage Loans to Joint Ventures (and joint ventures of wholly owned subsidiaries of the Company) in which no co-venturer is the Sponsor, the Advisor, the Directors or any Affiliate of those persons or of the Company (other than a wholly owned subsidiary of the Company) subject to the restrictions governing Mortgage Loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert). Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

         4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of hotel properties to be leased on a "triple-net" basis to operators of Hotel Chains and (ii) offer mortgage loans. The Advisor and its Affiliates also will not purchase a property or offer a mortgage loan for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of hotel properties to be leased on a "triple-net" basis to operators of Hotel Chains until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) The Advisor or its Affiliates may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by the Company and/or to offer mortgage loans.

         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of hotels and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.

         6. With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

         Additional conflict resolution procedures are identified under "Conflicts of Interest -- Sales of Properties," "Conflicts of Interest -- Joint Investment With An Affiliated Program," and "Conflicts of Interest -- Legal Representation."

                          SUMMARY OF REINVESTMENT PLAN

         The Company has adopted the Reinvestment Plan pursuant to which some stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Stockholders who elect to receive monthly Distributions, which will be paid in arrears, may not participate in the Reinvestment Plan. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Appendix A.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is Bank of New York, will act on behalf of the participants in the Reinvestment Plan (the "Participants"). The Reinvestment Agent at all times will be registered as a broker-dealer with the Securities and Exchange Commission (the "Commission") and each state securities commission. At any time that the Company is engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which is currently $10.00 per Share. At any time that the Company is not engaged in an offering and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan. The capitalization rate used by the Company and, as a result, the price per Share paid by the Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a Sale of the Company's Assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 5,000,000 Shares registered with the Commission in connection with this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, Shares will be available from any additional Shares (not expected to exceed 5,000,000 Shares at any one time) which the Company elects to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including, but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering, the initial public offering (the "Initial Offering"), the 1999 offering (the "1999 Offering") or the 2000 offering (the "2000 Offering"), may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

         At any time that the Company is not engaged in an offering, the price per Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per-Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares. The Company is unable to predict the effect which such a proposed Listing would have on the price of the Shares acquired through the Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

         The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution"), a marketing support fee of 0.5% and due diligence expense reimbursements of up to 0.125%, and, in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans, Acquisition Fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. As a result, aggregate fees payable to Affiliates of the Company will total between 8.125% and 12.625% of the proceeds of reinvested Distributions, up to 7.625% of which may be reallowed to Soliciting Dealers.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "Summary of Reinvestment Plan -- Participant Accounts, Fees, and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See "Summary of Reinvestment Plan -- General" above.

         Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.

         A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation, the Reinvestment Agent will send him or her a check in payment for any fractional Shares in his or her account based on the then market price of the Shares, and the Company's record books will be revised to reflect the ownership records of his or her whole Shares. There are no fees associated with a Participant's terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the Reinvestment Plan, by notifying the Reinvestment Agent and completing any required forms.

         The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason, at any time, by ten days prior written notice of termination to all Participants.


                              REDEMPTION OF SHARES

         Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of Shares redeemed by the Company exceed 5% of the number of Shares of the Company's outstanding common stock at the beginning of such 12-month period.

         In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, the Company plans to redeem the Shares in the order in which such redemption requests have been received. A stockholder whose Shares are not redeemed due to insufficient funds can ask that the request to redeem the Shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a stockholder whose Shares are not redeemed may withdraw his or her redemption request. Stockholders will not relinquish their Shares until such time as the Company commits to redeeming such Shares.

         If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture) or to invest in additional Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties or invests in such Mortgage Loan or Mortgage Loans, or uses such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.

         A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, which the Company anticipates will continue to be $10.00 per Share, until such time, if any, as Listing occurs, less a discount of 8%, for a net redemption price of $9.20 per Share. The net redemption price approximates the per Share net proceeds received by the Company in the offering, after deducting Selling Commissions of 7.5% and a marketing support fee of 0.5% payable to the Managing Dealer and certain Soliciting Dealers in such offering.

         It is not anticipated that there will be a market for the Shares before Listing occurs (although liquidity is not assured thereby). Accordingly, during periods when the Company is not engaged in an offering, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $2,500 worth of Shares based on the current offering price ($1,000 worth of Shares based on the current offering price for an IRA, Keogh Plan or pension plan).

         The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) the Directors, in their sole discretion, deem such suspension to be in the best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Offering-Related Risks -- The sale of shares by stockholders could be difficult."


                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on June 12, 1996. On June 15, 1998, the Company formed CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership ("Hospitality Partners"). CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partner, respectively, of Hospitality Partners. Properties acquired are generally expected to be held by Hospitality Partners and, as a result, owned by the Company through Hospitality Partners. Various other wholly owned subsidiaries have been formed for the purpose of acquiring or developing hotel Properties. The term "Company" includes CNL Hospitality Properties, Inc. , CNL Hospitality GP Corp., CNL Hospitality LP Corp. , CNL Hospitality Partners, LP and each of their consolidated subsidiaries.

         The Company may invest in Properties to be leased to unaffiliated third-parties on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. The Company most likely will invest in Properties to be leased to subsidiaries, which generally have a shorter lease term. Properties leased to subsidiaries are managed by third-party operators. For Properties subject to this arrangement, the Company's consolidated financial statements will report the Properties' operating revenues and expenses as the yield on the investment rather than the rent contractually due under the leases with our subsidiaries. With proceeds of this offering, the Company intends to purchase primarily limited service, extended stay and full service hotel Properties. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may provide Mortgage Loans to operators of Hotel Chains secured by real estate owned by the operators.

         Generally, the leases with unaffiliated third parties will obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund will be used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the hotel Properties (the "FF&E Reserve funds"). FF&E Reserve funds are maintained in restricted cash accounts, funded by the tenants, that the tenants are expected to use for purposes specified in the leases, which include replacements, renewals, and additions to the furniture, fixtures and equipment of the Properties and routine capital expenditures related to the Properties. Cash in the reserve accounts, any interest earned thereon, and any property purchased therewith remain, during and after the terms of the leases, the property of the Company. The Company may be responsible for capital expenditures or repairs in excess of the reserve fund. The tenant generally is responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund.

         The Properties typically will be freestanding and will be located across the United States. The Company will either (i) lease Properties directly to operators of Hotel Chains or (ii) lease them to indirect subsidiaries of the Company which will contract with third party operators of Hotel Chains to manage the Properties. The second structure has been implemented as permitted by the REIT Modernization Act of 1999. Under this law, which became effective January 1, 2001, the Company is permitted to lease its Properties to subsidiaries, provided that the subsidiary lessees engage a third party management company to manage the hotels and make a joint election with the Company to be treated as "taxable REIT subsidiaries." If this election is made, rents received from the subsidiaries will not be disqualified from being "rents from real property" under the Code. See "Federal Income Tax Considerations -- Taxation of the Company." In 2001, the Company began operating Properties through its taxable subsidiaries using independent third party managers. It is expected that the Company will move from triple-net lease activities to owning and operating Properties using third parties to manage the Properties' day-to-day operations. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with percentage rent based on gross sales above specified levels and/or automatic rent increases. See "Business -- Description of Property Leases -- Computation of Lease Payments," below.

         The Company, through subsidiaries, may invest up to a maximum of 5% of Net Offering Proceeds in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry. The Company anticipates that no individual investment will exceed $5 million and the Board of Directors must approve each such investment. As discussed above, changes in the Code relating to REITs have enabled REITs to engage in activities, through taxable REIT subsidiaries, that were previously not permitted for REITs.

         The Company will invest Net Offering Proceeds in Properties of selected national and regional limited service, extended stay and full service Hotel Chains. The Company believes that attractive opportunities exist to acquire limited service, extended stay and full service hotels in urban and resort locations. According to Smith Travel Research, a leading provider of lodging industry statistical research, the hotel industry has been steadily improving its financial performance over the past nine consecutive years through 2000. Also according to Smith Travel Research, in 2000, the industry reached its highest absolute level of pre-tax profit in its history at $23.5 billion.

                                 Pre-Tax Profits
                             of Hospitality Industry
                                  (in billions)

                  Year                     Profitability
                ---------                  --------------

                    1993                     $   2.4
                    1994                         5.5
                    1995                         8.5
                    1996                        12.5
                    1997                        17.0
                    1998                        20.9
                    1999                        22.0
                    2000                        23.5

         Source:  Smith Travel Research

         As indicated in the table below, the average daily room rate increased 4.9% in 2000, from $81.27 in 1999 to $85.24 in 2000, resulting in 13 consecutive years of room rate growth.

                          Hospitality Industry Average
                             Daily Room Rate By Year

                            Year                   Rate
                          ---------              ---------

                            1987               $  52.58
                            1988                  54.47
                            1989                  56.35
                            1990                  57.96
                            1991                  58.08
                            1992                  58.91
                            1993                  60.53
                            1994                  62.86
                            1995                  65.81
                            1996                  70.81
                            1997                  75.31
                            1998                  78.15
                            1999                  81.27
                            2000                  85.24

         Source:  Smith Travel Research

         Revenue per available room increased by 5.2% from $51.44 in 1999 to $54.13 in 2000. In 2000, growth in room demand exceeded growth in room supply and resulted in an increase in occupancy. In 2000, total occupancy increased 0.6% from 63.1% in 1999 to 63.5%. Growth in room demand exceeded the growth in new room supply for each year from 1992 through 1996 and industry-wide occupancy increased from a 20 year low of 61.8% in 1991 to 65% in 1996. Demand in the hospitality industry has increased in 12 of the past 13 years.

         According to American Hotel & Lodging Association data, in 2000, Americans traveling in the United States spent more than $1.5 billion per day, $64.1 million per hour and $1.1 million per minute on travel and tourism. In 2000, total travel expenditures in the United States generated $561.2 billion in sales. In addition, there were 53,500 hotel properties which included over 4.1 million hotel rooms. Hotels are a vital part of travel and tourism. In the United States, the tourism industry, which globally is the world's largest industry, is currently ranked third behind auto sales and retail food sales. In terms of employment, the hotel industry directly supports as many as 7.8 million jobs. According to Smith Travel Research data, United States lodging industry revenues reached over $108.5 billion in 2000.

         The figures above relate to years ending on or prior to December 31, 2000, and do not take into account 2001 results. The attacks on the World Trade Center and the Pentagon on September 11, 2001 adversely impacted the economic activity during the months following the attacks, and particularly affected the travel and lodging industries. As a result, the performance of the lodging industry in 2001 may not equal or exceed 2000 results and the above results should be read in that context.

         The Company intends to acquire limited service, extended stay and full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

         Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in the hotel industry, as reflected in the Properties that it owns. The Company therefore intends to generally structure its leases with percentage rent requirements which are based on gross sales of the hotel located on the Property over specified levels. Gross sales may increase even absent real growth because increases in the costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company intends to structure its leases to provide a minimum level of rent which is payable regardless of the amount of gross sales at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants and managers (as described in "Business -- Standards for Investment in Properties" below) in order to reduce risks of default, monitoring statistics relating to hotel chains and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Business -- Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting Hotel Chains, managers, operators and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among the geographic location of the Properties. There are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. The Properties owned by the Company as of February 22, 2002, were located in 21 states and it is anticipated that additional Properties acquired in the future by the Company will be located in various states and regions within the United States.

         Although as of February 22, 2002, the Company had not invested in any Mortgage Loans, the Company may provide Mortgage Loans, generally for the purchase of buildings by tenants that lease the underlying land from the Company. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of Gross Proceeds. Mortgage Loans will be secured by the building and improvements on the land. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         The Company has borrowed and will continue to borrow money to acquire Assets and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $200,000,000, and may, in addition, also obtain additional Permanent Financing. The Board of Directors anticipates that the aggregate amount of any Permanent Financing will not exceed 35% of the Company's total assets. Permanent Financing may be used to acquire Assets and pay a fee of 4.5% of any Permanent Financing, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. As of February 22, 2002, the Company had obtained a revolving line of credit for up to approximately $96,700,000 and had obtained Permanent Financing or lines of credit totalling approximately $490,000,000 to finance the acquisition and/or development of various hotel Properties. See "Business -- Borrowing" for a description of the $96,700,000 Line of Credit and Permanent Financing the Company has obtained as of February 22, 2002.

         As of February 22, 2002, the Company had acquired, directly or through its subsidiaries, 46 Properties, including eight Properties through joint ventures and five Properties on which hotels are being constructed or renovated. As of February 22, 2002, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan.


INVESTMENT OF OFFERING PROCEEDS

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the use of proceeds of this offering to acquire Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed tenant,
(ii) a satisfactory credit underwriting for the proposed tenant has been completed, (iii) a satisfactory site inspection has been completed, and (iv) a nonrefundable deposit has been paid on the Property. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

         Based generally on the amount invested or committed for investment in the 51 Properties that the Company had either acquired or committed to acquire as of February 22, 2002 and current market conditions, the Company and the Advisor have estimated an average investment of $10,000,000 to $50,000,000 per hotel Property. The Board of Directors may determine to engage in future offerings of Common Stock, the proceeds of which could be used to acquire additional Properties or make Mortgage Loans. The Company may also borrow to acquire Assets. See "Business -- Borrowing." Management estimates that 10% to 15% of the Company's investment for each hotel Property will be for the cost of land, 80% to 85% for the cost of the building and 5% to 10% for the cost of furniture, fixtures and equipment. See "Joint Venture Arrangements" below and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

PROPERTY ACQUISITIONS

         As of February 22, 2002, the Company had invested in 46 Properties, directly or through its subsidiaries, including eight Properties through joint ventures and five Properties on which hotels are being constructed or renovated. In connection with the purchase of these Properties, the Company, as lessor, entered into lease agreements with lessees. The general terms of the lease agreements are described in "Business -- Description of Property Leases."

         In connection with the Properties under construction or renovation, the Company, through subsidiaries, entered into development services agreements with an Affiliate of the Advisor to construct or renovate a hotel or resort on each Property. The general terms of these agreements are described in "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation."

         The majority of the lease agreements provide for credit enhancements such as guarantees, net worth requirements or liquidity facility agreements which guarantee minimum rent payments under the leases. The net worth requirement provides that the tenant under the applicable lease maintain a liquid net worth equal to a minimum amount which may be used solely to make payments under the lease. Many of the leases relating to the Marriott Properties include a liquidity facility agreement between Marriott International, Inc. and the tenant which provides that Marriott will advance and loan the tenant under the applicable lease any amounts needed to pay minimum rent due under the lease. These credit enhancements terminate at either a specific time during the applicable lease term or once net operating income from the applicable Property or Properties exceeds a specified amount. In addition, many of the leases contain cross-default terms with respect to other leases, meaning that if the tenant to any of the applicable leases defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to the other Properties, regardless of whether the tenant of any such Property is under default under its lease.

         The tenants of the Properties have contributed FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the hotel Properties. In addition, leases with unrelated third-parties generally require the tenant to make a security deposit relating to the Property which is retained by the Company as security for the tenant's obligations under the lease.

         The following table sets forth the location of each of the Properties owned by the Company as of February 22, 2002, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                                                           PROPERTY ACQUISITIONS
                                                 From Inception through February 22, 2002

                                           Purchase                 Lease Expiration and         Minimum
          Property Location               Price (1)  Date Acquired   Renewal Options       Annual Rent (2)      Percentage Rent
--------------------------------------- ------------  ------------- ---------------------  --------------------- ------------------

Residence Inn by Marriott (3)(4)(5)(21)  $15,600,000   07/31/98     08/2017; three         $1,651,798; increases         (6)
(the "Buckhead (Lenox Park) Property")                              five-year renewal      to $1,691,127 per
Existing hotel                                                      options                year after the first
                                                                                           lease year
The Buckhead (Lenox Park) Property is
located in the Buckhead (Lenox Park)
area of Atlanta, Georgia, situated
in a 22-acre mixed-use development
and has 150 guest suites.

Residence Inn by Marriott (3)(4)(5)(21)  $11,400,000   07/31/98     08/2017; three         $1,208,983; increases         (6)
(the "Gwinnett Place Property")                                     five-year renewal      to $1,237,768 per
Existing hotel                                                      options                year after the first
                                                                                           lease year
The Gwinnett Place Property is located
at Gwinnett Place in Duluth, Georgia,
30 minutes from downtown Atlanta and
has 132 guest suites.

Courtyard by Marriott (7) (8)            $12,694,000   02/25/99     12/2018; three         $1,308,673; increases         (9)
(the "Legacy Park Property")                                        fifteen-year renewal   to $1,341,390 after
Existing hotel                                                      options                the first lease year

The Legacy Park Property is located
in Plano, Texas, approximately 25
miles north of the city of Dallas
and has 153 guest rooms.

Marriott Suites (7) (8)                  $32,973,000   02/25/99     12/2018; three         $3,399,319; increases         (9)
(the "Market Center Property")                                      fifteen-year renewal   to $3,484,302 after
Existing hotel                                                      options                the first lease year

The Market Center Property is located
in Dallas, Texas, approximately two
miles northwest of the Dallas central
business district and has 266 guest
suites.





                                           Purchase                 Lease Expiration and         Minimum
       Property Location                   Price (1)  Date Acquired   Renewal Options       Annual Rent (2)      Percentage Rent
--------------------------------------- ------------  ------------- ---------------------  --------------------- ------------------

Residence Inn by Marriott (7)(8)         $33,097,000    02/25/99     12/2018; three         $3,412,068; increases      (9)
(the "Hughes Center Property")                                       fifteen-year renewal   to $3,497,369 after
Existing hotel                                                       options                the first lease year

The Hughes Center Property is
located in Las Vegas, Nevada,
in a commercial park located
east of the Las Vegas strip
and has 256 guest suites and
a SportCourt(R).

Residence Inn by Marriott (7)(8)         $11,684,000    02/25/99     12/2018; three         $1,204,485; increases      (9)
(the "Dallas Plano Property")                                        fifteen-year renewal   to $1,234,597 after
Existing hotel                                                       options                the first lease year

The Dallas Plano Property is
located in Plano, Texas,
approximately 25 miles
north of the city of Dallas
and has 126 guest suites.

Courtyard by Marriott (7) (8)            $19,614,216    06/16/99     12/2018; three         $2,022,084; increases      (9)
(the "Scottsdale Downtown                                            fifteen-year renewal   to $2,072,636 after
Property")                                                           options                the first lease year
Existing hotel

The Scottsdale Downtown Property
is located in Scottsdale, Arizona,
approximately 15 miles northeast
of Phoenix Sky Harbor International
Airport and has 176 guest rooms
and four guest suites.

Courtyard by Marriott (7) (8)            $35,801,212    06/16/99     12/2018; three         $3,690,847; increases      (9)
(the "Lake Union Property")                                          fifteen-year renewal   to $3,783,118 after
Existing hotel                                                       options                the first lease year

The Lake Union Property is
located in Seattle, Washington,
near the University district
and the Seattle Center area and
has 248 guest rooms and two
guest suites.

Residence Inn by Marriott (7) (8)        $21,351,707    06/16/99     12/2018; three         $2,201,207; increases      (9)
(the "Phoenix Airport Property")                                     fifteen-year renewal   to $2,256,237 after
Existing hotel                                                       options                the first lease year

The Phoenix Airport Property is
located in Phoenix, Arizona,
approximately three miles north
of Phoenix Sky Harbor International
Airport and has 200 guest suites.




                                        Purchase                 Lease Expiration and         Minimum
        Property Location               Price (1)  Date Acquired   Renewal Options       Annual Rent (2)      Percentage Rent
----------------------------------- --------------  ------------- ---------------------  --------------------- ------------------

Courtyard by Marriott(10)(11)(12)    $57,876,349    1/16/99      12/2014; two             $6,500,000    for each lease year after
(the "Philadelphia Downtown                                      seven-year, five month                 the second lease year, 7%
Property")                                                       and 14 day renewal                     of total hotel revenues in
Existing hotel                                                   options                                excess of total hotel
                                                                                                        revenues for the second
The Philadelphia Downtown                                                                               lease year
Property is located in
Philadelphia, Pennsylvania,
in the historic Penn Square
district, and includes 477
guest rooms and 21 guest suites,
approximately 6,375 square feet
of meeting and banquet rooms,
a 160-seat cafe, an 80-seat
lobby lounge, a gift shop, an
exercise room and an indoor
pool and whirlpool.

Residence Inn by Marriott (13)       $15,423,000    12/10/99     01/2016; two ten-year    $1,542,300    for each lease year after
(the "Mira Mesa Property")                                       renewal options                        the second lease year, 7%
Existing hotel                                                                                          of room revenues in excess
                                                                                                        of room revenues for the
The Mira Mesa Property is located                                                                       second lease year
in Mira Mesa, California, in the
Sorrento Valley area, approximately
18 miles north of the downtown
San Diego area, in the suburb of
Sorrento Mesa. The Property includes
150 guest suites, approximately
690 square feet of meeting space,
and an indoor exercise room
and SportCourt.

Wyndham Hotel (14) (15) (16)         $25,092,000    06/01/00     05/2015; three           $2,509,200; increases       (17)
(the "Wyndham Billerica Property")                               five-year renewal        to $2,571,930 per
Existing hotel                                                   options                  year after the first
                                                                                          lease year
The Wyndham Billerica Property is
located in Billerica, Massachusetts,
a suburb of Boston, and includes 210
guest rooms and 14 guest suites,
4,346 square feet of meeting space,
a 64-seat restaurant, a 33-seat
lounge, a library, an indoor pool
and a fitness center.

Wyndham Hotel (14) (15) (16)         $18,353,000    06/01/00     05/2015; three           $1,835,300; increases       (17)
(the "Wyndham Denver Tech Center                                 five-year renewal        to $1,881,183 per
Property")                                                       options                  year after the first
Existing hotel                                                                            lease year

The Wyndham Denver Tech Center
Property is located in Denver,
Colorado, and includes 180 guest
rooms and 18 guest suites, 4,040
square feet of meeting space, a
64-seat restaurant, a 33-seat
lounge, a library, an indoor pool
and a fitness center.





                                   Purchase                 Lease Expiration and         Minimum
          Property Location        Price (1)  Date Acquired   Renewal Options       Annual Rent (2)      Percentage Rent
-------------------------------- ------------  ------------- ---------------------  --------------------- ------------------

Courtyard by Marriott and          $13,510,000   06/16/00  01/2016; two ten-year  $3,025,000 for the     for each lease year after
Residence Inn by Marriott (13)     for the                 renewal options        Courtyard Palm Desert  the second lease year, 7%
(the "Courtyard Palm Desert        Courtyard                                      and Residence Inn      of room revenues in excess
Property" and the "Residence       Palm Desert                                    Palm Desert            of room revenues for the
Inn Palm Desert Property")         and                                                                   second lease year
Existing hotels                    $16,740,000
                                   for the
The Courtyard Palm Desert          Residence
and the Residence Inn Palm         Inn Palm
Desert Properties are located      Desert
in Palm Desert, California,
in the Coachella Valley.  The
Courtyard Palm Desert
Property includes 151 guest
rooms, three meeting rooms, a
60-seat dining room and
lounge/bar area, tennis
courts, exercise room, pool
and putting green.  The Residence
Inn Palm Desert Property has
seven two-story buildings with
130 guest suites and a separate
building with a lobby, hearth
room, three meeting rooms and a
small ballroom. Additional
amenities include a swimming pool,
whirlpool, two tennis courts and
a putting green.

SpringHill Suites by Marriott (13) $15,214,600   07/28/00  01/2016; two ten-year        $1,521,460       for each lease year after
(the "Gaithersburg Property")                              renewal options                               the second lease year, 7%
Existing hotel                                                                                           of room revenues in excess
                                                                                                         of room revenues for the
The Gaithersburg Property is                                                                             second lease year
located in Gaithersburg,  Maryland,
approximately 15 miles northwest
of downtown Washington, D.C.,
and has 162 guest suites and
approximately 500 square
feet of meeting space.

Residence Inn by Marriott (13)     $18,816,000   07/28/00  01/2016; two ten-year        $1,881,600       for each lease year after
(the "Merrifield Property")                                renewal options                               the second lease year, 7%
Existing hotel                                                                                           of room revenues in excess
                                                                                                         of room revenues for the
The Merrifield Property is                                                                               second lease year
located in Merrifield,
Virginia, approximately 12 miles
west/southwest of Washington,
D.C., and has 159 guest
suites, approximately 500
square feet of meeting space,
an exercise room and SportCourt.





                                       Purchase                 Lease Expiration and     Minimum
        Property Location              Price (1)  Date Acquired   Renewal Options     Annual Rent (2)   Percentage Rent
------------------------------------- ----------- ------------- --------------------- ----------------  ------------------


Courtyard by Marriott (18)           $13,877,000    08/22/00     12/2015; two ten-year   $1,387,700     for each lease year after
(the "Alpharetta Property")                                      renewal options                        the second lease year, 7%
Existing hotel                                                                                          of room revenues in excess
                                                                                                        of room revenues for the
The Alpharetta Property,                                                                                second lease year
which opened in January 2000,
is located in Alpharetta,
Georgia, approximately 26
miles north of downtown
Atlanta and includes 153
guest rooms, two meeting
rooms with approximately
1,100 square feet, an
indoor pool, an exercise
room and a restaurant and
lounge.

Residence Inn by Marriott (18)       $14,573,000    08/22/00     12/2015; two ten-year   $1,457,300     for each lease year after
(the "Cottonwood Property")                                      renewal options                        the second lease year, 7%
Existing hotel                                                                                          of room revenues in excess
                                                                                                        of room revenues for the
The Cottonwood Property is                                                                              second lease year
located in Salt Lake City,
Utah, in the community of
Cottonwood, and includes
144 guest suites, a 690
square-foot meeting room,
an outdoor pool, a SportCourt
and an exercise room.

TownePlace Suites by Marriott (18)  $7,711,000     08/22/00      12/2015; two ten-year    $771,100     for each lease year after
(the "Mt. Laurel Property")                                      renewal options                       the second lease year, 7%
Existing hotel                                                                                         of room revenues in excess
                                                                                                       of room revenues for the
The Mt. Laurel Property is located                                                                     second lease year
in Mt. Laurel, New Jersey, within
15 miles of downtown Philadelphia,
Pennsylvania, and includes 95
guest suites, an outdoor swimming
pool and an exercise room.

TownePlace Suites by Marriott (18)  $7,160,000     08/22/00     12/2015; two ten-year    $716,000      for each lease year after
(the "Scarborough Property")                                    renewal options                        the second lease year, 7%
Existing hotel                                                                                         of room revenues in excess
                                                                                                       of room revenues for the
The Scarborough Property is                                                                            second lease year
located in Scarborough,
Maine, which is a suburb of
Portland. The Property includes
95 guest suites, an outdoor
swimming pool and an exercise
room.





                                    Purchase                 Lease Expiration and         Minimum
        Property Location           Price (1)  Date Acquired   Renewal Options       Annual Rent (2)      Percentage Rent
---------------------------------- ----------  ------------- ---------------------  --------------------- ------------------

TownePlace Suites by Marriott(18)   $9,050,000   08/22/00    12/2015; two ten-year         $905,000      for each lease year after
(the "Tewksbury Property")                                   renewal options                             the second lease year, 7%
Existing hotel                                                                                           of room revenues in excess
                                                                                                         of room revenues for the
The Tewksbury Property is                                                                                second lease year
located in Tewksbury,
Massachusetts, approximately
25 miles northwest of downtown
Boston. The Property includes
95 guest suites, an outdoor
swimming pool and an exercise
room.

TownePlace Suites by Marriott(13)   $13,600,000  11/03/00    01/2016; two ten-year        $1,360,000     for each lease year after
(the "Newark Property")                                      renewal options                             the second lease year, 7%
Existing hotel                                                                                           of room revenues in excess
                                                                                                         of room revenues for the
The Newark Property, which opened                                                                        second lease year
in September 2000, is located in
Newark, California, in Alameda
County, adjacent to Santa Clara
County, which is considered to
be the heart of the Silicon Valley.
The Property includes 127 guest
suites, an outdoor swimming pool,
an exercise room and guest laundry
facilities.

Courtyard by Marriott (19) (20)     $35,870,100  11/21/00    01/2016; two ten-year        $3,766,360     for each lease year after
(the "Courtyard Lake Buena Vista                             renewal options                             the second lease year, 7%
Property")                                                                                               of room revenues in excess
Existing hotel                                                                                           of room revenues for the
                                                                                                         second lease year
The Courtyard Lake Buena Vista
Property, which opened in
October 2000, is located in
Orlando, Florida, in the
community of Lake Buena Vista,
and includes 312 guest
rooms, 3,500 square feet of
meeting space, four executive
board rooms, a poolside bar
and grill, a breakfast cafe,
a fitness center, an
indoor/outdoor whirlpool and
a beach entry indoor/outdoor
swimming pool.



                                      Purchase                 Lease Expiration and         Minimum
        Property Location             Price (1)  Date Acquired   Renewal Options       Annual Rent (2)   Percentage Rent
------------------------------------- ---------- ------------- ---------------------  ----------------- ------------------

Fairfield Inn by Marriott (19)(20)     $31,007,580   11/21/00  01/2016; two ten-year      $3,255,795    for each lease year after
(the "Fairfield Inn Lake Buena                                 renewal options                          the second lease year, 7%
Vista Property")                                                                                        of room revenues in excess
Existing hotel                                                                                          of room revenues for the
                                                                                                        second lease year
The Fairfield Inn Lake Buena Vista
Property, which opened in October
2000, is located in Orlando,
Florida, in the community of
Lake Buena Vista, and includes
388 guest rooms, a poolside bar
and grill, a fitness center, a
whirlpool and an outdoor
swimming pool.

Residence Inn by Marriott (21)(22)     $3,400,000    12/06/00  five years from the           (24)               (24)
(the "Residence Inn SeaWorld           (excluding              date the Property
Property")                             development             opens to the public;
Hotel to be constructed                costs) (23)             seven five-year
                                                               renewal options
The Residence Inn SeaWorld
Property, which is scheduled
to open in the first quarter of
2002, is located in Orlando,
Florida, and is expected to
include 350 guest suites, 1,125
square feet of meeting space, an
outdoor swimming pool, an exercise
room, a spa, a SportCourt, a game
room, sand volleyball and picnic
areas.

SpringHill Suites by Marriott (19)(20) $36,779,320   12/15/00  01/2016; two ten-year      $3,861,829    for each lease year after
(the "SpringHill Suites Lake Buena                             renewal options                          the second lease year, 7%
Vista Property")                                                                                        of room revenues in excess
Existing hotel                                                                                          of room revenues for the
                                                                                                        second lease year
The SpringHill Suites Lake Buena Vista
Property, which opened in December
2000, is located in Orlando, Florida,
in the community of Lake Buena Vista,
and includes 400 guest suites, 750
square feet of meeting space, a
poolside bar and grill, a fitness
center, a children's interactive
splash zone, a whirlpool, an outdoor
swimming pool and a sundry shop.





                                    Purchase                 Lease Expiration and         Minimum
        Property Location           Price (1)  Date Acquired   Renewal Options       Annual Rent (2)   Percentage Rent
----------------------------------- ---------- ------------- ---------------------  ---------------- ------------------

JW Marriott Desert Ridge              (23) (27)   12/21/00   five years from the           (28)              (28)
Resort & Spa (21) (25) (26)                                  date the Property
(the "Desert Ridge Property")                                opens to the public;
Resort to be constructed                                     five five-year renewal
                                                             options
The Desert Ridge Property,
which is scheduled to open
in January 2003, is located
in Phoenix, Arizona, and is
being constructed on a
400-acre site as part of a
5,700-acre master-planned
development in the north
Phoenix/Scottsdale, Arizona
area.  The Property is
expected to include 950 guest
rooms including 85 guest
suites, approximately 77,000
square feet of meeting space,
nine food and beverage
facilities, a 25,000
square-foot spa, two 18-hole
golf courses and tennis
courts.

Courtyard by Marriott (21)(22)        $1,742,000    12/22/00  five years from the           (29)                (29)
(the "Courtyard Weston Property")     (excluding              date the Property
Hotel to be constructed               development             opens to the public;
                                      costs) (23)             five seven-year
The Courtyard Weston Property,                                renewal options
which is scheduled to open
in the first quarter of 2002,
is located in Weston, Florida,
and is expected to include 174
guest rooms, two meeting rooms
and two conference room suites,
an outdoor swimming pool, an
exercise room, a spa, a 76-seat
restaurant and a lounge/library/bar
area.

Courtyard by Marriott (18)            $15,790,000   02/02/01  12/2015; two ten-year      $1,579,000  for each lease year after
(the "Overland Park Property")                                renewal options                        the second lease year, 7%
Existing hotel                                                                                       of room revenues in excess
                                                                                                     of room revenues for the
The Overland Park Property,                                                                          second lease year
which opened in October 2000,
is located in Overland Park,
Kansas, approximately 15 miles
south of Kansas City.  The
Property includes 168 guest
rooms, three meeting rooms with
approximately 1,450 square feet
of space, an indoor pool and spa,
an exercise room and a
restaurant and lounge.




                                   Purchase                 Lease Expiration and         Minimum
        Property Location          Price (1)  Date Acquired   Renewal Options       Annual Rent (2)      Percentage Rent
---------------------------------- ---------- ------------- ---------------------  --------------------- ------------------

SpringHill Suites by Marriott(18)   $8,822,000  02/02/01   12/2015; two ten-year       $882,200          for each lease year after
(the "Raleigh Property")                                   renewal options                               the second lease year, 7%
Existing hotel                                                                                           of room revenues in excess
                                                                                                         of room revenues for the
The Raleigh Property, which                                                                              second lease year
opened in December 2000, is
located near Research Triangle
Park in Raleigh, North Carolina,
and includes 120 guest suites,
an indoor pool and spa, an
exercise room, a breakfast
area, a business center and
a 350 square-foot board room.

SpringHill Suites by Marriott(18)   $11,414,000 03/23/01   12/2015; two ten-year      $1,141,400         for each lease year after
(the "Centreville Property")                               renewal options                               the second lease year, 7%
Existing hotel                                                                                           of room revenues in excess
                                                                                                         of room revenues for the
The Centreville Property, which                                                                          second lease year
opened in December 2000, is
located in Centreville, Virginia,
11 miles south of downtown
Washington, D.C.  The Property
includes 136 guest suites, an
indoor pool and spa, an exercise
room, a breakfast area, a business
center and a 350 square-foot
board room.

SpringHill Suites by Marriott (18)  $11,773,000 03/23/01   12/2015; two ten-year      $1,177,300         for each lease year after
(the "Charlotte Property")                                 renewal options                               the second lease year, 7%
Existing hotel                                                                                           of room revenues in excess
                                                                                                         of room revenues for the
The Charlotte Property, which                                                                            second lease year
opened in March 2001, is
located in Charlotte,
North Carolina, eight miles
southwest of the University of
North Carolina at Charlotte.
The Property includes 136 guest
suites, an indoor pool and spa,
an exercise room, a breakfast
area, a business center and a
350 square-foot board room.

Courtyard by Marriott (21) (30)     $1,800,000  04/06/01   08/2016; three          10.25% of Total Cost  for each fiscal year, 10%
(the "Edison Property")             (excluding             five-year renewal       (31); increases to    of revenues in excess of
Hotel to be constructed             development            options                 10.50% in lease year  the greater of $5,000,000
                                    costs) (23)                                    two and 10.75% in     or gross revenues for the
The Edison Property, which                                                         lease year three and  Property for the first year
is scheduled to open in the                                                        thereafter
second quarter of 2002, is
located in Edison, New Jersey,
and is expected to include 145
guest rooms, two meeting rooms
and two conference room suites,
an indoor swimming pool and
whirlpool, an exercise room
and a business
center.




                               Purchase                 Lease Expiration and         Minimum
        Property Location      Price (1)  Date Acquired   Renewal Options       Annual Rent (2)      Percentage Rent
----------------------------- ----------  ------------- ---------------------  --------------------- ------------------

Waikiki Beach Marriott Resort  (23) (34)   07/27/01    07/2006; five five-year       (35)                 (35)
(21) (32) (33)                                         renewal options
(the "Waikiki Beach Property")
Resort to be renovated

The Waikiki Beach Property
is located in Honolulu,
Hawaii, in the Waikiki Beach
area, on the island of Oahu.
The Property includes over
1,300 guest rooms, multiple
restaurants and lounges,
on-site retail shopping, a
fitness center, two swimming
pools with an expansive pool
deck overlooking the Pacific
Ocean, approximately 20,000
square feet of meeting space
and over 29,000 square feet
of open-air function space.

Hilton (21) (36)                 (36)        (36)      09/2006; five five-year The greater of (i)         See Minimum Annual Rent
(the "Miami Airport Property")                         renewal options         $5,110,000 or (ii) a
Hotel to be renovated                                                          percentage of gross
                                                                               revenues of the
The Miami Airport Property is                                                  Property ranging from
located in Miami, Florida,                                                     19% to 25% for the
within five miles of the Miami                                                 applicable year
International Airport.
The Property includes 500
guest rooms, multiple
restaurants and lounges, a
fitness center, a swimming
pool, outdoor tennis courts,
a business center and
30,000 square feet of meeting
space.

Hilton (21) (36)                 (36)        (36)      09/2006; five five-year The greater of (i)         See Minimum Annual Rent
(the "Costa Mesa Property")                            renewal options         $4,336,000 or (ii) a
Hotel to be renovated                                                          percentage of gross
                                                                               revenues of the
The Costa Mesa Property is                                                     Property ranging from
located in Costa Mesa,                                                         23% to 35% for the
California. The Property                                                       applicable year
includes 484 guest rooms,
a restaurant and lounge,
a fitness center, a swimming
pool, a business center
and over 46,000 square feet
of meeting space.







                                           Purchase                 Lease Expiration and         Minimum
        Property Location                  Price (1)  Date Acquired   Renewal Options       Annual Rent (2)      Percentage Rent
--------------------------------------- ------------  ------------- ---------------------  --------------------- ------------------

Hilton Suites (21) (36)                      (36)         (36)     09/2006; five five-year The greater of (i)    See Minimum Annual
(the "Auburn Hills Property")                                      renewal options         $1,966,000 or (ii) a         Rent
Existing hotel                                                                             percentage of gross
                                                                                           revenues of the
The Auburn Hills Property is                                                               Property ranging from
located in Auburn Hills,                                                                   25% to 37% for the
Michigan. The Property includes                                                            applicable year
224 guest suites, a restaurant
and lounge, a fitness center,
a swimming pool, a business
center and over 2,800 square
feet of meeting space.

Embassy Suites (21) (36)                     (36)         (36)     09/2006; five five-year The greater of (i)     See Minimum Annual
(the "Portland Downtown                                            renewal options         $2,850,000 or (ii) a         Rent
Property")                                                                                 percentage of gross
Existing hotel                                                                             revenues of the
                                                                                           Property ranging from
The Portland Downtown Property                                                             27% to 43% for the
is located in Portland,                                                                    applicable year
Oregon. The Property includes
276 guest suites, a restaurant,
a fitness center, a swimming pool,
a business center and 22,000
square feet of meeting space.

Courtyard by Marriott (21) (37)           $9,700,000    11/19/01   11/2006; five five-year The greater of (i)     See Minimum Annual
(the "Courtyard Manchester Property")                              renewal options         $610,500 or (ii) a           Rent
Existing hotel                                                                             percentage of gross
                                                                                           revenues of the
The Courtyard Manchester Property                                                          Property ranging from
is located in Manchester,                                                                  25% to 50% for the
Connecticut, within the Buckland                                                           applicable year
Hills area development, one of New
England's largest retail shopping
areas.  The Property includes 90
guest rooms, a lounge, an outdoor
pool and an exercise room.

Residence Inn by Marriott (21)            $10,650,000   11/19/01   11/2006; five five-year The greater of (i)     See Minimum Annual
(the "Residence Inn Manchester Property")                          renewal options         $650,000 or (ii) a           Rent
Existing hotel                                                                             percentage of gross
                                                                                           revenues of the
The Residence Inn Manchester                                                               Property ranging from
Property is located in Manchester,                                                         23% to 42% for the
Connecticut, within the Buckland Hills                                                     applicable year
area development, one of New England's
largest retail  shopping areas.  The
Property includes 96 guest rooms, 500
square feet of meeting space, a lounge,
an outdoor pool and an exercise room.




                                           Purchase                 Lease Expiration and         Minimum
        Property Location                  Price (1)  Date Acquired   Renewal Options       Annual Rent (2)      Percentage Rent
--------------------------------------- ------------  ------------- ---------------------  --------------------- ------------------

Courtyard by Marriott (21) (38)          $20,500,000  12/28/01    12/2006; six five-year   The greater of (i)    See Minimum Annual
(the "Oakland Airport Property")                                  renewal options          $1,230,000 or (ii) a          Rent
Existing hotel                                                                             percentage of gross
                                                                                           revenues of the
The Oakland Airport Property is                                                            Property ranging from
located in Oakland, California,                                                            20% to 40% for the
seven miles south of Oakland's                                                             applicable year
business  district.  The Property
includes 156 guest rooms, 1,500
square feet of meeting space, a
50-seat cafe and a 30-seat
lounge, an outdoor pool and
an exercise room.

SpringHill Suites by Marriott(21)(38)    $10,350,000  12/28/01    12/2006; six five-year   The greater of (i)    See Minimum Annual
(the "Richmond Property")                                         renewal options          $621,000 or (ii) a            Rent
Existing hotel                                                                             percentage of gross
                                                                                           revenues of the
The Richmond Property is located in                                                        Property ranging from
Richmond, Virginia, ten miles north                                                        25% to 42% for the
of downtown Richmond. The Property                                                         applicable year
includes 136 guest suites, 600
square feet of meeting space, a
lounge, an exercise room, and an
indoor pool and jacuzzi.

SpringHill Suites by Marriott(21)(38)    $20,000,000  01/18/02    01/2007; six five-year   The greater of (i)    See Minimum Annual
(the "SpringHill Suites Manhattan                                 renewal options          $1,200,000 or (ii) a          Rent
Beach Property")                                                                           percentage of gross
Existing hotel                                                                             revenues of the
                                                                                           Property ranging from
The SpringHill Suites Manhattan                                                            30% to 50% for the
Beach Property is located in Manhattan                                                     applicable year
Beach, California, one mile from the
San Diego Freeway and two miles from
Los Angeles International Airport. The
Property includes 164 guest suites,
700 square feet of meeting space, a
lounge, an outdoor pool and an
exercise room.





                                           Purchase                 Lease Expiration and     Minimum
        Property Location                  Price (1)  Date Acquired   Renewal Options     Annual Rent (2)      Percentage Rent
--------------------------------------- ------------  ------------- -------------------- ------------------ ------------------

SpringHill Suites by Marriott (21) (38)   $27,000,000  01/18/02   01/2007; six five-year The greater of (i)     See Minimum Annual
(the "Plymouth Meeting Property")                                 renewal options        $1,620,000 or (ii) a            Rent
Existing hotel                                                                           percentage of gross
                                                                                         revenues of the
The Plymouth Meeting Property is located                                                 Property ranging from
in Plymouth  Meeting, Pennsylvania,                                                      30% to 50% for the
20 miles northwest of Philadelphia. The                                                  applicable year
Property includes 201 guest suites, 1,300
square feet of  meeting space, a
continental breakfast area, an exercise
room, and an indoor pool and whirlpool.

TownePlace Suites by Marriott (21) (38)   $15,000,000  01/18/02   01/2007; six five-year The greater of (i)     See Minimum Annual
(the "TownePlace Suites Manhattan Beach                           renewal options        $900,000 or (ii) a              Rent
Property")                                                                               percentage of gross
Existing hotel                                                                           revenues of the
                                                                                         Property ranging from
The TownePlace Suites Manhattan Beach                                                    25% to 52% for the
Property is located  in Manhattan                                                        applicable year
Beach, California, one mile from the San
Diego Freeway and two miles from Los
Angeles International Airport. The
Property includes 144 guest suites,
500 square feet of meeting space, a
lounge, an exercise room and an outdoor
pool.



FOOTNOTES:

(1)      The  approximate  federal income tax basis of the  depreciable  portion
         (the building and equipment portion) of each of the Properties acquired, and for the construction or renovation Properties, once the buildings are constructed or renovated, is set forth below:

         Property                                    Federal Tax Basis Property                                  Federal Tax Basis
         --------                                    --------------------------                                  -----------------
         Buckhead (Lenox Park) Property                   $14,800,000  Phoenix Airport Property                       $19,300,000
         Gwinnett Place Property                           11,200,000  Philadelphia Downtown Property                  55,500,000
         Legacy Park Property                              11,200,000  Mira Mesa Property                              14,600,000
         Market Center Property                            30,500,000  Wyndham Billerica Property                      22,700,000
         Hughes Center Property                            29,700,000  Wyndham Denver Tech Center Property             15,500,000
         Dallas Plano Property                             10,400,000  Courtyard Palm Desert Property                  12,900,000
         Scottsdale Downtown Property                      17,000,000  Residence Inn Palm Desert Property              15,600,000

         Property                                    Federal Tax Basis Property                                  Federal Tax Basis
         --------                                    --------------------------                                  -----------------

         Lake Union Property                           $   29,300,000  Gaithersburg Property                       $   13,600,000
         Merrifield Property                               17,400,000  Centreville Property                            10,600,000
         Alpharetta Property                               12,300,000  Charlotte Property                              10,900,000
         Cottonwood Property                               13,100,000  Edison Property                                *14,500,000
         Mt. Laurel Property                                7,000,000  Waikiki Beach Property                         *93,800,000
         Scarborough Property                               6,800,000  Miami Airport Property                         *54,400,000
         Tewksbury Property                                 8,600,000  Costa Mesa Property                            *46,100,000
         Newark Property                                   12,100,000  Auburn Hills Property                          *19,100,000
         Courtyard Lake Buena Vista Property               28,900,000  Portland Downtown Property                     *36,900,000
         Fairfield Inn Lake Buena Vista Property           23,700,000  Courtyard Manchester Property                   *7,300,000
         Residence Inn SeaWorld Property                  *33,800,000  Residence Inn Manchester Property               *8,100,000
         SpringHill Suites Lake Buena Vista Property       30,100,000  Oakland Airport Property                       *18,700,000
         Desert Ridge Property                           *110,600,000  Richmond Property                              *10,200,000
         Courtyard Weston Property                        *15,000,000  SpringHill Suites Manhattan Beach Property     *19,000,000
         Overland Park Property                            15,300,000  Plymouth Meeting Property                      *25,600,000
         Raleigh Property                                   8,300,000  TownePlace Suites Manhattan Beach Property     *13,500,000

         *  Estimated amount.

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Edison Property, minimum annual rent will become due and payable on the date the hotel opens to the public.

(3) The lessee of the Buckhead (Lenox Park) and Gwinnett Place Properties is the same unaffiliated lessee.

(4) Management fees payable to Crestline Hotels & Resorts, Inc., who was assigned the management rights of Stormont Trice Management Corporation on March 6, 2000, for operation of the Buckhead (Lenox Park) and Gwinnett Place Properties are subordinated to minimum rent due to the Company.

(5) In connection with the acquisition of the Buckhead (Lenox Park) and Gwinnett Place Properties, the Company was required to make an additional payment (the "Earnout Amount") if certain earnout provisions were achieved by July 31, 2001. After July 31, 2001, the Company is no longer obligated to make any payments under the earnout provision. The Earnout Amount was equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.44), and the initial purchase price. Rental income was adjusted upward in accordance with the lease agreements for the amount paid. As of December 31, 2000, approximately $97,000 was paid under this agreement.


(6) For each calendar year, 15% of the aggregate amount of all revenues combined, for the Buckhead (Lenox Park) and the Gwinnett Place Properties, in excess of $8,080,000.


(7) In February 1999, the Company and Five Arrows Realty Securities II LLC ("Five Arrows") formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors") which acquired seven hotel Properties. In order to fund these purchases, the Company invested approximately $38 million and Five Arrows invested approximately $48 million in Hotel Investors, resulting in the Company owning 49% and Five Arrows owning 51% of Hotel Investors. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, secured by Hotel Investors' interests in the Properties. The loans bear interest ranging from 7.50% to 7.75% and mature July 31, 2009. In October 2000, the Company entered into an agreement whereby the Company's ownership interest in Hotel Investors increased to 53%. In December 2000, the Company acquired an additional 22% ownership in Hotel Investors for approximately $26 million, resulting in the Company owning 71% of Hotel Investors. In June 2001, the Company acquired the remaining approximately 29% interest in the common stock of Hotel Investors for approximately $32 million, and as a result the Company now owns 100% of the common stock of Hotel Investors.

(8) On February 22, 2002, the Company took assignment of the leases, management agreements with Marriott International, Inc. and other operative agreements with respect to the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties (the "Seven Hotels"). Effective January 1, 2002, these Properties will be leased to indirect wholly owned subsidiaries of the Company. The Company paid consideration of approximately $54,000 for this assignment.

(9) For lease years one and two, 7.75% of the aggregate amount of all room revenues combined, for the Seven Hotels, in excess of a combined quarterly threshold of $11,885,000. For lease year three and thereafter, 7.75% of the aggregate amount of all room revenues combined, for the Seven Hotels, in excess of lease year two actual room revenues.

(10) The Company owns an 89% interest in a limited liability company (the "LLC") whose sole purpose is to own and lease this Property. A portion of the LLC is indirectly owned by Marriott International, Inc.

(11) Five years after the hotel opening, the Company will have the right to obligate CBM Annex, Inc. (the minority interest owner in the LLC) to sell its 11% interest in the LLC and CBM Annex, Inc. will have the right to obligate the Company to purchase its 11% interest in the LLC for a price equal to 11% of the lesser of (a) an amount equal to the product of 8.5 multiplied by the "net house profit" (defined as total hotel revenues less property expenses) for the 13 period accounting year preceding the notice of the option exercise, and (b) the appraised fair market value.

(12) On November 8, 2000, the Company through the LLC, obtained a loan from a bank to be used by the Company to finance a portion of the purchase of the Philadelphia Downtown Property. The loan provided that the Company could borrow up to $32,500,000 which is secured by the
         Philadelphia Downtown Property and monthly rents relating to such Property. Borrowings under the loan bear interest at a fixed rate of 8.29% per annum. The loan agreement requires monthly payments, representing interest only, through November 2001 and then principal and interest payments of $257,116 to maturity in December 2007. In connection with the loan, the Company incurred loan fees of approximately $165,000. As of February 22, 2002, the Company through the LLC had borrowed $32,500,000.

(13) The lessee of the Mira Mesa, Courtyard Palm Desert, Residence Inn Palm Desert, Gaithersburg, Merrifield and Newark Properties is the same unaffiliated lessee.

(14) The lessee of the Wyndham Billerica and the Wyndham Denver Tech Center Properties is the same unaffiliated lessee.

(15) Management fees payable to Wyndham International, Inc. for operation of the Wyndham Billerica and Wyndham Denver Tech Center Properties are subordinated to minimum rent due to the Company.

(16) In connection with the acquisition of the Wyndham Billerica and Wyndham Denver Tech Center Properties, the Company may be required to make an additional payment of up to $2,471,500 if certain earnout provisions are achieved by June 1, 2003. After June 1, 2003, the Company will no longer be obligated to make any payments under the earnout provision. The earnout amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.33), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any such amount paid.

(17) For each calendar year, 10% of the aggregate amount of all revenues combined, for the Wyndham Billerica and the Wyndham Denver Tech Center Properties, in excess of $13,683,000.

(18) The lessee of the Alpharetta, Cottonwood, Mt. Laurel, Scarborough, Tewksbury, Overland Park, Raleigh, Centreville and Charlotte Properties is the same unaffiliated lessee.

(19) The lessee of the Courtyard Lake Buena Vista, Fairfield Inn Lake Buena Vista and SpringHill Suites Lake Buena Vista Properties is the same unaffiliated lessee.

(20) On December 6, 2000, the Company obtained a loan from a bank to be used by the Company to finance the acquisition of the Courtyard Lake Buena Vista, Fairfield Inn Lake Buena Vista and SpringHill Suites Lake Buena Vista Properties. The loan provided that the Company could borrow up to $50,000,000 which is secured by the three applicable Properties and monthly rents relating to such Properties. Borrowings under the loan bear interest at a fixed rate of 8.335% per annum. Interest expense is payable monthly, with all unpaid interest and principal due no later than seven years from the date of the loan. In connection with the loan, the Company incurred loan fees of $300,000. As of February 22, 2002, the Company had borrowed $50,000,000 which was used to finance a portion of the purchase of the Courtyard Lake Buena Vista, Fairfield Inn Lake Buena Vista and SpringHill Suites Lake Buena Vista Properties.

(21) The lessee of this Property is an indirect wholly owned subsidiary of the Company.

(22) On December 6, 2000, the Company entered into a Construction LOC with a bank to be used by the Company to fund the land acquisition and the development of the Residence Inn SeaWorld Property and the Courtyard Weston Property, described below. The Construction LOC provides that the Company will be able to receive advances of up to $55,000,000 until November 8, 2003. Interest expense on each advance will be payable monthly, with all unpaid interest and principal due no later than three years from the date of the advance. Advances under the Construction LOC bear interest at a rate per annum equal to 275 basis points above LIBOR. The loan is secured by mortgages on the Residence Inn Buckhead (Lenox Park), the Residence Inn Gwinnett Place, the Residence Inn SeaWorld and the Courtyard Weston Properties. In connection with the Construction LOC, the Company incurred a commitment fee, legal fees and closing costs of $275,000. As of February 22, 2002, the Company had obtained advances totalling $42,118,898 relating to the Construction LOC.

(23) The development services agreements for the Properties provide that construction or renovation must be completed no later than the dates set forth below. In connection with the acquisition of the Residence Inn SeaWorld and Courtyard Weston Properties a wholly owned subsidiary of the Advisor will receive Development Fees equal to four percent of the cost of development of the Properties for serving as developer of the Properties, with incentive provisions up to an additional one percent if certain construction cost savings are achieved. In connection with the development of the Desert Ridge Property, the Company anticipates that the resort owner will pay Development Fees to a wholly owned subsidiary of the Advisor that will act, along with an affiliate of Marriott International, Inc., as co-developer of the Property. The Development Fees to the Affiliate of the Advisor are anticipated to equal approximately 1.8% of the total project costs for the purchase and development of the Property, and will be borne by the co-venturers in proportion to their ownership interest in the Desert Ridge Joint Venture. In connection with the acquisition of the Edison Property, a wholly owned subsidiary of the Advisor will receive a Development Fee equal to 5% of the estimated maximum cost of developing the Property for serving as developer of the Property. In connection with the renovation of the Waikiki Beach Property, the resort owner will pay Development Fees to a wholly owned subsidiary of the Advisor that will act, along with an affiliate of Marriott International, Inc., as co-developer of the Property. The Development Fees to the Affiliate of the Advisor are anticipated to equal approximately 2.3% of the total project costs for the purchase and renovation of the Property, and will be borne by the co-venturers in proportion to their ownership interest in the Waikiki Joint Venture. The maximum cost to the Company with respect to the Residence Inn SeaWorld, Courtyard Weston and Edison Properties, the maximum cost to the joint venture with respect to the Desert Ridge Property (including the purchase price of the land, development costs, and closing and acquisition costs) and the maximum cost to the joint venture with respect to the Waikiki Beach Property (including the purchase price of the land and building, renovation costs, and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                                                                                   Estimated Final
         Property                                      Estimated Maximum Cost                        Completion Date
         --------                                      ----------------------                        ---------------

         Residence Inn SeaWorld Property                   $  38,500,000                  Opened for business February 15, 2002
         Desert Ridge Property                               298,000,000                               January 2003
         Courtyard Weston Property                            17,042,000                  Opened for business February 15, 2002
         Edison Property                                      17,000,000                                 May 2002
         Waikiki Beach Property                              215,000,000                                March 2003


(24) The tenant will pay the greater of an annual minimum rent of approximately $4,042,500 during such time as the liquidity facility provided by the manager is available (or $2,310,000 thereafter) or a percentage of gross revenues of the Property for the applicable year.

(25) The Company, through subsidiaries, acquired a 44% interest in Desert Ridge Resort Partners, LLC, a joint venture (the "Desert Ridge Joint Venture") with an affiliate of Marriott International, Inc. and a partnership in which an Affiliate of the Advisor is the general partner. The Desert Ridge Joint Venture invested in Desert Ridge Resort, LLC, a single purpose limited liability company (the "Desert Ridge Resort Owner") that owns the proposed Desert Ridge Property.

(26) In December 2000, the Desert Ridge Resort Owner obtained permanent financing from a third party lender for $179 million, secured by a mortgage on the Desert Ridge Property. The notes have a term of seven years with interest payable quarterly in arrears commencing on March 2, 2001. Interest with respect to $109 million of the notes is payable at a rate of 7.90% per annum, while interest with respect to $70 million of the notes is payable at a floating rate equal to 185 basis points above three-month LIBOR. The blended interest rate on the aggregate principal amount of the $179 million notes, including interest rate swap costs and premiums for the debt service insurance policy, is 10.13% per annum. All unpaid interest and principal will be due at maturity. In connection with the issuance of the notes, the Desert Ridge Resort Owner incurred fees of $5,370,000. In addition, an affiliate of Marriott International, Inc. will provide financing for an additional 19% of the costs to the Desert Ridge Joint Venture, secured by pledges of the co-venturers' equity contributions to the Desert Ridge Joint Venture.

(27) The Company made an initial capital contribution of $8.8 million of its anticipated $25 million investment in the Desert Ridge Joint Venture. The total cost of the Desert Ridge Property (including acquisition of land, development and construction) is estimated to be approximately $298 million.

(28) Commencing on December 21, 2000 and ending on the day before the Property opens to the public, the tenant will pay 12% of gross revenues up to and including $2,000,000 derived from the Wildfire Golf Course located on the Desert Ridge Property and 18% of any gross revenues exceeding $2,000,000 as rent, calculated for each calendar quarter. Commencing on the date that the Property opens to the public, the tenant will pay the greater of an annual minimum rent of approximately $17,600,000 or a percentage of gross revenues of the Property for the applicable year, such percentage rent to be set at the time the Property begins operations.

(29) The tenant will pay the greater of an annual minimum rent of approximately $1,785,000 during such time as the liquidity facility provided by the manager is available (or $1,200,000 thereafter) or a percentage of gross revenues of the Property for the applicable year.

(30) On August 10, 2001, the Company obtained a construction loan with a bank to be used by the Company to fund the land acquisition and the development of the Edison Property. The construction loan provides that the Company will be able to receive advances of up to $17,000,000 until September 15, 2003. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than 30 months from the date of the advance. Advances under the construction loan will bear interest at a rate per annum equal to 300 basis points above 90-day LIBOR. The loan is secured by a mortgage on the Property, monthly rents relating to such Property and a $6,000,000 certificate of deposit. In connection with the construction loan, the Company incurred a commitment fee, legal fees and closing costs of $135,950. As of February 22, 2002, the Company had obtained advances totalling $5,768,173 relating to the construction loan.

(31) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs and (iii) actual development costs incurred under the development services agreement.

(32) The Company, through subsidiaries, acquired a 49% interest in WB Resort Partners, L.P., a joint venture (the "Waikiki Joint Venture") with an affiliate of Marriott International, Inc. and a partnership in which an Affiliate of the Advisor is the general partner. The Waikiki Joint Venture owns, directly or indirectly, 100% of the general and limited partnership interests of the partnership (the "Waikiki Beach Resort Owner") that owns the Waikiki Beach Property.

(33) In July 2001, the Waikiki Beach Resort Owner obtained permanent financing from a third-party lender for $130 million, secured by a mortgage on the Waikiki Beach Property. The loan has a term of five years with interest payable monthly at a rate per annum equal to 3.10% above 30-day LIBOR. All unpaid interest and principal will be due at maturity. In connection with the issuance of the loan, the Waikiki Beach Resort Owner incurred fees of $1,745,000.

(34) As of February 22, 2002, the Company had made capital contributions totalling $24,951,000 of its anticipated $41,650,000 investment in the Waikiki Joint Venture. The total cost of the Waikiki Beach Property
         (including acquisition of land and building, and renovation) is estimated to be approximately $215 million.

(35) The tenant will pay percentage rent equal to 0.1% of the gross revenues of the Waikiki Beach Property for the first fiscal year of the lease term and will pay percentage rent equal to 10% of gross revenues of the Property for the second fiscal year of the lease term. Commencing with the third fiscal year of the lease term, the tenant will pay the greater of (i) an annual minimum rent of approximately $12,900,000 or
         (ii) a percentage of gross revenues of the Property ranging from 20% to 35% for the applicable year.

(36) On September 27, 2001, the Company and Hilton Hotels Corporation formed a joint venture of which the Company owns a 70% interest and Hilton Hotels Corporation owns a 30% interest. The joint venture owns four
         Properties: the Miami Airport Property, the Costa Mesa Property, the Auburn Hills Property and the Portland Downtown Property. The total cost of the four Properties was approximately $235,500,000 which includes approximately $21,000,000 in expected renovation costs relating to the Miami Airport and Costa Mesa Properties. The joint venture has obtained permanent financing which is secured by first mortgage liens on the four Properties. The acquisition of the Properties and the formation of the joint venture occurred through a series of transactions. The first transaction was the acquisition of the Miami Airport Property for $78,500,000 which occurred on September 6, 2001. The second transaction occurred on September 17, 2001, whereby the Company acquired the Costa Mesa Property for $58,108,000. On September 27, 2001, Hilton Hotels Corporation conveyed ownership of the Auburn Hills Property and the Portland Downtown Property to the joint venture in return for a 30% interest in the joint venture. On October 2, 2001, the joint venture closed on its loan from a financial institution in the amount of $100,000,000, bearing interest at a fixed rate equal to 230 basis points above one-month LIBOR, subject to a three-year cap of 8.30% and a floor of 4.96%, with a maturity date of October 2006. Interest only payments are due monthly through December 2002; thereafter, the loan requires monthly principal and interest payments through October 2006. In connection with the loan, the joint venture incurred a commitment fee, legal fees and closing costs of approximately $1,770,000.

(37) On November 19, 2001, the Company assumed approximately $6,800,000 of permanent debt relating to the Courtyard Manchester Property which is secured by a mortgage on the Property. The loan bears interest at a fixed rate of 8.32% per annum and requires equal monthly payments through 2010. In connection with the loan, the Company incurred assumption fees of approximately $68,000.

(38) The lessee has entered into a management agreement with Marriott International, Inc. to operate the hotel. In addition, the lessee has entered into an agreement with Marriott International, Inc. in which Marriott International, Inc. has agreed to guarantee on behalf of the lessee a minimum return equal to 10.25% of the total cost to purchase the Property (the "TRS Pool Guarantee"). The TRS Pool Guarantee terminates on the earlier of (i) the date on which the aggregate amount funded by Marriott International, Inc. equals or exceeds the guarantee term limit of $35 million, (ii) the last day of the first 13 period accounting year for which minimum threshold coverage equals or exceeds 1.25, or (iii) with respect to $15 million of the guarantee, on the third anniversary of the closing date of the last of Courtyard Basking Ridge, Courtyard Newark or Residence Inn Newark and with respect to the remaining $20 million of the guarantee, on the fifth anniversary of the closing date of the last of Courtyard Basking Ridge, Courtyard Newark or Residence Inn Newark. The maximum amount under the TRS Pool Guarantee is $35 million and covers minimum returns for the Oakland Airport, Richmond, SpringHill Suites Manhattan Beach, Plymouth Meeting and TownePlace Suites Manhattan Beach Properties as well as the Courtyard Basking Ridge, Courtyard Newark and Residence Inn Newark Properties described in "Pending Investments" and, subject to lender approval, the Western International Portfolio, and the Residence Inn SeaWorld and Courtyard Weston Properties. Operating profits and losses from all 17 Properties will be pooled in determining whether the Properties aggregate operating profits and losses exceeds the aggregate minimum return due under the leases.

         In addition, on January 18, 2002, the Company acquired an interest in a joint venture with Publications International, Ltd. ("PIL"), Hilton and Marriott International, Inc. that owns a 77.5% interest in a joint venture with Exxon Mobil and PIL that owns the licensing rights to the Mobil Travel Guide (the "Travel Guide"), a set of guide books that provide ratings of and information concerning domestic hotels, restaurants and attractions. The joint venture has licensed its rights to a wholly owned subsidiary, which will assemble, edit, publish and sell the Travel Guide. The Company's total capital contribution will be $3.4 million, with $1,787,500 million funded at closing and the remainder to be contributed by June 30, 2002.

         Marriott Brands. The brands, Residence Inn by Marriott, Courtyard by Marriott, Fairfield Inn by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott and Marriott Hotels, Resorts and Suites(R) are part of Marriott International's portfolio of lodging brands. According to Marriott's corporate profile, Marriott International, Inc. is a leading worldwide hospitality company with operations in the United States and 59 other countries and territories. According to Marriott data, as of December 2000, Marriott International had nearly 2,200 hotels and resorts totalling approximately 401,000 rooms and villas worldwide.

         Each Residence Inn by Marriott hotel typically offers daily complimentary breakfast and newspaper, a swimming pool and heated whirlpool. Guest suites provide in-room modem jacks, separate living and sleeping areas and a fully equipped kitchen with appliances and cooking utensils. According to Marriott data, as of December 2000, Residence Inn by Marriott is the top extended-stay lodging chain in the world, with 354 hotels in the United States and seven in Canada and Mexico.

         Each Courtyard by Marriott features superior guest accommodations for both the business and pleasure traveler. Most of the rooms overlook a central landscaped courtyard with an outdoor swimming pool and socializing area with a gazebo. According to Marriott data, as of December 2000, Courtyard by Marriott is the leading United States moderate price lodging chain with 520 Courtyard by Marriott hotels in the United States, Europe and the Asia-Pacific region.

         Marriott Hotels, Resorts and Suites is Marriott International's line of upscale, full-service hotels and suites. Each of the Marriott Hotels, Resorts and Suites features multiple restaurants and lounges, fully equipped health clubs, swimming pool, gift shop, concierge level, business center and meeting facilities. According to Marriott data, as of December 2000, there were over 393 Marriott Hotels, Resorts and Suites, 270 properties in the United States and 123 in 43 other countries and territories.

         Fairfield Inn by Marriott is a lower moderate-priced hotel appealing to the business and leisure traveler. Fairfield Inn by Marriott provides clean, convenient, quality accommodations and friendly hospitality at an economical price. All Fairfield Inn by Marriott hotels feature a complimentary continental breakfast, free local calls, large, well-lit work desks and an outdoor swimming pool. According to Marriott data, as of December 2000, there were 439 Fairfield Inn by Marriott hotels nationwide.

         SpringHill Suites by Marriott is Marriott's new, all-suite hotel in the upper-moderate tier. SpringHill Suites by Marriott appeals to both business and leisure travelers, especially women and families, with rooms that are up to 25 percent larger than comparable hotel rooms. Average stays range from one to five nights. All SpringHill Suites by Marriott hotels feature a complimentary continental breakfast, same-day dry-cleaning service, indoor swimming pool, whirlpool spa and exercise room. According to Marriott data, as of December 2000, SpringHill Suites by Marriott had 61 hotels with locations throughout the United States.

         TownePlace Suites by Marriott is Marriott's mid-priced, extended-stay product accommodating practical travelers seeking home-like services and amenities. All TownePlace Suites by Marriott hotels feature fully equipped kitchens, an exercise room and an outdoor swimming pool. Guest suites offer separate living and working areas, two-line telephones with data port and premium television and movie channels. According to Marriott data, as of December 2000, there were 84 TownePlace Suites by Marriott.

         Wyndham Brands. The brand, Wyndham Hotels & Resorts(R), is part of Wyndham International, Inc.'s portfolio of lodging brands. According to Wyndham's company overview, Wyndham International, Inc. is one of the world's largest hospitality and lodging companies serving business and leisure travelers with hotels and resorts located in major metropolitan business centers and leading vacation markets in the United States, Canada, the Caribbean, Mexico and Europe.

         Hilton Brands. The brands, Hilton, Hampton Inn, Doubletree, Embassy Suites, Homewood Suites by Hilton, Conrad International and Red Lion are part of Hilton Hotels Corporation's portfolio of lodging brands. According to Hilton's corporate profile, Hilton Hotels Corporation is recognized around the world as a leading lodging hospitality company. According to Hilton data, as of January 1, 2001, Hilton Hotels Corporation had 1,895 properties with approximately 318,000 rooms. Including Hilton International, the Hilton family of brands has 2,070 hotels with 385,000 rooms.

         Marriott, Wyndham and Hilton Brands. The following chart provides additional information on occupancy levels for Marriott systemwide lodging brands, Wyndham Hotels, Hilton Hotels and Embassy Suites:

                          Total Occupancy Rate for 2000
                Marriott Brand, Wyndham Hotels, Hilton Hotels and
                          Embassy Suites as Compared to
                              U.S. Lodging Industry

                                                         Occupancy Rate

U.S. Lodging Industry                                         63.5%
Fairfield Inn by Marriott                                     69.7%
Hilton Hotels                                                 72.6%
Wyndham Hotels                                                73.0%
Embassy Suites                                                74.3%
Marriott Hotels, Resorts and Suites                           75.7%
Courtyard by Marriott                                         77.0%
Residence Inn by Marriott                                     82.2%

         Source: Smith Travel Research (U.S. Lodging Industry only), Marriott International, Inc. 2000 Form 10-K, Wyndham International, Inc. 2000 Form 10-K and Hilton Hotels Corporation 2000 Form 10-K

PENDING INVESTMENTS

         As of February 22, 2002, the Company had initial commitments to acquire five additional hotel Properties. The five Properties are three Courtyard by Marriott hotels (one in each of Newark and San Francisco, California, and Basking Ridge, New Jersey), one Marriott Hotel (in Seattle, Washington) and one Residence Inn by Marriott (in Newark, California). The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases." In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing.

         On December 6, 2001, the Company entered into an agreement in principle to acquire eight Properties (the "MI4 Portfolio") from Marriott International, Inc. or its affiliates, five of which had been acquired as of February 22, 2002, and to form a joint venture to acquire the Courtyard San Francisco Downtown Property (the "MI4 Transaction"). The MI4 Portfolio includes three Courtyard by Marriott hotels, one Residence Inn by Marriott, three SpringHill Suites by Marriott hotels and one TownePlace Suites by Marriott. The aggregate purchase price for the MI4 Portfolio is expected to be approximately $183 million. It is also expected that the Company will make an equity investment of approximately $13 million for a 50% interest in the Courtyard San Francisco Downtown joint venture, in which an affiliate of Marriott International, Inc. will be our co-venture partner. The Company's equity investment is conditioned on obtaining favorable Permanent Financing and Marriott International, Inc.'s obligation to provide mezzanine financing to the joint venture.

         The Company will lease the MI4 Portfolio Properties and the Courtyard San Francisco Downtown Property, as acquired, to one or more subsidiaries organized to qualify as taxable REIT subsidiaries ("TRS Tenants"). The TRS Tenants will enter into long-term management contracts with Marriott International, Inc. to operate the Properties. As part of the MI4 Transaction, as the Properties are acquired, Marriott International, Inc. will add the Properties to a limited rent guarantee agreement in favor of the TRS Tenants to secure the payment of minimum returns to the Company on a pool of Properties leased to certain TRS Tenants, the TRS Pool Guarantee. The minimum return under the guarantee is equal to 10.25% of the total cost to purchase the Properties. The pool of Properties subject to the TRS Pool Guarantee will initially include the MI4 Portfolio the Western International Portfolio (which includes the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties), the Residence Inn SeaWorld Property and the Courtyard Weston Property.

         As part of the MI4 Transaction, on December 28, 2001, Marriott International, Inc. entered into an agreement for an additional guarantee in favor of the Company to further secure payment of minimum returns on a pool of Properties which are currently leased to Marriott International, Inc. or its affiliates (the "Marriott Lease Pool Guarantee"). The minimum return under the guarantee is equal to 10% of the total cost to purchase the Properties and the term of the guarantee is five years. The Properties subject to the Marriott Lease Pool Guarantee include the Lake Buena Vista Portfolio (formerly the "Little Lake Bryan Portfolio") (which includes the Courtyard Lake Buena Vista, Fairfield Inn Lake Buena Vista and SpringHill Suites Lake Buena Vista Properties), the MI2 Portfolio (which includes the Mira Mesa, Merrifield, Gaithersburg and Newark Properties, which were acquired in 1999 and 2000), the Palm Desert Portfolio (which includes the Courtyard Palm Desert and Residence Inn Palm Desert Properties) and the Philadelphia Downtown Property. The Marriott Lease Pool Guarantee is in addition to the limited rent guarantee agreements currently in effect for the Properties.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the five Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.


                                    Estimated Purchase    Lease Term and           Minimum Annual
Property                                   Price          Renewal Options                Rent                  Percentage Rent
--------                                   -----          ---------------                ----                  ---------------


Courtyard by Marriott (1) (2)           $37,500,000    five years; five   The greater of a minimum amount  See Minimum Annual Rent
Basking Ridge, NJ                                      five-year renewal  to be determined at the time of
(the "Courtyard Basking Ridge                          options            acquisition or a percentage of
Property")                                                                gross revenues of the Property
Hotel under construction                                                  for the applicable year

Courtyard by Marriott (1) (2)           $25,500,000    five years; five   The greater of a minimum amount  See Minimum Annual Rent
Newark, CA                                             five-year renewal  to be determined at the time of
(the "Courtyard Newark                                 options            acquisition or a percentage of
Property"                                                                 gross revenues of the Property
Hotel under construction                                                  for the applicable year

Courtyard by Marriott (1)               $82,000,000    five years; five   The greater of a minimum amount  See Minimum Annual Rent
San Francisco, CA                                      five-year renewal  to be determined at the time of
(the "Courtyard San Francisco                          options            acquisition or a percentage of
Downtown Property")                                                       gross revenues of the Property
Existing hotel                                                            for the applicable year

Marriott Hotel (1) (2)                  $88,800,000    five years; five   The greater of a minimum amount  See Minimum Annual Rent
Seattle, WA                                            five-year renewal  to be determined at the time of
(the "Seattle Waterfront Marriott                      options            acquisition or a percentage of
Property")                                                                gross revenues of the Property
Hotel under construction                                                  for the applicable year

Residence Inn by Marriott (1) (2)       $27,300,000    five years; five   The greater of a minimum amount  See Minimum Annual Rent
Newark, CA                                             five-year renewal  to be determined at the time of
(the "Residence Inn Newark                             options            acquisition or a percentage of
Property")                                                                gross revenues of the Property
Hotel under construction                                                  for the applicable year



---------------------
FOOTNOTES:

(1) The Courtyard Basking Ridge, Courtyard Newark, San Francisco, Seattle Waterfront Marriott and Residence Inn Newark Properties are expected to be leased to indirect wholly owned subsidiaries of the Company.

(2) Once acquired, Marriott International, Inc. will add this Property to a guarantee agreement to secure the payment of a minimum return to the Company equal to 10.25% of the total cost to purchase the Property.

         In addition to the above commitments, the Company has entered into an initial commitment to acquire a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership is expected to be approximately $300,000. The Company's share in the limited partnership's distributions will be equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is expected to be owned by several Affiliates of the Advisor.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         General. It is anticipated that the Hotel Chains selected by the Advisor, and as approved by the Board of Directors, will have full-time personnel engaged in site selection and evaluation. All new sites must be approved by the Hotel Chains. The Hotel Chains generally conduct or require the submission of studies which typically include such factors as traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age, and other factors. The Hotel Chains also will review and approve all proposed tenants, managers and business sites. The Hotel Chains or the operators are expected to make their site evaluations and analyses, as well as financial information regarding proposed tenants, available to the Company.

         The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant or manager, the demographics of the area in which the property is located or to be located, the proposed purchase price, the proposed lease and management agreement terms, geographic and market diversification, and potential sales expected to be generated by the business located on the property. In addition, the potential tenant or manager must meet at least the minimum standards established by a Hotel Chain for its operators. The Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by the Company and provided by the operator.

         The Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of tenants, managers and Properties. Therefore, some of the properties proposed and approved by a Hotel Chain may not be purchased by the Company.

         In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant and, if the Property is to be leased to a subsidiary, the management agreement with the manager. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term, "triple-net" lease agreements, which generally provide for monthly rental payments with automatic increases in base rent at specified times during the lease terms and/or a percentage of gross sales over specified levels, will increase the value of the Properties and provide an inflation hedge. See "Business -- Description of Property Leases" below for a discussion of the anticipated terms of the Company's leases.

         Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Business -- Sale of Properties and Mortgage Loans" below and "Federal Income Tax Considerations -- Characterization of Property Leases."

         The purchase of each Property will be supported by an appraisal of the real estate prepared by an independent appraiser. The Advisor, however, will rely on its own independent analysis and not on such appraisals in determining whether or not to recommend that the Company acquire a particular property. The purchase price of each such Property or portfolio of Properties, plus any Acquisition Fees paid by the Company in connection with such purchase, will not exceed, in the case of an individual Property, the Property's appraised value or, in the case of a portfolio of Properties, the total of the appraised values of the Properties in the portfolio. (In connection with the acquisition of a Property which is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property ordinarily will be based on the "stabilized value" of such Property.) The stabilized value is the value at the point which the Property has reached its level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Each appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any stockholder.

         The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

         Construction and Renovation. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of the Company or the Advisor. An Affiliate may serve as a developer and enter into the development agreement with the Company if the transaction is approved by a majority of the Directors, including a majority of the Independent Directors. The Company believes that the ability to have an Affiliate capable of serving as the developer provides the Company an advantage by enhancing its relationship with key tenants or managers and by giving it access to acquisition opportunities at an earlier stage of the development cycle. As a result, the Company believes it has a greater number of opportunities for investment presented to it than it might otherwise have and it is able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant or manager.

         The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor.

         Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. The Company, in general, only will advance its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender.

         Under development agreements for Properties to be leased to unrelated third-parties, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between 12 to 18 months for hotel Properties. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs, and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer of Properties to be leased to unrelated third-parties. The Indemnity Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals, and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from the Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to the Company.

         In certain situations where construction or renovation is required for a Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

         Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and "Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property.

         In all situations where construction or renovation of a Property is required, the Company also will have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs.

         Interim Acquisitions. The Advisor and its Affiliates may regularly have opportunities to acquire properties suitable for the Company as a result of their relationships with various operators. See "Business -- Site Selection and Acquisition of Properties -- General" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other Affiliates of the Advisor), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of the Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest -- Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

         Acquisition Services. Acquisition services performed by the Advisor may include, but are not limited to site selection and/or approval; review and selection of tenants or managers and negotiation of lease agreements, management agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

         The Company will pay the Advisor a fee of 4.5% of the Total Proceeds as Acquisition Fees. See "Management Compensation." The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

         The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN PROPERTIES

         Selection of Hotel Chains. The selection of Hotel Chains by the Advisor, as approved by the Board of Directors, generally will be based on an evaluation of the operations of the hotels in the Hotel Chains, the number of hotels operated, the relationship of average revenue per available room to the average capital cost per room of a hotel, the relative competitive position among the same type of hotels offering similar types of products, name recognition, and market penetration. The Hotel Chains will not be affiliated with the Advisor, the Company or any Affiliate.

         Selection of Properties, Tenants and Managers. In making investments in Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, the prospects for long-term appreciation, the relative success of the Hotel Chain in the geographic area in which the Property is located, and the management capability and financial condition of the tenant or manager. The Company will obtain an independent appraisal for each Property it purchases. In selecting tenants and managers, the Advisor will consider the prior experience of the tenant or manager, the net worth of the tenant or manager, past operating results of other hotels currently or previously operated by the tenant or manager, and the tenant's or manager's prior experience in managing hotels within a particular Hotel Chain.

         In selecting specific Properties within a particular Hotel Chain and in selecting tenants or managers for the Company's Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

         1. Each Property will be in what the Advisor believes is a prime business location for that type of Property.

         2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing and, if applicable, developing the Property, and the lease also will generally provide for payment of percentage rent based on gross sales over specified levels and/or automatic increases in base rent at specified times during the lease term.

         3. For Properties leased to third parties, the initial lease term typically will be at least 10 to 20 years. Properties leased to subsidiaries may be leased for a shorter term.

         4. The Company will reserve the right to approve or reject any tenant, manager and site selected by a Hotel Chain.

         5. In evaluating prospective tenants and managers, the Company will examine, among other factors, the tenant's or manager's historical financial performance and current financial condition.

         6. In general, the Company will not acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES

         The Advisor expects that any Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings.

         Generally, Properties to be acquired by the Company will consist of both land and building; although, in a number of cases, the Company may acquire only the land underlying the building with the building owned by the tenant or a third party, or may acquire the building only with the land owned by a third party. Lot sizes generally range in size up to 10 acres depending on product, market and design considerations, and are available at a broad range of pricing. It is anticipated that hotel sites purchased by the Company will generally be in primary or secondary urban, suburban, airport, highway or resort markets which have been evaluated for past and future anticipated lodging demand trends. The hotel buildings generally will be low to mid rise construction. The Company may acquire limited service, extended stay or full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities. The Properties may include equipment.

         Either before or after construction or renovation, the Properties to be acquired by the Company will be one of a Hotel Chain's approved designs. Prior to purchase of all Properties, other than those purchased prior to completion of construction, the Company will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority which permits the use of the Property as a hotel, and shall receive a certificate from the Hotel Chain to the effect that (i) the Property is operational and (ii) the Property and the tenant are in compliance with all of the chain's requirements, including, but not limited to building plans and specifications approved by the chain. For Properties to be leased to unrelated third-parties, the Company also will receive a certificate of occupancy for each Property for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the Property.

         A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment so as to comply with the tenant's obligations under the franchise agreement to reflect the current commercial image of its Hotel Chain. These capital expenditures generally will be paid by the tenant during the term of the lease. Some Property leases may, however, obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund may be used by the tenant to pay for replacement of furniture and fixtures. The Company may be responsible for other capital expenditures or repairs. The tenant generally is responsible for replenishing the reserve fund and to pay a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund. The management agreement relating to Properties leased to subsidiaries of the Company may require the manager to establish and maintain this reserve fund and make these capital expenditures from the net cash flow of the hotel operations.

DESCRIPTION OF PROPERTY LEASES

         The terms and conditions of any lease entered into by the Company with regard to a Property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant or manager, the purchase price of the Property, the prior performance of the tenant or manager, and the prior business experience of management of the Company and the Company's Affiliates with a Hotel Chain, or the operator.

         For Properties leased to subsidiaries of the Company, leases will generally provide that the tenant may perform certain requirements itself, such as payment for repairs, maintenance, taxes and insurance, or may cause the manager of the Property to perform such requirements.

         General. In general, the leases are expected to be "triple-net" leases, which means that the tenants generally will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The Company or an indirect subsidiary will be the landlord under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be the landlord, and all references in this section to the Company as landlord therefore should be read accordingly. See "Business -- Joint Venture Arrangements" below.

         Term of Leases. Properties leased to third parties will generally be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Properties leased to subsidiaries may be leased for a shorter term. Upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building.

         Computation of Lease Payments. During the initial term of the lease, the tenant will pay the Company, as landlord, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation" above. In addition to minimum annual rent, the tenant will generally pay the Company "percentage rent" and/or automatic increases in the minimum annual rent at predetermined intervals during the term of the lease. Percentage rent is generally computed as a percentage of the gross sales above a specified level at a particular Property.

         In the case of Properties in which the Company owns only the building, the Company will structure its leases to recover its investment in the building by the expiration of the lease.

         Assignment and Sublease. In general, leases may not be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld) except to a tenant's corporate franchisor, corporate affiliate or subsidiary, a successor by merger or acquisition, or in certain cases, another franchisee, if such assignee or subtenant agrees to operate the same type of hotel on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. In certain cases, the original tenant will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations.

         Alterations to Premises. A tenant generally will have the right, without the prior written consent of the Company and at the tenant's own expense, to make certain improvements, alterations or modifications to the Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without the prior consent of the Company. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

         Right of Tenant to Purchase. In some cases, if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage (generally, 15% to 20%) of such purchase price. See "Federal Income Tax Considerations -- Characterization of Property Leases."

         Substitution of Properties. Under certain leases, the tenant of a Property, at its own expense and with the Company's prior written consent, may be entitled to operate another form of approved hotel on the Property as long as such approved hotel has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original hotel.

         In addition, certain Property leases will provide the tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that (i) the Property that is the subject of the lease is not producing percentage rent pursuant to the terms of the lease, and (ii) the tenant determines that the Property has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the Property. The tenant's determination that a Property has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the Property to the results of operations at the majority of other properties then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

         Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

         Neither the tenant nor any of its subsidiaries, licensees, concessionaires, or sublicensees or any other affiliate will be permitted to use the original Property as a business of the same type and style for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Company.

         Special Conditions. Certain leases may provide that the tenant will not be permitted to own or operate, directly or indirectly, another Property of the same or similar type as the leased Property that is or will be located within a specified distance of the leased Property.

         Insurance, Taxes, Maintenance and Repairs. Tenants will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. Tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

         Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease. The nature of the obligations of tenants for maintenance and repairs of the Properties will vary depending upon individual lease negotiations. In some instances, the Company may be obligated to make repairs and fund capital improvements. In these instances, the lease will adjust the lease payments so that the economic terms would be the same as if the tenant were responsible to make repairs and fund capital improvements.

         Credit Enhancements. Lease agreements with unrelated tenants are generally expected to provide for credit enhancements such as guarantees, net worth requirements or liquidity facility agreements which guarantee minimum rent payments under the leases up to a specified dollar amount. Such credit enhancements typically terminate at either a specific time during the applicable lease term or once net operating income from the applicable Property exceeds a specified amount. In addition, leases with unrelated tenants or operators leasing more than one Property are generally expected to contain cross-default terms with respect to other leases, meaning that if the tenant to any of the applicable leases defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to the other Properties, regardless of whether the tenant of any such Property is under default under its lease.

         Events of Default. The leases generally provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default; (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure; (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days); (iv) a default under or termination of the franchise agreement between the tenant and its franchisor, and (v) in cases where the Company has entered into other leases with the same tenant, a default under such lease.

         Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (However, unless required to do so by the lease or its investment objectives, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See "Business -- Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit, the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

         In the event that a tenant defaults under a lease with the Company, the Company either will attempt to locate a replacement tenant acceptable to the Hotel Chain involved, which may be a subsidiary of the Company, or will discontinue operation of the hotel. In lieu of obtaining a replacement tenant, some Hotel Chains may have the option and may elect to lease and operate the hotels themselves. The Company will have no obligation to operate the hotels, and no Hotel Chain will be obligated to permit the Company or a replacement operator to operate the hotels.

DESCRIPTION OF MANAGEMENT AGREEMENTS

         The terms of any management agreement entered into by a subsidiary of the Company with regard to a Property are subject to negotiation with the manager and may vary from those described below. For Properties leased to subsidiaries, the subsidiary lessee will enter into a management agreement with an unaffiliated third party manager. The manager will be an operator of a Hotel Chain and will be approved by the Company's Board of Directors. Under the management agreement, the manager will have exclusive responsibility for the operation of the Property and will obligated to do so in conformity with the policies of a Hotel Chain.

         The term of the management agreement typically will be between 10 and 20 years, with up to two, ten-year renewal options. Under the management agreement, the manager will receive a base management fee expressed as a percentage of gross revenues for each fiscal year and an incentive management fee expressed as a percentage of operating profit above a specified level for each fiscal year.

         The manager will be responsible for payment of real estate and property taxes, repairs and maintenance, utilities and insurance. The manager is obligated to maintain the Property in good repair and condition and to make or cause to be made any routine maintenance, repairs and minor alterations as it determines to be necessary. The manager will also pay for any routine renovations permitted under the management agreement and establish reserves to fund such renovations and replenishments to furniture, fixtures and equipment. The manager may, with prior written approval of the tenant, make more extensive improvements to the Property. All such amounts will be payable from the operations of the hotel thereby reducing net cash flow to the tenant and the Company.

         Under certain agreements, the tenant may have the right at specified times to terminate the management agreement if certain financial and other objectives relating to the Property are not attained. Upon termination, the manager shall vacate and surrender the Property to the tenant.

         The management agreements generally will provide that the following events, among others, will constitute a default under the management agreement:
(i) the insolvency or bankruptcy of either party; (ii) the failure of either party to make payments required under the management agreement in a timely manner, if such failure continues for a specified time (generally ten days after written notice specifying such failure is received by the defaulting party);
(iii) the failure of either party to comply with any of its other obligations under the management agreement if such failure continues for a specified time (generally 10 to 30 days after notice specifying such failure is received by the defaulting party); (iv) the failure of either party to maintain insurance as provided for in the management agreement if the party in default fails to cure the default within a specified time (generally three to five days after written notice specifying such failure is received by the defaulting party); and (v) in cases where the manager has entered into other management agreements with subsidiaries of the Company, a default under such management agreement. Upon an event of default, if the default has a material adverse impact upon the party that is not in default, such party has the right to terminate the management agreement.

         In the management agreements entered into as of February 22, 2002, the manager will not be able to assign its interest in the management agreement, other than to an affiliate, without the prior written consent of the tenant. In some cases, the agreement may provide that the manager has a right of first offer if the owner wishes to sell the Property to a third party and certain conditions are met. In addition, certain agreements may restrict the ability of the owner of the Property to sell it to a competitor of the manager's Hotel Chain or to a person that does not meet specified financial or other criteria.

         Certain management agreements may prohibit the manager or its affiliates from opening another hotel of the same or similar type as the leased Property that is or will be located within a specified distance of the Property.

         Generally, the management agreement will provide that the manager will provide a liquidity or credit enhancement facility for the Property. In the event that the management agreement is terminated at such time as there are amounts outstanding under any such facility, the manager will generally have the right to remain as manager until such amounts are repaid.

JOINT VENTURE ARRANGEMENTS

         The Company may enter into a Joint Venture to own and operate a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter" and "Risk Factors -- Real Estate and Other Investment Risks -- It may be difficult for us to exit a joint venture after an impasse."

         Under the terms of each Joint Venture agreement, it is anticipated that the Company and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the Company and each joint venture partner would have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Joint Venture. Joint Ventures entered into to purchase and hold a Property for investment generally will have an initial term of 10 to 20 years (generally the same term as the initial term of the lease for the Property in which the Joint Venture invests), and, after the expiration of the initial term, will continue in existence from year to year unless terminated at the option of either joint venturer or unless terminated by an event of dissolution. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, generally either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs generally describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

         Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement (i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

         The Company may acquire Properties from time to time by issuing limited partnership units in Hospitality Partners to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into Common Stock of the Company. The Company is the general partner of Hospitality Partners. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow the Company to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS

         The Company may provide Mortgage Loans to operators of Hotel Chains, or their affiliates, to enable them to acquire the land, buildings and land, or buildings. The Mortgage Loan will be secured by such property.

         Generally, management believes the interest rate and terms of these transactions will be substantially the same as those of the Company's Property leases. The borrower will be responsible for all of the expenses of owning the property, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will be fully amortizing loans over a period of 10 to 20 years (generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, management expects the interest rate charged under the terms of the Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the Properties.

         The Company may combine leasing and financing in connection with a Property. For example, it may make a Mortgage Loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive, on a fixed income basis, the return of its initial investment in each financed building, which is generally a depreciating asset, plus interest. At the same time, the Company retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

         The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         Management believes that the criteria for investing in such Mortgage Loans are substantially the same as those involved in the Company's investments in Properties; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties." In addition, the Company will not make or invest in Mortgage Loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         Further, the Company will not make or invest in any Mortgage Loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company. The Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of Gross Proceeds.

MANAGEMENT SERVICES

         The Advisor will provide management services relating to the Company, the Properties and the Mortgage Loans pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor will be responsible for assisting the Company in negotiating leases, management agreements and Mortgage Loans, collecting rental and Mortgage Loan payments; inspecting the Properties and the tenants' books and records; and responding to tenant and manager inquiries and notices. The Advisor also will provide information to the Company about the status of the leases, the management agreements, the Properties, the Mortgage Loans, the Line of Credit and the Permanent Financing. In exchange for these services, the Advisor will be entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage Loans, the Advisor will receive the Asset Management Fee, which generally is payable monthly in an amount equal to one-twelfth of 0.60% of Real Estate Asset Value and the outstanding principal amount of the Mortgage Loans, as of the end of the preceding month. See "Management Compensation."

BORROWING

         The Company has and will continue to borrow money to acquire Assets and to pay certain related fees. The Company has and intends in the future to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $200,000,000, and may also obtain additional Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing.


         On September 7, 2001, the Company obtained a revolving line of credit from a bank to be used by the Company to fund the acquisition and development of Properties and investments in Mortgage Loans. The revolving line of credit provides that the Company will be able to receive advances of up to approximately $96,700,000 for a period of five years. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than 25 years from the end of the fifth loan year. Advances under the revolving line of credit will bear interest at an annual rate of 225 basis points above 30-day LIBOR. The revolving line of credit is collateralized by mortgages on certain hotel Properties. In connection with the revolving line of credit, the Company incurred a commitment fee, legal fees and closing costs of approximately $1,000,000. As of February 22, 2002, the Company had obtained advances totalling $47,500,000 relating to the revolving line of credit.

         In March 2000, the Company through CNL Philadelphia Annex, LLC (the "LLC"), in which the Company owns an 89% interest, entered into a Tax Incremental Financing Agreement with the Philadelphia Authority for Industrial Development ("TIF Note") for $10 million, which is collateralized by the LLC's hotel Property. The principal and interest on the TIF note are expected to be fully paid by the LLC's hotel Property's incremental property taxes over a period of 18 years. The payment of the incremental property taxes is the responsibility of the tenant of the hotel Property. Implicit interest on the TIF
Note is 12.85% and payments are due annually through 2017. In the event that incremental property taxes are insufficient to cover the principal and interest due, Marriott International, Inc. is required to fund such shortfalls pursuant to its guarantee of the TIF Note. As of December 31, 2001, approximately $9,685,000 was outstanding on the TIF Note.

         On November 8, 2000, the Company through the LLC, obtained a loan from a bank which was used by the Company to finance a portion of the purchase of the Philadelphia Downtown Property. The loan provided that the Company could borrow up to $32,500,000 which is secured by the Philadelphia Downtown Property and monthly rents relating to such Property. Borrowings under the loan bear interest at a fixed rate of 8.29% per annum. The loan agreement requires monthly payments, representing interest only, through November 2001 and then principal and interest payments of $257,116 to maturity in December 2007. In connection with the loan, the Company incurred loan fees of approximately $165,000. As of February 22, 2002, the Company through the LLC had borrowed $32,500,000. The Philadelphia Downtown Property is described above in "Business -- Property Acquisitions."

         On December 6, 2000, the Company obtained a loan from a bank to be used by the Company to finance the acquisition of three hotel Properties. The loan provided that the Company could borrow up to $50,000,000 which is secured by the three applicable Properties and monthly rents relating to such Properties. Borrowings under the loan bear interest at a fixed rate of 8.335% per annum. Interest expense is payable monthly, with all unpaid interest and principal due no later than seven years from the date of the loan. In connection with the loan, the Company incurred loan fees of $300,000. As of February 22, 2002, the Company had borrowed $50,000,000 which was used to finance a portion of the purchase of the Courtyard Lake Buena Vista, Fairfield Inn Lake Buena Vista and SpringHill Suites Lake Buena Vista Properties. The Courtyard Lake Buena Vista, the Fairfield Inn Lake Buena Vista and the SpringHill Suites Lake Buena Vista Properties are described above in "Business -- Property Acquisitions."

         In addition, on December 6, 2000, the Company entered into a construction line of credit with a bank to be used by the Company to fund the land acquisition and the development of the Residence Inn SeaWorld and Courtyard Weston Properties. The construction line of credit provides that the Company will be able to receive advances of up to $55,000,000 until November 8, 2003. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than three years from the date of the advance. Advances under the construction line of credit bear interest at a rate per annum equal to 275 basis points above LIBOR. The loan is secured by mortgages on the Residence Inn Buckhead (Lenox Park), the Residence Inn Gwinnett Place, the Residence Inn SeaWorld and the Courtyard Weston Properties. In connection with the construction line of credit, the Company incurred a commitment fee, legal fees and closing costs of $275,000. As of February 22, 2002, the Company had obtained advances totalling $42,118,898 relating to the construction line of credit. The proceeds were used in connection with the land acquisitions described above in "Business -- Property Acquisitions."

         On December 21, 2000, in order to fund the land acquisition and development of the Desert Ridge Property, the Desert Ridge Resort Owner, an unconsolidated subsidiary of the Company, in which the Company owns a 44% interest, obtained permanent financing from a third party lender for $179 million, secured by a mortgage on the Desert Ridge Property. The notes have a term of seven years with interest payable quarterly in arrears commencing on March 2, 2001. Interest with respect to $109 million of the notes is payable at a rate of 7.90% per annum, while interest with respect to $70 million of the notes is payable at a floating rate equal to 185 basis points above three-month LIBOR. The blended interest rate on the aggregate principal amount of the $179 million notes, including interest rate swap costs and premiums for the debt service insurance policy, is 10.13% per annum. All unpaid interest and principal will be due at maturity. In addition, an affiliate of Marriott International, Inc. will provide financing for an additional 19% of the costs to the Desert Ridge Joint Venture, secured by pledges of the co-venturers' equity contributions to the Desert Ridge Joint Venture.

         As of December 31, 2001, Hotel Investors, a wholly owned subsidiary of the Company, had notes payable totalling approximately $86,151,860, which are collateralized by seven hotel Properties and monthly rents relating to such Properties. The loan agreements require monthly principal and interest payments totalling approximately $666,000. The loans bear interest ranging from 7.50% to 7.75% and mature July 31, 2009, at which time any unpaid principal and interest will become due.

         On August 10, 2001, the Company obtained a construction loan with a bank to be used by the Company to fund the land acquisition and the development of the Edison Property. The construction loan provides that the Company will be able to receive advances of up to $17,000,000 until September 15, 2003. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than 30 months from the date of the advance. Advances under the construction loan will bear interest at a rate per annum equal to 300 basis points above 90-day LIBOR. The loan is secured by a mortgage on the Edison Property, monthly rents relating to such Property and a $6,000,000 certificate of deposit. In connection with the construction loan, the Company incurred a commitment fee, legal fees and closing costs of $135,950. As of February 22, 2002, the Company had obtained advances totalling $5,768,173 relating to the construction loan.

         On July 27, 2001, in order to fund the land acquisition and renovation of the Waikiki Beach Property, the Waikiki Beach Resort Owner, an unconsolidated subsidiary of the Company, in which the Company owns a 49% interest, obtained permanent financing from a third party lender for $130 million, secured by a mortgage on the Waikiki Beach Property. The loan has a term of five years with interest payable monthly at a fixed rate of 8.53% per annum , commencing on August 15, 2001. All unpaid interest and principal will be due at maturity.

         In accordance with the venture formation agreement relating to the acquisition of the Miami Airport, Costa Mesa, Auburn Hills and Portland Downtown Properties, on October 2, 2001, the joint venture between the Company and Hilton Hotels Corporation closed on its loan from a financial institution in the amount of $100,000,000, bearing interest at a fixed rate equal to 230 basis points above one-month LIBOR, subject to a three-year cap of 8.30% and a floor of 4.96%, with a maturity date of October 2006. Interest only payments are due monthly through December 2002; thereafter, the loan requires monthly principal and interest payments through October 2006. In connection with the loan, the joint venture incurred a commitment fee, legal fees and closing costs of approximately $1,770,000.

         On November 19, 2001, the Company assumed approximately $6,800,000 of permanent debt relating to the Courtyard Manchester Property which is secured by a mortgage on the Property. The loan bears interest at a fixed rate of 8.32% per annum and requires equal monthly payments through 2010. In connection with the loan, the Company incurred assumption fees of approximately $68,000.

         Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay, the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

         Similarly, management believes that the borrowings will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Company has obtained a revolving line of credit from a bank for up to approximately $96,700,000, described above. In addition, the Company plans to obtain additional Permanent Financing. The Board of Directors anticipates that the aggregate amounts of any Lines of Credit will be up to $200,000,000; however, the Line of Credit may be increased at the discretion of the Board of Directors. In addition, the Board of Directors anticipates that the aggregate amount of the Permanent Financing will not exceed 35% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets. Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

SALE OF PROPERTIES AND MORTGAGE LOANS

         For up to six years after the commencement of this offering, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties or Mortgage Loans any proceeds of the Sale of a Property or a Mortgage Loan that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. The Company may also use such proceeds to reduce its outstanding indebtedness. At or prior to the end of such six-year period (December 31, 2007), the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of the Company's Assets. If Listing occurs, the Company intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT to reinvest in additional Properties and Mortgage Loans or to repay outstanding indebtedness. If Listing does not occur within six years after the commencement of this offering, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's Assets and will distribute any Net Sales Proceeds to stockholders.

         In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Property Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

         The Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its Assets. In addition, the Company will not sell any Assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

FRANCHISE REGULATION

         Many states regulate the franchise or license relationship between a tenant/franchisee or manager/franchisee and a franchisor. The Company will not be an Affiliate of any franchisor, and is not currently aware of any states in which the relationship between the Company as landlord and the tenant or manager will be subjected to those regulations, but it will comply with such regulations in the future, if so required. Hotel Chains which franchise their operations are subject to regulation by the Federal Trade Commission.

COMPETITION

         The hotel industry is characterized by intense competition. The operators of the hotels located on the Properties will compete with independently owned hotels, hotels which are part of local or regional chains, and hotels in other well-known national chains, including those offering different types of accommodations. A number of the Company's Properties are located near competitors. The seven most frequent competitors, include, but are not limited to, Courtyard by Marriott, Embassy Suites, Hampton Inn, Hilton, Homewood Suites, Marriott Hotels and Residence Inn by Marriott . The Company's Properties compete with the hotels listed above based on items such as price and amenities. Some of the Company's Properties are resorts and compete with local and regional resorts. Many successful hotel "pockets" have developed in areas of concentrated lodging demand, such as airports, urban office parks and resort areas where this gathering promotes credibility to the market as a lodging destination and accords the individual properties efficiencies such as area transportation, visibility and the promotion of other support amenities.

         The Company will be in competition with other persons and entities both to locate suitable Properties to acquire and to locate purchasers for its Properties. The Company also will compete with other financing sources such as banks, mortgage lenders, and sale/leaseback companies for suitable Properties, tenants and Mortgage Loan borrowers.

REGULATION OF MORTGAGE LOANS

         The Mortgage Loan program may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the Company's ability to effectuate its Mortgage Loan program. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.


                                                             Year Ended December 31,
                                       2001            2000             1999            1998        1997 (1)
                                  ----------------  --------------  ---------------  -------------  ------------

Revenues                             $ 71,462,544     $36,099,219      $10,677,505     $1,955,461      $ 46,071
Net earnings                           19,328,376      20,670,462        7,515,988        958,939        22,852
Cash flows from  operating
  activities                           52,937,964      43,650,561       12,890,161      2,776,965        22,469
Cash flows  used in investing
  activities                         (295,990,882)   (334,236,686)    (130,231,475)   (34,510,982)     (463,470)
Cash flows from financing             237,680,116     238,811,538      206,084,832     36,093,102     9,308,755
  activities
Cash distributions declared (2)        48,409,660      28,082,275       10,765,881      1,168,145        29,776
Earnings per Share:
   Basic                                    0.30             0.53             0.47           0.40          0.03
   Diluted                                  0.30             0.53             0.45           0.40          0.03
Funds from operations (3)             40,838,412       30,053,368       10,478,103      1,343,105        22,852
Cash distributions declared
  per Share                                 0.77            0.74              0.72           0.47          0.05
Weighted average number of
  Shares outstanding (4):
   Basic                              64,457,643      38,698,066        15,890,212      2,402,344       686,063
   Diluted                            64,457,643      45,885,742        21,437,859      2,402,344       686,063

Total assets                        $901,406,487    $653,962,058      $266,968,274    $48,856,690    $9,443,476
Mortgages payable                    168,883,882     170,055,326                --             --            --
Other notes payable and line
  of credit                           65,071,680      19,581,950                --             --            --
Total stockholders' equity           637,876,684     419,288,998       253,054,839     37,116,491     9,233,917

(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.
(2) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 60%, 26%, 30%, 18% and 23% of cash distributions for the years ended December 31, 2001, 2000, 1999, 1998 and 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(3) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in October 1999 and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the years ended December 31, 2001, 2000, 1999 and 1998, net earnings included $118,038, $117,282, $35,238 and $44,160, respectively, of these amounts. No such amounts were earned during 1997.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and
         (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Appendix B -- Financial Information.


(4) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information that are not historical facts, may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company's Line of Credit, continued availability of proceeds from the Company's offering, the ability of the Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants or managers for its Properties and borrowers for its Mortgage Loans, and the ability of such tenants and borrowers to make payments under their respective leases or Mortgage Loans. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

INTRODUCTION

         The Company

         The Company is a Maryland corporation that was organized on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., each of which was organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partner, respectively, of Hospitality Partners. Properties acquired are generally expected to be held by Hospitality Partners and, as a result, are owned by CNL Hospitality Properties, Inc. through Hospitality Partners. Various other wholly owned subsidiaries have been formed for the purpose of acquiring or developing hotel Properties. The Company may also provide Mortgage Loans to operators of Hotel Chains. In this section, the term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and each of their subsidiaries. The Company operates for federal income tax purposes as a REIT.

         The Company was formed primarily to acquire Properties located across the United States to be leased for generally, five to 20 years, plus renewal options generally for up to an additional 20 years, on a "triple-net" basis, which means that the tenants generally are responsible for repairs, maintenance, property taxes, utilities and insurance. Third party tenants are operators of selected national and regional limited service, extended stay and full service Hotel Chains. In 2001, the Company began operating Properties using independent third party managers, as permitted by the REIT Modernization Act of 1999. It is expected that the Company will move from triple-net lease activities to owning and operating Properties using third parties to manage the Properties' day-to-day operations.

LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings

         The Company was formed in June 1996, at which time it received initial capital contributions from the Advisor of $200,000 for 20,000 Shares of Common Stock. On July 9, 1997, the Company commenced its Initial Offering of Shares of Common Stock. Upon completion of the Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in gross proceeds, including $72,637 (7,264 Shares) through the Company's Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced the 1999 Offering of up to 27,500,000 Shares of Common Stock ($275,000,000). Upon completion of the 1999 Offering on September 14, 2000, the Company had received subscriptions for approximately 27,500,000 Shares totalling approximately $275,000,000 in gross proceeds, including $965,194 (96,520 Shares) through the Company's Reinvestment Plan. Following the completion of the 1999 Offering, the Company commenced the 2000 Offering of up to 45,000,000 Shares of Common Stock ($450,000,000). Of the 45,000,000 Shares
offered, up to 5,000,000 are available to stockholders purchasing Shares through the Reinvestment Plan. As of December 31, 2001, the Company had received subscriptions for 35,363,903 Shares totalling $353,639,032 in gross proceeds from the 2000 Offering, including $2,717,677 (271,768 Shares) through the Company's Reinvestment Plan.

         As of December 31, 2001, net proceeds to the Company from its Initial Offering, 1999 Offering and 2000 Offering (the "Prior Offerings"), loan proceeds and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Offering Expenses totalled approximately $909,276,000. The Company had used approximately $385,598,000 of net offering proceeds and $223,766,000 of loan proceeds to invest in 35 hotel Properties, including five on which hotel Properties are or were being constructed or renovated. In addition, the Company had used approximately $40,694,000 to invest in two joint ventures on which Properties are being constructed or renovated, approximately $88,089,000 to invest in a joint venture with Hilton Hotels Corporation, approximately $13,763,000 to invest in a joint venture with Interstate Property Corporation, approximately $60,183,000 to acquire an additional 51% ownership in Hotel Investors, approximately $4,944,000 to redeem 533,534 Shares of Common Stock and approximately $57,983,000 to pay Acquisition Fees and certain Acquisition Expenses, leaving approximately $34,256,000 available for investment in Properties and Mortgage Loans.

         During the period January 1, 2002 through February 22, 2002, the Company received additional net offering proceeds from the 2000 Offering of approximately $37,400,000 and had approximately $7,900,000 available for investment in Properties and Mortgage Loans after acquiring three additional Properties and an interest in a joint venture. The Company expects to use the uninvested net proceeds it has received from its Prior Offerings, any additional net proceeds from the sale of Shares from the 2000 Offering plus net proceeds from this offering to purchase additional Properties and, to a lesser extent, invest in Mortgage Loans. In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings.

         The Company currently has a $96,725,000 line of credit available, as described below (see "Borrowings"). Borrowings on the line of credit may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's Net Assets. The Company believes that the net proceeds received from the 2000 Offering and this offering will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, as Listing occurs. Under the Company's Articles of Incorporation, if the Company does not list by December 31, 2007, it will commence the orderly sale of its Assets and the distribution of the proceeds. Listing does not assure liquidity.

         Redemptions

         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company may elect, at its discretion, to redeem Shares, subject to certain conditions and limitations. During the years ended December 31, 2001 and 2000, 251,373 and 269,276 Shares, respectively, were redeemed at $2,312,634 and $2,503,484 , respectively. These Shares were retired from Shares outstanding of Common Stock. Shares were redeemed for $9.20 per Share.

         Borrowings

         On September 14, 2001, the Company obtained a revolving line of credit (the "Revolving LOC") to fund acquisition and development of Properties and investments in Mortgage Loans. The Company is able to receive cash advances of up to approximately $96.7 million for a period of five years. Interest payments are due monthly with principal payments of $1,000 due at the end of each loan year. Advances under the Revolving LOC bear interest at an annual rate of 225 basis points above 30-day LIBOR (4.10% as of December 31, 2001) and are collateralized by certain hotel Properties.

         As of December 31, 2001, the Company's fixed and variable rate debt instruments, excluding debt of unconsolidated joint ventures, were as follows:

  Principal and Accrued                                Fixed Rate                                   Interest
     Interest Balance              Maturity             Per Year          Variable Rate           Payments Due
--------------------------- -- ------------------ -- --------------- - --------------------- -- ------------------

        $50,000,000             December 2007            8.335%                  -                   Monthly
         86,151,860               July 2009               7.67%*                 -                   Monthly
         32,732,022             December 2007             8.29%                  -                   Monthly
          9,684,609             September 2017           12.85%**                -                   Monthly
         42,118,898             November 2003              -             LIBOR + 275 bps             Monthly
          5,768,173             September 2003             -             LIBOR + 300 bps             Monthly
          7,500,000             September 2006             -             LIBOR + 225 bps             Monthly

* Average interest rate as the loans bear interest ranging from 7.50% to 7.75%. **Implicit interest on the TIF Note is 12.85%.


         The Company's objectives and strategies with respect to long-term debt are to minimize the amount of interest incurred on Permanent Financing while limiting the risk related to interest rate fluctuations through hedging activities and the ability to refinance existing debt. Because some of the Company's mortgage notes bear interest at fixed rates, changes in market interest rates during the term of such debt will not affect the Company's operating results. The majority of the Company's fixed rate debt arrangements allow for repayments earlier than the stated maturity date. These prepayment rights may afford the Company the opportunity to mitigate the risk of refinancing at maturity at higher rates by refinancing prior to maturity. The weighted average effective interest rates on mortgages and other notes payable was approximately 6.69% as of December 31, 2001.

         The Company's construction loan facility, expiring in November 2003, bears interest at a floating rate . Approximately $42,119,000 was outstanding and approximately $12,881,000 was available under the construction loan facility as of December 31, 2001. As of December 31, 2001, the construction loan facility was being used to finance the construction of two hotel Properties. The estimated remaining cost to complete these Properties was approximately $8,036,000 as of December 31, 2001.

         The Company's construction loan, expiring in September 2003, bears interest at a floating rate. Approximately $5,768,000 was outstanding and approximately $11,232,000 was available under the construction loan as of December 31, 2001. As of December 31, 2001, the construction loan was being used to finance the construction of one hotel Property. The estimated remaining cost to complete this Property was $9,975,000 as of December 31, 2001.


         The Company plans to use net proceeds it receives from the 2000 Offering and this offering to purchase additional Properties and, to a lesser extent, to invest in Mortgage Loans. In addition, the Company intends to borrow under the Revolving LOC and obtain Permanent Financing in order to acquire additional Properties, to invest in Mortgage Loans and to pay certain related fees. The Company intends to encumber assets in connection with such borrowing. The Revolving LOC may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's Net Assets.

         Market Risk

         The Company may be subject to interest rate risk through any outstanding balances on its variable rate debt. The Company may mitigate this risk by paying down any outstanding balances on the Revolving LOC from offering proceeds, refinancing with fixed rate permanent debt or obtaining cash flow hedges should interest rates rise substantially, as discussed above. At December 31, 2001, approximately $55,387,000 in variable rate debt was outstanding.

         In addition, the Company has issued fixed interest rate mortgages payable and notes payable to lenders under Permanent Financing arrangements. The Company believes that the estimated fair value of the amounts outstanding on its fixed rate mortgages payable and notes payable under Permanent Financing arrangements at December 31, 2001, approximated the outstanding principal amount. The following table presents the expected cash flows of principal that are sensitive to these changes:


                                                    Notes
                                                   Payable
                                              ------------------
                           2002                     $ 3,136,602
                           2003                       2,393,876
                           2004                       2,561,298
                           2005                       2,742,225
                           2006                       2,869,490
                       Thereafter                   164,865,000
                                              ------------------
                                                  $ 178,568,491
                                              ==================

         Property Acquisitions and Investments


         Hotel Investors. In 1999, the Company and Five Arrows invested a total of approximately $86 million in Hotel Investors, resulting in the Company owning approximately 49%. In 2000, the Company acquired a 22% interest in Hotel Investors from Five Arrows for approximately $26.3 million, resulting in the Company owning approximately 71% of Hotel Investors. The results of Hotel Investors have been consolidated with those of the Company since October 1, 2000. In June 2001, the Company acquired the remaining 29% of Hotel Investors for approximately $32.9 million. Hotel Investors owns seven hotel Properties. This transaction was accounted for under the purchase method of accounting. The purchase price approximated the fair value of the net assets acquired.

         Desert Ridge Joint Venture. In December 2000, the Company acquired a 44% interest in Desert Ridge Joint Venture. The Desert Ridge Joint Venture owns the Desert Ridge Property in Phoenix, Arizona, which is currently under construction. As of December 31, 2001, the Company had made an initial capital contribution of approximately $8.8 million of its anticipated $25 million investment in Desert Ridge Joint Venture. The total cost of the Desert Ridge Property is estimated to be $298 million. The Desert Ridge Property is secured by a mortgage of $179 million (the "Desert Ridge Mortgage"), which is scheduled to mature on December 15, 2007. Although this resort Property is currently under construction, limited operations for the year ended December 31, 2001 resulted from a golf course located on the premises. Development of a second golf course was completed and the course began operations in January 2002.

         A portion of the Desert Ridge Mortgage bears interest at an annual rate of 185 basis points above three-month LIBOR. The Desert Ridge Joint Venture has entered into an interest rate swap agreement (the "DRR Swap") to effectively convert the variable rate portion of this mortgage to a fixed rate of 6.025% per annum. The DRR Swap is being accounted for as a cash flow hedge. All terms of the DRR Swap are identical to the terms of the underlying mortgage. The blended interest rate on the aggregate principal amount of the $179 million mortgage notes, including interest rate, swap costs, premiums for a debt service insurance policy and amortization of loan costs is approximately 10.13% per annum.

         Waikiki Partnership. In July 2001, the Company acquired a 49% interest in WB Resort Partners, L.P. (the "Waikiki Partnership"), a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an Affiliate of the Advisor is the general partner. The Waikiki Partnership owns the Waikiki Beach Property in Honolulu, Hawaii, which is currently undergoing significant renovations. As of December 31, 2001, the Company had made total capital contributions of approximately $27.7 million of its anticipated $42 million investment in the Waikiki Partnership. The total cost of the Waikiki Beach Property is estimated to be $215 million. The Waikiki Beach Property is secured by a mortgage in the amount of $130 million, which matures on August 15, 2006, and bears annual interest at a rate of 8.53%. Although this resort Property is currently undergoing significant renovations, it has remained partially open. Operations for the year ended December 31, 2001, resulted from the operations of the open portion of the resort.

         Hilton Partnership. The Company and Hilton Hotels Corporation ("Hilton") formed a partnership (the "Hilton Partnership") of which the Company owns a 70% interest and Hilton owns a 30% interest. The Hilton Partnership owns four Properties in Miami, Florida and Costa Mesa, California, which were contributed by the Company, and Auburn Hills, Michigan and Portland, Oregon, which were contributed by Hilton. The total value of the four Properties contributed was valued at approximately $215,929,000. The Hilton Partnership intends to spend approximately $21,000,000 for renovations to the Miami, Florida and Costa Mesa, California Properties.

         The Hilton Partnership's Properties are encumbered by a $100 million mortgage, which has a term of five years and bears annual interest at a variable rate equal to 230 basis points above 30-day LIBOR subject to a three-year cap of 8.30% and a floor of 4.96%. The Company intends to purchase an additional interest rate cap for the last two years of the Hilton mortgage term, prior to the maturity of the Hilton cap. The average annual interest rate incurred during the year ended December 31, 2001 was 4.96%.

         Interstate Partnership. On November 19, 2001, the Company and a subsidiary of Interstate Property Corporation ("Interstate") formed a partnership (the "Interstate Partnership") of which the Company owns an 85% interest and Interstate owns a 15% interest. The Interstate Partnership owns two Properties in Manchester, Connecticut. The total value of the Properties obtained was approximately $20,372,000. One of the Properties is secured by a mortgage of approximately $6,736,000, which was assumed by the Interstate Partnership. The mortgage matures on January 1, 2011 and bears annual interest of 8.32%.

         Property Acquisitions.  During 2001, the Company made the following additional acquisitions:


           Brand Affiliation                       Property Location                        Purchase Date
           -----------------                       -----------------                        -------------

     SpringHill Suites by Marriott                    Raleigh, NC                         February 2, 2001
         Courtyard by Marriott                     Overland Park, KS                      February 2, 2001
     SpringHill Suites by Marriott                   Charlotte, NC                         March 23, 2001
     SpringHill Suites by Marriott                  Centreville, VA                        March 23, 2001
         Courtyard by Marriott                        Edison, NJ                           April 6, 2001*
         Courtyard by Marriott                        Oakland, CA                         December 28, 2001
     SpringHill Suites by Marriott                   Richmond, VA                         December 28, 2001


   *Land purchased for development on which a hotel Property was constructed.

         The Company is leasing the Oakland, CA and the Richmond, VA Properties to taxable REIT subsidiaries using independent third party managers and is leasing the other five Properties on a triple-net basis to third party tenants.

         Commitments

         As of February 22, 2002, the Company had commitments (i) to acquire three hotel Properties for an anticipated aggregate purchase price of approximately $90 million, (ii) to invest approximately $15 million in two new joint ventures, (iii) to fund the remaining total of approximately $33 million in the Desert Ridge Joint Venture and the Waikiki Partnership, (iv) to acquire a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, for approximately $300,000, in which the Advisor and its Affiliates lease office space, and (v) to fund the development of a new hotel Property for approximately $89 million. The Company also has committed to fund its pro rata share of working capital shortfalls, debt service and construction commitments for the Hilton Partnership and Interstate Partnership if shortfalls arise. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Revolving LOC. The Company currently is seeking additional Properties.

         Subsequent Events

         During the period January 1, 2002 through February 22, 2002, the Company received subscription proceeds for an additional 4,065,377 Shares ($40,653,770) of Common Stock.

         On January 18, 2002, the Company acquired a SpringHill Suites by Marriott and a TownePlace Suites by Marriott both located in Manhattan Beach, California and a SpringHill Suites by Marriott located in Plymouth Meeting, Pennsylvania, for approximately $62 million. The Company plans to operate these Properties using affiliates of Marriott International, Inc., as independent third party managers.

         On January 18, 2002, the Company acquired an interest in a joint venture with Publications International, Ltd. ("PIL"), Hilton, and Marriott that owns a 77.5% interest in a joint venture with Exxon Mobil Corporation and PIL ("EMTG"). EMTG owns the licensing rights to the Mobil Travel Guide. The joint venture has licensed its rights to a wholly owned subsidiary, which will assemble, edit, publish and sell the Mobil Travel Guide. The Company's total capital contribution will be $3.4 million, of which $1,787,500 was funded on January 18, 2002, and the remainder will be contributed by June 30, 2002.

         On February 22, 2002, the Company took assignment of its leases with Western International, Inc. for seven Hotel Investors' Properties. Effective January 1, 2002, these Properties will be operated by the Company using affiliates of Marriott International, Inc. as independent third party managers and the operations of these Properties will be reflected in the results of the Company. The Company paid consideration of approximately $54,000 for this assignment.

         Cash and Cash Equivalents

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 2001, the Company had $44,825,052 invested in such short-term investments as compared to $50,197,854 at December 31, 2000. The decrease in the amount invested in short-term investments was primarily attributable to the acquisition of Properties during 2001 offset by proceeds received from the sale of Shares of Common Stock from the 2000 Offering. These funds will be used to purchase additional Properties or make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.


         Liquidity Requirements

         The Company expects to meet its short-term liquidity requirements, other than for Offering Expenses and the acquisition and development of Properties and investment in Mortgage Loans, through cash flow provided by operating activities. The Company believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its lines of credit. Advances on the lines of credit are subject to absolute discretion of the lender. As of February 22, 2002, the Company had obtained advances totalling $47,500,000.

         The Company expects to meet its other short-term liquidity requirements, including payment of Offering Expenses, Property acquisitions and development and investment in Mortgage Loans, with additional advances under its Revolving LOC and proceeds from its offerings. The Company expects to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property.

         Distributions

         During the years ended December 31, 2001, 2000 and 1999, the Company generated cash from operations of $52,937,964, $43,650,561 and $12,890,161, respectively. The Company declared and paid Distributions to its stockholders of $48,409,660, $28,082,275 and $10,765,881 during the years ended December 31,
2001, 2000 and 1999, respectively. In addition, on January 1 and February 1, 2002, the Company declared Distributions to stockholders of record on January 1 and February 1, 2002, totalling $4,998,298 and $5,133,486, respectively, or $0.064583 per Share, payable in March 2002.

         For the years ended December 31, 2001, 2000 and 1999, approximately 52%, 63% and 75%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 48%, 37% and 25%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2001, 2000 and 1999 were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

         Related Party Transactions

         During the years ended December 31, 2001, 2000 and 1999 , Affiliates of the Company incurred on behalf of the Company $4,988,427, $4,363,326 and $3,257,822 , respectively, for certain Offering Expenses, $261,373, $717,273 and $653,231 , respectively, for certain Acquisition Expenses, and $742,876, $605,517 and $325,622 , respectively, for certain operating expenses. As of December 31, 2001 and 2000, the Company owed the Advisor and other related parties $1,026,225 and $1,359,417, respectively, for expenditures incurred on behalf of the Company and for Acquisition Fees. In addition, the Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this bank at December 31, 2001 and 2000, was $6,928,363 and $17,568,909, respectively.

         The Board of Directors of the Company has authorized the Company to pursue the opportunity to acquire a 10% interest in a limited partnership that owns a building in which the Advisor leases office space. If consummated, the Company's investment in the partnership is expected to be approximately $300,000. The remaining interest in the limited partnership is expected to be owned by several Affiliates of the Advisor.

         For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Transactions."

         Other

         The tenants of the Properties have established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Funds in the FF&E Reserve from unrelated third party tenants have been paid, granted and assigned to the Company. For the years ended December 31, 2001, 2000 and 1999, revenues from unrelated third party lessees relating to the FF&E Reserve of the Properties owned by the Company totalled $5,786,879, $2,508,949 and $320,356, respectively. Management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Critical Accounting Policies

         The Company's leases are accounted for under the provisions of Statement of Accounting Standard No. 13, "Accounting for Leases" ("FAS 13"), and have been accounted for as operating leases. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management has assumed that all payments to be received under its leases are collectible. Changes in management's estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease at the inception of the lease.

         Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon purchase of a Property or the entrance into a joint venture, the fees and costs that are directly identifiable with that Property or investment are reclassified to land, building and equipment or allocated to the Company's investment in the joint venture, respectively. In the event a Property is not acquired or is no longer probable of being acquired, any costs directly related to the Property or joint venture will be charged to expense.

         The Company accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for subsidiaries that are partially owned by the Company, but for which operations of the investee are controlled by, or shared with, an unrelated third party. Currently, the Hilton Partnership and the Interstate Partnership are more than 50% owned by the Company but are not consolidated because control is shared with Hilton and Interstate, respectively. Changes in accounting regulations, if such changes occur, could require the consolidation of these joint ventures. If consolidation was required, the amounts reported for net income and total stockholders' equity would be the same as what would be reported under the equity method of accounting.

         In accordance with Staff Accounting Bulletin No. 101, the Company recorded FF&E Reserve revenue for cash transferred by third party tenants into restricted bank accounts ("FF&E Accounts") during the years ended December 31, 2001, 2000 and 1999. The funds in the FF&E Accounts are maintained in a restricted cash account that the tenant is expected to use for purposes specified in the lease. Cash is restricted because the funds may only be expended with regard to the specific Property to which the funds related during the period of the lease. The cash in the FF&E Accounts, any interest earned thereon, and any property purchased therewith remain, during and after the term of the lease, the property of the Company. To the extent that funds in the FF&E Accounts are insufficient to maintain the Properties in good working condition and repair, the Company may make expenditures, in which case annual minimum rent is increased. FF&E Reserve revenue is not generated from hotels operated by the Company using independent third party managers, however, cash is restricted by the Company for the purposes stated above. As the Company's business shifts from leasing Properties to third parties, to operating Properties using independent third party managers, the amount of FF&E Reserve revenue is expected to decline.

         Management reviews its Properties and investments in unconsolidated subsidiaries periodically (no less than once per year) for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property. If an impairment is indicated, the assets are adjusted to their estimated fair value.

RESULTS OF OPERATIONS

         Comparison of year ended December 31, 2001 to year ended December 31, 2000

         As of December 31, 2001, the Company owned interests in 43 Properties, consisting of land, buildings and equipment, including seven Properties on which hotel Properties are being constructed or renovated, and interests in eight joint ventures. The Company has entered into triple-net lease agreements or operates these Properties using independent third party managers.

         During the years ended December 31, 2001 and 2000, the Company earned rental income from operating leases, contingent rental income and FF&E Reserve revenue of $66,817,430 and $26,681,838, respectively. The increase in rental income, contingent rental income and FF&E Reserve income was due to the Company directly owning 35 Properties during the year ended December 31, 2001, as compared to 29 Properties during the year ended December 31, 2000. In addition, several of the Properties which were owned for only a portion of 2000 were owned for a full year in 2001. Because additional Property acquisitions are expected to occur, revenues for the year ended December 31, 2001, represent only a portion of revenues which the Company is expected to earn in future periods. However, due to the fact that management expects that a majority of the new acquisitions will be operated by the Company using independent third party managers and the Company plans to take assignment of certain existing leases from unrelated tenants, rental income from operating leases, contingent rental income, and FF&E Reserve income are not expected to continue to increase at the same rate in the future, but instead will be replaced by hotel operating revenues.

         During the years ended December 31, 2001 and 2000, the Company earned $3,494,238 and $6,637,318, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The decrease in interest income was primarily attributable to a decrease in the average dollar amount invested in short-term, liquid investments during the year 2001 as compared to 2000. As net offering proceeds from the 2000 Offering are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to remain constant or decrease.

         Four of the Company's tenants contributed approximately 70% and 75% of total rental income for the years ended December 31, 2001 and 2000, respectively. In addition, a significant portion of the Company's rental income was earned from Properties operating as Marriott brand chains for the years ended December 31, 2001 and 2000. Although the Company acquires Properties in various states and regions, carefully screens its tenants in order to reduce risks of default and has acquired four Hilton Properties through the Hilton Partnership, failure of these lessees or the Marriott brand chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the initial and continuing due diligence procedures performed by the Company. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired in 2002 and subsequent years.

         Operating expenses, including interest expense and depreciation and amortization expense, were $43,892,956 and $13,525,893 for the years ended December 31, 2001 and 2000, respectively (61.4% and 37.5%, respectively, of total revenues). The increase in operating expenses during the year ended December 31, 2001, as compared to 2000, was the result of the Company directly owning 35 Properties in 2001 compared to 29 Properties during 2000. Additionally, interest expense increased from $2,383,449 for the year ended December 31, 2000 to $14,653,011 for the year ended December 31, 2001, as a result of the Company securing additional Permanent Financing and draws on the Revolving LOC in 2001.

         Equity in loss of unconsolidated subsidiaries was $7,092,674 and $386,627 for the years ended December 31, 2001 and 2000, respectively. The increase in the loss from unconsolidated subsidiaries during the year ended December 31, 2001, was due primarily to pre-opening and marketing expenses incurred by the Desert Ridge Joint Venture during the year ended December 31, 2001 and operating losses at the Waikiki Beach Property which occurred as a result of a significant portion of the Waikiki Beach Property being closed for renovations. Additional pre-opening and marketing expenses are expected to be incurred during 2002 by the Desert Ridge Joint Venture in preparation for the expected opening of the Desert Ridge Property in January 2003. Operating losses at the Waikiki Beach Property will likely continue until expected renovations are completed and international tourism rebounds from the events of September 11, 2001.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of Average Invested Assets or 25% of Net Income (the "Expense Cap"). For the years ended December 31, 2001 and 2000, the Company's Operating Expenses did not exceed the Expense Cap.

         The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general operating and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

         Comparison of year ended December 31, 2000 to year ended December 31, 1999

         As of December 31, 2000, the Company directly owned 29 Properties, consisting of land, buildings and equipment, including two Properties on which hotel Properties were being constructed, and had entered into triple-net lease agreements relating to these Properties.

         During the years ended December 31, 2000 and 1999, the Company earned rental income from operating leases, contingent rental income and FF&E Reserve revenue of $26,681,838 and $4,230,995, respectively. The increase in rental income, contingent rental income and FF&E Reserve income was due to the Company owning 29 Properties during the year ended December 31, 2000, as compared to 11 Properties during the year ended December 31, 1999. In addition, several of the Properties which were owned for only a portion of 1999 were owned for a full year in 2000.

         In October 2000, the Company acquired a majority interest in Hotel Investors, as described above in "Property Acquisitions and Investments." In connection with its investment, the Company recognized $2,780,063 in dividend income and $386,627 in equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 prior to consolidating Hotel Investors, for the year ended December 31, 2000. During the year ended December 31, 1999, the Company recognized $2,753,506 in dividend income and $778,466 in equity in loss after deduction of preferred stock dividends, resulting in net earnings attributable to this investment of $1,975,040.

         During the years ended December 31, 2000 and 1999, the Company also earned $6,637,318 and $3,693,004, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The increase in interest income was primarily attributable to an increase in the dollar amount invested in short-term, liquid investments and the period of time the funds were invested as compared to 1999.

         Operating expenses, including interest expense and depreciation and amortization expense, were $13,525,893 and $2,318,717 for the years ended December 31, 2000 and 1999, respectively (37.5% and 21.7%, respectively, of total revenues). The increase in operating expenses during the year ended December 31, 2000, as compared to 1999, was a result of the Company owning 29 Properties during 2000 compared to 11 Properties in 1999. Additionally, interest expense increased from $248,094 for the year ended December 31, 1999 to $2,383,449 for the year ended December 31, 2000, as a result of the Company securing Permanent Financing in 2000.

         For the years ended December 31, 2000 and 1999, the Company's Operating Expenses did not exceed the Expense Cap.

         Other

         Management considers FFO, as defined by the National Association of Real Estate Investment Trusts, to be an indicative measure of operating performance due to the significant effect of depreciation on real estate assets on net earnings. The following information is presented to help stockholders better understand the Company's financial performance and to compare the Company to other REITs. However, FFO as presented may not be comparable to similarly titled measures reported by other companies. This information should not be considered an alternative to net earnings, cash flow generated from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States. The following is a reconciliation of net earnings to FFO:

                                                                          Year Ended
                                                                         December 31,
                                                           2001             2000              1999
                                                       -------------    --------------   ---------------

     Net earnings                                       $19,328,376      $ 20,670,462       $ 7,515,988
         Adjustments:
            Effect of unconsolidated subsidiaries         2,701,993         1,824,124         1,694,244
            Effect of minority interest                    (940,654 )        (271,674 )         (27,882 )
            Amortization of real estate assets              534,851           131,490            48,704
            Depreciation of real estate assets           19,213,846         7,698,966         1,219,164
                                                       -------------    --------------   ---------------

     FFO                                                $40,838,412       $30,053,368       $10,450,218
                                                       =============    ==============   ===============

     Weighted average shares:
            Basic                                        64,457,643        38,698,066        15,890,212
                                                       =============    ==============   ===============
            Diluted                                      64,457,643        45,885,742        21,437,859
                                                       =============    ==============   ===============

         The Company has elected, pursuant to Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT under the Code beginning with its taxable year ended December 31, 1997. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders, with the exception of TRS entities which are subject to federal and state income taxes. As of December 31, 2001, no significant income had been realized by the Company's TRS entities; accordingly, no provision for federal or state income taxes has been made in the accompanying consolidated financial statements. Notwithstanding the Company's qualification for taxation as a REIT, the Company is subject to certain state taxes on its income and Properties. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on all of its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 2001, 2000 and 1999. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The attacks on the World Trade Center and the Pentagon on September 11, 2001, adversely impacted economic activity during the months following the attacks, particularly affecting the travel and lodging industries. Although it appears that a recovery is occurring in the business and leisure travel sector, the business of the Company's tenants and managers may still be affected and hotel occupancy and revenues and, as a result, the Company's revenues, may still remain at reduced levels to the extent that rents and other revenues received by the Company are calculated as a percentage of hotel revenues. Further, Properties that the Company operates using independent third party managers may continue to be impacted by a reduction in hotel operating revenues. If the reduction in travel is protracted, the ability of the Company's tenants to make rental payments may be affected.

         From time to time the Company may be exposed to litigation arising from the operation of its business. Management does not believe that resolutions of these matters will have a material adverse effect on the Company's financial condition or results of operations.

         Management of the Company currently knows of no trends that will have a material adverse effect on liquidity, capital resources or results of operations.


                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

         The Company currently has seven Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors is responsible for the management and control of the affairs of the Company; however, the Board of Directors has retained the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

         The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, has a fiduciary duty to the Company.

         The Directors have established written policies on investments and borrowings and monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

         The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

      Name                        Age               Position with the Company
      ----                        ---               -------------------------

James M. Seneff, Jr.              55        Director, Chairman of the Board and Chief Executive Officer
Robert A. Bourne                  54        Director, Vice Chairman of the Board, President and Treasurer
Matthew W. Kaplan                 39        Director
Charles E. Adams                  39        Independent Director
Lawrence A. Dustin                56        Independent Director
John A. Griswold                  53        Independent Director
Craig M. McAllaster               50        Independent Director
Charles A. Muller                 43        Chief Operating Officer and Executive Vice President
C. Brian Strickland               39        Senior Vice President of Finance and Administration
Thomas J. Hutchison III           60        Executive Vice President
Lynn E. Rose                      53        Secretary

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff is a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Corp., the Advisor to the Company, and Hotel Investors, a real estate investment trust majority owned by the Company. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Hospitality Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $5 billion in assets, representing interests in approximately 1,900 properties and approximately 1,200 mortgage loans in 49 states. Mr. Seneff also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Retirement Corp., its advisor. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, served as Chief Executive Officer from 1994 through August 1999 and currently serves as co-Chief Executive Officer of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp., since 1979; CNL Investment Company, since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida
Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director, Vice Chairman of the Board, President and Treasurer. Mr. Bourne serves as a director, Vice Chairman of the Board, President and Treasurer of CNL Hospitality Corp., the Advisor to the Company, and director, President and Treasurer of Hotel Investors, a real estate investment trust majority owned by the Company. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board, President and Treasurer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board, President and Treasurer of CNL Retirement Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He serves as a director and Vice Chairman of the Board of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999, through August 1999, and Vice Chairman of the Board since February 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. As President of CNL Financial Group, Inc., Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of over $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         Matthew W. Kaplan. Director. Mr. Kaplan serves as a director of the Advisor. Mr. Kaplan served as a director of Hotel Investors from 1999 through June 2001. Mr. Kaplan is a managing director of Rothschild Realty Inc. where he has served since 1992, and where he is responsible for securities investment activities including acting as portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund. Mr. Kaplan has been a director of Parkway Properties, Inc., a public corporation, since 2000. From 1990 to 1992, Mr. Kaplan served in the corporate finance department of Rothschild Inc., an affiliate of Rothschild Realty Inc. Mr. Kaplan served as a director of Ambassador Apartments Inc. from August 1996 through May 1998 and served as a director of WNY Group, Inc., a private corporation, from 1999 to 2000. Mr. Kaplan is a member of the Urban Land Institute. Mr. Kaplan received a B.A. with honors from Washington University in 1984 and an M.B.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania in 1988.

         Charles E. Adams. Independent Director. Mr. Adams is the president and a founding principal with Celebration Associates, LLC, a real estate advisory and development firm with offices in Chapel Hill and Pinehurst, North Carolina, and Daufuskie Island and Fort Mill, South Carolina. Celebration Associates specializes in large-scale master-planned communities and specialty commercial developments. Mr. Adams joined The Walt Disney Company in 1990 and from 1996 until May 1997 served as vice president of community business development for The Celebration Company and Walt Disney Imagineering. Mr. Adams participated in the planning for residential development at EuroDisney in Paris, France. He was a founding member of the Celebration School Board of Trustees and served as president and founding member of the Celebration Foundation Board of Directors. Mr. Adams is a council member on the Recreation Development Council for the Urban Land Institute. Before joining The Walt Disney Company in 1990, Mr. Adams worked with Trammell Crow Residential developing luxury apartment communities in the Orlando and Jacksonville, Florida areas. Mr. Adams received a B.A. from Northeast Louisiana University in 1984 and an M.B.A. from Harvard Graduate School of Business in 1989.

         Lawrence A Dustin. Independent Director. Mr. Dustin currently serves as president, a director and a principal stockholder of Dustin/Massagli LLC, a company which manages the operations of EMTG, LLC, a company that publishes the Mobil Travel Guide which features information about domestic hotels, resorts, restaurants, sites and attractions. Mr. Dustin also serves as president of EMTG, LLC. Prior to this assignment, Mr. Dustin served as principal of BBT, an advisory company specializing in hotel operations, marketing and development from September 1998 to August 1999. Prior to BBT, he served as president of the lodging division for Travel Services International, Inc., a specialized distributor of leisure travel products and services. Mr. Dustin has over 30 years of experience in the hospitality industry. From 1994 to September 1998, Mr. Dustin served as senior vice president of lodging of Universal Studios, Inc., where he led Universal's entry into the lodging business. Mr. Dustin provided strategic direction and tactical implementation for matters related to Universal's hotel interests in Singapore, Osaka, Los Angeles and Orlando. In Orlando, he supervised the early-stage development of the resort's five highly themed, full service hotels comprised of 5,000 rooms. Before joining Universal Studios in the fall of 1994, Mr. Dustin served as a principal and chief executive officer of Denver-based AspenCrest Hospitality, Inc., a professional services firm which helped independent hotel owners enhance the asset value of their properties. From 1969 to 1989, Mr. Dustin held various positions in the hotel industry, including 14 years in management with Westin Hotels & Resorts. Mr. Dustin received a B.A. from Michigan State University in 1968.

         John A. Griswold. Independent Director. Mr. Griswold serves as president of Tishman Hotel Corporation, an operating unit of Tishman Realty & Construction Co., Inc., founded in 1898. Tishman Hotel Corporation is a hotel developer, owner and operator, and has provided such services for more than 85 hotels, totalling more than 30,000 rooms. Mr. Griswold joined Tishman Hotel Corporation in 1985. From 1981 to 1985, Mr. Griswold served as general manager of the Buena Vista Palace Hotel in The Walt Disney World Village. From 1978 to 1981, he served as vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen Arbor, Michigan. Mr. Griswold served as an operations manager for The Walt Disney Company from 1971 to 1978. He was responsible for operational, financial and future planning for multi-unit dining facilities in Walt Disney World Village and Lake Buena Vista Country Club. He is a member of the board of directors of the Florida Hotel & Lodging Association, chairman elect of Orlando/Orange County Convention & Visitors Bureau, Inc. and chairman of the First Orlando Foundation. Mr. Griswold received a B.S. from the School of Hotel Administration at Cornell University in Ithaca, New York.

         Craig M. McAllaster. Independent Director. Dr. McAllaster is dean of the Roy E. Crummer Graduate School of Business at Rollins College. He directed the Executive MBA program from 1994 through 2000, has been on the management faculty and served as executive director of the international consulting practicum programs at the Crummer School. Prior to Rollins College, Dr. McAllaster was on the faculty at the School of Industrial and Labor Relations and the Johnson Graduate School of Management, both at Cornell University and the University of Central Florida. Dr. McAllaster spent over ten years in the consumer services and electronics industry in management, organizational and executive development positions. He is a consultant to many domestic and international companies in the areas of strategy and leadership. Dr. McAllaster received a B.S. from the University of Arizona in 1973, an M.S. from Alfred University in 1981 and an M.A. and Doctorate from Columbia University in 1987.

         Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Hospitality Corp. in October 1996 and is responsible for the planning and implementation of CNL's interest in hotel industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Hospitality Corp., the Advisor to the Company, and Hotel Investors, a real estate investment trust majority owned by the Company. Mr. Muller also serves as Executive Vice President of CNL Hotel Development Company. Mr. Muller joined CNL following more than 15 years of broad-based hotel industry experience with firms such as Tishman Hotel Corporation, Wyndham Hotels & Resorts, PKF Consulting and AIRCOA Hospitality Services. Mr. Muller's background includes responsibility for market review and valuation efforts, property acquisitions and development, capital improvement planning, hotel operations and project management for renovations and new construction. Mr. Muller served on the former Market, Finance and Investment Analysis Committee of the American Hotel & Lodging Association and is a founding member of the Lodging Industry Investment Council. He holds a bachelor's degree in Hotel Administration from Cornell University.

         C. Brian Strickland. Senior Vice President of Finance and Administration. Mr. Strickland currently serves as Senior Vice President of Finance and Administration of CNL Hospitality Corp., the Advisor to the Company, CNL Hotel Development Company and Hotel Investors, a real estate investment trust majority owned by the Company. Mr. Strickland supervises the companies' financial reporting, financial control and accounting functions as well as forecasting, budgeting and cash management activities. He is also responsible for regulatory compliance, equity and debt financing activities and insurance for the companies. Mr. Strickland joined CNL Hospitality Corp. in April 1998 with an extensive accounting background. Prior to joining CNL, he served as vice president of taxation with Patriot American Hospitality, Inc., where he was responsible for implementation of tax planning strategies on corporate mergers and acquisitions and where he performed or assisted in strategic processes in the REIT industry. From 1989 to 1997, Mr. Strickland served as a director of tax and asset management for Wyndham Hotels & Resorts where he was integrally involved in structuring acquisitive transactions, including the consolidation and initial public offering of Wyndham Hotel Corporation and its subsequent merger with Patriot American Hospitality, Inc. In his capacity as director of asset management, he was instrumental in the development and opening of a hotel and casino in San Juan, Puerto Rico. Prior to 1989, Mr. Strickland was senior tax accountant for Trammell Crow Company where he provided tax consulting services to regional developmental offices. From 1986 to 1988, Mr. Strickland was tax accountant for Ernst & Whinney where he was a member of the real estate practice group. Mr. Strickland is a certified public accountant and holds a bachelor's degree in Accounting.

         Thomas J. Hutchison III. Executive Vice President. Mr. Hutchison serves as an Executive Vice President and a director of CNL Hospitality Corp., the Advisor to the Company, and serves as Executive Vice President of Hotel Investors, a real estate investment trust majority owned by the Company. Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Hospitality Corp. and CNL Retirement Corp. He also serves as the President and Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as an Executive Vice President of CNL Retirement Properties, Inc. and an Executive Vice President and a director of CNL Retirement Corp., its advisor. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering reorganization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         Lynn E. Rose. Secretary. Ms. Rose served as Treasurer of the Company from 1996 through September 2001. Ms. Rose also serves as Secretary of CNL
Hospitality Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose served as Treasurer and a director of CNL Hospitality Corp. from 1997 through June 2001. In addition, Ms. Rose serves as Secretary of Hotel Investors, a real estate investment trust majority owned by the Company, and served as Treasurer from 1999 through June 2001. Ms. Rose is Secretary of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. Ms. Rose served as Treasurer of CNL Retirement Properties, Inc. from 1998 through August 2001. In addition, she serves as Secretary of CNL Retirement Corp., its advisor, and served as Treasurer and a director from 1997 through June 2001. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, its Controller from 1987 to 1993 and its Chief Financial Officer from 1993 to present. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds other offices in the subsidiaries as appropriate in the circumstances. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms Rose oversees the tax and legal compliance for over 500 corporations, partnerships and joint ventures, and the accounting and financial reporting for CNL Holdings, Inc. and its subsidiaries. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs organized by the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         At such time as necessary, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

         At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for services as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Director serving as Chairman of the Audit Committee is entitled to receive fees of $750 per meeting attended with the Company's independent accountants ($375 for each telephonic meeting in which the Chairman participates) as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Hospitality Corp. is a Florida corporation organized in January 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective July 9, 1997. CNL Hospitality Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.


        The directors and executive officers of the Advisor are as follows:

        James M. Seneff, Jr. ..................   Chairman of the Board, Chief Executive Officer and Director
        Robert A. Bourne.......................   Vice Chairman of the Board, President, Treasurer and Director
        Matthew W. Kaplan......................   Director
        Charles A. Muller......................   Chief Operating Officer and Executive Vice President
        C. Brian Strickland....................   Senior Vice President of Finance and Administration
        Thomas J. Hutchison III................   Executive Vice President and Director
        Lynn E. Rose...........................   Secretary

         The backgrounds of these individuals are described above under "Management-- Directors and Executive Officers." In addition to the directors and executive officers listed above, the following individuals are involved in the acquisition, development and management of the Company's Properties:

         Brian Guernier, age 39, joined CNL Hospitality Corp. in August 1999 as Director of Acquisitions and Development and in August 2000, became Vice President of Acquisitions and Development. In this capacity, Mr. Guernier is responsible for hotel acquisitions, site acquisition/selection for development, identifying and assessing tenants and maintaining professional relationships with current and potential project partners. Prior to joining the Advisor, Mr. Guernier worked at Marriott International starting in 1995, most recently as director in Feasibility and Development Planning at Marriott Vacation Club's headquarters in Orlando, Florida. His responsibilities included internal project planning for development of several timeshare resorts from the early feasibility stage through site acquisition. He also focused on hotel/timeshare joint projects and the negotiation of use agreements between timeshare operators and hotel owner/operators for shared use of campus facilities. Prior to joining Marriott's timeshare division, Mr. Guernier worked as director in Market Planning & Feasibility for Marriott International's Lodging Division in Bethesda, Maryland, where his responsibilities included pro forma development, brand recommendations to development, preparation of feasibility and market planning reports, presentation of projects to Hotel Development Committee, and reviewing outside appraisals for Marriott's Treasury Department in conjunction with credit enhancements. Before joining Marriott, Mr. Guernier was a senior consultant with Arthur Andersen's Real Estate Services Group focusing on property tax appeals for hospitality clients. Mr. Guernier holds an M.P.S. from the Hotel School at Cornell University and a B.S. from the College of Agriculture and Life Sciences at Cornell University.

         Tammie A. Quinlan, age 38, joined CNL Hospitality Corp. in August 1999 as Director of Financial Reporting and Analysis and in August 2000, became Vice President of Corporate Finance and Accounting. Ms. Quinlan also serves as Vice President of Corporate Finance and Accounting of CNL Hospitality Properties, Inc. In this capacity, Ms. Quinlan is responsible for all accounting and financial reporting requirements, and corporate finance functions. Prior to joining the Advisor, Ms. Quinlan, was employed by KPMG LLP from 1987 to 1999, most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality, and financial services industries. During her tenure at KPMG LLP, Ms. Quinlan assisted several clients through their initial public offerings, secondary offerings, securitizations and complex business and accounting issues. Ms. Quinlan is a certified public accountant and holds a B.S. in accounting and finance from the University of Central Florida.

         Marcel Verbaas, age 32, joined CNL Hospitality Corp. in August 2000 as Vice President of Real Estate Finance. Mr. Verbaas is primarily responsible for the solicitation and negotiation of debt financing for the Company's acquisition and development projects, as well as cultivating and maintaining relationships with current and potential financial sources. Prior to joining the Advisor, he served as director of corporate finance for Stormont Trice Development Corporation from July 1998 to August 2000. His responsibilities included the negotiation of all debt and equity investments for development projects, as well as the analysis of development and acquisition opportunities. Mr. Verbaas acquired extensive real estate finance expertise through various originations and underwriting positions with GE Capital Corp. and Ocwen Financial Corp. During his tenure at Ocwen Financial Corp., he assisted in the formation of its affiliated REIT. He served the majority of his five years in real estate lending in hospitality finance positions. Mr. Verbaas holds an M.S. degree in business economics from the Erasmus University of Rotterdam, The Netherlands.

         Clarissa Elzinga, age 47, joined CNL Hospitality Corp. in December 2000 as Vice President of Portfolio Management. In this capacity, Ms. Elzinga is primarily responsible for overseeing underwriting and asset management for the Company's hotel portfolio. Prior to joining the Advisor, Ms. Elzinga served as director of asset management for Bass Hotels & Resorts from July 1999 to December 2000. Her responsibilities included asset management procedures, contract negotiation, long-term strategy planning and evaluation for their 40-hotel portfolio in the Americas. Ms. Elzinga's more than 15 years of hospitality experience also include a role as manager of strategic development planning for Homestead Village, Inc. and as president of HBC Lodging Associates, Inc., a hospitality consulting company providing investment advisory services throughout the Southeast. She is a member of the Atlanta Hospitality Connection and the Hospitality Asset Management Association. Ms. Elzinga holds an M.B.A. from Michigan State University and a B.S. in Hotel and Restaurant Management from the University of the Philippines.

         Management anticipates that any transaction by which the Company would become self-advised would be submitted to the stockholders for approval.

         The Advisor currently owns 20,000 Shares of Common Stock (the "Initial Investment"). The Advisor may not sell the Initial Investment while the Advisory Agreement is in effect, although the Advisor may transfer the Initial Investment to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors, or any of their Affiliates, or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares of Common Stock necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares of Common Stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

         Under  the  terms  of  the   Advisory   Agreement,   the   Advisor  has
responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

         The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares; (ii) selling commissions, advertising expenses, expense reimbursements, and legal and accounting fees;
(iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location);
(v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, for goods and services provided by the Advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and (vi) expenses related to negotiating and servicing the Mortgage Loans.

         The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

         The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Pursuant to the Advisory Agreement, the Advisor is entitled to receive fees and reimbursements, as listed in "Management Compensation." The Subordinated Incentive Fee payable to the Advisor under certain circumstances if Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee, as described below, will be paid to the Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to the Advisor.

         The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

         If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

         Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property and Mortgage Loan portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on June 16, 2002. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

         The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the Termination Date, less the amount of all indebtedness secured by the assets of the Company, plus the total Distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's Assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

         The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

         The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.


                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the year ended December 31, 2001, the Company incurred $21,803,780 of such fees in connection with its 2000 Offering, of which $20,452,957 was paid by the Managing Dealer as commissions to other broker-dealers. In addition, during the period January 1, 2002 through February 22, 2002, the Company incurred $2,176,017 of such fees in connection with its 2000 Offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support fee and due diligence expense reimbursements equal to an aggregate of 0.5% of the total amount raised from the sale of Shares from the 2000 Offering, a portion of which may be reallowed to other broker-dealers. For the year ended December 31, 2001, the Company incurred $1,350,875 of such fees in connection with its 2000 Offering, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid. In addition, during the period January 1, 2002 through February 22, 2002, the Company incurred $205,324 of such fees in connection with its 2000 Offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Managing Dealer will also receive, in connection with the Initial Offering, the 2000 Offering and this offering, a Soliciting Dealer Servicing Fee payable annually by the Company on December 31 of each year following the year in which the offering terminates in the amount of 0.20% of Invested Capital from the Initial Offering, the 2000 Offering and this offering, respectively. The Managing Dealer in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients hold Shares on such date. For the year ended December 31, 2001, $293,379 of such fees were incurred and payable in connection with the Initial Offering.


         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and the Line of Credit that are used to acquire Properties. However, no Acquisition Fees will be paid on loan proceeds from the Line of Credit until such time as all Net Offering Proceeds have been invested by the Company. For the year ended December 31, 2001, the Company incurred $12,370,324 of such fees in connection with its 2000 Offering. In addition, during the period January 1, 2002 through February 22, 2002, the Company incurred $2,035,890 of such fees in connection with its 2000 Offering. Additionally, for the year ended December 31, 2001 and the period January 1, 2002 through February 22, 2002, the Company incurred Acquisition Fees totalling $8,686,554 and $787,500, respectively, as the result of Permanent Financing used to acquire certain Properties.

         CNL Hotel Development Company, a subsidiary of the Advisor, is entitled to receive fees in connection with the development, construction, or renovation of certain Properties, generally equal to 4% of anticipated project costs. During the year ended December 31, 2001, the Company incurred $2,107,404 of such fees. Such fees are included in land, buildings and equipment on operating leases in the accompanying consolidated balance sheet and investment in unconsolidated subsidiaries included in Appendix B.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 2001, the Company incurred $3,326,688 of such fees.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of Average Invested Assets or 25% of Net Income. During the year ended December 31, 2001, the Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the year ended December 31, 2001, the Company incurred a total of $5,797,519 for these services, $4,705,448 of such costs representing stock issuance costs and $1,092,071 representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this bank at December 31, 2001 was $6,928,363. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

         On January 18, 2002, the Company acquired an interest in a joint venture with Publications International, Ltd. ("PIL"), Hilton and Marriott International, Inc. that owns a 77.5% interest in a joint venture with Exxon Mobil and PIL that owns the licensing rights to the Mobil Travel Guide (the "Travel Guide"), a set of guide books that provide ratings of and information concerning domestic hotels, restaurants and attractions. The joint venture has licensed its rights to a wholly owned subsidiary, EMTG, LLC, which will assemble, edit, publish and sell the Travel Guide. EMTG, LLC has engaged Dustin/Massagli LLC, a company of which Lawrence A. Dustin, one of the Company's directors, is president, a director and a principal stockholder, to manage its business.

         The Company believes that all amounts paid or payable by the Company to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

         The Board of Directors of the Company has authorized the Company to pursue the opportunity to acquire a 10% interest in a limited partnership that owns a building in which the Advisor leases office space. If consummated, the Company's investment in the partnership is expected to be approximately $300,000. The remaining interest in the limited partnership is expected to be owned by several Affiliates of the Advisor.

         During 2001, the Company acquired the remaining 29% interest in the common stock of Hotel Investors, which was owned by the Company and Five Arrows, for approximately $32.9 million, and as a result the Company now owns 100% of the common stock of Hotel Investors. Matthew W. Kaplan, a Director of the Company, is a manager of Five Arrows. See "Business -- Property Acquisitions" for a more detailed discussion of the terms of these transactions.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have not invested in hotel properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares in the Company will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 89 and 88 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or the unlisted REITs have been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Messrs. Seneff and Bourne currently serve as directors of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Retirement Properties, Inc., an unlisted public REIT organized to invest in health care and seniors' housing facilities. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 2001, the 18 partnerships and the two unlisted REITs had raised a total of approximately $1.6 billion from a total of approximately 84,000 investors, and owned, directly or indirectly, approximately 1,700 fast-food, family-style and casual-dining restaurant properties, and three assisted living properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                                   Number of           Date 90% of Net
                                                                                   Limited             Proceeds Fully
                           Maximum                                                 Partnership         Invested or
Name of                    Offering                                                Units or            Committed to
Entity                     Amount (1)                Date Closed                   Shares Sold         Investment (2)
------                     ----------                -----------                   -----------         --------------

CNL Income                 $15,000,000               December 31, 1986             30,000              December 1986
Fund, Ltd.                 (30,000 units)

CNL Income                 $25,000,000               August 21, 1987               50,000              November 1987
Fund II, Ltd.              (50,000 units)

CNL Income                 $25,000,000               April 29, 1988                50,000              June 1988
Fund III, Ltd.             (50,000 units)

                                                                                   Number of           Date 90% of Net
                                                                                   Limited             Proceeds Fully
                           Maximum                                                 Partnership         Invested or
Name of                    Offering                                                Units or            Committed to
Entity                     Amount (1)                Date Closed                   Shares Sold         Investment (2)
------                     ----------                -----------                   -----------         --------------

CNL Income                 $30,000,000               December 6, 1988              60,000              February 1989
Fund IV, Ltd.              (60,000 units)

CNL Income                 $25,000,000               June 7, 1989                  50,000              December 1989
Fund V, Ltd.               (50,000 units)

CNL Income                 $35,000,000               January 19, 1990              70,000              May 1990
Fund VI, Ltd.              (70,000 units)

CNL Income                 $30,000,000               August 1, 1990                30,000,000          January 1991
Fund VII, Ltd.             (30,000,000 units)

CNL Income                 $35,000,000               March 7, 1991                 35,000,000          September 1991
Fund VIII, Ltd.            (35,000,000 units)

CNL Income                 $35,000,000               September 6, 1991             3,500,000           November 1991
Fund IX, Ltd.              (3,500,000 units)

CNL Income                 $40,000,000               April 22, 1992                4,000,000           June 1992
Fund X, Ltd.               (4,000,000 units)

CNL Income                 $40,000,000               October 8, 1992               4,000,000           September 1992
Fund XI, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               April 15, 1993                4,500,000           July 1993
Fund XII, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 13, 1993            4,000,000           August 1993
Fund XIII, Ltd.            (4,000,000 units)

CNL Income                 $45,000,000               March 23, 1994                4,500,000           May 1994
Fund XIV, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 22, 1994            4,000,000           December 1994
Fund XV, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               July 18, 1995                 4,500,000           August 1995
Fund XVI, Ltd.             (4,500,000 units)

CNL Income                 $30,000,000               October 10, 1996              3,000,000           December 1996
Fund XVII, Ltd.            (3,000,000 units)

CNL Income                 $35,000,000               February 6, 1998              3,500,000           December 1997
Fund XVIII, Ltd.           (3,500,000 units)

CNL American               $747,464,413              January 20, 1999 (3)          37,373,221 (3)      February 1999 (3)
Properties Fund, Inc.      (37,373,221 shares)

CNL Retirement             $164,718,974                         (4)                      (4)                   (4)
Properties, Inc.           (16,471,898 shares)

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering ") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering ") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") commenced an offering of up to 15,500,000 shares ($155,000,000) of common stock. On September 18, 2000, the initial offering closed upon receipt of subscriptions totalling $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Following completion of the initial offering on September 18, 2000, the Retirement Properties REIT commenced a subsequent offering of up to 15,500,000 shares ($155,000,000) of common stock. As of December 31, 2001, the Retirement Properties REIT had
         received subscriptions totalling $61,492,370 (6,149,237 shares), including $330,944 (33,094 shares) through the reinvestment plan, from the subsequent offering. The Retirement Properties REIT acquired its first property on April 20, 2000.

         Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of December 31, 2001, the partnership had raised approximately $27.5 million from 267 investors and had invested approximately $8.8 million in the resort, which is currently under construction.

         As of December 31, 2001, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of December 31, 2001. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 304 projects as of December 31, 2001. These 304 projects consist of 19 apartment projects (comprising 9% of the total amount raised by all 69 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 70% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 4% of the total amount raised by all 69 partnerships), 28 commercial/retail properties (comprising 12% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2001 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 2001, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  22 fast-food or       AL, AZ, CA, FL, GA,          All cash            Public
Fund, Ltd.                  family-style          LA, MD, OK, PA, TX,
                            restaurants           VA, WA

CNL Income                  50 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund II, Ltd.               family-style          IL, IN, KS, LA, MI,
                            restaurants           MN, MO, NC, NM, OH,
                                                  TN, TX, WA, WY

CNL Income                  40 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund III, Ltd.              family-style          GA, IA, IL, IN, KS,
                            restaurants           KY, MD, MI, MN, MO,
                                                  NC, NE, OK, TX

CNL Income                  47 fast-food or       AL, DC, FL, GA, IL,          All cash            Public
Fund IV, Ltd.               family-style          IN, KS, MA, MD, MI,
                            restaurants           MS, NC, OH, PA, TN,
                                                  TX, VA

CNL Income                  36 fast-food or       AZ, FL, GA, IL, IN,          All cash            Public
Fund V, Ltd.                family-style          MI, NH, NY, OH, SC,
                            restaurants           TN, TX, UT, WA
CNL Income                  64 fast-food or       AR, AZ, CA, FL, GA,          All cash            Public
Fund VI, Ltd.               family-style          ID, IL, IN, KS, MA,
                            restaurants           MD, MI, MN, NC, NE,
                                                  NM, NY, OH, OK, PA,
                                                  TN, TX, VA, WA, WY

CNL Income                  56 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund VII, Ltd.              family-style          IN, LA, MI, MN, NC,
                            restaurants           NE, OH, PA, SC, TN,
                                                  TX, UT, WA

CNL Income                  48 fast-food or       AZ, CO, FL, IL, IN,          All cash            Public
Fund VIII, Ltd.             family-style          LA, MI, MN, NC, NY,
                            restaurants           OH, TN, TX, VA

CNL Income                  48 fast-food or       AL, CA, CO, FL, GA,          All cash            Public
Fund IX, Ltd.               family-style          IL, IN, LA, MD, MI,
                            restaurants           MN, MS, NC, NH, NY,
                                                  OH, SC, TN, TX

Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  56 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund X, Ltd.                family-style          ID, IL, IN, LA, MI,
                            restaurants           MO, MT, NC, NE, NH,
                                                  NM, NY, OH, PA, SC,
                                                  TN, TX, WA
CNL Income                  45 fast-food or       AL, AZ, CA, CO, CT,          All cash            Public
Fund XI, Ltd.               family-style          FL, KS, LA, MA, MI,
                            restaurants           MS, NC, NH, NM, OH,
                                                  OK, PA, SC, TX, VA,
                                                  WA

CNL Income                  56 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund XII, Ltd.              family-style          GA, IN, LA, MO, MS,
                            restaurants           NC, NM, OH, SC, TN,
                                                  TX, WA

CNL Income                  51 fast-food or       AL, AR, AZ, CA, CO,          All cash            Public
Fund XIII, Ltd.             family-style          FL, GA, IN, KS, LA,
                            restaurants           MD, MO, NC, OH, PA,
                                                  SC, TN, TX, VA

CNL Income                  70 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund XIV, Ltd.              family-style          IL, KS, LA, MN, MO,
                            restaurants           MS, NC, NJ, NV, OH,
                                                  SC, TN, TX, VA

CNL Income                  60 fast-food or       AL, CA, FL, GA, KS,          All cash            Public
Fund XV, Ltd.               family-style          KY, MN, MO, MS, NC,
                            restaurants           NJ, NM, OH, OK, PA,
                                                  SC, TN, TX, VA

CNL Income                  51 fast-food or       AZ, CA, CO, DC, FL,          All cash            Public
Fund XVI, Ltd.              family-style          GA, ID, IN, KS, LA,
                            restaurants           MN, MO, NC, NM, NV,
                                                  OH, PA, TN, TX, UT,
                                                  WI

CNL Income                  35 fast-food,         CA, FL, GA, IL, IN,       All cash               Public
Fund XVII, Ltd.             family-style or       MD, MI, NC, NE, NV,
                            casual-dining         OH, SC, TN, TX, WA
                            restaurants

CNL Income                  27 fast-food,         AZ, CA, CO, FL, GA,       All cash               Public
Fund XVIII, Ltd.            family-style or       IL, KY, MD, MN, NC,
                            casual-dining         NV, NY, OH, PA, TN,
                            restaurants           TX, VA

Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL American                935 fast-food,        AL, AR, AZ, CA, CO,            (1)           Public REIT
Properties Fund, Inc.       family-style or       CT, DE, FL, GA, IA,
                            casual-dining         ID, IL, IN, KS, KY,
                            restaurants           LA, MD, MI, MN, MO,
                                                  MS, NC, NE, NH, NJ,
                                                  NM, NV, NY, OH, OK,
                                                  OR, PA, RI, SC, TN,
                                                  TX, UT, VA, WA, WI,
                                                  WV

CNL Retirement              3 assisted            FL, IL, TX                     (2)           Public REIT
Properties, Inc.            living
                            properties

                        --------------------------------

(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its line of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) As of December 31, 2001, the Retirement Properties REIT had invested approximately $34,100,000 in three assisted living properties, which included $8,100,000 in advances relating to a line of credit.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs, with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between July 1996 and June 2001, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through receipt of percentage rent and/or automatic increases in base rent, and obtaining fixed income through the receipt of payments on Mortgage Loans; (iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within six years after commencement of this offering, through (a) Listing, or (b) if Listing does not occur within six years after commencement of this offering (December 31, 2007), the commencement of orderly Sales of the Company's assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

         The Company intends to meet its objectives through its investment policies of (i) purchasing carefully selected, well-located Properties and leasing them on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to operators of Hotel Chains or to indirect subsidiaries of the Company under leases generally requiring the tenant to pay base annual rent, with percentage rent based on gross revenues and/or automatic increases in base rent, and (ii) offering Mortgage Loans to operators of Hotel Chains.

         In accordance with its investment policies, the Company intends to invest in Properties whose tenants are either franchisors or franchisees of one of the Hotel Chains to be selected by the Company, based upon recommendations by the Advisor, or indirect subsidiaries of the Company, with management of the Property to be performed by a third party Hotel Chain operator. There is no limit on the number of properties of a particular Hotel Chain which the Company may acquire. However, under investment guidelines established by the Board of Directors, no single Hotel Chain may represent more than 50% of the total portfolio unless approved by the Board of Directors, including a majority of the Independent Directors. In addition, the Company currently does not expect to acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification. Potential Mortgage Loan borrowers will similarly be operators of Hotel Chains selected by the Company, following the Advisor's recommendations. It is intended that investments will be made in Properties and Mortgage Loans in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See "Estimated Use of Proceeds" and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives, see "Business."

         The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common Stock. The Bylaws of the Company require the Independent Directors to review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Investment Objectives and Policies -- Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

         1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property under construction, under contract for development or planned for development within one year.

         2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

         3. The Company shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts.

         4. The Company may not make or invest in Mortgage Loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         5. The Company may not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness ("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements is limited to 10% of the Company's tangible assets (which is included within the 25% limitation).

         6. The Company may not engage in any short sale, or borrow on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. "Asset coverage," for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

         7. Unless at least 80% of the Company's tangible assets are comprised of Properties or first mortgage loans, the Company may not incur any indebtedness which would result in an aggregate amount of indebtedness in excess of 300% of Net Assets.

         8. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company.

         9. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Company's Articles of Incorporation.

         10. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the Company as described under "Redemption of Shares"); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

         11. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

         12. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

         13. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

         14. The Company will not invest in any foreign currency or bullion or engage in short sales.

         15. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

         16. The Company will not make loans to the Advisor or its Affiliates, except (A) to wholly owned subsidiaries of the Company, or (B) Mortgage Loans to Joint Ventures (and joint ventures of wholly owned subsidiaries of the Company) in which no co-venturer is the Sponsor, the Advisor, the Directors or any Affiliate of those persons or of the Company (other than a wholly owned subsidiary of the Company) subject to the restrictions governing Mortgage Loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert).

         17. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         18. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding Common Stock.

         Except as set forth above or elsewhere in this Prospectus, the Company does not intend to issue senior securities; borrow money; make loans to other persons; invest in the securities of other issuers for the purpose of exercising control; underwrite securities of other issuers; engage in the purchase and sale (or turnover) of investments; offer securities in exchange for property, repurchase or otherwise reacquire its shares or other securities; or make annual or other reports to security holders. The Company evaluates investments in Mortgage Loans on an individual basis and does not have a standard turnover policy with respect to such investments.


                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The following table presents total Distributions and Distributions per
Share:

                                                               Quarter
                                   -----------------------------------------------------------------
                                      First            Second            Third            Fourth             Year
                                   -------------    -------------    --------------    -------------     -------------
   2002:
   Total Distributions declared        (1)
   Distributions per Share             (1)

   2001:
   Total Distributions declared     $9,772,721      $11,256,998       $13,036,969      $14,342,972       $48,409,660
   Distributions per Share               0.191            0.191             0.194            0.194             0.770

   2000:
   Total Distributions declared     $5,522,124       $6,414,210        $7,533,536       $8,612,405       $28,082,275
   Distributions per Share               0.181            0.181             0.188            0.188             0.738


   1999:
   Total Distributions declared       $998,652       $2,053,964        $3,278,456       $4,434,809       $10,765,881
   Distributions per Share               0.175            0.181             0.181            0.181             0.718


   1998:
   Total Distributions declared       $101,356         $155,730          $362,045         $549,014        $1,168,145
   Distributions per Share               0.075            0.075             0.142            0.175             0.467

(1) In January and February 2002, the Company declared Distributions totalling $4,998,298 and $5,133,486, respectively, (each representing $0.064583 per Share), payable in March 2002, representing a distribution rate of 7.75% of Invested Capital on an annualized basis.

(2) For the years ended December 31, 2001, 2000 and 1999 , approximately 52%, 63% and 75% , respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 48%, 37% and 25%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of December 31, 2001, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.

(3) Distributions declared and paid for the years ended December 31, 2001, 2000 and 1999, represent distribution rates of 7.70%, 7.38% and 7.18%, respectively, of Invested Capital.

         The Company intends to continue to make regular Distributions to stockholders. The payment of Distributions commenced in December 1997. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a daily basis during the offering period.

         Distributions may be payable, by the election of the stockholder for a fee, monthly. A stockholder may elect to receive monthly Distributions, paid in arrears, by written notice to the Company upon subscription, or, thereafter, upon at least 10 days' prior written notice to the Company, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, stockholders will receive Distributions quarterly. In any quarter, stockholders may terminate their election to receive Distributions monthly rather than quarterly by written notice to the Company, which termination will be effective as of the beginning of the following calendar quarter. The Board of Directors, in its sole discretion, in the future may elect to pay Distributions solely on a quarterly basis.

         Each stockholder who has elected to receive Distributions monthly will receive one-third of such quarterly Distribution at the end of such quarter. The remaining two-thirds of such amount will be held in an interest-bearing monthly distribution account segregated from other Company funds, and will be paid, without interest, in approximately equal installments in each of the next two months to those stockholders who have elected to receive Distributions monthly.

         Stockholders who elect the monthly distribution option will be charged an annual administrative fee, which will be $21.00, designed to cover the additional postage and handling associated with the more frequent Distributions. The annual administrative fee will be reduced by any interest earned on the monthly distribution account and will be deducted equally from each monthly Distribution. In the event that the interest earned on the monthly Distribution account exceeds the annual administrative fee, such excess interest will be available to the Company for Company purposes. The Company may change the amount of the fee by written notice to each stockholder who properly has elected to receive monthly Distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

         Stockholders who elect the monthly distribution option will not be eligible to participate in the Reinvestment Plan, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis. See "Summary of Reinvestment Plan."

         The Company is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property, (ii) offer each stockholder the election of receiving in-kind property distributions, and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         The Company is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, the Company is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

         The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The Articles of Incorporation also permit Listing by the Board of Directors after completion or termination of this offering.

         The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to the Company. For more complete provisions, reference is made to the Maryland General Corporation Law, the guidelines for REITs published by the North American Securities Administrators Association and the Company's Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK

         The Company has authorized a total of 216,000,000 shares of capital stock, consisting of 150,000,000 shares of Common Stock, $0.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 63,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 63,000,000 Excess Shares, 60,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." As of February 22, 2002, the Company had 81,956,443 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering and 375,551 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following month on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

         Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors.

         All of the Shares offered hereby will be fully paid and nonassessable when issued.

         The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Shares without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

         Similarly, the voting rights per share of equity securities of the Company (other than the publicly held equity securities of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

         For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership," below.

BOARD OF DIRECTORS

         The Articles of Incorporation provide that the number of Directors of the Company cannot be less than three nor more than 15. A majority of the Board of Directors will be Independent Directors. See "Management -- Independent Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of Common Stock present in person or by proxy and entitled to vote. Independent Directors will nominate replacements for vacancies among the Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

         An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by an officer of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

         At any meeting of stockholders, each stockholder is entitled to one vote per share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of Common Stock then outstanding shall constitute a quorum, and the majority vote of the shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Pursuant to the Company's Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and in some cases a two-thirds majority, of the shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company, or remove one or more Directors without the necessity of concurrence by the Board of Directors.

MERGERS, COMBINATIONS, AND SALE OF ASSETS

         A merger, combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

         Section 2.8 of the Articles of Incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between the Company and any person. Consequently, business combinations between the Company and Interested Stockholders can be effected upon the affirmative vote of a majority of the outstanding Shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding Shares held by disinterested stockholders.

CONTROL SHARE ACQUISITIONS

         The Maryland Control Share Acquisition Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, officers or directors who are employees of the corporation. Control Shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

         Section 2.9 of the Articles of Incorporation provides that the Maryland Control Share Acquisition Statute is inapplicable to any acquisition of securities of the Company by any person. Consequently, in instances where the Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of securities of the Company or such restrictions are otherwise removed, control shares of the Company will have voting rights, without having to obtain the approval of a supermajority of the outstanding Shares eligible to vote thereon.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote.

         Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2007, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of the Company."

         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Shares (the "Ownership Limit"). However, the Articles of Incorporation provide that this Ownership Limit may be modified, either entirely or with respect to one or more Persons, by a vote of a majority of the Directors, if such modification does not jeopardize the Company's status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the status of the Company as a REIT.

         It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock.

         If the ownership, transfer or acquisition of shares of Common or Preferred Stock, or change in capital structure of the Company or other event or transaction would result in (i) any Person owning (applying certain attribution rules) Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) fewer than 100 Persons owning the Common Stock and Preferred Stock, (iii) the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) the Company failing any of the gross income requirements of section 856(c) of the Code or otherwise failing to qualify as a REIT, then the ownership, transfer, or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the Common Stock and/or Preferred Stock, as the case may be, to the extent required to avoid such a result. Common Stock or Preferred Stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT will automatically be converted to Excess Shares. A holder of Excess Shares is not entitled to Distributions, voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or in the case of a devise or gift or similar event which results in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any Distribution paid to a proposed transferee or holder of Excess Shares shall be repaid to the Company upon demand. Excess Shares shall be subject to repurchase by the Company at its election. The purchase price of any Excess Shares shall be equal to the lesser of (a) the price paid in such purported transaction (or in the case of a devise or gift or similar event resulting in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) or (b) the fair market value of such Shares on the date on which the Company or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) CNL Hospitality Corp., during the period ending on December 31, 1997, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by CNL Hospitality Corp. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management-- Fiduciary Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct; (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty;
(iii) the Indemnitee  actually  received an improper  personal benefit in money, property,  or  services;  (iv)  in the  case  of any  criminal  proceeding,  the
Indemnitee  had  reasonable  cause  to  believe  that  the act or  omission  was unlawful; or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company; (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation; (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

         Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of Hospitality Partners to the same extent that they have access to the books of account and records of the Company.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

         If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the Directors shall be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company. The Company may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Company. The remedies provided by the Articles of Incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)     one of the following:

                  (A) remaining stockholders of the Company and preserving their
         interests   therein  on  the  same  terms  and  conditions  as  existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from participating in any proposed Roll-Up
Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See " Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" and "Summary of the Articles of Incorporation and Bylaws -- Stockholder Meetings," above);

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of the Company's Articles of Incorporation and described in "Summary of the Articles of Incorporation and Bylaws -- Inspection of Books and Records," above; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.

                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Shaw Pittman LLP, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

         General. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. The Company believes that it is organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of "built-in gain" will apply assuming that the Company makes an election pursuant to Section 1.337(d)-5T(b) of the Treasury Regulations upon its acquisition of an asset from a C corporation.

         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ending through December 31, 2001, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         Requirements for Qualification as a REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not "closely held" as defined in section 856(h) of the Code; and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of Hospitality Partners and of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.

         Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury Regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer other than a taxable REIT subsidiary, exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing as well as stock of another REIT and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         The bulk of the Company's assets will be real property. The Company has represented that at the end of each quarter the value of any personal property owned by the Company will in the aggregate represent less than 25% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance, however, that the IRS may not contend that the value of any personal property owned by the Company, exceeds 25% of the Company's total assets.

         A REIT may own up to 100% of the stock of a corporation that elects to be treated as a "taxable REIT subsidiary" for federal income tax purposes. At no time may the value of a REIT's stock in taxable REIT subsidiaries exceed 20% of the value of the REIT's gross assets. Although a taxable REIT subsidiary is not permitted to operate a lodging facility, it may lease lodging facilities from its affiliated REIT provided that an eligible independent contractor manages the facilities. As of February 22, 2002, the Company had entered into 23 such leases with taxable REIT subsidiaries and may enter into additional leases with taxable REIT subsidiaries in the future.

         The common and preferred stock of Hotel Investors owned by Hospitality Partners represents a significant portion of the Company's assets. As mentioned above, stock of a REIT is considered a "real estate asset" for purposes of the 75% asset test and, therefore, the asset tests prohibiting a REIT from owning securities of an issuer that exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. Based on representations made by officers of Hotel Investors with respect to relevant factual matters, and assuming that Hotel Investors will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, Hotel Investors is organized in conformity with the requirements for qualification as a REIT, and Hotel Investors' proposed method of operations will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that Hotel Investors' ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving Hotel Investors and others, and no assurance can be given that the actual results of Hotel Investors' operating and future actions and events will enable Hotel Investors to satisfy in any given year the requirements for qualification and taxation as a REIT. If Hotel Investors fails to qualify as a REIT, then the Company would own (through Hospitality Partners) securities of an issuer that exceed 5% of the value of the Company's assets and that represent more than 10% of the value or voting power of the outstanding securities of an issuer in violation of the asset tests discussed above.

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified for federal income tax purposes as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of the value or voting power of an issuer's securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, dividends and other distributions on, and gain from the disposition of stock of other REITS, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and (ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties and dividends from Hotel Investors. Dividends from Hotel Investors will be qualifying income under both the 75% and the 95% test, provided that Hotel Investors qualifies as a REIT. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant (other than a taxable REIT subsidiary leasing a lodging facility operated by an eligible independent contractor) will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

         The Company has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease;
(iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business -- Description of Property Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

         In addition, the Company will be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company has represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75% gross income test.

         Rents from personal property will satisfy both the 75% and 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect, (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year, and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% or 95% test (whichever amount is greater).

         Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 90% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling Assets. If the Company ultimately were unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 90% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

         Taxable Domestic Stockholders. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, the Company may elect to retain and pay income tax on its long-term capital gains. If the Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the Distribution exceeds each stockholder's basis, a gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and
(ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

         Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

         If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

         The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Federal Income Tax Considerations -- Taxation of Stockholders -- Foreign Stockholders" below.

         The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

         Tax-Exempt Stockholders. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests, or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel, the distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

         Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

         Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, with regard to payments on or after January 1, 1999, the Non-U.S. Stockholder files IRS Form W-8 with the Company and, if the Shares are not traded on an established securities market, acquires a taxpayer identification number from the IRS), or (ii) the Non-U.S. Stockholder files an IRS Form 4224 (or, with respect to payments on or after January 1, 1999, files IRS Form W-8 with the Company) with the Company claiming that the distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. Beginning with payments made on or after January 1, 1999, the Company will be permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The Company and its stockholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will purchase both new and existing Properties and lease them to franchisees or corporate franchisors or taxable REIT subsidiaries pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements," above. Furthermore, in the event that the Company was determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the landlord or the tenant of the property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Property Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Property Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel may not be able to opine that such transactions will be characterized as leases.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business -- Joint Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code, and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code; and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

         If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Asset Tests" and "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests," above.


                             REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. For any period during which the Company is making a public offering of Shares, the statement will report an estimated value of each Share at the public offering price per Share, which during the term of this offering is $10.00 per Share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each Share based on (i) appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

         If the Company is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the Company, at the location where such reports are kept by the Company. Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.


                                  THE OFFERING

GENERAL

         A maximum of 45,000,000 Shares ($450,000,000) are being offered at a purchase price of $10.00 per Share. Included in the 45,000,000 Shares offered, the Company has registered 5,000,000 Shares ($50,000,000) available to stockholders purchasing Shares in this offering who receive a copy of this Prospectus or to stockholders who purchased Shares in one of the Prior Offerings and who received a copy of the related prospectus and who elect to participate in the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 5,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering or one of the Company's Prior Offerings will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following termination of this offering.

         A minimum investment of 250 Shares ($2,500) is required, except for Nebraska and North Carolina investors who must make a minimum investment of 500 Shares ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. Maine investors, however, may not purchase additional Shares in amounts less than the applicable minimum investment except at the time of the initial subscription or with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

PLAN OF DISTRIBUTION

         The Shares are being offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. Both James
M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "Escrow Arrangements" below.

         Subject to the provisions for reduced Selling Commissions described below, the Company will pay the Managing Dealer an aggregate of 7.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer, in its sole discretion, may reallow fees of up to 7% to the Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer an amount equal to up to 0.125% of Gross Proceeds to reimburse bona fide due diligence expenses incurred. All or any portion of this amount may be reallowed to any Soliciting Dealer with the prior written approval from, and in the sole discretion of, the Managing Dealer, for bona fide due diligence expenses incurred. The Company will also pay to the Managing Dealer an amount equal to 0.5% of Gross Proceeds as a marketing support fee. All or a portion of this fee may be reallowed to any Soliciting Dealer with the prior written approval from, and in the sole discretion of, the Managing Dealer, based on the assistance of the Soliciting Dealer in marketing this offering. Stockholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions , the marketing support fee and due diligence reimbursements on Shares purchased for their accounts on the same basis as investors who purchase Shares in this offering. See "Summary of Reinvestment Plan."

         In connection with this offering, the Company will pay a Soliciting Dealer Servicing Fee of 0.20% of Invested Capital (calculated, for purposes of this provision, using only Shares sold pursuant to this offering) commencing on December 31 of the year following the year in which this offering terminates, and every December 31 thereafter, to the Managing Dealer, which, in its sole discretion may reallow all or a portion of such fee to the Soliciting Dealers who sold Shares pursuant to this offering and whose clients who purchased Shares in this offering hold Shares on such date. The Soliciting Dealer Servicing Fee will terminate as of the beginning of any year in which the Company is liquidated or in which Listing occurs, provided, however, that any previously accrued but unpaid portion of the Soliciting Dealer Servicing Fee may be paid in such year or any subsequent year. In connection with the 2000 Offering, the Company will pay a soliciting dealer servicing fee of 0.20% of Invested Capital (calculated for purposes of this provision, using only Shares sold pursuant to the 2000 Offering) commencing December 31, 2003 and each December 31 thereafter, to the Managing Dealer, which, in its sole discretion may reallow all or a portion of such fee to the Soliciting Dealers who sold Shares pursuant to the 2000 Offering and whose clients who purchased Shares in the 2000 Offering hold Shares on such date. In connection with the Initial Offering, the Company will pay a soliciting dealer servicing fee of 0.20% of Invested Capital (calculated, for purposes of this provision, using only Shares sold pursuant to the Initial Offering) commencing December 31, 2000 and each December 31 thereafter, to the Managing Dealer, which, in its sole discretion may reallow all or a portion of such fee to the Soliciting Dealers who sold Shares pursuant to the Initial Offering and whose clients who purchased Shares in the Initial Offering hold Shares on such date. The soliciting dealer servicing fee relating to the 2000 Offering and the Initial Offering will terminate as of the beginning of any year in which the Company is liquidated or in which Listing occurs, provided, however, that any previously accrued but unpaid portion of the soliciting dealer servicing fee may be paid in such year or any subsequent year. In connection with the 1999 Offering, the Company issued to the Managing Dealer, a soliciting dealer warrant to purchase one Share of Common Stock for every 25 Shares sold in such offering, to be exercised, if at all, during the five-year period commencing with the date the 1999 Offering began (the "Exercise Period"), at a price of $12.00 per Share. The Managing Dealer may, in its sole discretion, reallow all or any part of such soliciting dealer warrant to certain Soliciting Dealers that sold Shares pursuant to the 1999 Offering, unless prohibited by federal or state securities laws. Soliciting dealer warrants will not be exercisable until one year from date of issuance. Soliciting dealer warrants are not transferable or assignable except by the Managing Dealer, the Soliciting Dealers, their successors in interest, or individuals who are officers or partners of such a person. The soliciting dealer servicing fee will not be assessed with regard to Shares sold in the 1999 Offering.

         A registered principal or representative of the Managing Dealer or a Soliciting Dealer, employees, officers, and Directors of the Company, or employees, officers and directors of the Advisor, any of their Affiliates and any Plan established exclusively for the benefit of such persons or entities may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. Clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of the Shares, may purchase the Shares net of 7% commissions. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees which is inconsistent with accepting Selling Commissions may elect not to accept any Selling Commissions offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of all Selling Commissions, at a per Share purchase price of $9.30. In connection with the purchases of certain minimum numbers of Shares, the amount of Selling Commissions otherwise payable to the Managing Dealer or a Soliciting Dealer shall be reduced in accordance with the following schedule:


                                                                          Reallowed Commissions on Sales
                                         Purchase Price per               per Incremental Share in Volume
                                          Incremental Share                       Discount Range
            Number                       in Volume Discount          ------------------------------------------
      of Shares Purchased                       Range                     Percent                Dollar Amount
--------------------------------         --------------------        ----------------          ----------------
       1   --      25,000                     $10.00                      7.0%                      $0.70
  25,001   --      50,000                       9.90                      6.0%                       0.60
  50,001   --      75,000                       9.80                      5.0%                       0.50
  75,001   --     100,000                       9.70                      4.0%                       0.40
 100,001   --     250,000                       9.60                      3.0%                       0.30

         Selling Commissions for purchases of 250,001 Shares or more will, in the sole discretion of the Managing Dealer, be reduced to $0.25 per Share ($0.20 of which may be reallowed to a Soliciting Dealer) or less but in no event will the proceeds to the Company be less than $9.25 per Share.

         For example, if an investor purchases 100,000 Shares, the investor could pay as little as $985,000 rather than $1,000,000 for the Shares, in which event the Selling Commissions on the sale of such Shares would be $60,000 ($0.60 per Share). The net proceeds to the Company will not be affected by such discounts.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Shares are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Reinvestment Plan." Further subscriptions for Shares will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Shares subsequent to the purchaser's initial purchase of Shares.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Share purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Shares.

         For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Shares and must have formed such group for a purpose other than to purchase the Shares at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under
Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         Any reduction in commissions will reduce the effective purchase price per Share to the investor involved but will not alter the net proceeds payable to the Company as a result of such sale. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced commissions.

         In connection with the sale of Shares, certain registered principals or representatives of the Managing Dealer may perform wholesaling functions for which they will receive compensation payable by the Managing Dealer in an aggregate amount not in excess of one percent of Gross Proceeds. The first 0.5% of Gross Proceeds of any such fee will be paid from the 7.5% of Gross Proceeds payable to the Managing Dealer as Selling Commissions.

         In addition, the Advisor and its Affiliates, including the Managing Dealer and its registered principals or representatives, may incur due diligence fees and other expenses, including expenses related to sales seminars and wholesaling activities, a portion of which may be paid by the Company.

         In addition, stockholders may agree with their participating Soliciting Dealer and the Managing Dealer to have Selling Commissions relating to their Shares paid over a six-year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). The volume discount will not be applicable to purchases with regard to which stockholders elect the Deferred Commission Option. Stockholders electing the Deferred Commission Option will be required to pay a total of $9.50 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.25 per Share will be payable as Selling Commissions due upon subscription, $0.20 of which may be reallowed to the Soliciting Dealer by the Managing Dealer. For each of the five years following such subscription (or for such five year period commencing at a later date agreed upon by the Managing Dealer and the Soliciting Dealer) on a date to be determined by the Managing Dealer, $0.10 per Share will be paid by the Company as deferred Selling Commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of Distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Soliciting Dealer by the Managing Dealer. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a stockholder electing the Deferred Commission Option will pay a 1% Selling Commission per year thereafter for five years which will be deducted from and paid by the Company out of Distributions otherwise payable to such stockholder. At such time, if any, as Listing occurs, the Company shall have the right to require the acceleration of all outstanding payment obligations under the Deferred Commission Option. All such Selling Commissions will be paid to the Managing Dealer, whereby a total of up to 7% of such Selling Commissions may be reallowed to the Soliciting Dealer.

         The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xiii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."

         The Company will also reimburse the Managing Dealer and the Soliciting Dealers for bona fide due diligence expenses and certain expenses as incurred in connection with the offering.

         The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10% of Gross Proceeds, plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes Selling Commissions, marketing support fees, the Soliciting Dealer Servicing Fee, wholesaling compensation and expense reimbursements, expenses relating to sales seminars, and sales incentives.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

         Procedures Applicable to All Subscriptions. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Bank, Escrow Agent" or to the Company, in the amount of $10.00 per Share. Subscription proceeds will be held in trust for the benefit of investors until such time as the investors are admitted as stockholders of the Company. See "Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Appendix D to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

         The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe -- Suitability Standards." In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         The Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. The Advisor and each Soliciting Dealer shall maintain these records for at least six years.

         Subscribers will be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

         Procedures Applicable to Non-Telephonic Orders. Each Soliciting Dealer receiving a subscriber's check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Procedures Applicable to Telephonic Orders. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the Shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer); or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Investors, however, who are residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of California, Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

         Additional Subscription Procedures. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Reinvestment Plan. See "Summary of Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Appendix D, primarily in that it will eliminate one or both of these options.

ESCROW ARRANGEMENTS

         The Escrow Agreement between the Company and SouthTrust Bank (the "Bank") provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or, in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of stockholders to the Company.

         The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

         A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other Plan that is exempt from ERISA is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the Shares by such Plan or IRA.

         Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and have been registered within the relevant time period under Section 12(g) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Shares are "widely held."

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

         Assuming that the Shares continue to be "widely held" and will be "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

         The offering price per Share was determined by the Company based upon the estimated costs of investing in the Properties and the Mortgage Loans, the fees to be paid to the Advisor and its Affiliates, as well as fees to third parties, and the expenses of this offering.


                           SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure entitled CNL Hospitality Properties, Inc., (ii) a fact sheet describing the general features of the Company, (iii) a cover letter transmitting the Prospectus, (iv) a summary description of the offering, (v) a slide presentation, (vi) broker updates,
(vii) an audio cassette presentation, (viii) a video presentation, (ix) an electronic media presentation, (x) a cd-rom presentation, (xi) a script for telephonic marketing, (xii) seminar advertisements and invitations, and (xiii) certain third-party articles. All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.

                                 LEGAL OPINIONS

         The legality of the Shares being offered hereby has been passed upon for the Company by Shaw Pittman LLP. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Shaw Pittman LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Shaw Pittman LLP serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Certain members of the firm have invested in prior programs sponsored by the Affiliates of the Company in aggregate amounts which do not exceed one percent of the amounts sold by any such program, and members of the firm also may invest in the Company.


                                     EXPERTS

         The financial statements of the Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in this Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of SHC Miami Airport, LLC, Hilton Costa Mesa and Hilton Suites Auburn Hills as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, and the financial statements of Embassy Suites Portland Downtown as of December 31, 2000 and 1999 and for the year ended December 31, 2000, the period from November 30, 1999 through December 31, 1999, the period from January 1, 1999 through November 29, 1999 (predecessor company) and the year ended December 31, 1998 (predecessor company), included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

         A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. In addition, the Company is required to file periodic reports under the Securities Exchange Act of 1934, as amended, and has filed registration statements relating to previous offerings, all of which may be obtained from the Commission. The Commission maintains a web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.


                                   DEFINITIONS

         "1999 Offering" means the public offering of the Company of 27,500,000 Shares of Common Stock, which commenced in June 1999 and terminated on September 14, 2000.

         "2000 Offering" means the public offering of the Company of 45,000,000 Shares of Common Stock, including 5,000,000 Shares available pursuant to the Reinvestment Plan, which commenced in September 2000 and is expected to terminate in April 2002.

         "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         "Acquisition Fees" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         "Advisor" means CNL Hospitality Corp., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Hospitality Corp. or any successor advisors subcontracts substantially all of its functions. The Advisor has responsibility for the day-to-day operations of the Company.

         "Advisory Agreement" means the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

         "Affiliate" means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         "Articles of Incorporation" means the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "Asset Management Fee" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to the Advisory Agreement.

         "Assets" means Properties and Mortgage Loans, collectively.

         "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "Bank" means SouthTrust Bank, escrow agent for the offering.

         "Board of Directors" means the Directors of the Company.

         "Bylaws" means the bylaws of the Company.

         "CNL" means CNL Holdings, Inc., the parent company either directly or indirectly of the Advisor and the Managing Dealer.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

         "Counsel" means tax counsel to the Company.

         "Deferred Commission Option" means an agreement between a stockholder, the participating Soliciting Dealer and the Managing Dealer to have Selling Commissions paid over a six year period as described in "The Offering -- Plan of Distribution."

         "Development Fee" means a fee for such activities as negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

         "Director" means a member of the Board of Directors of the Company.

         "Distributions" means any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

         "Equipment" means the furniture, fixtures and equipment used at Hotel Chains.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "Excess Shares" means the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "Front-End Fees" means fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and investing in Properties and Mortgage Loans, including Selling Commissions, the marketing support fee, due diligence expense reimbursements, Offering Expenses, Acquisition Expenses and Acquisition Fees paid out of Gross Proceeds, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of Gross Proceeds.

         "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for Selling Commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price, currently $10.00.

         "Hospitality Partners" means CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership. Properties acquired are expected to be held by Hospitality Partners and, as a result, owned by the Company through Hospitality Partners.

         "Hotel Chains" means the national and regional hotel chains, primarily limited service, extended stay and full service hotel chains, to be selected by the Advisor, and who themselves or their franchisees will either (i) lease Properties purchased by the Company, (ii) become managers under management agreements, or (iii) become borrowers under Mortgage Loans.

         "Hotel Investors" means CNL Hotel Investors, Inc., a jointly owned real estate investment trust between the Company and Five Arrows Realty Securities II L.L.C., formed for the purpose of acquiring up to eight hotel Properties from various sellers affiliated with Western International.

         "Independent Director" means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "Independent Expert" means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "Initial Investment" means the 20,000 Shares of Common Stock purchased by the Advisor as part of the Company's initial capitalization.

         "Initial Offering" means the initial offering of the Company which commenced on July 9, 1997 and terminated on June 17, 1999.

         "Invested Capital" means the amount calculated by multiplying the total number of shares of Common Stock purchased by stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

         "IRA" means an Individual Retirement Account.

         "IRS" means the Internal Revenue Service.

         "Joint Ventures" means the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "Line of Credit" means one or more lines of credit in an aggregate amount up to $200,000,000, the proceeds of which will be used to acquire Properties and make Mortgage Loans. The Line of Credit may be in addition to any Permanent Financing.

         "Listing" means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

         "Managing Dealer" means CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

         "Mortgage Loans" means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by real estate owned by the borrower.

         "Net Assets" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

         "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's Assets.

         "Net Offering Proceeds" means Gross Proceeds less (i) Selling Commissions, (ii) Offering Expenses and (iii) the marketing support fee and due diligence expense reimbursements.

         "Net Sales Proceeds" means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any Mortgage Loan, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties or Mortgage Loans, to repay outstanding indebtedness, or to establish reserves.

         "Offering Expenses" means any and all costs and expenses, other than Selling Commissions, the marketing support fee, due diligence expense reimbursements, and the Soliciting Dealer Servicing Fee incurred by the Company, the Advisor or any Affiliate of either in connection with the qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Offering Expenses paid by the Company in connection with the offering, together with the 7.5% Selling Commissions, the marketing support fee, due diligence expense reimbursements, and the Soliciting Dealer Servicing Fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

         "Operating Expenses" includes all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) the Soliciting Dealer Servicing Fee and any soliciting dealer servicing fees in connection with the Initial Offering, (c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, and (vi) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         "Ownership Limit" means, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

         "Participants" means those stockholders who elect to participate in the Reinvestment Plan.

         "Performance Fee" means the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

         "Permanent Financing" means financing (i) to acquire Assets, (ii) to pay a fee of 4.5% of any Permanent Financing as Acquisition Fees, and, (iv) refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

         "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "Preferred Stock" means any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

         "Prior Offerings" means the prior public offerings of the Company; the Initial Offering, the 1999 Offering and the 2000 Offering.

         "Properties" means (i) the real properties, including the buildings located thereon and including Equipment; (ii) the real properties only, or (iii) the buildings only, including Equipment, which are acquired by the Company either directly or through joint venture arrangements or other partnerships.

         "Prospectus" means the final prospectus included in the Company's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "Qualified Plans" means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "Reinvestment Agent" or "Agent" means the independent agent, which currently is Bank of New York, for Participants in the Reinvestment Plan.

         "Reinvestment Plan" means the Reinvestment Plan, in the form attached hereto as Appendix A.

         "Reinvestment Proceeds" means net proceeds available from the sale of Shares under the Reinvestment Plan to redeem Shares or, under certain circumstances, to invest in additional Properties or Mortgage Loans.

         "REIT" means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

         "Related Party Tenant" means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "Sale" (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or portion thereof, including any event with respect to any Mortgage Loan which gives rise to a significant amount of insurance proceeds or similar awards; but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B) or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

         "Selling Commissions" means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "Shares" means the shares of Common Stock of the Company, including the up to 45,000,000 shares to be sold in this offering.

         "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "Soliciting Dealer Servicing Fee" means an annual fee of 0.20% of the aggregate investment of stockholders who purchase Shares in this offering, payable to the Managing Dealer on December 31 of each year following the year in which the offering terminates. The Managing Dealer, in its sole discretion, in turn may reallow all or a portion of such fee to the Soliciting Dealers whose clients hold Shares on such date.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

         b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the Company;

         d.       possessing significant rights to control Company Properties;

         e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

         f. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

         "Stockholders' 8% Return," as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

         "Subscription Agreement" means the Subscription Agreement in the form attached hereto as Appendix D.

         "Subordinated Incentive Fee" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.

         "Termination Date" means the date of termination of the Advisory Agreement.

         "Total Proceeds" means Gross Proceeds, loan proceeds from Permanent Financing and the Line of Credit that are used to acquire Properties.

         "Triple-Net Lease" generally means a Property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.

         "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

                                     FORM OF
                                REINVESTMENT PLAN


         CNL HOSPITALITY PROPERTIES, INC., a Maryland corporation (the "Company "), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan ") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. Bank of New York, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

              (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions and the marketing support and due diligence fee equal to 0.5% of the total amount raised from sale of the Shares may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases.

              (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the- counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

              (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly Distribution option are eligible to participate in the Reinvestment Plan.

         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6.   Suitability.

              (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC") will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

              (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

              (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support fee of 0.5%, due diligence expense reimbursement fee of up to 0.125%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Hospitality Corp. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.  Termination.

              (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., P.O. Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   APPENDIX B

                              FINANCIAL INFORMATION

                          INDEX TO FINANCIAL STATEMENTS



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                                                                                                         Page


Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of December 31, 2001                                          B-2

    Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001                     B-3

    Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2001             B-4

Audited Consolidated Financial Statements as recently filed in CNL Hospitality
    Properties, Inc.'s December 31, 2001 Form 10-K:

    Report of Independent Certified Public Accountants                                                    B-9

    Consolidated Balance Sheets as of December 31, 2001 and 2000                                          B-10

    Consolidated Statements of Earnings for the years ended December 31, 2001, 2000 and 1999              B-11

    Consolidated Statements of Stockholders' Equity for the years ended December 31, 2001, 2000
      and 1999                                                                                            B-12

    Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999            B-15

    Notes to Consolidated Financial Statements for the years ended December 31, 2001, 2000 and 1999       B-18

Financial Statement Schedule:

    Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2001                       B-33

    Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2001              B-35


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to the receipt of $40,654,190 in gross offering proceeds from the sale of 4,065,419 additional shares for the period January 1, 2002 through February 22, 2002, and the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (b) invest in a joint venture which owns one property, (c) invest in a joint venture that will invest in an entity which owns licensing rights to the Mobile Travel Guide and (d) purchase four additional properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2001, has been adjusted to give effect to the transactions in (i) and (ii) above as though they occurred on December 31, 2001.

         The Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001 includes the historical operating results of properties in (ii) above from the date of their acquisitions plus operating results from
(A) the later of (1) the dates the properties became operational by the previous owner or (2) January 1, 2001, to (B) the earlier of (1) the dates the properties were acquired by the Company or (2) the end of the pro forma period presented (the "Pro Forma Period"). In June 2001, the Company acquired the remaining 29% interest of Hotel Investors, resulting in the Company owning 100% of Hotel Investors at June 30, 2001.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001

                                                                             Pro Forma
                    ASSETS                               Historical         Adjustments                     Pro Forma
                                                        --------------     ---------------                ---------------
Land, buildings and equipment, net                       $699,239,959         $98,750,000  (b)              $804,764,209
                                                                                6,774,250  (b)
Investment in unconsolidated subsidiaries                 135,271,048          13,000,000  (c)               150,058,548
                                                                                1,787,500  (d)
Cash and cash equivalents                                  44,825,052          40,654,190  (a)                 1,372,468
                                                                               (1,829,439 )(a)
                                                                               (3,049,064 )(a)
                                                                                 (203,271 )(a)
                                                                              (98,750,000 )(b)
                                                                                 (987,500 )(b)
                                                                               35,500,000  (b)
                                                                              (13,000,000 )(c)
                                                                               (1,787,500 )(d)
Restricted cash                                             8,493,446                  --                      8,493,446
Receivables                                                 1,266,862                  --                      1,266,862
Due from related parties                                    1,410,900                  --                      1,410,900
Prepaid expenses and other assets                           6,796,398           1,829,439   (a)                2,839,087
                                                                               (5,786,750 )(b)
Loan costs, net                                             4,102,822                  --                      4,102,822
                                                       ---------------    ----------------               ----------------

                                                         $901,406,487         $72,901,855                   $974,308,342
                                                       ===============    ================               ================

         LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgages payable and accrued interest                    168,883,882                  --                    168,883,882
Other notes payable                                        57,571,680                  --                     57,571,680
Line of credit                                              7,500,000          35,500,000  (b)                43,000,000
Accounts payable and accrued expenses                       8,269,796                  --                      8,269,796
Distributions payable                                          87,685                  --                         87,685
Due to related parties                                      1,026,225                  --                      1,026,225
Security deposits                                          19,454,611                  --                     19,454,611
Rents paid in advance                                         735,924                  --                        735,924
                                                       ---------------    ----------------               ----------------
       Total liabilities                                  263,529,803          35,500,000                    299,029,803
                                                       ---------------    ----------------               ----------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                    --                  --                             --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares                   --                  --                             --
    Common stock, $.01 par value per share.
       150,000,000 authorized shares; issued and
       outstanding 81,422,985 shares, as adjusted             773,575              40,654  (a)                   814,229
    Capital in excess of par value                        681,152,253          40,613,536  (a)               718,513,454
                                                                               (3,252,335 )(a)       (a)
    Accumulated distributions in excess of net earnings   (39,959,120 )                --                    (39,959,120 )
    Accumulated other comprehensive loss                   (1,189,396 )                --                     (1,189,396 )
    Minority interest distributions in excess of
       contributions and accumulated earnings              (2,900,628 )                --                     (2,900,628 )
                                                       ---------------    ----------------               ----------------
          Total stockholders' equity                      637,876,684          37,401,855                    675,278,539
                                                       ---------------    ----------------               ----------------

                                                         $901,406,487         $72,901,855                   $974,308,342
                                                       ===============    ================               ================

See accompanying notes to unaudited pro forma consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2001





                                                                  Pro Forma
                                              Historical         Adjustments                 Pro Forma
                                             --------------     --------------              -------------

Revenues:
    Rental income from operating leases          $ 61,030,551           $ 736,469   (1)        $ 61,767,020
    Hotel operating revenues                        1,150,876           8,706,195   (2)           9,857,071
    FF&E reserve income                             5,786,879              63,443   (4)           5,850,322
    Interest and other income                       3,494,238          (1,492,724 ) (5)           2,001,514
                                                --------------    ----------------         -----------------
                                                   71,462,544           8,013,383                79,475,927
                                                --------------    ----------------         -----------------

Expenses:
    Interest and loan cost amortization            14,653,011             586,933   (3)          15,239,944
    General operating and administrative            3,465,568                  --                 3,465,568
    Asset management fees to
       related party                                3,326,688             352,916   (6)           3,679,604
    Hotel operating expense                         1,515,808           5,504,298   (2)           7,020,106
    Taxes                                           1,183,184                  --                 1,183,184
    Depreciation and amortization                  19,748,697           1,958,611   (7)          21,707,308
                                                --------------    ----------------            --------------
                                                   43,892,956           8,402,758                52,295,714
                                                --------------    ----------------            --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiaries and
    Minority Interest                              27,569,588            (389,375 )              27,180,213

Equity in Loss of Unconsolidated                                       (8,483,291 ) (10)
    Subsidiaries                                                        5,172,110   (11)
                                                   (7,092,674 )           326,540   (12)        (10,440,906 )
                                                                         (363,591 ) (13)

Minority Interest                                  (1,148,538 )         1,006,427   (9)            (142,111 )
                                                --------------    ----------------            --------------

Net Earnings from Continuing Operations          $ 19,328,376        $ (2,731,180 )            $ 16,597,196
                                                ==============    ================            ==============

Earnings Per Share of Common Stock (8):
    Basic                                        $       0.30                                  $      0.24
                                                ==============                                ==============
    Diluted                                      $       0.30                                  $      0.24
                                                ==============                                ==============

Weighted Average Number of Shares of
    Common Stock Outstanding (8):
       Basic                                       64,457,643                                    68,523,062
                                                ==============                                ==============
       Diluted                                     64,457,643                                    68,523,062
                                                ==============                                ==============


See accompanying notes to unaudited pro forma consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Balance Sheet:
----------------------------------------------

(a) Represents gross proceeds of $40,654,190 from the sale of 4,065,419 shares during the period January 1, 2002 through February 22, 2002, and the payment of $1,829,439 for related acquisition fees (4.5% of gross proceeds) which are reflected as other assets, selling commissions of $3,049,064 (7.5% of gross proceeds) and marketing support and due diligence expense reimbursement fee of $203,271 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of $64,237,500 of cash and cash equivalents and $35,500,000 borrowings under the line of credit to purchase four properties for $105,524,250 (which includes closing costs of $987,500 and acquisition fees and costs of $5,786,750, which had been recorded as other assets as of December 31, 2001 and have been reclassified to land, buildings and equipment on operating leases).

                                                                                   Acquisition
                                                                                     Fees and
                                                                                  Closing Costs
                                                                                   Allocated to
                                                             Purchase Price         Investment            Total
                                                             ----------------     ---------------    ----------------

         SpringHill Suites in Plymouth Meeting, PA               $27,000,000         $ 1,852,200         $28,852,200
         SpringHill Suites in Manhattan Beach, CA                 20,000,000           1,372,000          21,372,000
         TownePlace Suites in Manhattan Beach, CA                 14,250,000             977,550          15,227,550
         Courtyard in Basking Ridge, NJ                           37,500,000           2,572,500          40,072,500
                                                             ----------------     ---------------    ----------------

                                                                $ 98,750,000         $ 6,774,250        $105,524,250
                                                             ================     ===============    ================


(c) Represents the use of $13,000,000 of cash and cash equivalents to fund the Company's acquisition of a 50% interest in a joint venture. The joint venture will invest in a single purpose limited partnership that will own one hotel in San Francisco, California.

(d) Represents the use of $1,787,500 of cash and cash equivalents to fund the Company's acquisition of a 25% interest in a joint venture. The joint venture will invest in joint venture that owns the licensing rights to the Mobile Travel Guide.

Unaudited Pro Forma Consolidated Statement of Earnings:
------------------------------------------------------

(1) Represents adjustments to rental income from operating leases for the properties acquired by the Company as of February 22, 2002 (the "Pro Forma Leased Properties") for the Pro Forma Period.

         The following presents the actual date the Pro Forma Leased Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Leased Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                               Date the Property
                                                                              Became Operational
                                                      Date Acquired /        as a Rental Property
                                                      Probable by the        For Pro Forma Leased      Purchase Price
                                                          Company                  Purposes
                                                    ---------------------    ----------------------    ----------------

         SpringHill Suites in Raleigh, NC           February 2, 2001            January 1, 2001             $8,822,000
         Courtyard in Overland Park, KS             February 2, 2001            January 1, 2001             15,790,000
         SpringHill Suites in Centreville, VA       March 23, 2001              January 1, 2001             11,414,000
         SpringHill Suites in Charlotte, NC         March 23, 2001              January 1, 2001             11,773,000



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

         These leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Leased Properties during the period the Company was assumed to have held the properties.

(2) Represents adjustment to hotel revenues and expenses for properties acquired by the Company and owned through taxable REIT subsidiaries as of February 22, 2002 ("TRS Operating Properties) for the Pro Forma Period.

         The following presents the date the Pro Forma Operating Properties were treated as becoming operational as a TRS property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                             Date the Property
                                                            Became Operational
                                                               For Pro Forma
                                                                 Purposes
                                                           --------------------

         Courtyard in Oakland, CA                             February 26, 2001
         SpringHill Suites in Plymouth Meeting, PA            August 7, 2001
         SpringHill Suites in Richmond, VA                    April 15, 2001
         SpringHill Suites in Manhattan Beach, CA             August 28, 2001
         TownePlace Suites in Manhattan Beach, CA             July 29, 2001
         Courtyard in Basking Ridge, NJ                       December 20, 2001

         No income tax provision has been presented as it is assumed that rental expense will offset substantially all hotel operating profit. In addition, no operating assets or liabilities were included for pro forma purposes as this amount is immaterial to the Company.

(3) Represents adjustment to interest expense related to the line of credit for the Pro Forma Period based upon the following terms:

          Line of Credit                                         Pro Forma
           Draw Amount             Interest Rate                Adjustment
          --------------  ---------------------------------   ----------------

           $ 35,500,000   Floating  at  225  basis  points        $586,933
                          over  30-day  LIBOR.  During the
                          Pro Forma Period, the interest
                          rate varied from 5.03% to 6.75%

         If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $14,792.

(4) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Leased Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. FF&E reserve income is approximately three percent of estimated annual gross revenues per Pro Forma Property.

(5) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts for the Pro Forma Period. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 2001.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

(6) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, as defined in the Company's prospectus.

(7) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Leased Properties and Pro Forma Operating Properties accounted using the straight-line method of $1,958,611. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties:

                                                                  Land               Building             FF&E
                                                             ----------------     ---------------    ----------------

         SpringHill Suites in Raleigh, NC                         $1,039,753         $ 6,924,761          $1,401,381
         Courtyard in Overland Park, KS                            1,419,211          13,014,165           2,316,808
         SpringHill Suites in Centreville, VA                      1,482,115           9,431,634           1,222,799
         SpringHill Suites in Charlotte, NC                        1,602,996           9,307,241           1,588,179
         Courtyard in Oakland, CA                                  3,238,826          17,607,812           1,124,658
         SpringHill Suites in Plymouth Meeting, PA                 3,230,510          23,812,410           1,809,280
         SpringHill Suites in Richmond, VA                           844,603           9,367,961             830,897
         SpringHill Suites in Manhattan Beach, CA                  2,392,970          17,638,822           1,340,208
         TownePlace Suites in Manhattan Beach, CA                  1,704,991          12,567,661             954,898
         Courtyard in Basking Ridge, NJ                            4,486,819          33,072,792           2,512,889

(8) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2001. As a result of receipt of gross proceeds from the sale of shares during the period January 1, 2002 through February 22, 2002, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the year ended December 31, 2001.

         The pro forma diluted earnings per share has been adjusted to reflect the elimination of potentially dilutive shares as a result of the acquisition of the remaining 29% interest in Hotel Investors from Five Arrows as described in (9).

(9) In June 2001, the Company acquired the remaining 29% of Hotel Investors from Five Arrows, resulting in the Company owning 100% of Hotel Investors at December 31, 2001.

         The operating results for the year ended December 31, 2001 are reflected in the historical operating results for the Company for the year ended December 31, 2001.

         The following pro forma adjustments were required to reflect the Company's 100% ownership of Five Arrows as if it had been in effect at the beginning of each of the pro forma periods:

         o Minority interest expense was reduced by $1,006,427 for the year ended December 31, 2001. For the year ended December 31, 2001 this amount represented approximately 29% of Five Arrows operating results for that period.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

(10) Represents adjustment to equity in earnings/loss of the Waikiki Joint Venture, an unconsolidated subsidiary in which the Company owns a 49% interest, for the Pro Forma Period. The following information represents historical information for the period from January 1, 2001 through the date of acquisition by the Waikiki joint venture:

                Revenues:
                  Hotel revenues               $ 14,200,490

                Expenses:
                  Hotel expense                  19,780,954
                  Depreciation                    2,890,625
                  Asset management fees             525,000
                  Interest                        8,316,750
                                           -----------------

                Net loss                        (17,312,839)

                Ownership percentage                  49.00%
                                           -----------------

                Equity in earnings              $(8,483,291)
                                           =================

(11) Represents adjustment to equity in earnings/loss of the Hilton Joint Venture, an unconsolidated subsidiary in which the Company owns a 70% interest, for the Pro Forma Period. The following information represents historical information for the period from January 1, 2001 through the date of acquisition by the Hilton joint venture:

                Revenues:
                  Hotel revenues              $ 53,067,000

                Expenses:
                  Hotel expenses                35,659,333
                  Depreciation                   5,330,758
                  Asset management fees            968,181
                  Interest                       3,720,000
                                           ----------------

                Net earnings                     7,388,728

                Ownership percentage                 70.00%
                                           ----------------

                Equity in earnings             $ 5,172,110
                                           ================

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(12) Represents adjustment to equity in earnings/loss of the Interstate Joint Venture, an unconsolidated subsidiary in which the Company owns an 85% interest, for the Pro Forma Period. The following information represents historical information for the period from January 1, 2001 through the date of acquisition by the Interstate joint venture:

                Revenues:
                  Hotel revenues             $ 7,085,367

                Expenses:
                  Hotel expenses               5,894,553
                  Depreciation                   682,663
                  Asset management fees          123,986
                                           --------------

                Net earnings                     384,165

                Ownership percentage               85.00%
                                           --------------

                Equity in earnings             $ 326,540
                                           ==============

(13) Represents adjustment to equity in earnings/loss of the San Francisco Joint Venture, an unconsolidated subsidiary in which the Company will own a 50% interest, for the Pro Forma Period. The following information represents historical information for the period from October 26, 2001 (Property opening date) through December 31, 2001:

                Revenues:
                  Hotel revenues             $ 1,422,718

                Expenses:
                  Hotel expense                1,149,746
                  Depreciation                   451,488
                  Asset management fees           82,000
                  Interest                       466,667
                                           --------------

                Net loss                        (727,183)

                Ownership percentage               50.00%
                                           --------------

                Equity in earnings             $(363,591)
                                           ==============

               Report of Independent Certified Public Accountants



To the Board of Directors and Shareholders
CNL Hospitality Properties, Inc.



In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CNL Hospitality Properties, Inc. (a Maryland corporation) and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, on January 1, 2001, the Company changed its method of accounting for derivative financial instruments.




/s/ PRICEWATERHOUSECOOPERS  LLP

Orlando, Florida
January 25, 2002, except as to Note 13 for which the date is February 22, 2002

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                       December 31,
                                                                                  2001               2000
                                                                             ---------------     --------------
                                 ASSETS
    Land, buildings and equipment, less accumulated depreciation of
       $29,182,487 and $9,433,790, respectively                              $ 699,239,959       $ 581,528,928
    Investment in unconsolidated subsidiaries                                  135,271,048          10,174,209
    Cash and cash equivalents                                                   44,825,052          50,197,854
    Restricted cash                                                              8,493,446           3,263,712
    Receivables                                                                  1,266,862           1,009,421
    Due from related parties                                                     1,410,900                  --
    Prepaid expenses and other assets                                            6,796,398           5,811,304
    Loan costs, less accumulated amortization of $980,303 and
        $152,621, respectively                                                   4,102,822           1,976,630
                                                                            ---------------     ---------------
                                                                             $ 901,406,487       $ 653,962,058
                                                                            ===============     ===============

                     LIABILITIES AND STOCKHOLDERS' EQUITY
    Mortgages payable and accrued interest                                   $ 168,883,882       $ 170,055,326
    Other notes payable                                                         57,571,680          19,581,950
    Line of credit                                                               7,500,000                  --
    Accounts payable and accrued expenses                                        8,269,796           2,126,365
    Distributions payable                                                           87,685           1,089,394
    Due to related parties                                                       1,026,225           1,359,417
    Security deposits                                                           19,454,611          15,418,626
    Rents paid in advance                                                          735,924           2,271,836
                                                                            ---------------     ---------------
           Total liabilities                                                   263,529,803         211,902,914
                                                                            ---------------     ---------------

    Commitments and contingencies

    Minority interest                                                                   --          22,770,146
                                                                            ---------------     ---------------

    Stockholders' equity:
        Preferred stock, without par value.
           Authorized and unissued 3,000,000 shares                                     --                  --
        Excess shares, $.01 par value per share.
           Authorized and unissued 63,000,000 shares                                    --                  --
        Common stock, $.01 par value per share. Authorized
           150,000,000 shares; issued 77,891,066 and 49,284,203
           shares, respectively; outstanding 77,357,532 and
           49,002,042 shares, respectively                                         773,575             490,020
        Capital in excess of par value                                         681,152,253         432,403,246
        Accumulated distributions in excess of net earnings                    (39,959,120 )       (10,877,836 )
        Accumulated other comprehensive loss                                    (1,189,396 )                --
        Minority interest distributions in excess of contributions
           and accumulated earnings                                             (2,900,628 )        (2,726,432 )
                                                                            ---------------     ---------------
              Total stockholders' equity                                       637,876,684         419,288,998
                                                                            ---------------     ---------------
                                                                             $ 901,406,487       $ 653,962,058
                                                                            ===============     ===============



          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS



                                                                   Year Ended December 31,
                                                        2001                2000               1999
                                                     ------------        ------------      -------------

      Revenues:
          Rental income from
           operating leases                         $ 61,030,551         $24,172,889        $ 3,910,639
          FF&E reserve income                          5,786,879           2,508,949            320,356
          Dividend income                                     --           2,780,063          2,753,506
          Hotel revenue                                1,150,876                  --                 --
          Interest and other income                    3,494,238           6,637,318          3,693,004
                                                   --------------       -------------     --------------
                                                      71,462,544          36,099,219         10,677,505
                                                   --------------       -------------     --------------

      Expenses:
          Interest and loan cost amortization         14,653,011           2,383,449            248,094
          General operating and administrative         3,465,568           1,565,664            569,583
          Asset management fees to
             related parties                           3,326,688           1,335,488            106,788
          Hotel expense                                1,515,808                  --                 --
          Taxes                                        1,183,184             410,836            126,384
          Depreciation and amortization               19,748,697           7,830,456          1,267,868
                                                   --------------       -------------     --------------
                                                      43,892,956          13,525,893          2,318,717
                                                   --------------       -------------     --------------
      Earnings Before Equity in Loss of
          Unconsolidated Subsidiaries and
            Minority Interest                         27,569,588          22,573,326          8,358,788

      Equity in Loss of Unconsolidated
          Subsidiaries                                (7,092,674 )          (386,627 )         (778,466 )

      Minority Interest                               (1,148,538 )        (1,516,237 )          (64,334 )
                                                   --------------       -------------     --------------

      Net Earnings                                  $ 19,328,376         $20,670,462        $ 7,515,988
                                                   ==============       =============     ==============

      Earnings Per Share of Common Stock:
          Basic                                        $    0.30            $   0.53           $   0.47
                                                   ==============       =============     ==============
          Diluted                                      $    0.30            $   0.53           $   0.45
                                                   ==============       =============     ==============

      Weighted Average Number of Shares of
          Common Stock Outstanding:
             Basic                                    64,457,643          38,698,066         15,890,212
                                                   ==============       =============     ==============
             Diluted                                  64,457,643          45,885,742         21,437,859
                                                   ==============       =============     ==============








           See accompanying notes to consolidated financial statements

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 2001, 2000 and 1999





                                     Common Stock                           Accumulated      Minority interest
                              -----------------------------  Capital in     distributions    distributions in
                               Number of         Par         excess of        in excess     excess of contr. and
                                 shares         value        par value     of net earnings    accum. earnings      Total
                              -------------  ---------------------------- ----------------  --------------------- --------------

Balance at December 31, 1998     4,321,908     $   43,219   $ 37,289,402     $   (216,130)            $       --  $  37,116,491

Subscriptions received for
common stock through public
offerings and distribution
reinvestment plan                24,593,891        245,939    245,692,968              --                     --    245,938,907

Retirement of common stock         (12,885)          (129)      (118,413)              --                     --       (118,542)

Stock issuance costs                    --             --    (26,632,124)              --                     --    (26,632,124)

Net earnings                            --             --             --        7,515,988                     --      7,515,988

Distributions declared and
paid ($.72 per share)                   --             --             --      (10,765,881)                    --    (10,765,881)
                              -------------  ---------------------------- ----------------  --------------------- --------------


Balance at December 31, 1999    28,902,914    $   289,029  $ 256,231,833     $ (3,466,023)              $     --  $ 253,054,839
                              =============  ============================ ================  ===================== ==============






          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999







                              Common Stock                           Accumulated      Minority interest
                       -----------------------------  Capital in     distributions    distributions in
                        Number of         Par         excess of        in excess     excess of contr. and
                          shares         value        par value     of net earnings    accum. earnings         Total
                       -------------  -------------- ------------- ----------------  --------------------- --------------



Balance at December
31, 1999                 28,902,914      $ 289,029    $256,231,833     $ (3,466,02)            $     --       $ 253,054,839

Subscriptions
received for
common stock
through public
offering and
distribution
reinvestment plan        20,368,404        203,684     203,480,360              --                   --         203,684,044


Retirement of
common stock               (269,276)        (2,693)     (2,500,791)             --                   --          (2,503,484)


Stock issuance
costs                            --             --     (24,808,156)             --                   --         (24,808,156)


Net earnings                     --             --              --      20,670,462                   --          20,670,462

Minority interest
distributions in
excess of
contributions and
accumulated
earnings                         --             --              --              --           (2,726,432)         (2,726,432)

Distributions
declared
and paid ($.74
per share)                       --             --              --      (28,082,27)                  --         (28,082,275)
                       ----------------- -------------- ------------- ---------------  -------------------  ------------------


Balance at December
31, 2000                 49,002,042      $ 490,020     $ 432,403,246  $ (10,877,83)       $  (2,726,432)      $ 419,288,998
                       ================= ============= ============== ===============  ===================  ==================






          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999



                       Common Stock                           Accumulated       Accumulated       Minority interest
                   ---------------------     Capital in     distributions          other           distributions in
                   Number of        Par      excess of        in excess        comprehensive     excess of contr. and
                    shares         value     par value     of net earnings         loss           accum. earnings
                  -------------  ----------- -------------- ----------------  ---------------   --------------------

Balance at
December 31,
2000                49,002,042   $ 490,020   $432,403,246    $  (10,877,836)      $       --      $    (2,726,432)


Subscriptions
received for
common stock
through public
offerings and
distribution
reinvestment
plan                28,606,863     286,069    285,782,557                --               --                   --

Retirement of
common stock          (251,373)     (2,514 )   (2,310,120)               --               --                   --

Stock issuance
costs                       --          --    (34,723,430)               --               --                   --

Net earnings                --          --             --        19,328,376               --                   --

Minority
interest
distributions
in excess of
contributions
and accumulated
earnings                    --          --             --               --                --            (174,196)

Current period
adjustments to
recognize value
of cash flow
hedges of equity
investees                   --          --             --               --        (1,189,396)                 --


Total
comprehensive
income                      --          --             --               --                --                  --


Distributions
declared and paid
($.77 per share)            --          --             --       (48,409,660)              --                  --
                  -------------------------- -----------------------------------------------------------------------

Balance at
December 31, 2001   77,357,532   $ 773,575   $681,152,253     $ (39,959,120)   $  (1,189,396)      $  (2,900,628)
                  ========================== =======================================================================



                                       Comprehensive
                         Total            income
                    -------------   ------------------

Balance at
December 31,
2000                 $419,288,998        $         --


Subscriptions
received for
common stock
through public
offerings and
distribution
reinvestment
plan                   286,068,626                  --

Retirement of
common stock           (2,312,634)                  --

Stock issuance
costs                 (34,723,430)                  --

Net earnings            19,328,376          19,328,376

Minority
interest
distributions
in excess of
contributions
and accumulated
earnings                 (174,196)                  --

Current period
adjustments to
recognize value
of cash flow
hedges of equity
investees              (1,189,396)         (1,189,396)
                                        ----------------

Total
comprehensive
income                          --       $  18,138,980
                                        ================

Distributions
declared and paid
($.77 per share)      (48,409,660)
                      ------------

Balance at
December 31, 2001     $637,876,684
                      ============





          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      Years Ended December 31,
                                                              2001             2000              1999
                                                          -------------    -------------     --------------

Cash flows from operating activities:
   Net earnings                                            $19,328,376      $20,670,462         $7,515,988
    Adjustments to reconcile net earnings
      to net cash provided by operating
      activities:
        Depreciation                                        19,748,697        7,830,456          1,230,499
        Amortization                                         1,181,580           65,994            130,769
        Distribution from investment in
          unconsolidated subsidiaries net of
          equity in earnings/losses                          9,277,923        1,123,687          1,478,111
        Minority interest                                    1,148,538        1,516,237             64,334
        Changes in operating assets and
          liabilities:
            Dividends receivable                                    --        1,215,993        (1,215,993)
            Receivables                                      (257,441)        (812,688)           (67,352)
            Interest payable                                        --               --           (66,547)
            Prepaid expenses                                  (23,521)           19,975           (31,774)
            Accrued rental income                              (7,803)        (124,329)           (35,239)
            Accounts payable and accrued
              expenses                                         374,734          860,676            (2,191)
            Due to related parties -
              operating expenses                             (333,192)          360,696             12,923
            Security deposits                                4,035,985       10,376,573          3,624,554
            Rents paid in advance                          (1,535,912)          546,829            252,079
                                                        ---------------   --------------   ----------------

              Net cash provided by
                 operating  activities                      52,937,964       43,650,561         12,890,161
                                                        ---------------   --------------   ----------------

Cash flows from investing activities:
    Additions to land, buildings and
       equipment on operating leases                     (117,233,515)    (310,711,912)       (85,089,887)
    Investment in unconsolidated
           subsidiaries                                  (129,032,824)     (10,174,209)       (39,879,638)
    Acquisition of additional interest in
         Hotel Investors, net of Hotel
         Investors' cash                                  (32,884,119)     (17,872,573)                 --
    Increase (decrease) in certificate of
      deposit                                                       --        5,000,000                 --
    Increase in restricted cash                            (5,229,734)      (2,988,082)          (193,223)
    Increase (decrease) in other assets                   (11,610,690)        2,510,090        (5,068,727)
                                                        ---------------   --------------   ----------------

              Net cash used in investing
                 activities                              (295,990,882)    (334,236,686)      (130,231,475)
                                                        ---------------   --------------   ----------------

          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                                   Years Ended December 31,
                                                           2001               2000              1999
                                                      ---------------     -------------     -------------

Cash flows from financing activities:
    Proceeds from borrowings on line of
      credit                                              7,500,000                 --                --
    Repayment of borrowings on line of
      credit                                                     --                 --       (9,600,000)
    Payment of loan costs                               (2,953,874)        (1,342,713)          (47,334)
    Proceeds from mortgage loans and other
      notes payable                                     37,989,731        102,081,950                --
    Principal payments on mortgage loans                (1,171,444)                 --                --
    Contributions from minority interest
      of consolidated subsidiaries                               --                 --         7,150,000
    Subscriptions received from
      stockholders                                      286,068,626        203,684,044       245,938,907
    Distributions to stockholders                       (48,409,660)       (28,082,275)      (10,765,881)
    Due from related parties - offering
      expenses                                          (1,410,900)                 --                --
    Distributions to minority interest                  (2,896,299)       (10,217,828)                --
    Retirement of common stock                          (2,312,634)        (2,503,484)         (118,542)
    Payment of stock issuance costs                    (34,723,430)       (24,808,156)      (26,472,318)
                                                     ---------------     --------------   ---------------

      Net cash provided by financing
         activities                                     237,680,116        238,811,538       206,084,832
                                                     ---------------     --------------   ---------------

Net increase (decrease) in cash and cash
    equivalents                                         (5,372,802)       (51,774,587)        88,743,518

Cash and cash equivalents at beginning of
    year                                                 50,197,854        101,972,441        13,228,923
                                                     ---------------     --------------   ---------------

Cash and cash equivalents at end of year           $     44,825,052    $    50,197,854   $   101,972,441
                                                     ===============     ==============   ===============



          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                   Years Ended December 31,
                                                           2001               2000              1999
                                                      ---------------     -------------     -------------


Supplemental disclosures of cash flow
   information:

      Cash paid during the year for interest          $  15,248,479       $  1,802,451     $     240,994
                                                     ===============     ==============   ===============

Supplemental schedule of non-cash
   investing activities:

         Amounts incurred but not paid for
             construction in progress                 $   6,601,248       $    832,551     $          --
                                                     ===============     ==============   ===============

         Allocation of acquisition fees included
             in other assets to investment in
             unconsolidated subsidiaries and
             land, building,  and equipment on
             operating leases                         $  10,656,920       $ 16,182,043     $   4,470,836
                                                     ===============     ==============   ===============

Supplemental schedule of non-cash
   financing activities:

        Non-cash reduction in TIF Note                $         --        $    315,391     $         --
                                                     ===============     ==============   ===============

      Distributions declared not paid to
        minority interest at year end                 $     87,685        $  1,089,394     $         --
                                                     ===============     ==============   ===============




          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 2001, 2000 and 1999


1.   Significant Accounting Policies:
     -------------------------------

     Organization and Nature of Business - CNL Hospitality Properties, Inc. was organized pursuant to the laws of the State of Maryland on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., each of which was organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership ("Hospitality Partners") formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partner, respectively, of CNL Hospitality Partners, LP. Properties acquired are generally expected to be held by Hospitality Partners and, as a result, are owned by CNL Hospitality Properties, Inc. through Hospitality Partners. Various other wholly owned subsidiaries have been formed for purposes of acquiring or developing hotel properties. The terms "Company" include, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and each of their subsidiaries. The Company operates for federal income tax purposes as a real estate investment trust (a "REIT").

     The Company was formed primarily to acquire properties (the "Properties") located across the United States to be leased generally, five to 20 years, plus renewal options generally for up to an additional 20 years on a "triple-net" basis, which means that the tenants generally are responsible for repairs, maintenance, property taxes, utilities and insurance. Third party tenants are operators of selected national and regional limited service, extended stay and full service hotel chains (the "Hotel Chains"). In 2001, the Company began operating other Properties using independent third party managers, as permitted by the REIT Modernization Act of 1999 ("RMA"). In November 1999, Congress passed RMA, which allows a REIT to own up to 100 percent of the stock of a Taxable REIT Subsidiary ("TRS"). A TRS can provide services to REIT tenants and others without disqualifying the rents that a REIT receives from its tenants from being "rents from real property" under federal income tax law. A TRS may not operate or manage lodging facilities, but it may lease lodging facilities from its affiliated REIT, at market rates, as long as an independent contractor operates and manages the lodging facilities. The provisions of the RMA were effective January 1, 2001. The Company, consistent with the requirements of the RMA, formed nine subsidiaries (one consolidated and eight owned through unconsolidated joint ventures), which made elections to be treated as a TRS.

     The Company has retained CNL Hospitality Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services.

     Principles  of  Consolidation  - The  accompanying  consolidated  financial statements include the accounts of CNL Hospitality Properties, Inc., and its wholly owned and majority controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interest for less than 100 percent owned and majority controlled entities.

     Lease Accounting - Land, buildings and equipment for certain Properties are leased to unrelated third parties on a "triple-net" basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs.

     The Property leases are accounted for using the operating method. Under the operating method, revenue is recognized as rental payments are due. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service. Accrued rental income, included in other assets, represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

     The Company's leases also require the establishment of separate bank accounts for the replacement of furniture, fixtures, and equipment and routine capital items ("FF&E Accounts"). Deposits into the FF&E Accounts established for the Properties leased to third party tenants are owned by the Company and have been reported as additional rent ("FF&E Reserve Revenue") for the years ended December 31, 2001, 2000 and 1999. For the years ended December 31, 2001, 2000 and 1999, revenues from the FF&E Reserve Revenue totaled $5,786,879, $2,508,949,

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 2001, 2000 and 1999


1.   Significant Accounting Policies - Continued:
     -------------------------------------------

     and $320,356, respectively. For these Properties, the funds in the FF&E Accounts are maintained in a restricted cash account, funded by the tenant, that the tenant is expected to use for purposes specified in the lease. Cash is restricted because the funds may only be expended with regard to the specific property to which the funds related during the period of the lease. The cash in the FF&E Accounts , any interest earned thereon, and any property purchases therewith remain, during and after the term of the lease, the property of the Company. To the extent that funds in the FF&E Accounts are insufficient to maintain the Properties in good working conditions and repair, the Company may make expenditures, in which case annual minimum rent is increased.

     Land, Buildings and Equipment - Land, building, and equipment is recorded at historical cost. The Company's policy is to capitalize the cost of improvements and betterments and any interest incurred during the construction or renovation periods for hotel construction projects. Costs of repairs and maintenance are expensed as incurred. During the years ended December 31, 2001 and 2000, $1,552,422 and $52,780 of interest expense was capitalized, respectively.

     Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 and seven years, respectively. When the Properties or equipment are sold, the related cost and accumulated depreciation, plus any accrued rental income, will be removed from the accounts and any gain or loss from sale will be reflected as income.

     Impairment of Long-Lived Assets - Management reviews its Properties and investments in unconsolidated subsidiaries periodically (no less than once per year) for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property. If an impairment is indicated, the assets are adjusted to their fair value.

     Investment in Unconsolidated Subsidiaries - Investments in unconsolidated subsidiaries are accounted for under the equity method of accounting since the decision making authority and control is shared. All major decisions are subject to approval of both parties concerning all aspects of the entities' operations. In the event of a disagreement among the parties, binding arbitration is used to settle disagreements. At December 31, 2001 the difference between the Company's carrying amount of its investments in unconsolidated subsidiaries and the underlying equity in the net assets of the subsidiaries was $15,340,381 due to acquisition fees and expenses which have been allocated to the Company's investment. These amounts are being amortized over the estimated lives of the buildings and equipment commencing when the hotel begins operations.

     Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value. Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

     Certain amounts of cash are restricted for maintenance and replacement of furniture, fixtures, and equipment at the Company's various hotel Properties. These amounts have been separately classified as restricted cash in the accompanying consolidated balance sheets.

     Loan Costs - Loan costs incurred in connection with securing financing of the Company's various acquisitions and developments have been capitalized and are being amortized over the terms of the loans using the straight-line method, which approximates the effective interest method.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 2001, 2000 and 1999


1.   Significant Accounting Policies - Continued:
     -------------------------------------------

     Income  Taxes - The  Company  has  made an  election  to be taxed as a real estate investment trust (REIT) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to corporate income taxes on amounts distributed to stockholders, providing it distributes at least 90 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT, with the exception of TRS entities which are subject to federal and state income taxes. As of the year ended December 31, 2001, no significant income had been realized by the Company's wholly owned TRS entities. Accordingly, no provision for federal or state income taxes has been made in the accompanying consolidated financial statements. Notwithstanding the Company's qualification for taxation as a REIT, the Company is subject to certain state taxes on its income and Properties.

     Earnings Per Share - Basic earnings per share ("EPS") is calculated based upon the weighted average number of shares of common stock outstanding during each year and diluted earnings per share is calculated based upon weighted average number of common shares outstanding plus potentially dilutive common shares.

     Reclassification - Certain items in the prior years' consolidated financial statements have been reclassified to conform with the 2001 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

     Recent Accounting Pronouncements - In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141. FAS 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting and broadens the criteria for recording intangible assets separate from goodwill. In October 2001, the FASB issued Statement of Financial Accounting Standards 144, "Accounting for the Impairment or Disposal of Long Lived Assets" ("FAS 144"), which requires long-lived assets to be disposed of to be valued at the lower of the carrying amount or fair value less the cost to sell the asset. The Company adopted FAS 141 beginning June 30, 2001 and will adopt FAS 144 beginning January 1, 2002. Implementation of FAS 141 did not have a material impact on the Company's results of operations. Implementation of FAS 144 is not expected to have a material impact on the Company's results of operations.

     Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     Fair Value of Financial Instruments The estimated fair value of cash and cash equivalents and accounts payable and accrued expenses approximates carrying value because of short maturities. The estimated fair value of long-term borrowings approximates carrying value as interest rates on the borrowings approximate current market rates.

     Implementation of Statement of Financial Accounting Standards 133 ("FAS 133") Effective January 1, 2001, the Company adopted FAS 133, Accounting for Derivative Instruments and Hedging Activities, as amended. FAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring all derivatives to be measured at fair value and recognized in the balance sheet. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings or recorded in other comprehensive income, and recognized in the statement of earnings when the hedged item affects earnings, depending on the purpose of the derivatives and whether they quality for hedging accounting treatment. The Company does not enter into or hold derivatives for trading or speculative purposes. The Company invests in two joint ventures, accounted for under the equity method, that have entered into interest rate hedges on variable rate debt. The Company's joint ventures have treated these hedges as cash flow hedges in accordance with FAS 133. Upon adoption of this standard on January 1, 2001, the fair value of the interest rate hedges was zero. Subsequent to the adoption of FAS 133, the Company's portion of the increased obligation under cash flow hedges reduced the carrying amount of the Company's investment in unconsolidated subsidiaries by $1,189,396 and has been reflected in accumulated other comprehensive loss.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999


2.   Five Arrows Acquisition:
     -----------------------

     In 1999, the Company and Five Arrows Realty Securities II LLC ("Five Arrows") invested a total of approximately $86 million in Hotel Investors, resulting in the Company owning approximately 49 percent. In 2000, the Company acquired a 22 percent interest in Hotel Investors from Five Arrows for approximately $26.3 million, resulting in the Company owning approximately 71 percent of Hotel Investors. The results of Hotel Investors, which owns seven hotel Properties, have been consolidated with those of the Company since October 1, 2000. The net assets of Hotel Investors at September 30, 2000 were as follows:

             Cash                        $ 8,445,237
             Other assets                162,787,701
             Liabilities                 (91,079,932  )
                                       ---------------
             Net assets                  $80,153,006
                                       ===============

     In June 2001, the Company acquired the remaining 29 percent of Hotel Investors for approximately $32.9 million. This transaction was accounted for under the purchase method of accounting. The purchase price approximated the fair value of the net assets acquired.

        The following presents unaudited pro forma information on the results of operations for the years ended December 31, 2001 and 2000 for the Company as if the acquisition had taken place on January 1, 1999:

                                            2001                 2000
                                     ---------------   -----------------

                  Revenues              71,462,544         $47,676,054
                  Expenses              43,892,956          22,945,999
                  Net earnings          20,334,804          21,767,326
                  Basic EPS                   0.32                0.56
                  Diluted EPS                 0.32                0.56

3.   Investment in Unconsolidated Subsidiaries:
     -----------------------------------------

     Desert Ridge Joint Venture. In December 2000, the Company acquired a 44 percent interest in Desert Ridge Resort Partners, LLC (the "Desert Ridge Joint Venture"), a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the Advisor is the general partner. The Desert Ridge Joint Venture owns the Desert Ridge Marriott Resort & Spa in Phoenix, Arizona (the "Desert Ridge Property"), which is currently under construction. As of December 31, 2001, the Company had made an initial capital contribution of approximately $8.8 million of its anticipated $25 million investment in the Desert Ridge Joint Venture. The total cost of the Desert Ridge Property is estimated to be $298 million. The Desert Ridge Property is secured by a mortgage of $179 million (the "Desert Ridge Mortgage"), which is scheduled to mature on December 15, 2007. Although this resort property is currently under construction, limited operations for the year ended December 31, 2001 resulted from a golf course located on the premises. Development of a second golf course was completed and the course began operations in January 2002.

     A portion of the Desert Ridge Mortgage bears interest at an annual rate of 185 basis points above three-month London Interbank Offered Rate (the "LIBOR"). The Desert Ridge Joint Venture has entered into an interest rate swap agreement (the "DRR Swap") to effectively convert the variable rate portion of this mortgage to a fixed rate of 6.025 percent per annum. The DRR Swap is being accounted for as a cash flow hedge. All terms of the DRR Swap are identical to the terms of the underlying mortgage. The blended interest rate on the aggregate principal amount of the $179 million mortgage notes, including interest rate, swap costs, premiums for a debt service insurance policy, and amortization of loan costs is approximately
     10.13 percent per annum.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999


3.   Investment in Unconsolidated Subsidiaries - Continued:
     -----------------------------------------------------

     The following presents unaudited condensed financial information for the Desert Ridge Joint Venture as of December 31:

                                                                        2001                  2000
                                                                 -------------------   --------------------
              Land, buildings and equipment, net                      $ 133,500,314           $43,803,084
              Other assets                                               82,644,318           160,908,771
              Mortgage and other notes payable                          181,884,596           179,000,000
              Other liabilities                                          26,969,771             9,800,036
              Members' equity                                             7,290,265            15,911,819
              Revenues                                                    8,153,952                    --
              Cost of sales                                               2,235,307                    --
              Operating expenses                                         13,830,223                    --
              Net loss                                                   (7,911,578 )                  --
              Comprehensive loss                                        (11,102,816 )                  --

     Waikiki Partnership. In July 2001, the Company acquired a 49 percent interest in WB Resort Partners, L.P. (the "Waikiki Partnership"), a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the Advisor is the general partner. The Waikiki
     Partnership owns the Waikiki Beach Marriott in Honolulu, Hawaii (the "Waikiki Property"), which is currently undergoing significant renovations. As of December 31, 2001, the Company had made total capital contributions of approximately $27.7 million of its anticipated $42 million investment in the Waikiki Partnership. The total cost of the Waikiki Property is estimated to be $215 million. The Waikiki Property is secured by a mortgage in the amount of $130,000,000, which matures on August 15, 2006 and bears annual interest at a rate of 8.53 percent. Although this resort property is currently undergoing significant renovations, it has remained partially open. Operations for the year ended December 31, 2001 resulted from the operations of the open portion of the resort.

     The following presents unaudited condensed financial information for the Waikiki Partnership as of December 31, 2001:

          Land, buildings and equipment, net                     $ 186,884,885
          Other assets                                               9,069,876
          Mortgage payable other notes payable                     137,749,752
          Other liabilities                                         18,196,841
          Partners' equity                                          40,008,168
          Revenues                                                  10,166,841
          Cost of sales                                              5,508,417
          Operating expenses                                        13,988,956
          Net loss                                                  (9,330,532)

     Hilton Partnership. The Company and Hilton Hotels Corporation ("Hilton") formed a partnership (the "Hilton Partnership") of which the Company owns a 70 percent interest and Hilton owns a 30 percent interest. The Hilton Partnership owns four Properties: the Miami, Florida Property and the Costa Mesa, California Property, which were contributed by the Company, and the Auburn Hills, Michigan Property and the Portland, Oregon Property, which were contributed by Hilton. The total value of the four Properties contributed was valued at approximately $215,929,000. The Hilton Partnership intends to spend approximately $21,000,000 for renovations to the Miami, Florida and Costa Mesa, California Properties.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999


3.   Investment in Unconsolidated Subsidiaries - Continued:
     -----------------------------------------------------

     The Hilton Partnership's Properties are encumbered by a $100,000,000 mortgage, which has a term of five years and bears annual interest at a variable rate equal to 230 basis points above 30-day LIBOR subject to a three-year cap of 8.30 percent and a floor of 4.96 percent. The Company intends to purchase an additional interest rate cap for the last two years of the Hilton Mortgage term, prior to the maturity of the Hilton Cap. The average annual interest rate incurred during the year ended December 31, 2001 was 4.96 percent.

     The following presents unaudited condensed financial information for the Hilton Partnership as of December 31, 2001:

         Land, buildings and equipment, net                      $213,278,530
         Other assets                                              10,573,028
         Mortgages payable                                        100,000,000
         Other liabilities                                          4,940,228
         Partners' equity                                         118,911,330
         Revenues                                                  17,042,928
         Cost of sales                                              7,094,949
         Operating expenses                                         9,219,402
         Net income                                                   728,577
         Comprehensive income                                         986,123

     Interstate Partnership. On November 19, 2001, the Company and a subsidiary of Interstate Property Corporation ("Interstate") formed a partnership (the "Interstate Partnership") of which the Company owns an 85 percent interest and Interstate owns a 15 percent interest. The Interstate Partnership owns two Properties in Manchester, Connecticut. The total value of the Properties obtained was approximately $20,372,000. One of the Properties is secured by a mortgage of approximately $6,736,000, which was assumed by the Interstate Partnership. The mortgage matures on January 1, 2011 and bears annual interest of 8.32 percent.

     The following presents unaudited condensed financial information for the Interstate Partnership as of December 31, 2001:

         Land, buildings and equipment, net                      $ 21,049,569
         Other assets                                                 571,152
         Mortgage payable                                           6,723,384
         Other liabilities                                            249,912
         Partners' equity                                          14,647,425
         Revenues                                                     510,505
         Cost of sales                                                174,607
         Operating expenses                                           408,496
         Net loss                                                     (72,598  )

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999


4.   Land, Buildings and Equipment:
     -----------------------------

     During the year ended December 31, 2001, the Company acquired seven Properties throughout the United States, including one Property which is under construction, resulting in a total of 43 Properties directly or indirectly owned (35 directly and eight through joint ventures). Substantially all of the Properties directly owned by the Company are pledged as collateral to secure mortgage or other long-term financing.

     Land, buildings and equipment consist of the following at December 31:

                                                  2001              2000
                                               --------------    -------------

          Land                                 $106,173,723      $93,758,025
          Buildings                             521,230,538      446,132,337
          Equipment                              59,937,057       46,050,378
                                               --------------   --------------
                                                687,341,318      585,940,740
          Less accumulated depreciation        (29,182,487)      (9,433,790)
          Construction in progress               41,081,128        5,021,978
                                               --------------   --------------

                                               $699,239,959     $581,528,928
                                               ==============   ==============

     At December 31, 2001, the Company leased substantially all of its land, building and equipment to third parties lessees. The lease terms generally range from five to 20 years and generally provide for minimum base annual rental payments ranging from approximately $716,000 to $6,500,000. Lease options allow the tenants to renew each of the leases for two to five successive five-year to ten-year periods subject to the same terms and conditions of the initial leases. In addition, the tenant pays all property taxes and assessments and carries insurance coverage for public liability, property damage, fire and extended coverage. Certain of the leases also provide for increases in annual base rent. In addition to annual base rent, the tenant may pay contingent rent computed as a percentage of gross sales of the Property. No such contingent rent has been earned as of December 31, 2001, 2000 or 1999.

     The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at December 31, 2001:


          2002                                   $74,985,725
          2003                                    76,162,610
          2004                                    76,162,610
          2005                                    76,162,610
          2006                                    76,162,610
          Thereafter                             611,638,925
                                             ----------------
                                                $991,275,090
                                             ================

5.   Prepaid Expenses and Other Assets:
     ---------------------------------

     Other assets as of December 31, 2001 and 2000 were $ 6,796,398 and $5,811,304, respectively, and consist primarily of acquisition fees and expenses relating to Properties the Company intends to acquire.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999


6.   Indebtedness:
     ------------

     On September 14, 2001, the Company obtained a revolving line of credit (the "Revolving LOC") to fund acquisition and development of Properties and investments in Mortgage Loans and Secured Equipment Leases. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to approximately $96.7 million for a five-year period. Interest payments are due monthly with principal payments of $1,000 due at the end of each loan year. Advances under the Revolving LOC bear interest at an annual rate of 225 basis points above 30-day LIBOR (4.10 percent as of December 31, 2001) and are collateralized by certain hotel Properties. At December 31, 2001, $7,500,000 was outstanding under the Revolving LOC.

     At December 31, 2001 and 2000, indebtedness collateralized by Properties, consisted of:


                                                                   December 31, 2001        December 31, 2000
                                                                  ---------------------    ---------------------
     Mortgages payable, bearing interest
     rates ranging from 7.50 percent to 7.75
     percent, with total monthly principal and
     interest payments of $665,619,
     maturing July 31, 2009                                             $   86,151,860           $   87,555,326

     Mortgages payable, bearing interest of
     8.335 percent, with monthly interest
     only payments of approximately
     $347,000, maturing December 1, 2007                                    50,000,000               50,000,000

     Mortgage  payable, bearing interest of
     8.29 percent, with monthly principal and
     interest payments of $257,116, maturing
     December 1, 2007                                                       32,732,022               32,500,000

     Construction loan facility for up to $55
     million in borrowings, bearing interest
     of London Interbank Offered Rate ("LIBOR")
     plus 275 basis points, with monthly payments
     of interest only, maturing November 15, 2003                           42,118,898                9,897,341

     Construction loan for up to $17 million in
     borrowings, bearing interest of LIBOR plus 300
     basis points, with monthly payments of interest
     only, maturing September 15, 2003                                       5,768,173                       --

     Tax Increment Financing Note, bearing interest
     of 12.85 percent, with principal and interest
     payments made by incremental property tax payments
     paid by tenant, maturing December 1, 2017                               9,684,609                9,684,609
                                                                  ---------------------    ---------------------

                                                                       $   226,455,562          $   189,637,276
                                                                  =====================    =====================



     The majority of the Company's debt arrangements allow for repayments earlier than the stated maturity date. The weighted average effective interest rates on mortgages and other notes payable was approximately 6.69 percent as of December 31, 2001.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999


6.   Indebtedness - Continued:
     ------------------------

     The following is a schedule of maturities for all long-term borrowings at December 31, 2001:

       2002                           $ 3,136,602
       2003                            50,280,947
       2004                             2,561,298
       2005                             2,742,225
       2006                             2,869,490
       Thereafter                     164,865,000
                                  ----------------
            Total                   $ 226,455,562
                                  ================


7.   Stockholders' Equity:
     --------------------

     On September 14, 2000, the Company commenced its third offering of up to 45,000,000 shares of common stock ($450,000,000) (the "2000 Offering"). Of the 45,000,000 shares of common stock offered, up to 5,000,000 are available to stockholders purchasing shares through the reinvestment plan. As of July 1, 2001, the percentage of gross proceeds payable to the managing dealer and its affiliates as expenses in connection with the offering increased and is expected to remain at the higher level for the remainder of the 2000 Offering. Since its formation, the Company has received an initial $200,000 contribution from its Advisor and subscription proceeds of $778,710,657 (77,871,066 shares), including $3,755,508 (375,552 shares) issued pursuant to Company's reinvestment plan.

     On August 9, 2001, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to an additional 45,000,000 shares of common stock ($450,000,000) (the "2002 Offering") in an offering expected to commence immediately following the completion of the 2000 Offering. Of the 45,000,000 shares of common stock to be offered, up to 5,000,000 will be available to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the 2002 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same as those for the 2000 Offering for shares sold subsequent to July 1, 2001. CNL Securities Corp., an affiliate of the Advisor, is the managing dealer for the Company's equity offerings.

     During the years ended December 31, 2001, 2000 and 1999, the Company incurred $34,723,430, $24,808,156 and $26,632,124, respectively, in
     offering  costs,  including   $23,154,655,   $16,113,399  and  $18,475,145,
     respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 8). Stock issuance costs are recorded as a reduction in stockholders' equity.

     The Company has a redemption plan such that prior to listing on a national securities exchange or over-the-counter market, any stockholder (other than the Advisor) may present all or any portion equal to at least 25 percent of their shares for redemption, in accordance with the procedures outlined in the Company's prospectus. The Company may, at its sole option, redeem the shares to the extent it has sufficient available cash. During the years ended December 31, 2001, 2000 and 1999, 251,373, 269,276 and 12,885 shares, respectively,  were  redeemed  for  $2,321,634,  $2,503,484  and  $118,542, respectively, and retired from shares outstanding of common stock. Shares were redeemed for $9.20 per share.

     For the years ended December 31, 2001, 2000 and 1999, approximately 52 percent, 63 percent and 75 percent, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 48 percent, 37 percent and 25 percent, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2001, 2000 and 1999 were required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999


8.   Related Party Transactions:
     --------------------------

     Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

     During the years ended December 31, 2001, 2000 and 1999, the Company incurred $21,803,780, $15,116,931 and $17,320,448 respectively, in selling commissions due to CNL Securities Corp. for services in connection with its offerings. A substantial portion of these amounts ($20,452,957, $14,557,335 and $16,164,488, respectively) were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

     In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5 percent of the total amount raised from the sale of shares, all or a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 2001, 2000 and 1999, the Company incurred $1,350,875, $1,016,468 and
     $1,154,697, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

     CNL Securities Corp. also receives a soliciting dealer servicing fee based upon the amount of 0.20 percent of "invested capital," as defined by the Company's prospectus, from its first offering and the 2000 Offering. As of December 31, 2001 and 2000, $293,002 and $300,145, respectively, of such fees were incurred and payable at December 31, 2001 and 2000, respectively. No fees were incurred in 1999.

     The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of leases of the Properties and Mortgage Loans equal to 4.5 percent of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit. During the years ended December 31, 2001, 2000 and 1999, the Company incurred $21,056,878, $17,056,532 and $10,956,455, respectively, of these fees based on offering proceeds, including $8,686,554, $8,002,944 and $0, respectively, of debt acquisition fees.

     The Advisor is entitled to receive fees in connection with the development, construction, or renovation of a Property, generally equal to 4 percent of project costs. During the years ended December 31, 2001 and 2000, the Company incurred $2,107,404 and $2,125,857, respectively, of these fees. No such fees were incurred during 1999.

     The Company incurs operating expenses which, in general, are those expenses relating to its administrations. Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which total operating expenses exceed in any four consecutive fiscal quarters, the greater of two percent of average invested assets or 25 percent of net income. For the years ended December 31, 2001, 2000 and 1999, no amounts were due from the Advisor.

     The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The management fee is limited to fees that are competitive for similar services by third parties in the same geographic area. During the years ended December 31, 2001, 2000 and 1999, the Company incurred $3,326,688, $1,335,488 and $106,788, respectively, of these fees.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999


8.   Related Party Transactions - Continued:
     --------------------------------------

     The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows:


                                                  Years Ended December 31,
                                        2001           2000           1999
                                    -------------  -------------  -------------

       Stock issuance costs          $ 4,705,448    $ 3,851,925    $ 3,854,739
       General operating and
           administrative expenses     1,092,071        542,870        351,846
       Land, buildings and equipment
           on operating leases and
           other assets                       --             --            124
                                    -------------  -------------  -------------
                                     $ 5,797,519     $4,394,795    $ 4,206,709
                                    =============  =============  =============

     The amounts due to related  parties  consisted of the following at December
     31:

                                                2001               2000
                                            -------------     ---------------
     Due to the Advisor:
        Expenditures incurred on behalf
           of the Company for accounting
           and administrative services         $ 120,315           $ 531,220
        Acquisition fees                         202,178             209,254
                                            -------------     ---------------
                                                 322,493             740,474
                                            -------------     ---------------
     Due to CNL Securities Corp.:
        Commissions                              678,061             598,899
        Marketing support and due diligence
           expense reimbursement fee              25,671              20,044
                                            -------------     ---------------
                                                 703,732             618,943
                                            -------------     ---------------

                                              $1,026,225          $1,359,417
                                            =============     ===============

     The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amount deposited with this bank was $6,928,363 and $17,568,909 at December 31, 2001 and 2000, respectively.

     Due from related parties at December 31, 2001 consists of $1,301,632, which is due from an affiliate of the Advisor and $109,268 in operating receivables, which are due from various affiliates.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999


9.   Concentration of Credit Risk:
     ----------------------------

     Four of the Company's tenants contributed approximately 70 percent and 75 percent of total rental income for the years ended December 31, 2001 and 2000, respectively. In addition, a significant portion of the Company's rental income was earned from properties operating as Marriott(R) brand chains for the years ended December 31, 2001 and 2000. Although the Company acquires Properties in various states and regions, carefully screens its tenants in order to reduce risks of default and has acquired four Hilton Properties through the Hilton Partnership, failure of these lessees or the Marriott(R) brand chains could significantly impact the Company. Management believes that the risk of a default is reduced by the Company's initial and continuing due diligence procedures. It is expected that the percentage of total rental income contribution by these lessees will decrease as additional Properties are acquired during 2002 and subsequent years.

     In addition, the hotel industry is generally characterized as being intensely competitive. The Company's Properties do, and are expected to in the future, compete with independently owned hotels, hotels which are part of local or regional chains, and hotels in other well-known national chains, including those offering different types of accommodations. Additionally, any general downturn in the domestic hotel market could have a negative impact on the Company's operations.

10.  Earnings Per Share:
     ------------------

     Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the years ended December 31, 2000 and 1999, approximately 7.2 million and 5.5 million shares, respectively, were considered dilutive after the application of the "if converted method" and were included in the denominator of the diluted EPS calculation. For the year ended December 31, 2001, approximately 1.8 million shares relating to potentially dilutive securities were anti-dilutive and were excluded from the calculation.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999

10.  Earnings Per Share - Continued:
     ------------------------------

     The following represents the calculation of earnings per share and the weighted average number of shares of potentially dilutive common stock for the years ended December 31, 2001, 2000 and 1999:

                                                                 2001                 2000                1999
                                                            ---------------       --------------      --------------
Basic Earnings Per Share:
   Net earnings                                                $19,328,376          $20,670,462          $7,515,988
                                                            ===============       ==============      ==============

   Weighted average number of shares outstanding                64,457,643           38,698,066          15,890,212
                                                            ===============       ==============      ==============

   Basic earnings per share                                       $   0.30             $   0.53            $   0.47
                                                            ===============       ==============      ==============

Diluted Earnings Per Share:
   Net earnings                                                $19,328,376          $20,670,462          $7,515,988

   Additional income attributable to investment in
      unconsolidated subsidiary assuming all
      Preferred Shares were converted                                   --            3,563,543           2,129,899
                                                            ---------------       --------------      --------------

         Adjusted net earnings assuming dilution              $ 19,328,376          $24,234,005          $9,645,887
                                                            ===============       ==============      ==============

Weighted average number of shares outstanding                   64,457,643           38,698,066          15,890,212

Assumed conversion of Preferred Stock                                   --            7,187,676           5,547,647
                                                            ---------------       --------------      --------------

         Adjusted weighted average number of
         shares outstanding                                     64,457,643           45,885,742          21,437,859
                                                            ===============       ==============      ==============

Diluted earnings per share                                       $    0.30             $   0.53            $   0.45
                                                            ===============       ==============      ==============

11.  Commitments and Contingencies:
     -----------------------------

     In connection with the acquisition of an 89 percent interest in the CNL Philadelphia Annex, LLC, the Company and the minority interest holder each have the right to obligate the other to sell or buy, respectively, the 11 percent interest in CNL Philadelphia Annex, LLC. These rights are effective five years after the hotel's opening, which is planned for November 2004.

     In connection with the purchase of two Properties in June 2000, the Company may be required to make an additional payment (the "Earnout Provision") not to exceed $2,471,500 if certain earnout provisions are achieved by June 1, 2003. As of December 31, 2001, no such amounts were payable under this agreement.

     From time to time the Company may be exposed to litigation arising from the operation of its business. Management does not believe that resolutions of these matters will have a material adverse effect on the Company's financial condition or results of operations.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999


11.  Commitments and Contingencies - Continued:
     -----------------------------------------

     The Company has commitments to (i) acquire three hotel Properties for an anticipated aggregate purchase price of approximately $90 million, (ii) to invest approximately $15 million in two new joint ventures, (iii) to fund the remaining total of $31 million in the Desert Ridge Joint Venture and the Waikiki Partnership, and (iv) to acquire a 10 percent interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space for approximately $300,000, and (v) to fund the development of a new hotel Property for approximately $88 million. The Company also has committed to fund its prorata share of working capital shortfalls and construction commitments for the Hilton Partnership and Interstate Partnership if shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and partnerships. The acquisition of each of these additional Properties is subject to the fulfillment of certain conditions. In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Revolving LOC. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company.

12.  Selected Quarterly Financial Data:
     ---------------------------------

     The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2001 and 2000:

2001 Quarter                          First            Second              Third             Fourth              Year
------------                      --------------    --------------     --------------    ---------------    ---------------

  Revenue                           $16,713,199       $18,202,364        $19,029,243        $17,517,738        $71,462,544
  Net income                          5,529,222         7,058,222          3,890,425          2,850,507         19,328,376
  Earnings per share:
       Basic                               0.11              0.12               0.06               0.01               0.30
       Diluted                             0.11              0.12               0.06               0.01               0.30

2000 Quarter                          First            Second              Third             Fourth              Year
------------                      --------------    --------------     --------------    ---------------    ---------------

  Revenue                            $5,581,157        $6,690,682         $8,540,296       $ 15,287,084       $ 36,099,219
  Net income                          3,945,084         4,642,940          5,251,624          6,830,814         20,670,462
  Earnings per share:
       Basic                               0.13              0.13               0.13               0.14               0.53
       Diluted                             0.12              0.13               0.13               0.15
                                                                                                                      0.53

13.  Subsequent Events:
     -----------------

     During the period  January 1, 2002 through  January 25,  2002,  the Company
     received   subscription   proceeds  for  an  additional   1,589,242  shares
     ($15,892,422) of common stock.

     On January 1, 2002, the Company declared distributions totaling $4,998,298, or $0.064583 per share, of common stock, payable in March 2002, to stockholders of record on January 1, 2002.

     On January 18, 2002, the Company acquired a SpringHill Suites(TM) by Marriott(R) and a TownePlace Suites(TM) by Marriott(R), both located in Manhattan Beach, California and a SpringHill Suites(TM) by Marriott(R)
     located in Plymouth Meeting, Pennsylvania for approximately $62 million. The Company plans to operate these Properties using Marriott, an independent third party manager.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2001, 2000 and 1999


13.  Subsequent Events - Continued:
     -----------------------------

     On January 18, 2002, the Company acquired a 25 percent interest in a joint venture with Publications International, Ltd. ("PIL"), Hilton, and Marriott that owns a 77.5 percent interest in a joint venture with Exxon Mobil Corporation and PIL ("EMTG"). EMTG owns the licensing rights to the Mobil Travel Guide. The licensing rights entitle EMTG to assemble, edit, publish and sell the Mobil Travel Guide and use such rights to generate additional products using the Mobil Travel Guide brand. The Company's total capital contribution will be $3.4 million, of which $1,787,500 was funded on January 18, 2002 with the remainder to be funded by June 30, 2002.

     On February 22, 2002, the Company took assignment of its leases with Western International, Inc. for seven Hotel Investors' Properties. Effective January 1, 2002, these Properties will be operated by the Company using affiliates of Marriott as an independent third party manager and the operations of these Properties will be reflected in the results of the Company. The Company paid consideration of approximately $54,000 for this assignment.

     The Company currently is seeking additional Properties.


CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2001





                                                                                                            Costs Capitalized
Properties the Company                                                                                         Subsequent
    has Invested in Under                                           Initial Costs                            To Acquisition
    Operating Leases:                             --------------------------------------------------  -----------------------------
                                                                                                                        Carrying
                                  Encumbrances         Land           Buildings         Equipment     Improvements        Costs
                                ----------------  ---------------- -----------------  --------------  --------------  -------------
Residence Inn by Marriott:
    Atlanta, Georgia                  $      --       $ 1,907,479      $ 13,459,040      $1,270,174       $ 173,319         $    --
    Duluth, Georgia                          --         1,019,497        10,017,402       1,140,942         137,147              --
    Orlando, Florida                 30,275,405         3,532,687                --              --      29,151,193              --
    Merrifield, Virginia                     --         2,621,040        15,499,358       2,011,476         (83,503)             --
    Palm Desert, California                  --         2,186,790        14,211,931       1,375,396           4,533              --
    Las Vegas, Nevada                17,311,184         3,784,463        28,809,831       1,333,202       2,023,789              --
    Plano, Texas                      5,758,406         1,409,287         9,876,280         682,567         724,519              --
    Phoenix, Arizona                 10,296,526         2,215,181        18,670,889       1,090,121       1,275,027              --
    Salt Lake, Utah                          --         2,329,871        11,658,677       1,479,849           4,324              --
    San Diego, California                    --         2,002,314        12,924,317       1,701,280          28,850              --

Courtyard by Marriott:
    Alpharetta, Georgia                      --         2,460,479        10,916,325       1,392,450          16,515              --
    Edison, NJ                        5,768,173         2,770,068                --              --       4,108,368              --
    Oakland, CA                              --         3,238,826        17,607,812       1,124,658              --              --
    Orlando, Florida                 17,305,000         9,025,240        24,583,035       4,284,741              --              --
    Overland Park, KS                        --         1,419,211        13,014,165       2,316,808              --              --
    Palm Desert, California                  --         1,488,906        11,268,720       1,598,905          21,206              --
    Philadelphia, Pennsylvania       42,416,631         7,408,660        55,819,611       5,160,389         293,611              --
    Plano, Texas                      6,510,287         1,686,729        10,511,792         770,295         809,923              --
    Scottsdale Arizona               10,649,081         2,869,201        16,474,852         948,896       1,257,180              --
    Seattle, Washington              18,370,567         7,552,190        28,558,057       1,464,447       2,487,775              --
    Weston, Florida                  11,843,493         1,809,838                --              --      12,007,933              --

Marriott Suites:
    Dallas, Texas                    17,255,810         2,777,725        28,900,548       1,954,411       1,927,209              --

SpringHill Suites:
    Centerville, VA                          --         1,482,115         9,431,634       1,222,799              --              --
    Charlotte, NC                            --         1,602,996         9,307,241       1,588,179       (144,540)              --
    Durham, NC                               --         1,039,753         6,924,761       1,401,381         12,218               --
    Gaithersburg, Maryland                   --         2,592,431        11,931,078       1,683,008        (70,407)              --
    Orlando, Florida                 17,740,000         8,749,895        26,380,932       3,716,553              --              --
    Richmond, VA                             --           844,603         9,367,961         830,897              --              --

TownePlace Suites:
    Mount Laurel, New Jersey                 --         1,223,679         6,395,420         623,253           7,290              --
    Newark, California                       --         2,304,707        10,828,211       1,353,030              --              --
    Scarborough, Maine                       --           918,734         6,108,981         611,883          11,786              --
    Tewksbury, Massachusetts                 --         1,059,743         7,982,137         590,519           3,410              --

Wyndham:
    Billerica, Massachusetts                 --         3,838,446        20,471,101       2,255,001              --              --
    Denver, Colorado                         --         3,882,969        13,436,260       2,094,428              --              --

Fairfield Inn:
    Orlando, Florida                 14,955,000         9,076,860        20,318,202       3,362,656              --              --
                                ----------------  ---------------- -----------------  --------------  --------------  --------------

                                  $  26,455,563      $106,132,613     $ 511,666,564     $54,434,594     $56,188,675          $   --
                                ================  ================ =================  ==============  ==============  ==============




             Gross Amount at Which Carried
                  at Close of Period
                                                                                    Accumulated         Date              Date
         Land             Buildings          Equipment             Total            Depreciation   of Construction       Acquired
         ----             ---------          ---------             -----            ------------   ---------------       --------

      $ 1,913,900       $ 13,504,345        $ 1,391,767        $ 16,810,012          $ 1,789,595         1997             Aug-98
        1,022,920         10,051,037          1,241,031          12,314,988            1,433,546         1997             Aug-98
        3,532,687                 --          3,335,648          32,683,880                   --         2002             Feb-02*
        2,609,542         15,431,362          2,007,468          20,048,372              951,941         2000             Jul-00
        2,186,790         14,211,931          1,379,929          17,778,650              827,822         1999             Jun-00
        4,319,014         30,126,172          1,506,099          35,951,285            1,219,707         1998             Feb-99
        1,608,347         10,327,414            756,892          12,692,653              471,264         1998             Feb-99
        2,528,072         19,517,746          1,205,400          23,251,218              803,908         1999             Jun-99
        2,329,926         11,658,956          1,483,839          15,472,721              670,663         1999             Aug-00
        2,002,314         12,924,317          1,730,130          16,656,761            1,180,676         1999             Dec-99


        2,460,595         10,916,842          1,408,331          14,785,768              630,449         2000             Aug-00
        2,770,068                 --                 --           6,878,437                   --         2002             Jul-02*
        3,238,826         17,607,812          1,124,658          21,971,296                   --         2001             Dec-01
        9,025,240         24,583,035          4,284,741          37,893,016            1,373,202         2000             Nov-00
        1,419,211         13,014,165          2,316,808          16,750,184              601,633         2000             Feb-01
        1,488,906         11,268,720          1,620,111          14,377,737              766,165         1999             Jun-00
        4,405,982         58,878,490          5,397,800          68,682,271            4,705,198         1999             Nov-99
        1,924,977         10,991,880            861,882          13,778,739              513,132         1998             Feb-99
        3,274,472         17,221,808          1,053,849          21,550,129              707,440         1999             Jun-99
        8,618,928         29,852,202          1,591,339          40,062,469            1,183,928         1999             Jun-99
        1,813,062                 --            847,495          13,817,771                   --         2002             Feb-02*


        3,170,076         30,221,096          2,168,721          35,559,893            1,350,339         1998             Feb-99


        1,482,115          9,431,634          1,222,799          12,136,548              307,857         2000             Mar-01
        1,602,996          9,307,241          1,443,639          12,353,875              344,673         2001             Mar-01
        1,039,753          6,924,761          1,413,599           9,378,114              342,934         2000             Feb-01
        2,581,008         11,878,503          1,676,600          16,136,111              759,829         2000             Jul-00
        8,749,895         26,380,932          3,716,553          38,847,380            1,238,462         2000             Dec-00
          844,603          9,367,961            830,897          11,043,461                   --                          Dec-01


        1,224,035          6,397,283            628,324           8,249,642              332,383         1999             Aug-00
        2,304,707         10,828,211          1,353,030          14,485,948              541,322         2000             Nov-00
          822,710          6,196,767            631,907           7,651,384              325,062         1999             Aug-00
        1,059,771          7,982,351            593,686           9,635,808              377,006         1999             Aug-00


        3,838,446         20,471,101          2,255,001          26,564,548            1,320,375         1999             Jun-00
        3,882,969         13,436,260          2,094,428          19,413,657            1,005,593         1999             Jun-00


        9,076,860         20,318,202          3,362,656          32,757,718            1,106,386         2000             Nov-00
------------------  -----------------  -----------------  ------------------   ------------------

    $ 106,173,723      $ 521,230,538       $ 59,937,057       $ 728,422,446         $ 29,182,487
==================  =================  =================  ==================   ==================




*    Estimated completion date (property under construction)

(1) Transactions in real estate and accumulated depreciation during 2001, 2000 and 1999 are summarized as follows:

                                                                                              Accumulated
                                                                        Cost (2) (4)         Depreciation
                                                                    ---------------------  ------------------

      Properties the Company has
      Invested in Under Operating Leases:
            Balance, December 31, 1998

                                                                           $  28,752,549           $  384,166
              Acquisitions                                                    85,078,556                   --
              Depreciation expense (3)                                                --            1,219,168
                                                                    ---------------------  -------------------

            Balance, December 31, 1999                                       113,831,105            1,603,334
              Acquisitions                                                   477,131,613                   --
              Depreciation expense (3)                                                --            7,830,456
                                                                    ---------------------  -------------------

            Balance, December 31, 2000                                       590,962,718            9,433,790
              Acquisitions                                                   137,459,728                   --
              Depreciation expense (3)                                                --           19,748,697
                                                                    ---------------------  -------------------

            Balance, December 31, 2001                                     $ 728,422,446         $ 29,182,487
                                                                    =====================  ===================


(2) As of December 31, 2001, 2000 and 1999, the aggregate cost of the Properties owned by the Company and its subsidiaries for federal income tax purposes was $728,422,446, $590,962,718 and $113,831,105, respectively. All of the leases are treated as operating leases for federal income tax purposes.

(3) Depreciation expense is computed for buildings and equipment based upon estimated lives of 40 and seven years, respectively.

(4) During the years ended December 31, 2001, 2000 and 1999, the Company incurred acquisition fees totaling $5,473,005, $16,182,043 and $4,470,836, respectively, paid to the Advisor. Acquisition fees are included in land and buildings on operating leases at December 31, 2001, 2000 and 1999.

                      INDEX TO OTHER FINANCIAL INFORMATION


The following summarized financial information is filed as part of this report as a result of Marriott International, Inc. ("Marriott") guaranteeing lease payments for several tenants relating to leased Properties owned by the Company and five pending acquisitions as of February 22, 2002. The summarized financial information presented for Marriott as of December 28, 2001, December 29, 2000 and December 31, 1999, and for each of the years ended December 28, 2001, December 29, 2000 and December 31, 1999, was obtained from the Form 10-K filed by Marriott with the Securities and Exchange Commission for the year ended December 28, 2001.

                                                                            Page
Marriott International, Inc. and Subsidiaries:

    Selected Financial Data for the years ended December 28, 2001,
       December 29, 2000 and December 31, 1999                              B-37


                       INDEX TO OTHER FINANCIAL STATEMENTS

The Company and Hilton Hotels Corporation formed a joint venture of which the Company owns a 70% interest and Hilton Hotels Corporation owns a 30% interest. The joint venture owns four Properties: two Hilton Properties located in Miami, Florida (the "Miami Airport Property") and Costa Mesa, California (the "Costa Mesa Property"), a Hilton Suites located in Auburn Hills, Michigan (the "Auburn Hills Property") and an Embassy Suites located in Portland, Oregon (the "Portland Downtown Property"). The acquisition of the Properties and the formation of the joint venture occurred through a series of transactions. The first transaction was the acquisition of the Miami Airport Property which occurred on September 6, 2001. The second transaction occurred on September 17, 2001, whereby the Company acquired the Costa Mesa Property. On October 2, 2001, Hilton Hotels Corporation conveyed ownership of the Auburn Hills Property and the Portland Downtown Property to the joint venture in return for a 30% interest in the joint venture. The following financial information is provided in connection with the above transactions. Due to the fact that the tenants are newly formed entities, the information presented represents the historical financial information of the operations of the hotels. This information was obtained from the sellers of the Properties. For information on the Properties and the triple-net leases which the Company entered, see "Business -- Property Acquisitions."



SHC MIAMI AIRPORT LLC
Miami, Florida                                               B-38

HILTON COSTA MESA
Costa Mesa, California                                       B-54

HILTON SUITES AUBURN HILLS
Auburn Hills, Michigan                                       B-68

EMBASSY SUITES PORTLAND DOWNTOWN
Portland, Oregon                                             B-81

                           Other Financial Information

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)





Condensed Consolidated Balance Sheet Data:
                                                               December 28,              December 29,        December 31,
                                                                   2001                    2000                 1999
                                                                 ----------              ----------           ----------

Current assets                                                    $2,130                  $1,645               $1,600
Noncurrent assets                                                  6,977                   6,592                5,724
Current liabilities                                                1,802                   1,917                1,743
Noncurrent liabilities                                             3,827                   3,053                2,673
Stockholders' equity                                               3,478                   3,267                2,908


Consolidated Statements of Income Data:


                                                 Fiscal Year         Fiscal Year           Fiscal Year
                                                   Ended               Ended            Ended December
                                                December 28,        December 29,               31,
                                                    2001                2000                  1999
                                               ----------------    ----------------      ----------------

Gross revenues                                     $10,198               $10,135              $8,771
Costs and expenses (including
   income tax expense)                               9,962                 9,656               8,371
                                                  ---------          ------------           ---------
Net income                                           $ 236                 $ 479               $ 400
                                                  =========          ============           =========
Basic earnings per share                             $0.97                $ 1.99               $1.62
                                                  =========          ============           =========
Diluted earnings per share                           $0.92                $ 1.89               $1.51
                                                  =========          ============           =========

SHC MIAMI AIRPORT LLC
A Delaware Limited Liability Company


Financial Statements
As of June 30, 2001



                                TABLE OF CONTENTS


Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001                           B-39

Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000             B-40
     and 2001

Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000             B-41
     and 2001

Notes to Financial Statements                                                                B-42


SHC Miami Airport LLC
A Delaware Limited Liability Company

Unaudited Balance Sheets
As of December 31, 2000 and June 30, 2001
(in thousands)


                                     Assets

                                                                             12/31/00                 6/30/01
                                                                          -------------            ------------
Current assets:
   Cash and equivalents                                                           $ 199                  $1,889
   Accounts receivable, net of allowance for doubtful accounts of
     $48 and $55 for 2000 and 2001, respectively                                  2,213                   1,106
   Inventory                                                                        234                     220
   Other current assets                                                             203                     133
                                                                          -------------            ------------

       Total current assets                                                       2,849                   3,348

Property and equipment:
   Land                                                                           8,974                   8,974
   Building                                                                      45,391                  45,391
   Furniture and equipment                                                       10,539                  10,885
                                                                          -------------            ------------

                                                                                 64,904                  65,250
   Less: accumulated depreciation                                               (12,513 )               (14,662 )
                                                                          -------------            ------------

       Net property and equipment                                                52,391                  50,588

Excess purchase price, net                                                        4,876                   4,609
Deferred costs, net                                                                 940                     551
Restricted cash                                                                   1,875                   1,599
Other assets                                                                         55                      91
                                                                          -------------            ------------

           Total assets                                                         $62,986                 $60,786
                                                                          =============            ============

                         Liabilities and Member's Equity


Current liabilities:
   Accounts payable and accrued expenses                                        $ 2,517                 $2,893
                                                                          -------------            ------------

       Total current liabilities                                                  2,517                  2,893

Mortgage note payable                                                            30,796                 30,796

Commitments and contingencies

Member's equity                                                                  29,673                 27,097
                                                                          -------------            ------------

           Total liabilities and member's equity                                $62,986                $60,786
                                                                          =============            ============

The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Unaudited Statements of Operations
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                        6/30/00                     6/30/01
                                                                     --------------               -------------
Revenue:
  Rooms                                                                    $10,002                      $9,511
  Food and beverage                                                          5,284                       4,623
  Telephone                                                                    640                         621
  Other income                                                                 370                         437
                                                                     --------------               -------------

       Total revenue                                                        16,296                      15,192

Operating expenses:
  Rooms                                                                      2,603                       2,334
  Food and beverage                                                          3,673                       3,477
  Telephone                                                                    163                         141
  Other                                                                         88                          89
                                                                     --------------               -------------

       Gross operating income                                                9,769                       9,151

Unallocated expenses:
  General and administrative                                                 1,330                       1,204
  Marketing                                                                    811                         760
  Property operations and energy                                             1,103                       1,187
  Management fees                                                              470                         437
  Depreciation and amortization                                              2,302                       2,416
  Property taxes, insurance and other                                          720                         707
                                                                     --------------               -------------

       Operating income                                                      3,033                       2,440

Interest expense, net                                                        1,273                       1,206
                                                                     --------------               -------------

       Income before cumulative effect of change in
           accounting principle                                              1,760                       1,234

Cumulative effect of change in accounting principle                             --                         245
                                                                     --------------               -------------

Net income                                                                  $1,760                       $ 989
                                                                     ==============               =============


The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Unaudited Statements of Cash Flows
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                           6/30/00                      6/30/01
                                                                        --------------               ---------------
Cash flows from operating activities:
  Net income                                                                   $1,760                         $ 989
  Adjustments to reconcile net income to net cash
     provided by operating activities:
      Cumulative effect of change in accounting
        principle                                                                  --                           245
      Depreciation and amortization                                             2,302                         2,416
      Amortization of deferred financing costs                                    114                            88
      Change in working capital components:
        Accounts receivable                                                      (250  )                      1,107
        Inventory                                                                 (19  )                         14
        Other current assets                                                       76                            70
        Accounts payable and accrued expenses                                     623                           (10  )
                                                                        --------------               ---------------

Net cash provided by operating activities                                       4,606                         4,919
                                                                        --------------               ---------------


Cash flows from investing activities:
  Capital expenditures                                                           (578  )                       (346  )
  Change in restricted cash - property and equipment
     replacement funds                                                          2,445                            --
  Other assets                                                                     --                            20
                                                                        --------------               ---------------

Net cash provided by (used in) investing activities                             1,867                          (326  )
                                                                        --------------               ---------------


Cash flows from financing activities:
  Change in restricted cash - mortgage debt                                       131                           276
  Contributions                                                                   101                            --
  Distributions                                                                (4,998  )                     (3,179  )
                                                                        --------------               ---------------

Net cash used in financing activities                                          (4,766  )                     (2,903  )
                                                                        --------------               ---------------

Increase in cash and equivalents                                                1,707                         1,690
Cash and equivalents at beginning of year                                          --                           199
                                                                        --------------               ---------------

Cash and equivalents at end of period                                          $1,707                        $1,889
                                                                        ==============               ===============


The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Unaudited Notes To Financial Statements
June 30, 2001


1.       General

The statements presented herein have been prepared in accordance with the accounting policies described in the SHC Miami Airport LLC 2000 Financial
Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2000 and 2001 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.


2.       Change in Accounting Principle

Effective  January  1,  2001,  SHC  Miami  Airport  LLC  adopted  the  Financial
Accounting Standards Board's (FASB) Statement of Financial of Financial Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as subsequently amended by SFAS No. 137 and SFAS No. 138 (collectively referred to as SFAS No. 133). These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction or (c) a hedge of the foreign currency exposure of a net investment in a foreign-currency-denominated forecasted transaction. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and resulting designation.

The adoption of this statement on January 1, 2001, resulted in a cumulative effect of change in accounting principle of (i) $245,000 on the statement of operations relating to interest rate cap agreements; and (ii) $66,000 in other comprehensive loss included in member's equity relating to interest rate swap agreements. During the first six months of 2001, interest expense was increased by $7,000 as the result of marking the interest rate cap agreement to market and other comprehensive loss was increased by $320,000 as the result of marking the interest rate swap to market.

SHC MIAMI AIRPORT LLC
A Delaware Limited Liability Company


Financial Statements
As of December 31, 2000
Together with Report of Independent Public Accountants



                                TABLE OF CONTENTS

Audited Financial Statements

Report of Independent Public Accountants                                                  B-44

Balance Sheets as of December 31, 1999 and 2000                                           B-45

Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000             B-46

Statements of Member's Equity for the Years Ended December 31, 1998, 1999 and 2000        B-47

Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000             B-48

Notes to Financial Statements                                                             B-49

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To SHC Miami Airport LLC:

We have audited the accompanying balance sheets of SHC Miami Airport LLC (a Delaware limited liability company) as of December 31, 1999 and 2000, and the related statements of operations, member's equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SHC Miami Airport LLC as of December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/s/ ARTHUR ANDERSEN LLP


Los Angeles, California
August 30, 2001

SHC Miami Airport LLC
A Delaware Limited Liability Company

Balance Sheets
As of December 31, 1999 and 2000
(in thousands)


                                     Assets

                                                                                  1999                    2000
                                                                             --------------          --------------
Current assets:
   Cash and equivalents                                                               $ --                   $ 199
   Accounts receivable, net of allowance for doubtful accounts of
     $19 and $65 for 1999 and 2000, respectively                                     1,378                   2,213
   Inventory                                                                           221                     234
   Other current assets                                                                247                     203
                                                                             --------------          --------------

       Total current assets                                                          1,846                   2,849

Property and equipment:
   Land                                                                              8,974                   8,974
   Building                                                                         45,391                  45,391
   Furniture and equipment                                                           9,183                  10,539
                                                                             --------------          --------------

                                                                                    63,548                  64,904
   Less: accumulated depreciation                                                   (8,239  )              (12,513  )
                                                                             --------------          --------------

       Net property and equipment                                                   55,309                  52,391

Excess purchase price, net                                                           5,291                   4,876
Deferred costs, net                                                                  1,181                     940
Restricted cash                                                                      4,401                   1,875
Other assets                                                                            55                      55
                                                                             --------------          --------------

           Total assets                                                            $68,083                 $62,986
                                                                             ==============          ==============

                                                 Liabilities and Member's Equity


Current liabilities:
   Accounts payable and accrued expenses                                           $ 2,278                  $2,517
                                                                             --------------          --------------

       Total current liabilities                                                     2,278                   2,517

Mortgage note payable                                                               30,796                  30,796

Commitments and contingencies

Member's equity                                                                     35,009                  29,673
                                                                             --------------          --------------

           Total liabilities and member's equity                                   $68,083                 $62,986
                                                                             ==============          ==============


The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Statements of Operations
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                               1998                     1999                    2000
                                                         ---------------           -------------           -------------
Revenue:
  Rooms                                                         $17,235                 $17,753                 $18,213
  Food and beverage                                               9,022                   9,012                   9,715
  Telephone                                                       1,249                   1,288                   1,237
  Other income                                                      695                     941                   1,003
                                                         ---------------           -------------           -------------

       Total revenue                                             28,201                  28,994                  30,168

Operating expenses:
  Rooms                                                           4,524                   4,815                   5,161
  Food and beverage                                               6,608                   6,692                   7,203
  Telephone                                                         337                     353                     300
  Other                                                             129                     173                     172
                                                         ---------------           -------------           -------------

       Gross operating income                                    16,603                  16,961                  17,332

Unallocated expenses:
  General and administrative                                      2,270                   2,232                   2,649
  Marketing                                                       1,722                   1,574                   1,724
  Property operations and energy                                  2,221                   2,239                   2,341
  Management fees                                                   802                     827                     866
  Depreciation and amortization                                   4,525                   4,981                   4,689
  Property taxes, insurance and other                             1,418                   1,190                   1,282
                                                         ---------------           -------------           -------------

       Operating income                                           3,645                   3,918                   3,781

Interest (income) expense, net                                     (102  )                  570                   2,684
                                                         ---------------           -------------           -------------

Net income                                                       $3,747                  $3,348                  $1,097
                                                         ===============           =============           =============


The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Statements of Member's Equity
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)


Balance, December 31, 1997                                          $ 66,952

   Contributions                                                         496
   Distributions                                                     (6,901)
   Net income                                                          3,747
                                                              --------------

Balance, December 31, 1998                                            64,294

   Contributions                                                       1,823
   Distributions                                                     (34,456 )
   Net income                                                          3,348
                                                              --------------

Balance, December 31, 1999                                            35,009

   Contributions                                                         101
   Distributions                                                      (6,534 )
   Net income                                                          1,097
                                                              --------------

Balance, December 31, 2000                                          $ 29,673
                                                              ==============


The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Statements of Cash Flows
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                                   1998                  1999                  2000
                                                              -------------          ------------          -----------
Cash flows from operating activities:
  Net income                                                        $ 3,747               $ 3,348              $ 1,097
  Adjustments to reconcile net income to net cash
     provided by operating activities:
      Depreciation and amortization                                   4,525                 4,981                4,689
      Amortization of deferred financing costs                           --                    70                  241
      Change in working capital components:
        Accounts receivable                                             392                  (286 )               (835 )
        Inventory                                                        28                    (8 )                (13 )
        Other current assets                                            139                   (52 )                 44
        Accounts payable and accrued expenses                            28                   264                  239
                                                              -------------          ------------          -----------

Net cash provided by operating activities                             8,859                 8,317                5,462
                                                              -------------          ------------          -----------


Cash flows from investing activities:
  Capital expenditures                                               (1,793 )             (3,262)               (1,356 )
  Change in restricted cash - property and equipment
     replacement funds                                                 (791 )             (2,445)                2,445
  Other assets                                                           (8 )                 (5)                   --
                                                              -------------          ------------          -----------

Net cash (used in) provided by investing activities                  (2,592 )             (5,712)                1,089
                                                              -------------          ------------          -----------


Cash flows from financing activities:
  Proceeds from issuance of note payable                                 --                30,796                   --
  Deferred costs on issuance of note payable                             --                (1,251 )                 --
  Change in restricted cash - mortgage debt                              --                (1,165 )                 81
  Contributions                                                         496                 1,823                  101
  Distributions                                                      (6,901 )             (34,456 )             (6,534 )
                                                              -------------          ------------          -----------

Net cash used in financing activities                                (6,405 )              (4,253 )             (6,352 )
                                                              -------------          ------------          -----------

(Decrease) Increase in cash and equivalents                            (138 )              (1,648 )                199
Cash and equivalents at beginning of year                             1,786                 1,648                   --
                                                              -------------          ------------          -----------

Cash and equivalents at end of year                                 $ 1,648                  $ --                $ 199
                                                              =============          ============          ===========

The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Notes To Financial Statements
December 31, 2000


1.       Organization

Hilton Miami Airport and Towers (the "Hotel") was opened on January 31, 1984. In October 1997, the Hotel was acquired by Strategic Hotel Capital Limited Partnership, a Delaware limited partnership ("SHCLP"). From October 1997 to September 1999, the Hotel was owned and operated by SHCLP. In September 1999, incident to a Commercial Mortgage Backed Security ("CMBS") transaction, SHCLP conveyed the Hotel to SHC Miami Airport LLC, a Delaware limited liability company wholly owned by SHCLP. The Hotel is now owned and operated by SHC Miami Airport LLC (the "Company").

The Hotel, located in Miami, Florida, consists of 500 guest suites, including 82 junior suites and 30,000 square feet of function space consisting of 17 meeting rooms and 3 ballrooms.


2.       Significant Accounting Policies

         Cash and Equivalents

         Cash and equivalents include investments with original maturities of three months or less.

         Accounts Receivable

         Accounts receivable consists primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management's estimate of the expected collectibility of these trade receivables.

         Inventory

         Inventory primarily consists of food and beverage items and is valued at the lower of cost or estimated net realizable value.

         Property and Equipment

         Property and equipment are stated at cost. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are as follows:
         39 years for buildings, 15 years for site improvements, five years for building improvements, and three to five years for furniture and equipment.

         Valuation of Long-Lived Assets

         The carrying values of the Company's long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized in the statement of operations using a fair value based model.

         Excess Purchase Price

         In connection with the 1997 purchase of the Hotel, a purchase price allocation study was performed by an independent third party. The excess purchase price is the excess of the purchase price consideration over the fair value of the net tangible assets acquired. As of December 31, 1999 and 2000, the Company has recorded $8,007,000 in excess purchase price and is amortizing this excess purchase price over 15 years.

         Restricted Cash

         As discussed in Note 3, the Company has established restricted cash amounts to be used for property and equipment replacement. Additionally, as discussed in Note 5, cash reserves (restricted cash) required by loan agreements are also included in restricted cash.

         Revenue Recognition

         Revenue is generally recognized as services are performed.

         Deferred Costs

         Deferred costs consist of costs incurred in connection with obtaining the CMBS loan. The deferred loan costs have been capitalized in the amount of $1,251,000 and are being amortized to interest expense over the life of the underlying loan using the effective interest method.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes

         As the Company is a limited liability company, it is not subject to federal or state income taxes. Income or losses and tax credits are allocated to its member.

         Derivative Instruments and Hedging Activities

         In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes new accounting and reporting standards for derivative instruments. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133," and in June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities -- An Amendment of FASB Statement No. 133." These rules require that all derivative instruments be reported in the financial statements at fair value. Changes in the fair value of derivatives are to be recorded each period in earnings or other comprehensive income, depending on whether the derivative is designated and effective as part of a hedged transaction, and on the type of hedge transaction. Gains or losses on derivative instruments reported in other comprehensive income must be reclassified as earnings in the period in which earnings are affected by the underlying hedged item, and the ineffective portion of all hedges must be recognized in earnings in the current period. These new standards may result in additional volatility in reported earnings, other comprehensive income and accumulated other comprehensive income.

         These rules become effective for the Company on January 1, 2001. The Company's derivatives are related to its interest rate cap agreements associated with its CMBS transaction, as described in Note 5. The
         Company will record the effect of the transition to these new accounting requirements as a change in accounting principle in the first quarter of 2001. The cumulative effect of this change in accounting principle will result in a charge to earnings of approximately $248,000.

         New Accounting Standard

         In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." The effective date for implementation of this new standard is January 1, 2002. The new rules require that goodwill and certain intangible assets be not amortized, but be reviewed annually for impairment. The Company has not yet determined the impact of the adoption of the new rules on its financial statements.


3.       Management Agreement (also see Note 9)

The Hotel is operated under a long-term management agreement, which expires in 2004. At the option of the manager, the management agreement may be extended for two successive periods of ten years each. The management agreement provides for base management fees as a percentage of gross revenues (as defined in the agreement). Base management fees are 3% of gross revenues. The agreement also provides for incentive management fees. Incentive fees are calculated at 25% of "adjusted profit" as defined in the agreements. As of December 31, 1999 and 2000, cash of $3,236,000 and $791,000, respectively, is restricted to be used for property and equipment replacement in accordance with the Hotel's management agreement.

Under the management agreement, the manager allocates to the Hotel certain payroll costs and costs for certain group services, including advertising, sales and promotion, reservations, retirement plan and insurance, including workers' compensation and public liability insurance, which is furnished to the Company under the manager's self-insurance plans.


4.       Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 1999 and 2000 are as follows (in thousands):

                                            1999                    2000
                                      ----------------         --------------
         Accrued compensation                   $ 692                  $ 863
         Trade accounts payable                   191                    298
         Accrued state sales taxes                156                    158
         Other accrued expenses                 1,239                  1,198
                                      ----------------         --------------

                                               $2,278                 $2,517
                                      ================         ==============


4.       Mortgage Debt (also see Note 9)

During 1999, the Company became a borrower and the Hotel was pledged as collateral on the CMBS loan together with six other hotels (collectively, the "borrowers"). On September 10, 1999, the borrowers completed a Mortgage Loan financing with an affiliate of Goldman, Sachs & Co. Aggregate proceeds from this financing amounted to $422,000,000. This loan is secured by mortgages on the seven hotels. The Hotel has been pledged as collateral for the entire $422 million loan.

Under the Loan Agreement, the loan amount allocated to the Company was $30,796,000. Net proceeds of approximately $28,461,000 related to the Company were ultimately distributed to the Company's parent. The loan matures on September 5, 2004 when all principal is due. Interest is payable monthly and is based on LIBOR plus a blended spread of 1.56%. The interest rate at December 31, 1999 and 2000 was 7.39% and 8.29%, respectively. As required by the Loan Agreement, the borrowers have purchased an interest rate cap agreement with a LIBOR strike price of 8.42%. The Loan Agreement contains provisions regarding permitted capital expenditures, required levels of net operating income as well as quarterly and annual financial reporting. As of December 31, 2000, the borrowers met the provisions required by the Loan Agreement and the Company's management anticipates the ability to continue meeting these provisions.

Various cash reserve accounts are required by the Loan Agreement including a Cash Management Deposit Account, Cash Collateral Account, Maintenance Reserve Accounts and Tax and Insurance Reserve Accounts. These cash reserves aggregate $1,165,000 at December 31, 1999 and $1,084,000 at December 31, 2000 and are
included in Restricted Cash in the accompanying balance sheets. Additional cash reserves will be required if net operating income of the borrowers drops below levels defined in the Loan Agreement.

Effective October 21, 1999, the lender assigned this Mortgage Loan to another affiliate of Goldman, Sachs & Co. which then sold the Mortgage Loan in a private offering of Floating Rate Commercial Mortgage-Backed Securities.

On December 19, 2000, the borrowers entered into a swap agreement with Bank of America Securities for a notional amount of $422,000,000 applicable to the commercial mortgage-backed securities loan. The fixed LIBOR interest rate on this swap agreement is 5.945%. This agreement is effective January 15, 2001 and expires January 15, 2002. Interest is payable monthly in arrears.


6.       Interest Expense, Net

Interest expense on the Company's allocated loan amounted to $709,000 and $2,800,000 in 1999 and 2000, respectively. Included in interest expense is $70,000 in 1999 and $241,000 in 2000 for amortization of deferred loan fees. The Company paid $488,000 and $2,495,000 in cash interest on its outstanding debt in 1999 and 2000, respectively. Interest income amounted to $102,000, $139,000 and $116,000 in 1998, 1999, and 2000, respectively.


7.       Fair Value of Financial Instruments

As of December 31, 2000 and 1999, the carrying amounts of certain financial instruments employed by the Company, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments. Similarly, because the carrying value of the mortgage debt has a relatively current issuance date and this debt has interest rates that fluctuate based on published market rates, management believes the carrying value of the mortgage debt is a reasonable estimation of its fair value as of December 31, 1999 and 2000.


8.       Commitments and Contingencies

Various lawsuits are pending against the Company including an employee discrimination claim filed for which no monetary damages have been claimed. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

9.       Subsequent Event

In 2001, the Company's parent signed a definitive agreement with Hilton Hotels Corporation ("Hilton") whereby Hilton will acquire the Company for cash. The completion of the acquisition is anticipated in September 2001. Upon completion of the sale to Hilton, the Company's parent will repay 125 percent of the loan amount allocated to the Company.

The financial statements of the Company are being prepared in conjunction with possible sale of the Company. As part the sale, certain existing contractual agreements between the Hotel and the manager may be modified from those followed in these financial statements.

HILTON COSTA MESA
An Operating Unit of Red Lion Orange County Partners LP

Financial Statements
As of June 30, 2001



                                TABLE OF CONTENTS


Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001                         B-55

Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000           B-56
    and 2001

Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000           B-57
    and 2001

Note to Financial Statements                                                               B-58


Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Unaudited Balance Sheets
As of December 31, 2000 and June 30, 2001
(in thousands)

                                     Assets


                                                                               12/31/00                  6/30/01
                                                                            --------------            -------------
Current assets:
   Cash and equivalents                                                            $  342                   $  457
   Accounts receivable, net of allowance for doubtful accounts of
     $16 for 2000 and 2001                                                          2,445                    1,968
   Inventory                                                                          171                      170
   Prepaid expenses and other                                                         621                      661
                                                                            --------------            -------------

       Total current assets                                                         3,579                    3,256

Property and equipment:
   Land                                                                             5,250                    5,250
   Building                                                                        39,702                   39,714
   Furniture and equipment                                                         13,811                   14,616
                                                                            --------------            -------------
                                                                                   58,763                   59,580
   Less: accumulated depreciation                                                 (21,881  )               (23,364  )
                                                                            --------------            -------------

       Net property and equipment                                                  36,882                   36,216
                                                                            --------------            -------------


           Total assets                                                           $40,461                  $39,472
                                                                            ==============            =============


                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                         $  2,269                 $  2,106
   Current portion of due to Red Lion Hotels, Inc.                                  3,000                    3,000
                                                                            --------------           --------------

       Total current liabilities                                                    5,269                    5,106

Due to Red Lion Hotels, Inc.                                                        3,750                    2,250

Commitments and contingencies

Divisional equity                                                                  31,442                   32,116
                                                                            --------------           --------------

           Total liabilities and divisional equity                                $40,461                  $39,472
                                                                            ==============           ==============

The accompanying note is an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Unaudited Statements of Operations
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                       6/30/00                      6/30/01
                                                                   ---------------               -------------
Revenue:
  Rooms                                                                    $6,073                      $6,885
  Food and beverage                                                         3,825                       4,254
  Telephone                                                                   284                         250
  Other operating departments                                                 446                         523
  Non-operating departments                                                   244                         148
                                                                   ---------------               -------------

       Total revenue                                                       10,872                      12,060

Operating expenses:
  Rooms                                                                     1,354                       1,618
  Food and beverage                                                         2,473                       2,651
  Telephone                                                                    77                          86
  Other                                                                       358                         408
                                                                   ---------------               -------------

       Gross operating income                                               6,610                       7,297

Unallocated expenses:
  General and administrative                                                  812                         915
  Marketing                                                                   834                         861
  Property operations and energy                                              852                         931
  Property taxes, insurance and other                                         391                         306
  Depreciation                                                              1,360                       1,483
  Management fees to Hilton                                                   483                         588
                                                                   ---------------               -------------

       Operating income                                                     1,878                       2,213

Interest expense                                                            (708)                       (644)
                                                                   ---------------               -------------

Net income                                                                 $1,170                      $1,569
                                                                   ===============               =============


The accompanying note is an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange
County Partners LP

Unaudited Statements of Cash Flows
For the Six Month Periods Ended June 30,
2000 and 2001
(in thousands)

                                                                               6/30/01                   6/30/00
                                                                           --------------            --------------
Cash flows from operating activities:
Net income                                                                        $1,170                    $1,569
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation                                                                  1,360                     1,483
     Change in working capital components:
      Accounts receivable                                                           (837  )                    477  )
      Inventory                                                                     (470  )                      1  )
      Prepaid expenses and other                                                    (357  )                    (40  )
      Accounts payable and accrued expenses                                           86                      (163
                                                                           --------------            --------------

Net cash provided by operating activities                                            952                     3,327

Cash flows from investing activities:
  Capital expenditures                                                            (1,319  )                   (817  )
                                                                           --------------            --------------

Net cash used in investing activities                                             (1,319  )                   (817  )

Cash flows from financing activities:
  Payments to Red Lion Hotels, Inc.                                                   --                    (1,500
  Contributions (Distributions)                                                      184                      (895
                                                                           --------------            --------------

Net cash provided by (used in) financing activities                                  184                    (2,395
                                                                           --------------            --------------

(Decrease) Increase in cash and equivalents                                         (183  )                    115
Cash and equivalents at beginning of year                                            526                       342
                                                                           --------------            --------------

Cash and equivalents at end of period                                            $   343                   $   457
                                                                           ==============            ==============

The accompanying note is an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Unaudited Note To Financial Statements
June 30, 2001


1.       General

The statements presented herein have been prepared in accordance with the accounting policies described in the Hilton Costa Mesa 2000 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2000 and 2001 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

HILTON COSTA MESA
An Operating Unit of Red Lion
Orange County Partners LP


Financial Statements
As of December 31, 2000
Together with Report of Independent Public Accountants



                                TABLE OF CONTENTS

Audited Financial Statements

Report of Independent Public Accountants                                                B-60

Balance Sheets as of December 31, 1999 and 2000                                         B-61

Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000           B-62

Statements of Divisional Equity for the Years Ended December 31, 1998, 1999 and 2000    B-63

Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000           B-64

Notes to Financial Statements                                                           B-65


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Red Lion Orange County Partners LP:

We have audited the accompanying balance sheets of Hilton Costa Mesa, an operating unit of Red Lion Orange County Partners LP (a California limited partnership) as of December 31, 1999 and 2000, and the related statements of operations, divisional equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hilton Costa Mesa as of December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/s/ ARTHUR ANDERSEN LLP


Los Angeles, California
August 30, 2001

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Balance Sheets As of December 31, 1999 and 2000
(in thousands)


                                     Assets

                                                                                   1999                       2000
                                                                             ---------------              -------------
Current assets:
   Cash and equivalents                                                               $ 526                      $ 342
   Accounts receivable, net of allowance for doubtful accounts of
     $20 and $16 for 1999 and 2000, respectively                                        848                      2,445
   Inventory                                                                            177                        171
   Prepaid expenses and other                                                           643                        621
                                                                             ---------------              -------------

       Total current assets                                                           2,194                      3,579

Property and equipment:
   Land                                                                               5,250                      5,250
   Building                                                                          40,576                     39,702
   Furniture and equipment                                                           21,036                     13,811
                                                                             ---------------              -------------

                                                                                     66,862                     58,763
   Less: accumulated depreciation                                                   (30,415  )                 (21,881  )
                                                                             ---------------              -------------

       Net property and equipment                                                    36,447                     36,882
                                                                             ---------------              -------------

           Total assets                                                             $38,641                    $40,461
                                                                             ===============              =============


                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                             $1,423                     $2,269
   Current portion of due to Red Lion Hotels, Inc.                                    3,000                      3,000
                                                                             ---------------              -------------

       Total current liabilities                                                      4,423                      5,269

Due to Red Lion Hotels, Inc.                                                          6,750                      3,750

Commitments and contingencies

Divisional equity                                                                    27,468                     31,442
                                                                             ---------------              -------------

           Total liabilities and divisional equity                                  $38,641                    $40,461
                                                                             ===============              =============


The accompanying notes are an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Statements of Operations
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)


                                                        1998                     1999                      2000
                                                  ---------------           --------------           ---------------
Revenue:
  Rooms                                            $      11,422              $    11,447              $     12,385
  Food and beverage                                        7,163                    6,593                     8,096
  Telephone                                                  519                      539                       518
  Other operating departments                                801                    1,119                     1,206
  Non-operating departments                                  168                      159                       149
                                                  ---------------           --------------           ---------------

       Total revenue                                      20,073                   19,857                    22,354

Operating expenses:
  Rooms                                                    2,634                    2,668                     2,824
  Food and beverage                                        4,691                    4,378                     5,178
  Telephone                                                  175                      157                       159
  Other                                                      666                      727                       738
                                                  ---------------           --------------           ---------------

       Gross operating income                             11,907                   11,927                    13,455

Unallocated expenses:
  General and administrative                               1,586                    1,530                     1,983
  Marketing                                                1,455                    1,457                     1,693
  Property operations and energy                           1,616                    1,680                     1,893
  Property taxes, insurance and other                        580                      707                       775
  Depreciation                                             1,691                    1,816                     2,846
  Management fees to Promus/Hilton                           782                      799                       990
                                                  ---------------           --------------           ---------------

       Operating income                                    4,197                    3,938                     3,275

Interest expense                                          (1,740  )                (1,379  )                 (1,423  )
                                                  ---------------           --------------           ---------------

Net income                                                $2,457                   $2,559                    $1,852
                                                  ===============           ==============           ===============

The accompanying notes are an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Statements of Divisional Equity
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)


Balance, December 31, 1997                                        $19,888

   Contributions                                                      724
   Net income                                                       2,457
                                                            --------------

Balance, December 31, 1998                                         23,069

   Contributions                                                    1,840
   Net income                                                       2,559
                                                            --------------

Balance, December 31, 1999                                         27,468

   Contributions                                                    2,122
   Net income                                                      1,852
                                                            --------------

Balance, December 31, 2000                                        $31,442
                                                            ==============

The accompanying notes are an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Statements of Cash Flows
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                                   1998                    1999                  2000
                                                               ------------            -----------           -----------
Cash flows from operating activities:
  Net income                                                        $2,457                $ 2,559               $ 1,852

  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                  1,691                  1,816                 2,846
       Change in working capital components:
        Accounts receivable                                           (241  )                 349                (1,597  )
        Inventory                                                      (19  )                 (33  )                  6
        Prepaid expenses and other                                    (139  )                 (40  )                 22
        Accounts payable and accrued expenses                          (70  )                 (21  )                846
                                                               ------------            -----------           -----------

Net cash provided by operating activities                            3,679                  4,630                 3,975

Cash flows from investing activities:
  Capital expenditures                                              (1,413  )              (3,010  )             (3,281  )
                                                               ------------            -----------           -----------

Net cash used in investing activities                               (1,413  )              (3,010  )             (3,281  )

Cash flows from financing activities:
  Payments to Red Lion Hotels, Inc.                                 (3,000  )              (3,000  )             (3,000  )
  Contributions                                                        724                  1,840                 2,122
                                                               ------------            -----------           -----------

Net cash used in financing activities                               (2,276  )              (1,160  )               (878  )
                                                               ------------            -----------           -----------

(Decrease) Increase in cash and equivalents                            (10  )                 460                  (184  )
Cash and equivalents at beginning of year                               76                     66                   526
                                                               ------------            -----------           -----------

Cash and equivalents at end of year                                   $ 66                  $ 526                 $ 342
                                                               ============            ===========           ===========

The accompanying notes are an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Notes To Financial Statements
December 31, 2000


1.       Organization

Hilton Costa Mesa (the "Hotel") was opened in 1993 and is owned and operated by Red Lion Orange County Partners LP (the Partnership), a California limited partnership. The Partnership's partners are Red Lion Hotels, Inc. (51 percent interest - general partner, "Red Lion"), a wholly-owned subsidiary of Promus Hotels, Inc. and Newport Beach Capital Investors Ltd. (49 percent interest). The Hotel is located in Costa Mesa, California and has 484 rooms and approximately 46,000 square feet of meeting space.

On November 30, 1999, Promus Hotel Corporation ("Promus") was purchased by Hilton Hotels Corporation ("Hilton"). As a result of the acquisition, Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton. The acquisition of Promus by Hilton was accounted for as a purchase, and as such, the assets and liabilities of Promus were required to be restated to reflect the estimated fair value at the acquisition date. Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations," would require Hilton management to make an allocation of the estimated fair value of the Hotel's assets and liabilities in the accompanying financial statements. However, in accordance with Staff Accounting Bulletin No. 54, "Application of 'Pushdown' Basis of Accounting in Financial Statements of Subsidiaries Acquired by Purchase," ("SAB No. 54") such treatment is prohibited if less than 80 percent of the subsidiary is acquired. In accordance with SAB No. 54, the Hotel's assets and liabilities are stated at historical values in the accompanying financial statements. The Hotel operated under the Red Lion brand from its opening until June 1997, under the Doubletree brand from June 1997 until September 2000, and has operated under the Hilton brand since September 2000.


2.       Significant Accounting Policies

         Cash and Equivalents

         Cash and equivalents include investments with original maturities of three months or less.

         Accounts Receivable

         Accounts receivable consists primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management's estimate of the expected collectibility of these trade receivables.

         Inventory

         Inventory primarily consists of food and beverage items and is valued at the lower of cost or estimated net realizable value.

         Property and Equipment

         Property and equipment are stated at cost. Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings and four to eight years for building improvements and furniture and equipment.

         Valuation of Long-Lived Assets

         The carrying value of the Hotel's long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized in the income statement using a fair value based model.

         Revenue Recognition

         Revenue is generally recognized as services are performed.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes

         As the Hotel is an operating unit of a partnership, it is not subject to federal or state income taxes. Income or losses and tax credits are allocated to the individual partners.


3.       Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets at December 31, 1999 and 2000 are as follows (in thousands):

                                                                1999                     2000
                                                          ---------------            ------------
         Prepaid worker's compensation insurance                    $450                    $476
         Prepaid insurance premiums                                  102                      57
         Other current assets                                         91                      88
                                                          ---------------            ------------

                                                                    $643                    $621
                                                          ===============            ============

4.       Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 1999 and 2000 are as follows (in thousands):

                                                                 1999                      2000
                                                          ---------------            ------------
         Deposits                                         $           194                 $   761
         Accrued compensation and benefits                            558                     635
         Accrued taxes                                                166                     279
         Other accrued expenses                                       505                     594
                                                          ---------------            ------------

                                                                   $1,423                  $2,269
                                                          ===============            ============

5.       Commitments and Contingencies

Various lawsuits are pending against the Company including an employee discrimination claim filed for which no monetary damages have been claimed. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.


6.       Related-Party Transactions

The Hotel has entered into related party transactions with affiliated companies of Hilton or Promus. The Hotel pays management fees to certain affiliated companies equal to three percent of gross revenue, as defined. The Hotel also pays incentive management fees to certain affiliated companies equal to 25 percent of income before fixed charges less certain deductions, as defined.

The Hotel purchases certain equipment and furniture from affiliated companies. In addition, affiliated companies allocate to the Hotel certain payroll costs and costs for certain group services, including advertising, sales and promotion, reservations, retirement plan and insurance, including workers' compensation and public liability insurance, which is furnished to the Hotel under affiliated companies' self-insurance plans. The basis for determining such allocations to the Hotel is consistent with other Hilton hotel properties. Affiliated companies' billed costs represent reimbursement of actual or estimated costs incurred or funding to defray costs to be incurred with no significant element of profit. The total of such costs incurred and allocated to the Hotel approximated $1,110,000, $1,017,000 and $975,000 in 1998, 1999 and
2000, respectively. All payables for these services are recorded through divisional equity.

In August 1995, Red Lion issued a $22,750,000 note to the Hotel with an interest rate equal to prime rate plus 1/2 percent or 8.25, 9.0, and 10.0 percent as of December 31, 1998, 1999, and 2000, respectively. The Hotel serves as collateral on this note. Monthly principal payments of $250,000 commenced in September 1995 and are required to be made until March 2003. Cash paid for interest was $1,740,000, $1,379,000, and $1,423,000 for the years ended December 31, 1998,
1999, and 2000, respectively.

Future principal payments during the next three years are as follows (in thousands):

         2001                         $    3,000
         2002                              3,000
         2003                                750

The financial statements of the Hotel are being prepared in conjunction with possible sale and financing transactions, potentially using the Hotel as collateral. As part of a financing agreement, certain existing contractual agreements between the Hotel and Hilton may be modified from those followed in these financial statements.


7.       Other Employee Benefit Plans

In addition to retirement costs that are allocated to the Hotel by affiliated companies with respect to employee investment and retirement plans (the costs of which are included in the amounts disclosed in Note 6), the Hotel is responsible for certain other employee benefits.

The Hotel's union employees also participate in a multi-employer plan that provides health care and other welfare benefits to participants during their working lives and after retirement. Employer contributions are determined in accordance with the provisions of the negotiated contract and are based on the number of hours worked. The Hotel expensed approximately $310,000, $332,000 and $369,000 in 1998, 1999 and 2000, respectively, for contributions to the health and welfare trust fund.

HILTON SUITES AUBURN HILLS
An Operating Unit of Hilton Suites, Inc.

Financial Statements
As of June 30, 2001



                                TABLE OF CONTENTS


Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001                          B-69

Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000
     and 2001                                                                               B-70

Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000
     and 2001                                                                               B-71

Unaudited Note to Financial Statements                                                      B-72


Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Unaudited Balance Sheets
As of December 31, 2000 and June 30, 2001
(in thousands)

                                     Assets

                                                                                  12/31/00              6/30/01
                                                                                ------------         ------------
Current assets:
   Cash and equivalents                                                            $     107            $     138
   Accounts receivable, net of allowance for doubtful accounts of
      $55 and $39 for 2000 and 2001, respectively                                        296                  343
   Prepaid expenses and other                                                            138                  189
                                                                                ------------         ------------

       Total current assets                                                              541                  670

Property and equipment:
   Land                                                                                2,064                2,064
   Building                                                                           17,658               17,332
   Furniture and equipment                                                             2,783                3,118
                                                                                ------------         ------------

                                                                                      22,505               22,514
   Less: accumulated depreciation                                                     (5,187 )             (5,619 )
                                                                                ------------         ------------

       Net property and equipment                                                    17,318               16,895
                                                                               ------------         ------------


Other assets                                                                             58                   33
                                                                                ------------         ------------

           Total assets                                                              $17,917              $17,598
                                                                                ============         ============

                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                          $     408            $     435
                                                                                 -----------         ------------

       Total current liabilities                                                        408                  435

Commitments and contingencies

Divisional equity                                                                    17,509               17,163
                                                                                 -----------         ------------

           Total liabilities and divisional equity                                  $17,917             $ 17,598
                                                                                 ===========         ============


The accompanying note is an integral part of these financial statements.


Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Unaudited Statements of Operations
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                        6/30/00                    6/30/01
                                                                     --------------              ------------
Revenue:
  Rooms                                                                      $4,317                    $3,641
  Food and beverage                                                             399                       348
  Telephone                                                                     152                       150
  Other operating departments                                                    62                        55
  Non-operating departments                                                      27                        11
                                                                     --------------              ------------

       Total revenue                                                          4,957                     4,205

Operating expenses:
  Rooms                                                                       1,044                       833
  Food and beverage                                                             310                       261
  Telephone                                                                      25                        28
  Other                                                                          57                        68
                                                                     --------------              ------------

       Gross operating income                                                 3,521                     3,015

Unallocated expenses:
  General and administrative                                                    457                       400
  Marketing                                                                     308                       286
  Property operations and energy                                                376                       344
  Property taxes, insurance and other                                           240                       242
  Depreciation                                                                  420                       437
                                                                     --------------              ------------

       Operating income                                                       1,720                     1,306

Allocation of consolidated income taxes                                        (670 )                    (509 )
                                                                     --------------              ------------

Net income                                                                   $1,050                    $  797
                                                                     ==============              ============

The accompanying note is an integral part of these financial statements.


Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Unaudited Statements of Cash Flows
For the Six Months Periods Ended June 30,
2000 and 2001
(in thousands)


                                                                           6/30/01                     6/30/00
                                                                        --------------              -------------
Cash flows from operating activities:
  Net income                                                                    $1,050                    $   797
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                                420                        437
       Change in working capital components:
        Accounts receivable                                                        212                        (47 )
        Prepaid expenses and other                                                 243                        (51 )
        Accounts payable and accrued expenses                                     (774 )                       27
                                                                        --------------              -------------

Net cash provided by operating activities                                        1,151                      1,163

Cash flows from investing activities:
  Capital expenditures                                                             (37 )                      (14 )
  Other assets                                                                     150                         25
                                                                        --------------              -------------

Net cash used in investing activities                                              113                         11

Cash flows from financing activities:
  Distributions                                                                 (1,346 )                   (1,143 )
                                                                        --------------              -------------

Net cash used in financing activities                                           (1,346 )                   (1,143 )
                                                                        --------------              -------------

(Decrease) Increase in cash and equivalents                                        (82 )                       31
Cash and equivalents at beginning of year                                          162                        107
                                                                        --------------              -------------

Cash and equivalents at end of period                                        $      80                    $   138
                                                                        ==============              =============

The accompanying note is an integral part of these financial statements.

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Unaudited Note To Financial Statements
June 30, 2001


1.       General


The statements presented herein have been prepared in accordance with the accounting policies described in the Hilton Suites Auburn Hills 2000 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2000 and 2001 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

HILTON SUITES AUBURN HILLS
An Operating Unit of Hilton
Suites, Inc.


Financial Statements
As of December 31, 2000
Together with Report of Independent Public Accountants



                                TABLE OF CONTENTS

Audited Financial Statements

Report of Independent Public Accountants                                                B-74

Balance Sheets as of December 31, 1999 and 2000                                         B-75

Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000           B-76

Statements of Divisional Equity for the Years Ended December 31, 1998, 1999 and 2000    B-77

Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000           B-78

Notes to Financial Statements                                                           B-79


REPORT OF INDEPENDENT PUBLIC
ACCOUNTANTS



To Hilton Suites, Inc.:

We have audited the accompanying balance sheets of Hilton Suites Auburn Hills, an operating unit of Hilton Suites, Inc. (a Delaware corporation) as of December 31, 1999 and 2000, and the related statements of operations, divisional equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hilton Suites Auburn Hills as of December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/s/  ARTHUR ANDERSEN LLP

Los Angeles, California
August 30, 2001

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Balance Sheets
As of December 31, 1999 and 2000
(in thousands)


                                     Assets

                                                                                 1999                    2000
                                                                             -------------           ------------
Current assets:
   Cash and equivalents                                                             $ 162                  $ 107
   Accounts receivable, net of allowance for doubtful accounts of
     $118 and $55 for 1999 and 2000, respectively                                     745                    296
   Prepaid expenses and other                                                         256                    138
                                                                             -------------           ------------

       Total current assets                                                         1,163                    541

Property and equipment:
   Land                                                                             2,064                  2,064
   Building                                                                        17,605                 17,658
   Furniture and equipment                                                          2,276                  2,783
                                                                             -------------           ------------

                                                                                   21,945                 22,505
   Less: accumulated depreciation                                                  (4,361  )              (5,187  )
                                                                             -------------           ------------

   Net property and equipment                                                      17,584                 17,318

Other assets                                                                           44                     58
                                                                             -------------           ------------

   Total assets                                                                   $18,791                $17,917
                                                                             =============           ============

                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                         $   1,096              $     408
                                                                             -------------           ------------
       Total current liabilities                                                     1,096                    408

Commitments and contingencies

Divisional equity                                                                   17,695                 17,509
                                                                             -------------           ------------
           Total liabilities and divisional equity                                $ 18,791                $17,917
                                                                             =============           ============


The accompanying notes are an integral part of these financial statements.

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Statements of Operations
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                    1998                    1999                   2000
                                                 -------------            -----------            ------------
Revenue:
  Rooms                                               $7,633                 $8,241                  $8,556
  Food and beverage                                      668                    833                     755
  Telephone                                              305                    319                     288
  Other operating departments                            135                    136                     123
  Non-operating departments                               39                     41                      37
                                                -------------            -----------            ------------

       Total revenue                                   8,780                  9,570                   9,759

Operating expenses:
  Rooms                                                1,702                  1,797                   2,101
  Food and beverage                                      563                    677                     610
  Telephone                                               75                     88                      50
  Other                                                  135                    126                     110
                                                -------------            -----------            ------------

       Gross operating income                          6,305                  6,882                   6,888

Unallocated expenses:
  General and administrative                             914                  1,068                     947
  Marketing                                              511                    605                     637
  Property operations and energy                         732                    741                     847
  Property taxes, insurance and other                    336                    421                     364
  Depreciation                                           939                    688                     829
                                                -------------            -----------            ------------

       Operating income                                2,873                  3,359                   3,264

Allocation of consolidated income taxes               (1,121 )               (1,310 )                (1,273 )
                                                -------------            -----------            ------------

Net income                                            $1,752                 $2,049                  $1,991
                                                =============            ===========            ============


The accompanying notes are an integral part of these financial statements.

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Statements of Divisional Equity
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)


Balance, December 31, 1997                           $17,517

   Distributions                                      (2,085 )
   Net income                                          1,752
                                              --------------

Balance, December 31, 1998                            17,184

   Distributions                                      (1,538 )
   Net income                                          2,049
                                              --------------

Balance, December 31, 1999                            17,695

   Distributions                                      (2,177 )
   Net income                                          1,991
                                              --------------

Balance, December 31, 2000                           $17,509
                                              ==============

The accompanying notes are an integral part of these financial statements.

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Statements of Cash Flows
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                               1998                      1999                    2000
                                                         ---------------            -------------            ------------
Cash flows from operating activities:
  Net income                                                      $1,752                   $2,049                  $1,991
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                  939                      688                     829
       Change in working capital components:
        Accounts receivable                                          (81 )                   (429 )                   449
        Prepaid expenses and other                                   (38 )                   (130 )                   118
        Accounts payable and accrued expenses                          2                      568                    (688 )
                                                         ---------------            -------------            ------------

Net cash provided by operating activities                          2,574                    2,746                   2,699

Cash flows from investing activities:
  Capital expenditures                                              (588 )                 (1,196 )                  (563 )
  Other assets                                                         6                        8                     (14 )
                                                         ---------------            -------------            ------------

Net cash used in investing activities                               (582 )                (1,188)                    (577 )

Cash flows from financing activities:
  Distributions                                                   (2,085 )                 (1,538 )                (2,177 )
                                                         ---------------            -------------            ------------

Net cash used in financing activities                             (2,085 )                 (1,538 )                (2,177 )
                                                         ---------------            -------------            ------------

(Decrease) Increase in cash and equivalents                          (93 )                     20                     (55 )
Cash and equivalents at beginning of year                            235                      142                     162
                                                         ---------------            -------------            ------------

Cash and equivalents at end of year                               $  142                  $   162                 $   107
                                                         ===============            =============            ============

The accompanying notes are an integral part of these financial statements.


Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Notes To Financial Statements
December 31, 2000


1.       Organization

Hilton Suites Auburn Hills (the "Hotel") was opened on March 21, 1989, and is owned and operated by Hilton Suites, Inc., a wholly owned subsidiary of Hilton Hotels Corporation ("Hilton"). The Hotel consists of 224 suites located in Auburn Hills, Michigan.


2.       Significant Accounting Policies

         Cash and Equivalents

         Cash and equivalents include investments with original maturities of three months or less.

         Accounts Receivable

         Accounts receivable consists primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management's estimate of the expected collectibility of these trade receivables.

         Property and Equipment

         Property and equipment are stated at cost. Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings and four to eight years for building improvements and furniture and equipment.

         Valuation of Long-Lived Assets

         The carrying value of the Hotel's long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized in the statement of operations using a fair value based model.

         Revenue Recognition

         Revenue is generally recognized as services are performed.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes

         The Hotel is included in the consolidated Federal income tax return of Hilton, as well as the state income tax returns where applicable income tax returns of Hilton are filed. Income taxes have been computed using the statutory rate estimated to be paid by Hilton for the Hotel's share of taxable income. In addition, the income tax effects of temporary differences between financial and income tax reporting, primarily relating to fixed assets, are assumed by Hilton.


3.       Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 1999 and 2000 are as follows (in thousands):

                                                              1999                       2000
                                                        ---------------              -------------
         Accrued compensation and benefits                     $   149                       $198
         Accrued room occupancy tax                                 39                         58
         Deposits                                                  227                         33
         Other accrued expenses                                    681                        119
                                                        ---------------              -------------

                                                                $1,096                       $408
                                                        ===============              =============


4.       Commitments and Contingencies

The Hotel is involved in certain litigation incurred in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Hotel's financial position or results of operations.


5.       Related-Party Transactions

The Hotel pays no management fees to Hilton. The Hotel purchases certain equipment and furniture from companies affiliated with Hilton. In addition, Hilton allocates to the Hotel certain payroll costs and costs for certain group services, including accounting, advertising, sales and promotion, reservations, retirement plan and insurance, including workers' compensation and public liability insurance, which is furnished to the Hotel under Hilton's self-insurance plans. The basis for determining such allocations to the Hotel is consistent with other Hilton hotel properties. Hilton billed costs represent reimbursement of actual or estimated costs incurred or funding to defray costs to be incurred with no significant element of profit. The total of such costs incurred and allocated to the Hotel approximated $320,000, $288,000 and $281,000 in 1998, 1999 and 2000, respectively. All payables to Hilton for these services are recorded through divisional equity.

The financial statements of the Hotel are being prepared in conjunction with possible sale and financing transactions, potentially using the Hotel as collateral. As part of a financing agreement, certain existing contractual agreements between the properties and Hilton may be modified from those followed in these financial statements.

EMBASSY SUITES PORTLAND DOWNTOWN
An Operating Unit of Promus Hotels, Inc.

Financial Statements
As of June 30, 2001


                                TABLE OF CONTENTS


Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001                                      B-82

Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000 and 2001               B-83


Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000
    and 2001                                                                                            B-84

Note to Financial Statements                                                                            B-85

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Unaudited Balance Sheets
As of December 31, 2000 and June 30, 2001
(in thousands)

                                     Assets

                                                                                    12/31/00                  6/30/01
                                                                                 --------------            -------------
Current assets:
   Cash and equivalents                                                               $     178                $     136
   Accounts receivable, net of allowance for doubtful accounts of
    $9 and $3 for 2000 and 2001                                                             754                      681
   Current portion of note receivable                                                        26                       26
   Inventory                                                                                 94                      159
   Prepaid expenses and other                                                                41                       12
                                                                                 --------------            -------------

       Total current assets                                                               1,093                    1,014

Property and equipment:
    Land                                                                                  1,345                    1,345
    Building                                                                             33,125                   33,962
    Furniture and equipment                                                               7,176                    6,473
                                                                                 --------------            -------------

                                                                                         41,646                   41,780
    Less: accumulated depreciation                                                       (2,488 )                 (3,676 )
                                                                                 --------------            -------------

       Net property and equipment                                                        39,158                   38,104
                                                                                 --------------            -------------


Note receivable                                                                              65                       52
                                                                                 --------------            -------------

          Total assets                                                                  $40,316                  $39,170
                                                                                 ==============            =============

                        Liabilities and Divisional Equity

Current liabilities:
   Accounts payable and accrued expenses                                              $  2,217                 $  2,186
                                                                                  -------------            -------------

       Total current liabilities                                                         2,217                    2,186

Commitments and contingencies

Divisional equity                                                                       38,099                   36,984
                                                                                  -------------            -------------

          Total liabilities and divisional equity                                      $40,316                  $39,170
                                                                                  =============            =============


The accompanying note is an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Unaudited Statements of Operations
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                             6/30/00                   6/30/01
                                                                         ---------------           --------------
Revenue:
  Rooms                                                                         $ 4,615                  $ 4,337
  Food and beverage                                                               1,250                    1,114
  Telephone                                                                         143                      113
  Other operating departments                                                       543                      508
  Non-operating departments                                                         222                      207
                                                                         ---------------           --------------

       Total revenue                                                              6,773                    6,279

Operating expenses:
  Rooms                                                                           1,102                      986
  Food and beverage                                                               1,308                      967
  Telephone                                                                          39                       32
  Other                                                                             236                      446
                                                                         ---------------           --------------

       Gross operating income                                                     4,088                    3,848

Unallocated expenses:
  General and administrative                                                        451                      402
  Marketing                                                                         504                      483
  Property operations and energy                                                    418                      399
  Property taxes, insurance and other                                               159                      118
  Depreciation                                                                    1,158                    1,188
  Management and franchise fees to Hilton                                           388                      397
                                                                         ---------------           --------------

       Operating income                                                           1,010                      861

Other income:
  Interest income                                                                     6                        6
                                                                         ---------------           --------------

  Net income before allocation of
     consolidated income taxes                                                    1,016                      867
Allocation of consolidated income taxes                                            (396  )                  (338  )
                                                                         ---------------           --------------

Net income                                                                        $ 620                $     529
                                                                         ===============           ==============


The accompanying note is an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Unaudited Statements of Cash Flows
For the Six Month Periods Ended June 30,2000 and 2001
(in thousands)

                                                                         6/30/00                    6/30/01
                                                                      -------------              -------------
Cash flows from operating activities:
Net income                                                                    $ 620                  $     529
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation                                                             1,158                      1,188
     Change in working capital components:
      Accounts receivable                                                      (172 )                       73
      Inventory                                                                   3                        (65 )
      Prepaid expenses and other                                                 72                         29
      Accounts payable and accrued expenses                                    (352 )                      (31 )
                                                                      -------------              -------------

Net cash provided by operating activities                                     1,329                      1,723

Cash flows from investing activities:
  Capital expenditures                                                         (194 )                     (134 )
  Proceeds from note receivable                                                   6                         13
                                                                      -------------              -------------

Net cash used in investing activities                                          (188 )                     (121 )

Cash flows from financing activities:
  Distributions                                                              (1,249 )                   (1,644 )
                                                                      -------------              -------------

Net cash used in financing activities                                        (1,249 )                   (1,644 )
                                                                      -------------              -------------

Decrease in cash and equivalents                                               (108 )                      (42 )
Cash and equivalents at beginning of year                                       314                        178
                                                                      -------------              -------------

Cash and equivalents at end of period                                         $ 206                  $     136
                                                                      =============              =============

The accompanying note is an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Unaudited Note To Financial Statements
June 30, 2001


1.       General

The statements presented herein have been prepared in accordance with the accounting policies described in the Embassy Suites Portland Downtown 2000 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2000 and 2001 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

EMBASSY SUITES PORTLAND DOWNTOWN
An Operating Unit of Promus
Hotels, Inc.


Financial Statements
As of December 31, 2000
Together with Report of Independent Public Accountants



                                TABLE OF CONTENTS

Audited Financial Statements

Report of Independent Public Accountants                                                B-87

Balance Sheets as of December 31, 1999 and 2000                                         B-88

Statements of Operations for the Year Ended December 31, 1998 (Predecessor
Company), the Period January 1, 1999 through November 29, 1999 (Predecessor
Company), the Period November 30, 1999 through December 31, 1999 and the Year
Ended December 31, 2000                                                                 B-89

Statements of Divisional Equity for the Year Ended December 31, 1998 (Predecessor
Company), the Period January 1, 1999 through November 29, 1999 (Predecessor
Company), the Period November 30, 1999 through December 31, 1999 and the Year
Ended December 31, 2000                                                                 B-90

Statements of Cash Flows for the Year Ended December 31, 1998 (Predecessor
Company), the Period January 1, 1999 through November 29, 1999 (Predecessor
Company), the Period November 30, 1999 through December 31, 1999 and the Year
Ended December 31, 2000                                                                 B-91

Notes to Financial Statements                                                           B-92

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Promus Hotels, Inc.:

We have audited the accompanying balance sheets of Embassy Suites Portland Downtown, an operating unit of Promus Hotels, Inc. (a Delaware corporation) as of December 31, 1999 and 2000, and the related statements of operations, divisional equity and cash flows for the year ended December 31, 1998 (Predecessor Company), the period from January 1, 1999 through November 29, 1999 (Predecessor Company), the period from November 30, 1999 through December 31, 1999 and the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Embassy Suites Portland Downtown as of December 31, 1999 and 2000 and the results of its operations and its cash flows for the year ended December 31, 1998 (Predecessor Company), the period from January 1, 1999 through November 29, 1999 (Predecessor Company), the period from November 30, 1999 through December 31, 1999 and the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/s/ ARTHUR ANDERSEN LLP


Los Angeles, California
August 30, 2001

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Balance Sheets
As of December 31, 1999 and 2000
(in thousands)


                                     Assets

                                                                                   1999                     2000
                                                                             ---------------           --------------
Current assets:
   Cash and equivalents                                                           $     314                $     178
   Accounts receivable, net of allowance for doubtful accounts of
     $3 and $9 for 1999 and 2000, respectively                                          514                      754
   Current portion of note receivable                                                    16                       26
   Inventory                                                                             89                       94
   Prepaid expenses and other                                                            77                       41
                                                                             ---------------           --------------

       Total current assets                                                           1,010                    1,093

Property and equipment:
   Land                                                                               1,345                    1,345
   Building                                                                          33,014                   33,125
   Furniture and equipment                                                            6,660                    7,176
                                                                             ---------------           --------------

                                                                                     41,019                   41,646
   Less: accumulated depreciation                                                      (191  )                (2,488  )
                                                                             ---------------           --------------

       Net property and equipment                                                    40,828                   39,158

Note receivable                                                                          91                       65
                                                                             ---------------           --------------

           Total assets                                                             $41,929                  $40,316
                                                                             ===============           ==============


                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                           $  2,603                 $  2,217
                                                                             ---------------           --------------

       Total current liabilities                                                      2,603                    2,217

Commitments and contingencies

Divisional equity                                                                    39,326                   38,099
                                                                             ---------------           --------------

           Total liabilities and divisional equity                                  $41,929                  $40,316
                                                                             ===============           ==============


The accompanying notes are an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Statements of Operations
For the Year Ended December 31, 1998, the Period from January 1, 1999 through
    November 29, 1999, the Period from November 30, 1999 through December 31, 1999 and the Year Ended December 31, 2000
    (in thousands)

                                                  Predecessor Company
                                       -------------------------------------------
                                                                January 1, 1999       November 30, 1999
                                            Year Ended              through                through              Year Ended
                                        December 31, 1998      November 29, 1999      December 31, 1999     December 31, 2000
                                       --------------------  ---------------------  ---------------------  --------------------
Revenue:
  Rooms                                           $ 7,978                $ 9,068                 $  664               $ 9,618
  Food and beverage                                 2,308                  2,349                    378                 2,656
  Telephone                                           366                    367                     25                   284
  Other operating departments                       1,067                  1,226                    100                 1,438
  Non-operating departments                           147                    154                     12                   140
                                       --------------------  ---------------------  ---------------------  --------------------

       Total revenue                               11,866                 13,164                  1,179                14,136

Operating expenses:
  Rooms                                             1,786                  2,056                    160                 2,227
  Food and beverage                                 1,897                  1,979                    238                 2,065
  Telephone                                            92                     93                      6                    77
  Other                                               895                  1,031                     96                 1,015
                                       --------------------  ---------------------  ---------------------  --------------------

       Gross operating income                       7,196                  8,005                    679                 8,752

Unallocated expenses:
  General and administrative                          795                    842                     83                   840
  Marketing                                           933                    943                    100                 1,043
  Property operations and energy                      804                    774                     63                   830
  Property taxes, insurance and other                 207                    252                     30                   307
  Depreciation                                      2,208                  2,051                    191                 2,297
  Management and franchise fees to                    674                    756                     59                   809
     affiliated companies
                                       --------------------  ---------------------  ---------------------  --------------------

       Operating income                             1,575                  2,387                    153                 2,626

Other income:
  Interest income                                     179                     12                      1                     8
                                       --------------------  ---------------------  ---------------------  --------------------

  Net income before allocation of                   1,754                  2,399                    154                 2,634
     consolidated income taxes

Allocation of consolidated income                    (684   )               (935   )                (60   )            (1,027  )
    taxes
                                       --------------------  ---------------------  ---------------------  --------------------

Net income                                        $ 1,070                $ 1,464                   $ 94               $ 1,607
                                       ====================  =====================  =====================  ====================

The accompanying notes are an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Statements of Divisional Equity
For the Year Ended December 31, 1998, the Period from January 1, 1999 through
    November 29, 1999, the Period from November 30, 1999 through December 31, 1999 and the Year Ended December 31, 2000
    (in thousands)


Balance, December 31, 1997 (Predecessor Company)                     $44,801

   Distributions                                                      (2,706 )
   Net income                                                          1,070
                                                             ---------------

Balance, December 31, 1998 (Predecessor Company)                      43,165

   Distributions                                                      (3,082 )
   Net income                                                          1,464
                                                             ---------------

Balance, November 29, 1999 (Predecessor Company)                      41,547

   Net adjustments of recording assets and liabilities to
     fair value due to Hilton acquisition                             (2,156 )
   Distributions                                                        (159 )
   Net income                                                             94
                                                             ---------------

Balance, December 31, 1999                                            39,326

   Distributions                                                      (2,834 )
   Net income                                                          1,607
                                                             ---------------

Balance, December 31, 2000                                           $38,099
                                                             ===============

The accompanying notes are an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Statements of Cash Flows
Forthe Year Ended December 31, 1998, the Period from January 1, 1999 through
   November 29, 1999, the Period from November 30, 1999 through December 31, 1999 and the Year Ended December 31, 2000
   (in thousands)

                                                    Predecessor Company
                                        -------------------------------------------
                                                                 January 1, 1999       November 30, 1999        Year Ended
                                            Year Ended               through                through            December 31,
                                         December 31, 1998      November 29, 1999      December 31, 1999           2000
                                        --------------------  ---------------------  ---------------------  -------------------
Cash flows from operating activities:
  Net income                                         $1,070                 $1,464                  $  94               $1,607
  Adjustments to reconcile net income
     to net cash provided by operating
     activities:
      Depreciation                                    2,208                  2,051                    191                2,297
      Change in working capital
        components:
          Accounts receivable                          (469 )                  (60 )                  231                 (240  )
          Inventory                                     (17 )                  (23 )                  (18 )                 (5  )
          Prepaid expenses and other                    (62 )                   72                    (71 )                 36
          Accounts payable and
           accrued expenses                             316                   (56)                     74                 (386  )
                                        --------------------  ---------------------  ---------------------  --------------------

Net cash provided by operating
  activities                                          3,046                  3,448                                       3,309
                                                                                                      501

Cash flows from investing activities:
  Capital expenditures                                 (320 )                 (382 )                 (167 )               (627  )
  Proceeds from note receivable                          15                     21                      2                   16
                                        --------------------  ---------------------  ---------------------  --------------------

Net cash used in investing activities                  (305 )                 (361 )                 (165 )               (611  )

Cash flows from financing activities:
  Distributions                                      (2,706 )               (3,082 )                 (159 )             (2,834  )
                                        --------------------  ---------------------  ---------------------  --------------------

Net cash used in financing activities                (2,706 )               (3,082 )                 (159 )             (2,834  )
                                        --------------------  ---------------------  ---------------------  --------------------

Increase (Decrease) in cash and
  equivalents                                            35                      5                    177                 (136  )

Cash and equivalents at beginning of
  year                                                                                                                     314
                                                         97                    132                    137
                                        --------------------  ---------------------  ---------------------  --------------------

Cash and equivalents at end of year                  $  132                $   137                   $314              $   178
                                        ====================  =====================  =====================  ====================



The accompanying notes are an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Notes To Financial Statements
December 31, 2000


1.       Organization

Embassy Suites Portland Downtown (the "Hotel") was opened in August 1997 and is owned and operated by Promus Hotels, Inc. The Hotel is located in Portland, Oregon and has 276 rooms.

On November 30, 1999, Hilton Hotels Corporation ("Hilton") purchased the Hotel through its acquisition of Promus Hotel Corporation ("Promus"). As a result of the acquisition, Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton. The acquisition of Promus by Hilton was accounted for as a purchase, and as such, the assets and liabilities of Promus were required to be restated to reflect the estimated fair value at the acquisition date. The assets and liabilities of the Hotel as presented in the accompanying financial statements were also required to be restated to reflect the estimated fair value at the acquisition date. At November 30, 1999, in accordance with Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations," Hilton management made an allocation of the estimated fair value of the Hotel's assets and liabilities in the accompanying financial statements. As a result of this fair value allocation, net property and equipment of the Hotel was reduced by $2,156,000 as of this date.

Due to a lack of comparability, the accompanying financial statements have been presented in a format detailing the historical results of the Hotel prior to the Hilton acquisition, and include effects of the acquisition since November 30, 1999.


2.       Significant Accounting Policies

         Cash and Equivalents

         Cash and equivalents include investments with original maturities of three months or less.

         Accounts Receivable

         Accounts receivable consists primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management's estimate of the expected collectibility of these trade receivables.

         Inventory

         Inventory primarily consists of food and beverage items and is valued at the lower of cost or estimated net realizable value.

         Property and Equipment

         Property and equipment are stated at cost (also see Note 1). Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings and four to eight years for building improvements and furniture and equipment.

         Valuation of Long-Lived Assets

         The carrying value of the Hotel's long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized in the statement of operations using a fair value based model.

         Revenue Recognition

         Revenue is generally recognized as services are performed.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes

         The Hotel is included in the consolidated Federal income tax return of Hilton or Promus, as applicable, as well as the state income tax returns where applicable income tax returns of Hilton or Promus are filed. Income taxes have been computed using the statutory rate estimated to be paid by Hilton or Promus for the Hotel's share of the taxable income. In addition, the income tax effects of temporary differences between financial and income tax reporting, primarily relating to fixed assets, are assumed by Hilton or Promus, as applicable.


3.       Note Receivable

On October 7, 1997, the Hotel issued a $140,000 note. This note has an effective interest rate of 10.5 percent. Monthly payments attributed to principal and interest of $3,000 commenced in August 1998 which will result in the note being fully repaid by July 1, 2003. The estimated fair value of the note receivable approximates the carrying value.


4.       Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 1999 and 2000 are as follows (in thousands):

                                                              1999                      2000
                                                       -----------------          ---------------
         Accrued compensation and benefits                       $  486                   $  272
         Accrued sales tax                                           53                      147
         Deposits                                                    93                      118
         Other accrued expenses                                   1,971                    1,680
                                                       -----------------          ---------------

                                                                 $2,603                   $2,217
                                                       =================          ===============

5.       Commitments and Contingencies

The Hotel is involved in certain litigation incurred in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Hotel's financial position or results of operations.


6.       Related-Party Transactions

The Hotel has entered into related party transactions with certain affiliated companies of Hilton or Promus. The Hotel pays management fees to certain affiliated companies equal to three percent of gross revenue, as defined. The Hotel also pays franchise fees to certain affiliated companies, equal to four percent of rooms revenue for the use of the Embassy Suites trademark.

The Hotel purchases certain equipment and furniture from certain affiliated companies. In addition, certain affiliated companies allocate to the Hotel certain payroll costs and costs for certain group services, including advertising, sales and promotion, reservations, retirement plan and insurance, including workers' compensation and public liability insurance, which is furnished to the Hotel under certain affiliated companies' self-insurance plans. The basis for determining such allocations to the Hotel is consistent with other Hilton or Promus hotel properties. Certain affiliated companies' billed costs represent reimbursement of actual or estimated costs incurred or funding to defray costs to be incurred with no significant element of profit. The total of such costs incurred and allocated to the Hotel approximated $394,000, $514,000, $48,000 and $674,000 in the year ended 1998, the period from January 1, 1999 through November 29, 1999, the period from November 30, 1999 through December 31, 1999 and the year ended December 31, 2000, respectively. All payables for these services are recorded through divisional equity.

The financial statements of the Hotel are being prepared in conjunction with possible sale and financing transactions, potentially using the Hotel as collateral. As part of a financing agreement, certain existing contractual agreements between the Hotel and Hilton may be modified from those followed in these financial statements.


7.       Other Employee Benefit Plans

In addition to retirement costs that are allocated to the Hotel by certain affiliated companies with respect to employee investment and retirement plans (the costs of which are included in the amounts disclosed in Note 6), the Hotel is responsible for certain other employee benefits.

The Hotel's union employees participate in a multi-employer plan that provides health care and other welfare benefits to participants during their working lives and after retirement. Employer contributions are determined in accordance with the provisions of the negotiated contract and are based on the number of hours worked. The Hotel expensed approximately $135,000, $212,000, $20,000 and $245,000 in the year ended 1998, the period from January 1, 1999 through November 29, 1999, the period from November 30, 1999 through December 31, 1999 and the year ended December 31, 2000, respectively, for contributions to the health and welfare trust fund.

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Retirement Properties, Inc., to invest in retirement properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 2001. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between July 1996 and June 2001.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between July 1996 and June 2001. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending June 30, 2001.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 2001, of the Prior Public Programs, the offerings of which became fully subscribed between July 1996 and June 2001.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is  omitted  from this  Appendix  C because  none of the Prior
Public  Programs  have  completed   operations  (meaning  they  no  longer  hold
properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between July 1998 and June 2001.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS


                                            CNL American        CNL Income         CNL Income        CNL Retirement
                                             Properties         Fund XVII,         Fund XVIII,        Properties,
                                             Fund, Inc.             Ltd.               Ltd.                Inc.
                                           ----------------   ---------------     --------------    -----------------
                                               (Note 1)                                              (Notes 2 and 3)

Dollar amount offered                         $747,464,420       $30,000,000        $35,000,000         $155,000,000
                                           ================   ===============     ==============    =================
Dollar amount raised                                 100.0 %           100.0 %            100.0 %              100.0 %
                                           ----------------   ---------------     --------------    -----------------

Less offering expenses:

   Selling commissions and discounts                  (7.5 )            (8.5 )             (8.5 )               (7.5 )
   Organizational expenses                            (2.2 )            (3.0 )             (3.0 )               (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                           (0.5 )            (0.5 )             (0.5 )               (0.5 )
                                           ----------------   ---------------     --------------    -----------------
                                                     (10.2 )           (12.0 )            (12.0 )              (11.0 )
                                           ----------------   ---------------     --------------    -----------------
Reserve for operations                                  --                --                 --                   --
                                           ----------------   ---------------     --------------    -----------------

Percent available for investment                      89.8 %            88.0 %             88.0 %               89.0 %
                                           ================   ===============     ==============    =================

Acquisition costs:

   Cash down payment                                  85.3 %            83.5 %             83.5 %               84.5 %
   Acquisition fees paid to affiliates                 4.5               4.5                4.5                  4.5
   Loan costs                                           --                --                 --                   --
                                           ----------------   ---------------     --------------    -----------------

Total acquisition costs                               89.8 %            88.0 %             88.0 %               89.0 %
                                           ================   ===============     ==============    =================

Percent leveraged (mortgage financing
   divided by total acquisition costs)                  --                --                 --                   --

Date offering began                                4/19/95,          9/02/95            9/20/96              9/18/98
                                                   2/06/97
                                               and 3/02/98

Length of offering (in months)                22, 13 and 9,               12                 17                   24
                                              respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                     23, 16 and 11,               15                 17                   19
                                              respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial
                  Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. During the offerings, APF did not utilize mortgage financing to acquire properties.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The Initial Offering of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares), including $50,463
                  (5,046 shares)

Note 2
   (Continued):   through the reinvestment plan. Upon termination of the Initial
                  Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000  Offering"),  including up to
                  $5,000,000  available  to  stockholders  participating  in the
                  company's   reinvestment  plan.  As  of  June  30,  2001,  the
                  Retirement  Properties REIT had received subscription proceeds
                  of  $6,046,339   (604,630  shares)  from  its  2000  Offering,
                  including $194,602 (19,461 shares) issued pursuant to the reinvestment plan.

Note 3: During its Initial Offering, the Retirement Properties REIT raised $9,718,974 or 6.3% of the dollar amount offered. The percentage of dollar amount raised is based on the actual amount raised during the Retirement Properties REIT's Initial Offering.

                                    TABLE II
                             COMPENSATION TO SPONSOR


                                                   CNL American        CNL Income       CNL Income        CNL Retirement
                                                 Properties Fund,      Fund XVII,       Fund XVIII,         Properties,
                                                       Inc.               Ltd.             Ltd.                Inc.
                                                 ------------------  ---------------  ----------------  --------------------
                                                 (Notes 1, 2 and 6)                                          (Note 4)

Date offering commenced                           4/19/95, 2/06/97          9/02/95           9/20/96   9/18/98 and 9/19/00
                                                       and 3/02/98

Dollar amount raised                                  $747,464,420      $30,000,000       $35,000,000           $15,765,313
                                                 ==================  ===============  ================  ====================
Amount paid to sponsor from proceeds
   of offering:
     Selling commissions and discounts                  56,059,832        2,550,000         2,975,000             1,182,396
     Real estate commissions                                    --               --                --                    --
     Acquisition fees (Notes 5 and 6)                   33,604,618        1,350,000         1,575,000               707,830
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                            3,737,322          150,000           175,000                78,827
                                                 ------------------  ---------------  ----------------  --------------------
Total amount paid to sponsor                            93,401,772        4,050,000         4,725,000             1,969,053
                                                 ==================  ===============  ================  ====================
Dollar amount of cash generated from (used in)
   operations before deducting
   payments to sponsor:
     2001 (6 months) (Note 7)                          (38,294,777 )        954,462         1,011,350               531,352
     2000 (Note 7)                                    (152,419,134 )      1,946,582         2,430,370             1,349,284
     1999 (Note 7)                                     311,630,414        2,567,164         2,921,071                51,647
     1998                                               42,216,874        2,638,733         2,964,628                    --
     1997                                               18,514,122        2,611,191         1,471,805                    --
     1996                                                6,096,045        1,340,159            30,126                    --
     1995                                                  594,425           11,671                --                    --
     1994                                                       --               --                --                    --
     1993                                                       --               --                --                    --
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees) (Notes 6 and 8):
     2001 (6 months)                                     2,035,295          158,502           181,315               145,693
     2000                                                3,542,515          100,360           120,319               253,265
     1999                                                4,369,200          117,146           124,031                38,796
     1998                                                3,100,599          117,814           132,890                    --
     1997                                                1,437,908          116,077           110,049                    --
     1996                                                  613,505          107,211             2,980                    --
     1995                                                   95,966            2,659                --                    --
     1994                                                       --               --                --                    --
     1993                                                       --               --                --                    --
Dollar amount of property sales and
   refinancing before deducting payments
   to sponsor:
     Cash (Note 3)                                      33,574,439        4,276,327         1,537,547                    --
     Notes                                                      --               --                --                    --
Amount paid to sponsors from property
   sales and refinancing:
     Real estate commissions                                    --               --                --                    --
     Incentive fees                                             --               --                --                    --
     Other (Note 6)                                             --               --                --                    --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial
                  Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering,

Note 1
   (Continued):   including  $3,107,848  (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and
                  $70,070, respectively, in secured equipment lease servicing fees.

Note 3:           Excludes  properties sold and substituted  with replacement
                  properties,   as  permitted  under  the  terms  of  the  lease
                  agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. As of June 30, 2001, the Retirement Properties REIT had received subscription proceeds of $6,046,339 (604,630 shares) from its 2000 Offering, including $194,602 (19,461 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the Initial Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of June 30, 2001.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note 6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 8: In addition to the amount paid to sponsor from operations presented in this table, during the years ended December 31, 1998, 1999 and 2000, APF incurred $300,206, $1,493,437 and
                  $1,493,436, respectively, of soliciting dealer servicing fees payable to the sponsor. As of December 31, 2000, no such fees had been incurred with respect to the Retirement Properties REIT.

Note 9: In connection with its 1999 Offering, the Retirement Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Retirement Properties REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the year ended
                  December 31, 2000, the Retirement Properties REIT issued 35,776 Soliciting Dealer Warrants to CNL Securities Corp.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.


                                                                      1994                                          1997
                                                                    (Note 1)        1995            1996          (Note 2)
                                                                   ------------  ------------   -------------   -------------

Gross revenue                                                           $   --     $ 539,776      $4,363,456    $ 15,516,102
Equity in earnings of unconsolidated joint venture                          --            --              --              --
Gain (loss) on sale of assets (Notes 7, 15, 18 and 21)                      --            --              --              --
Provision for losses on assets (Notes 12, 14 and 17)                        --            --              --              --
Interest income                                                             --       119,355       1,843,228       3,941,831
Less:  Operating expenses                                                   --      (186,145 )      (908,924 )    (2,066,962 )
       Transaction costs                                                    --            --              --              --
       Loss on investment in securities                                     --            --              --              --
       Cumulative effect of accounting change                               --            --              --              --
       Provision for loss on mortgage notes held for sale                   --            --              --              --
       Interest expense                                                     --            --              --              --
       Depreciation and amortization                                        --      (104,131 )      (521,871 )    (1,795,062 )
       Advisor acquisition expense (Note 16)                                --            --              --              --
       Minority interest in (income)/loss of consolidated joint
         ventures                                                           --           (76 )       (29,927 )       (31,453 )
                                                                   ------------  ------------   -------------   -------------
Net income (loss) - GAAP basis                                              --       368,779       4,745,962      15,564,456
                                                                   ============  ============   =============   =============
Taxable income
    -  from operations (Note 8)                                             --       379,935       4,894,262      15,727,311
                                                                   ============  ============   =============   =============
    -  from gain (loss) on sale (Notes 7, 15, 18 and 21)                    --            --              --         (41,115 )
                                                                   ============  ============   =============   =============

Cash generated from (used in) operations (Notes 4 and 5)                    --       498,459       5,482,540      17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)                          --            --              --       6,289,236
Cash generated from refinancing                                             --            --              --              --
                                                                   ------------  ------------   -------------   -------------
Cash generated from (used in) operations, sales and refinancing             --       498,459       5,482,540      23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                                  --      (498,459 )    (5,439,404 )   (16,854,297 )
      -  from sale of properties                                            --            --              --              --
      -  from cash flow from prior period                                   --            --              --              --
      -  from return of capital (Note 10)                                   --      (136,827 )            --              --
                                                                   ------------  ------------   -------------   -------------
Cash generated (deficiency) after cash distributions                        --      (136,827 )        43,136       6,511,153
Special items (not including sales of real estate and
refinancing):
      Subscriptions received from stockholders                              --    38,454,158     100,792,991     222,482,560
      Sale of common stock to CNL Fund Advisors, Inc.                  200,000            --              --              --
      Retirement of shares of common stock (Note 13)                        --            --              --              --
      Contributions from minority interest of consolidated joint
       venture                                                              --       200,000          97,419              --
      Distributions to minority interest                                    --            --         (39,121 )       (34,020 )
      Payment of stock issuance costs                                      (19 )  (3,680,704 )    (8,486,188 )   (19,542,862 )
      Acquisition of land and buildings on operating leases                 --   (18,835,969 )   (36,104,148 )  (143,542,667 )
      Investment in direct financing leases                                 --    (1,364,960 )   (13,372,621 )   (39,155,974 )
      Proceeds from sales of equipment direct financing leases              --            --              --         962,274
      Proceeds from sale of consolidated partnership interest
       (Note 19)                                                            --            --              --              --
      Proceeds from sale of securities                                      --            --              --              --
      Proceeds from borrowing from affiliate (Note 22)                      --            --              --              --
      Investment in joint venture                                           --            --              --              --
      Increase in restricted cash                                           --            --              --              --
      Purchase of other investments (Note 4)                                --            --              --              --
      Investment in mortgage notes receivable (Note 4)                      --            --     (13,547,264 )    (4,401,982 )
      Collections on mortgage notes receivable (Note 4)                     --            --         133,850         250,732
      Investment in equipment and other notes receivable                    --            --              --     (12,521,401 )
      Collections on equipment and other notes receivable                   --            --              --              --
      Redemption of (investment in) certificates of deposit                 --            --              --      (2,000,000 )
      Proceeds from the issuance of bonds                                   --            --              --              --
      Payment on bonds                                                      --            --              --              --
      Proceeds from borrowing on credit facility, note payable
        and subordinated note payable                                       --            --       3,666,896      19,721,804
      Payment on credit facility and note payable                           --            --        (145,080 )   (20,784,577 )
      Reimbursement of organization, acquisition, and deferred
        offering and stock issuance costs paid on behalf of CNL
        American Properties Fund, Inc. by related parties (Note 20)   (199,036 )  (2,500,056 )      (939,798 )    (2,857,352 )
      Decrease (increase) in intangibles and other assets                   --      (628,142 )    (1,103,896 )            --
      Proceeds from borrowings on mortgage warehouse facilities             --            --              --              --
      Payments on mortgage warehouse facilities                             --            --              --              --
      Payments of loan and bond issuance costs                              --            --              --              --
      Other                                                                 --            --         (54,533 )        49,001
                                                                   ------------  ------------   -------------   -------------
Cash generated (deficiency) after cash distributions
    and special items                                                      945    11,507,500      30,941,643       5,136,689
                                                                   ============  ============   =============   =============

                                                          6 months
     1998              1999             2000                2001
   (Note 3)          (Note 3)         (Note 3)            (Note 3)
---------------   ---------------   --------------     ---------------

   $33,202,491      $ 62,165,451     $ 93,693,424        $ 61,289,221
        16,018            97,307           97,559             417,205
            --        (1,851,838 )       (721,230 )        (1,303,815 )
      (611,534 )      (7,779,195 )     (2,575,716 )        (4,328,757 )
     8,984,546        13,335,146       29,794,446          27,531,159
    (5,354,859 )     (12,078,868 )    (30,540,955 )       (18,295,761 )
            --        (6,798,803 )    (10,315,116 )                --
            --                --       (5,347,659 )          (121,675 )
            --                --               --          (3,840,902 )
            --                --       (6,854,932 )                --
            --       (10,205,197 )    (47,612,460 )       (36,512,583 )
    (4,054,098 )     (10,346,143 )    (17,713,928 )       (11,533,437 )
            --       (76,333,516 )             --                  --

       (30,156 )         (41,678 )      1,023,730              67,982
---------------   ---------------   --------------     ---------------
    32,152,408       (49,837,334 )      2,927,163          13,368,637
===============   ===============   ==============     ===============

    33,553,390        58,152,473       28,881,542          16,146,518
===============   ===============   ==============     ===============
      (149,948 )        (789,861 )     (2,696,079 )        (5,404,955 )
===============   ===============   ==============     ===============

    39,116,275       307,261,214     (155,961,649 )       (40,330,072 )
     2,385,941         5,302,433       12,833,063           4,840,491
            --                --               --                  --
---------------   ---------------   --------------     ---------------
    41,502,216       312,563,647     (143,128,586 )       (35,489,581 )

   (39,116,275 )     (60,078,825 )             --                  --
            --                --               --                  --
      (265,053 )              --      (66,329,582 )                --
       (67,821 )              --               --         (33,164,779 )
---------------   ---------------   --------------     ---------------
     2,053,067       252,484,822     (209,458,168 )       (68,654,360 )

   385,523,966           210,736               --                  --
            --                --               --                  --
      (639,528 )         (50,891 )             --                  --

            --           740,621           39,922                  --
       (34,073 )         (66,763 )       (146,601 )          (117,834 )
   (34,579,650 )        (737,190 )     (1,493,436 )                --
  (200,101,667 )    (286,411,210 )   (160,901,355 )        (7,571,946 )
   (47,115,435 )     (63,663,720 )    (15,368,629 )        (1,251,545 )
            --         2,252,766        1,848,664           1,149,528

            --                --        1,187,238                  --
            --                --        7,720,997                  --
            --                --               --           2,000,000
      (974,696 )        (187,452 )             --                  --
            --                --       (1,875,838 )        (5,476,786 )
   (16,083,055 )              --       (2,831,779 )                --
    (2,886,648 )      (4,041,427 )       (653,922 )          (632,682 )
       291,990           393,468          965,612             348,561
    (7,837,750 )     (26,963,918 )    (10,476,685 )        (8,550,000 )
     1,263,633         3,500,599        7,368,619           8,171,592
            --         2,000,000               --                  --
            --                --      280,906,000          41,722,667
            --                --       (2,422,469 )        (4,232,289 )

     7,692,040       439,941,245      397,538,000          41,704,000
        (8,039 )     (61,580,289 )   (586,425,008 )       (26,154,906 )


    (4,574,925 )      (1,492,310 )             --                  --
    (6,281,069 )      (1,862,036 )       (377,755 )           875,917
            --        27,101,067      301,227,438         162,227,081
            --      (352,808,966 )     (7,718,739 )      (141,690,844 )
            --        (5,947,397 )    (20,891,532 )                --
       (95,101 )              --               --             246,400
---------------   ---------------   --------------     ---------------

    75,613,060       (77,188,245 )    (22,239,426 )        (5,887,446 )
===============   ===============   ==============     ===============


                                                       1994                                                   1997
                                                     (Note 1)            1995               1996            (Note 2)
                                                  ---------------    --------------     -------------     -------------

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                               --                20                61                67
                                                  ===============    ==============     =============     =============
    -  from recapture                                         --                --                --                --
                                                  ===============    ==============     =============     =============
Capital gain (loss) (Notes 7, 15, 18 and 21)                  --                --                --                --
                                                  ===============    ==============     =============     =============
Cash distributions to investors:
    Source (on GAAP basis):
    -  from investment income                                 --                19                59                66
    -  from capital gain                                      --                --                --                --
    -  from investment income from prior
       period                                                 --                --                --                --
    -  from return of capital (Note 10)                       --                14                 8                 6
                                                  ---------------    --------------     -------------     -------------
Total distributions on GAAP basis (Note 11):                  --                33                67                72
                                                  ===============    ==============     =============     =============
   Source (on cash basis):
    -  from sales                                             --                --                --                --
    -  from refinancing                                       --                --                --                --
    -  from operations (Note 4)                               --                26                67                72
    -  from cash flow from prior period                       --                --                --                --
    -  from return of capital (Note 10)                       --                 7                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on cash basis (Note 11)                   --                33                67                72
                                                  ===============    ==============     =============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6 and 23)             0.00 %            5.34 %            7.06 %            7.45 %
Total cumulative cash distributions per
    $1,000 investment from inception                          --                33               100               172
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)  (Notes 7, 15, 18 and 21)                    N/A               100 %             100 %             100 %

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial
                  Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions

                                                            6 months
      1998                 1999              2000             2001
    (Note 3)             (Note 3)          (Note 3)         (Note 3)
------------------    ---------------   ---------------   --------------





               63                 74                33               18
==================    ===============   ===============   ==============
                --                --                --               --
==================    ===============   ===============   ==============
               --                 (1 )              (3 )             (6 )
==================    ===============   ===============   ==============


               60                 --                 3               15
               --                 --                --               --

               --                 --                --               --
               14                 76                73               23
------------------    ---------------   ---------------   --------------
               74                 76                76               38
==================    ===============   ===============   ==============

               --                 --                --               --
               --                 --                --               --
               73                 76                --               --
                1                 --                76               --
               --                 --                --               38
------------------    ---------------   ---------------   --------------
               74                 76                76               38
==================    ===============   ===============   ==============

            7.625 %            7.625 %           7.625 %          7.625 %

              246                322               398              436






              100 %              100 %             100 %            100 %


Note 4
   (Continued):   and purchases of other  investments held for sale as operating activities in its financial statements. APF continues to classify investments in mortgage loans and other investments intended to be held as investments as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 2000, 1999, 1998, 1997, 1996 and 1995, 40%, 97%, 84.87%, 93.33%, 90.25% and 59.82%,
                  respectively, of the distributions received by stockholders were considered to be ordinary income and 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of
                  $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000 and during the six months ended June 30, 2001, APF recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,575,716 and $4,328,757, respectively, for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000 and June 30, 2001, respectively, and the estimated net realizable value for these properties.

Note 18: During the year ended December 31, 2000, APF sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by APF as of the date of the sale).

Note 19: During the year ended December 31, 2000, APF received $1,187,238 for the sale of consolidated partnership interests.

Note 20: An affiliate of APF is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by APF beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in APF in connection with such offering. An affiliate of APF in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999 and 2000, APF incurred $300,206, $1,493,437 and
                  $1,493,436 of such fees, respectively, which were paid in January 1999, 2000 and 2001, respectively.

Note 21: During the six months ended June 30, 2001, APF sold eight properties for aggregate net sales proceeds of $4,840,491, which resulted in total aggregate losses of $1,303,815 for financial reporting purposes.

Note 22: During the six months ended June 30, 2001, an affiliate of APF advanced $2 million to the Company in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand.

Note 23: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.

                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                               $    --       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint ventures              --             4,834           100,918             140,595
Gain (loss) on sale of assets (Notes 9 and 10)                   --                --                --                  --
Loss on dissolution of consolidated joint venture
   (Note 7)                                                      --                --                --                  --
Provision for loss on assets (Notes 8 and 11)                    --                --                --                  --
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493 )        (169,536 )        (181,865 )          (168,542 )
       Transaction costs                                         --                --                --             (14,139 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                           (309 )        (179,208 )        (387,292 )          (369,209 )
       Minority interest in income of
         consolidated joint venture (Note 7)                     --                --           (41,854 )           (62,632 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale (Note 7, 9 and 10)               --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                  9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales (Note 7, 9 and 10)                     --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                               9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199 )        (703,681 )      (2,177,584 )        (2,400,000 )
      -  from prior period                                       --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                             7,813           529,267           317,530             120,919
Special items (not including sales and refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                --                  --
      General partners' capital contributions                 1,000                --                --                  --
      Contributions from minority interest                       --           140,676           278,170                  --
      Distribution to holder of minority interest                --                --           (41,507 )           (49,023 )
      Distribution to holder of minority interest
        from dissolution of consolidated joint
        venture                                                  --                --                --                  --
      Syndication costs                                    (604,348 )      (2,407,317 )              --                  --
      Acquisition of land and buildings                    (332,928 )     (19,735,346 )      (1,740,491 )                --
      Investment in direct financing leases                      --        (1,784,925 )      (1,130,497 )                --
      Investment in joint ventures                               --          (201,501 )      (1,135,681 )          (124,452 )
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907 )        (326,483 )         (25,444 )                --
      Increase in other assets                             (221,282 )              --                --                  --
      Reimbursement from developer of
         construction costs                                      --                --                --             306,100
      Other                                                    (410 )             410                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                       4,198,859           517,860        (3,477,920 )           253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7, 9 and 10)                           --                --                --                  --
                                                      ==============    ==============     =============      ==============

                                        6 months
      1999               2000             2001
-----------------    --------------  ---------------

     $ 2,403,040       $ 2,076,758      $ 1,002,090
         182,132           176,088           45,660
              --            17,447          (34,593 )

         (82,914 )              --               --
              --          (918,692 )        (39,575 )
          44,184            29,806           28,348
        (219,361 )        (294,118 )       (325,307 )
         (71,366 )         (18,695 )             --
              --                --               --
        (384,985 )        (395,456 )       (177,341 )

         (31,461 )              --               --
-----------------    --------------  ---------------
       1,839,269           673,138          499,282
=================    ==============  ===============

       2,003,243         1,778,820          803,459
=================    ==============  ===============
         (23,150 )        (310,047 )       (164,168 )
=================    ==============  ===============

       2,450,018         1,846,222          795,960
       2,094,231         1,136,991        1,463,948
              --                --               --
-----------------    --------------  ---------------

       4,544,249         2,983,213        2,259,908

      (2,400,000 )      (1,846,222 )       (795,960 )
              --          (553,778 )       (404,040 )
-----------------    --------------  ---------------

       2,144,249           583,213        1,059,908

              --                --               --
              --                --               --
              --                --               --
         (46,567 )              --               --


        (417,696 )              --               --
              --                --               --
              --        (1,630,164 )             --
              --                --               --
        (527,864 )             (12 )     (1,496,721 )



              --                --               --
              --                --               --

              --                --               --
              --                --               --
-----------------    --------------  ---------------

       1,152,122        (1,046,963 )       (436,813 )
=================    ==============  ===============




              66                59               27
=================    ==============  ===============
              --                --               --
=================    ==============  ===============
              (1 )             (10 )             (5 )
=================    ==============  ===============

                                                     1995
                                                   (Note 1)             1996              1997               1998
                                                 --------------     -------------     --------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                4                23                 73                79
    -  from capital gain (Note 9)                           --                --                 --                --
    -  from investment income from prior
       period                                               --                --                 --                 1
    -  from return of capital                               --                --                 --                --
                                                 --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                   4                23                 73                80
                                                 ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           --                --                 --                --
    -  from operations                                       4                23                 73                80
    -  from cash flow from prior period                     --                --                 --                --
                                                 --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                   4                23                 73                80
                                                 ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 5 and 12)           5.00 %            5.50 %            7.625 %            8.00 %
Total cumulative cash distributions per
    $1,000 investment from inception                         4                27                100               180
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6, 9 and 10)                          N/A               100 %              100 %             100 %

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996, 1997, 1998, 1999 and 2000 are reflected in the
                  1996, 1997,  1998, 1999, 2000 and 2001 columns,  respectively, due to the payment of such distributions in January 1996, 1997, 1998, 1999, 2000 and 2001, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1995, 1996, 1997, 1998, 1999, and 2000, and as of June 30, 2001, are not included in the 1995, 1996, 1997, 1998, 1999, 2000 and 2001 totals, respectively.

Note 5:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period. (See Note 4 above)

Note 6: During 1998, CNL XVII received approximately $306,100 in reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. During 1999, CNL XVII had reinvested these amounts, plus additional funds, in a property as tenants-in-common with an affiliate of the general partners and in Ocean Shores Joint Venture, with an affiliate of CNL XVII which has the same general partners.

Note 7: During 1999, CNL/El Cajon Joint Venture, CNL XVII's consolidated joint venture in which CNL XVII owned an 80% interest, sold its property to the 20% joint venture partner and dissolved the joint venture. CNL XVII did not recognize any gain or loss from the sale of the property for financial reporting purposes. As a result of the dissolution, CNL XVII recognized a loss on dissolution of $82,914 for financial reporting purposes. In January 2000, CNL XVII reinvested approximately $1,630,200 of the net sales proceeds received from the 1999 sale of this property in a Baker's Square property in Wilmette, Illinois.

                                        6 months
     1999                2000             2001
----------------    ---------------   --------------



             61                 21               17
             --                  1               --

             19                 --               --
             --                 58               23
----------------    ---------------   --------------
             80                 80               40
================    ===============   ==============

             --                 --               --
             80                 62               27
             --                 18               13
----------------    ---------------   --------------
             80                 80               40
================    ===============   ==============

           8.00 %             8.00 %           8.00 %

            260                340              380






             94 %               94 %             93 %

Note 8: During 2000, CNL XVII recorded provisions for loss on assets in the amount of $831,593 for financial reporting purposes relating to the Boston Market properties in Long Beach and Inglewood, California. The tenant of these properties filed for bankruptcy in October 1998 and ceased payment of rents under the terms of its lease agreement. The provision represented the difference between the carrying value of the properties at December 31, 2000 and the estimated net realizable value for these properties (see Note 11). In addition, during 2000, CNL XVII recorded a provision for loss on assets in the amount of $87,099 for financial reporting purposes relating to a Mr. Fable's property in Kentwood, Michigan. The tenant of this property defaulted under the terms of its lease and ceased restaurant operations. The provision represented the difference between the carrying value of the property at December 31, 2000 and the net realizable value for the property (see Note 10).

Note 9: During 2000, CNL XVII sold its property in Warner Robins, Georgia, resulting in a gain of $17,447 for financial reporting purposes. In April 2001, CNL XVII reinvested these net sales proceeds in a joint venture arrangement, CNL VII & XVII Lincoln Joint Venture.

Note 10:          During the six months ended June 30, 2001,  CNL XVII sold
                  its properties in Houston, Texas and Kentwood, Michigan for a net loss of $34,593 for financial reporting purposes (see Note
                  8). In April 2001, CNL XVII reinvested a portion of these net sales proceeds in a joint venture arrangement, CNL VII & XVII Lincoln Joint Venture, and invested the remaining net sales proceeds in a property in Waldorf, Maryland, as tenants-in-common with an affiliate of the general partners.

Note 11: During the six months ended June 30, 2001, CNL XVII recorded an additional provision for loss on assets in the amount of $39,575 for financial reporting purposes relating to the property in Inglewood, California (see Note 8). The provision represented the difference between the carrying value of the property at June 30, 2001 and the expected net sales proceeds from an anticipated sale of the property.

Note 12: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.


                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                               $    --         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                              --                --                --                  --
Profit (loss) on sale of assets (Notes 7 and 11)                 --                --                --                  --
Provision for loss on assets (Note 5, 9 and 12)                  --                --                --            (197,466 )
Lease termination refund to tenant (Note 8)                      --                --                --                  --
Lease termination income (Note 10)                               --                --                --                  --
Interest income                                                  --            30,241           161,826             141,408
Less:  Operating expenses                                        --            (3,992 )        (156,403 )          (207,974 )
       Transaction costs                                         --                --                --             (15,522 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                             --              (712 )        (142,079 )          (374,473 )
                                                      --------------    --------------     -------------      --------------
Net income (loss) - GAAP basis                                   --            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income (loss)
    -  from operations                                           --            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Notes 7 and 11)                        --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                     --            27,146         1,361,756           2,831,738
Cash generated from sales (Notes 7 and 11)                       --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                  --            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                --            (2,138 )        (855,957 )        (2,468,400 )
      -  from prior period                                       --                --                --                  --
      -  from return of capital                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                --            25,008           505,799             363,338
Special items (not including sales and
refinancing):
    Limited partners' capital contributions                      --         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                --                --                  --
    Contributions from minority interest                         --                --                --                  --
    Syndication costs                                            --          (845,657 )      (2,450,214 )          (161,142 )
    Acquisition of land and buildings                            --        (1,533,446 )     (18,581,999 )        (3,134,046 )
    Investment in direct financing leases                        --                --        (5,962,087 )           (12,945 )
    Investment in joint venture                                  --                --                --            (166,025 )
    Decrease (increase) in restricted cash                       --                --                --                  --
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                 --          (497,420 )        (396,548 )           (37,135 )
    Increase in other assets                                     --          (276,848 )              --                  --
    Other                                                       (20 )            (107 )         (66,893 )           (10,000 )
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998 )        (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           --                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Notes 7 and 11)                             --                --                --                  --
                                                      ==============    ==============     =============      ==============


                                      6 months
     1999             2000              2001
---------------   -------------     -------------

   $ 3,075,379     $ 2,628,201       $ 1,240,492
        61,656         112,863            57,581
        46,300              --           (18,855 )
            --        (853,166 )        (596,268 )
            --         (84,873 )              --
            --         100,000                --
        55,336          40,049            13,653
      (256,060 )      (401,170 )        (531,267 )
       (74,734 )       (27,532 )              --
            --              --                --
      (392,521 )      (397,175 )        (182,688 )
---------------   -------------     -------------
     2,515,356       1,117,197           (17,352 )
===============   =============     =============

     2,341,350       1,939,686           503,168
===============   =============     =============
        80,170              --          (308,803 )
===============   =============     =============

     2,797,040       2,310,051           830,035
       688,997              --         1,348,569
            --              --                --
---------------   -------------     -------------

     3,486,037       2,310,051         2,178,604

    (2,797,040 )    (2,310,051 )        (830,035 )
        (2,958 )      (489,949 )        (401,238 )
            --              --          (168,727 )
---------------   -------------     -------------

       686,039        (489,949 )         778,604

            --              --                --
            --              --                --
            --              --                --
            --              --                --
       (25,792 )            --                --
            --              --                --
      (526,138 )    (1,001,558 )              --
      (688,997 )       688,997                --


        (2,495 )            --                --
            --              --                --
          (117 )            --                --
---------------   -------------     -------------

      (557,500 )      (802,510 )         778,604
===============   =============     =============




            66              55                14
===============   =============     =============
            --              --                --
===============   =============     =============
             2              --                (9 )
===============   =============     =============


                                                       1995
                                                     (Note 1)            1996               1997              1998
                                                  ---------------    --------------     -------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                 --                --                38                65
    -  from capital gain                                      --                --                --                --
    -  from investment income from prior
       period                                                 --                --                --                 6
    -  from return of capital                                 --                --                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on GAAP basis (Note 4)                    --                --                38                71
                                                  ===============    ==============     =============     =============
   Source (on cash basis)
    -  from sales (Notes 7 and 11)                            --                --                --                --
    -  from operations                                        --                --                38                71
    -  from cash flow from prior period                       --                --                --                --
    -  from return of capital                                 --                --                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on cash basis (Note 4)                    --                --                38                71
                                                  ===============    ==============     =============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6 and 13)             0.00 %            5.00 %            5.75 %            7.63 %
Total cumulative cash distributions per
    $1,000 investment (Note 6)                                --                --                38               109
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Notes 7 and 11)                                N/A               100 %             100 %             100 %

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd. ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997, 1998, 1999 and 2000 are reflected in the 1997,
                  1998, 1999, 2000 and 2001 columns, respectively, due to the payment of such distributions in January 1997, 1998, 1999, 2000 and 2001, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998, 1999 and 2000, and
                  as of June 30, 2001, are not included in the 1996, 1997, 1998, 1999, 2000 and 2001 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established an allowance for loss on assets of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The provision for loss represented the difference between the property's carrying value at December 31, 1998 and the estimated net realizable value.

Note 6:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. In June 2000, CNL XVIII used the net sales proceeds from this sale to enter into a joint venture arrangement with CNL Income Fund VII, Ltd., CNL Income Fund XV, Ltd. and CNL Income Fund XVI, Ltd., each a Florida limited partnership and an affiliate of the general partners, to hold one restaurant property.

Note 8: The lease termination refund to tenant of $84,873 during 2000 is due to lease termination negotiations during 2000 related to the 1999 sale of CNL XVIII's property in Atlanta, Georgia. CNL XVIII does not anticipate incurring any additional costs related to the sale of this property.

                                      6 months
     1999               2000            2001
----------------    -------------   --------------



             71               29               --
              1               --               --

              8                3               --
             --               48               40
----------------    -------------   --------------
             80               80               40
================    =============   ==============

             --               --               --
             80               66               24
             --               14               11
             --               --                5
----------------    -------------   --------------
             80               80               40
================    =============   ==============

           8.00 %           8.00 %           8.00 %

            189              269              309






             98 %            100 %             94 %

Note 9: During 2000, CNL XVIII recorded a provision for loss on assets in the amount of $299,849 for financial reporting purposes relating to its On the Border property in San Antonio, Texas. The tenant of this property closed the store and ceased operations during 2000 (see Note 12). In addition, during 2000, CNL XVIII recorded provisions for loss on assets in the amount of $653,317 for financial reporting purposes, relating to its properties in Timonium, Maryland and Raleigh, North Carolina. The tenant of these properties declared bankruptcy and rejected the lease relating to the property in Timonium, Maryland, and terminated the lease relating to the property in Raleigh, North Carolina. The provisions for loss represented the difference between the carrying value of the properties at December 31, 2000 and the estimated net realizable value for the properties.

Note 10: In consideration of the Partnership releasing the former tenant of the Boston Market property in Raleigh, North Carolina from its obligations under its lease, the Partnership received termination fee income of $100,000 during 2000.

Note 11: During the six months ended June 30, 2001, CNL XVIII sold its property in Timonium, Maryland, resulting in a net loss of $18,855 for financial reporting purposes. In addition, during the six months ended June 30, 2001, CNL XVIII sold a portion of its interest in TGIF Pittsburgh Joint Venture for $500,019. Because CNL XVIII sold this interest at its current carrying value, no gain or loss was recorded for financial reporting purposes.

Note 12: During the six months ended June 30, 2001, CNL XVIII recorded an additional provision for loss on assets in the amount of $209,130 for financial reporting purposes relating to its On the Border property in San Antonio, Texas (see Note
                  9). In addition, during the six months ended June 30, 2001, CNL XVIII recorded a provision for loss on assets in the amount of $387,138 for financial reporting purposes relating to its Boston Market property in San Antonio, Texas. The tenant of this property declared bankruptcy and rejected the lease relating to the property. The provisions for loss represented the difference between the carrying value of the properties at June 30, 2001 and the estimated net realizable value for the properties.

Note 13: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                       Operating Results of Prior Programs
                         CNL RETIREMENT PROPERTIES, INC.


                                                              1997             1998              1999            2000
                                                            (Note 1)         (Note 1)          (Note 1)        (Note 2)
                                                          --------------   --------------    -------------   --------------

Gross revenue                                                    $   --           $   --          $    --       $  981,672
Interest and other income                                            --               --           86,231          103,058
Less:  Operating expenses                                            --               --          (79,621 )       (181,596 )
       Interest expense                                              --               --               --         (367,374 )
       Depreciation and amortization                                 --               --               --         (310,982 )
       Organizational costs                                          --               --          (35,000 )             --
                                                          --------------   --------------    -------------   --------------
Net income (loss) - GAAP basis                                       --               --          (28,390 )        224,778
                                                          ==============   ==============    =============   ==============
Taxable income
    -  from operations (Note 6)                                      --               --           86,231           93,269
                                                          ==============   ==============    =============   ==============
    -  from gain (loss) on sale                                      --               --               --               --
                                                          ==============   ==============    =============   ==============
Cash generated from operations (Notes 3 and 4)                       --                            12,851        1,096,019
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                                    --               --          (12,851 )       (502,078 )
      -  from sale of properties                                     --               --               --               --
      -  from cash flow from prior period                            --               --               --               --
      -  from return of capital (Note 8)                             --               --          (37,553 )             --
                                                          --------------   --------------    -------------   --------------
Cash generated (deficiency) after cash
    distributions                                                    --               --          (37,553 )        593,941
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from stockholders                       --               --        5,200,283        6,491,310
      Sale of common stock to CNL
         Retirement Corp.                                       200,000               --               --               --
      Stock issuance costs                                           --          (64,569 )       (416,153 )       (519,586 )
      Acquisition of land, building and
         equipment                                                   --               --               --      (13,848,900 )
      Payment of acquisition costs                                   --               --               --         (562,491 )
      Increase in restricted cash                                    --               --               --          (17,312 )
      Reimbursement of organizational, offering and
        acquisition costs paid by related party on
        behalf of the company                                        --         (135,339 )         (2,447 )       (411,875 )
      Proceeds of borrowing on line of credit                        --               --               --        8,100,000
      Payment on line of credit                                      --               --               --       (4,305,000 )
      Payment of loan costs                                          --               --               --          (55,917 )
      Retirement of shares of common stock                           --               --               --          (30,508 )
                                                          --------------   --------------    -------------   --------------
Cash generated (deficiency) after cash
    distributions and special items                             200,000         (199,908 )      4,744,130       (4,566,338 )
                                                          ==============   ==============    =============   ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (Note 9)
    -  from operations (Note 6)                                      --               --               --               19
                                                          ==============   ==============    =============   ==============
    -  from recapture                                                --               --               --               --
                                                          ==============   ==============    =============   ==============
Capital gain (Note 7)                                                --               --               --               --
                                                          ==============   ==============    =============   ==============

   6 months
     2001
   (Note 2)
---------------

    $  707,406
         5,292
      (106,413 )
      (103,793 )
      (223,199 )
            --
---------------
       279,293
===============

       213,066
===============
            --
===============
       385,659

      (385,659 )
            --
       (82,150 )
            --
---------------

       (82,150 )


     4,073,720

            --
      (328,491 )

        (3,887 )
      (168,774 )
       (14,168 )


       (81,251 )
            --
    (3,434,000 )
            --
        (5,226 )
---------------

       (44,227 )
===============




            18
===============
            --
===============
            --
===============


                                                        1997               1998                1999              2000
                                                      (Note 1)           (Note 1)            (Note 1)          (Note 2)
                                                   ----------------   ---------------     ---------------   ----------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                   --                --                  --                 19
    -  from capital gain                                        --                --                  --                 --
    -  from investment income from
       prior period                                             --                --                  --                 --
    -  from return of capital (Note 8)                          --                --                  12                 40
                                                   ----------------   ---------------     ---------------   ----------------
Total distributions on GAAP basis (Note 9)                      --                --                  12                 59
                                                   ================   ===============     ===============   ================
   Source (on cash basis)
    -  from sales                                               --                --                  --                 --
    -  from refinancing                                         --                --                  --                 --
    -  from operations                                          --                --                   3                 59
    -  from cash flow from prior period                         --                --                  --                 --
    -  from return of capital (Note 8)                          --                --                   9                 --
                                                   ----------------   ---------------     ---------------   ----------------
Total distributions on cash basis (Note 9)                      --                --                  12                 59
                                                   ================   ===============     ===============   ================
Total cash distributions as a percentage
    of original $1,000 investment (Note 5)                     N/A               N/A                 3.0 %             5.79 %
Total cumulative cash distributions per
    $1,000 investment from inception                           N/A               N/A                  12                 71
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties
    in program)                                                N/A               N/A                 N/A                100 %

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The amounts shown represent the combined results of the Initial Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2000. Activities through July 13, 1999, were devoted to organization of the Retirement Properties REIT and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 2000 Offering.

Note 3: Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 5:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 6: Taxable income presented is before the dividends paid deduction.

Note 7: For the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999, approximately 68%, 54% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the six months ended June 30, 2001 and the year ended December 31, 2000, approximately 32% and 46%, respectively, of distributions received by stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999, are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

    6 months
      2001
    (Note 2)
------------------



               18
               --

               --
               16
------------------
               34
==================

               --
               --
               28
                6
               --
------------------
               34
==================

              7.0 %

              105






              100 %

Note 8:           Cash  distributions  presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: Certain data for columns representing less than 12 months have been annualized.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                     Purchase
                                                                                      money      Adjustments
                                                               Cash        Mortgage  mortgage    resulting
                                                           received net    balance    taken         from
                                   Date        Date of      of closing     at time   back by    application
          Property               Acquired       Sale          costs        of sale   program     of GAAP        Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund, Ltd.:
   Golden Corral -
     Kent Island, MD (2)(4)       11/20/86     10/15/99      $ 870,457      --          --         --        $  870,457
   Popeye's -
     Merritt Island, FL (2)       12/31/86     09/13/00        676,503      --          --         --           676,503
   Golden Corral -
     Salisbury, MD (2) (11)       12/04/86     11/30/00        665,001      --          --         --           665,001

CNL Income Fund II, Ltd.:
   Golden Corral -
     Columbia, MO                 11/17/87     03/23/99        678,888      --          --         --           678,888
   Little House -
     Littleton, CO                10/07/87     11/05/99        150,000      --          --         --           150,000
   KFC -
     Jacksonville, FL (2)         09/01/87     06/15/00        601,400      --          --         --           601,400
   Popeye's -
     Sanford, FL (2)              06/28/87     09/13/00        631,359      --          --         --           631,359
   Popeye's -
     Altamonte Springs, FL (2)    02/11/87     09/13/00        494,052      --          --         --           494,052
   Popeye's -
     Apopka, FL (2)               01/19/88     09/13/00        615,618      --          --         --           615,618

CNL Income Fund III, Ltd.:
   Denny's-
     Hazard, KY                   02/01/88     12/23/98        432,625      --          --         --           432,625
   Perkins -
     Flagstaff, AZ                09/30/88     04/30/99      1,091,193      --          --         --         1,091,193
   Denny's -
     Hagerstown, MD               08/14/88     06/09/99        700,977      --          --         --           700,977
   Popeye's -
     Plant City, FL               04/12/88     09/13/00        507,365      --          --         --           507,365

CNL Income Fund IV, Ltd.:
   Perkins -
     Leesburg, FL                 01/11/89     07/09/98        529,288      --          --         --           529,288
   Taco Bell -
     Naples, FL                   12/22/88     09/03/98        533,127      --          --         --           533,127
   Wendy's
     Detroit, MI (2)              10/21/88     06/29/00      1,056,475      --          --         --         1,056,475
   Shoney's -
     Temple Terrace, FL (2)       06/27/89     07/06/00      1,293,286      --          --         --         1,293,286
   Shoney's -
     Punta Gorda, FL (2)          02/02/89     07/06/00      1,060,297      --          --         --         1,060,297
   Big Boy -
     Topeka, KS (2)               12/22/88     11/20/00        496,362      --          --         --           496,362
   Taqueria Jalisco -
     Corpus Christi, TX (2)       04/01/91     06/19/01        378,300      --          --         --           378,300

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                   12/07/89     03/29/99        471,248      --          --         --           471,248






                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                         -------------------------------------
                                                        Total                  (deficiency)
                                                     acquisition                of property
                                                        cost,                    operating
                                                       capital                     cash
                                           Original  improvements              receipts over
                                           mortgage  closing and                   cash
          Property                        financing soft costs(1)    Total     expenditures (19)
==============================           ========== ============= ============ ==============

CNL Income Fund, Ltd.:
   Golden Corral -
     Kent Island, MD (2)(4)                   --        $726,600   $  726,600   $1,192,641
   Popeye's -
     Merritt Island, FL (2)                   --         518,409      518,409      909,409
   Golden Corral -
     Salisbury, MD (2) (11)                   --         741,900      741,900    1,326,574

CNL Income Fund II, Ltd.:
   Golden Corral -
     Columbia, MO                             --         511,200      511,200      780,594
   Little House -
     Littleton, CO                            --         330,456      330,456      349,883
   KFC -
     Jacksonville, FL (2)                     --         441,000      441,000      715,685
   Popeye's -
     Sanford, FL (2)                          --         560,000      560,000      850,322
   Popeye's -
     Altamonte Springs, FL (2)                --         426,568      426,568      684,445
   Popeye's -
     Apopka, FL (2)                           --         545,561      545,561      794,039

CNL Income Fund III, Ltd.:
   Denny's-
     Hazard, KY                               --         647,622      647,622      701,866
   Perkins -
     Flagstaff, AZ                            --         993,508      993,508    1,309,570
   Denny's -
     Hagerstown, MD                           --         861,454      861,454    1,065,467
   Popeye's -
     Plant City, FL                           --         606,409      606,409      616,913

CNL Income Fund IV, Ltd.:
   Perkins -
     Leesburg, FL                             --         737,260      737,260      446,505
   Taco Bell -
     Naples, FL                               --         410,546      410,546      497,108
   Wendy's
     Detroit, MI (2)                          --         614,500      614,500    1,038,530
   Shoney's -
     Temple Terrace, FL (2)                   --        1,155,705   1,155,705    1,496,453
   Shoney's -
     Punta Gorda, FL (2)                      --         947,500      947,500    1,271,574
   Big Boy -
     Topeka, KS (2)                           --         708,800      708,800      878,942
   Taqueria Jalisco -
     Corpus Christi, TX (2)                   --         622,310      622,310      331,788

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                               --         471,297      471,297      446,286






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                     Purchase
                                                                                      money      Adjustments
                                                               Cash        Mortgage  mortgage    resulting
                                                           received net    balance    taken         from
                                   Date        Date of      of closing     at time   back by    application
          Property               Acquired       Sale          costs        of sale   program     of GAAP        Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund V, Ltd.
(Continued):
   Wendy's -
     Endicott, NY                 12/07/89     03/29/99        642,511      --          --         --           642,511
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        433,366      --          --         --           433,366
   Hardee's -
     Belding, MI                  03/08/89     03/03/00        124,346      --          --         --           124,346
   Denny's -
     Daleville, IN (2)            02/06/89     03/02/01        300,386      --          --         --           300,386

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN              01/05/90     06/03/99      1,059,373      --          --         --         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99      1,059,200      --          --         --         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99      1,168,298      --          --         --         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99      1,031,274      --          --         --         1,031,274
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        478,062      --          --         --           478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00        619,696      --          --         --           619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        523,672      --          --         --           523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        450,418      --          --         --           450,418
   Captain D's -
     Chester, PA                  02/09/90     05/22/01         83,000      --          --         --            83,000
   IHOP -
     Dublin, CA (14)              11/12/99     06/28/01      1,274,672      --          --         --         1,274,672

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                05/04/90     06/03/99      1,059,954      --          --         --         1,059,954
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        451,054      --          --         --           451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00      1,005,000      --          --         --         1,005,000
   Popeye's -
     Lake City, FL                04/30/90     09/13/00        598,959      --          --         --           598,959
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        417,581      --          --         --           417,581
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        494,680      --          --         --           494,680
   Popeye's -
     Brunswick, GA                04/30/90     09/13/00        535,947      --          --         --           535,947
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        345,168      --          --         --           345,168
   Kentucky Fried Chicken -
     Friendswood, TX              06/13/90     12/14/00        725,000      --          --         --           725,000










                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                         -------------------------------------
                                                        Total                  (deficiency)
                                                     acquisition                of property
                                                        cost,                    operating
                                                       capital                     cash
                                           Original  improvements              receipts over
                                           mortgage  closing and                   cash
          Property                        financing soft costs(1)    Total     expenditures (19)
==============================           ========== ============= ============ ==============
CNL Income Fund V, Ltd.
(Continued):
   Wendy's -
     Endicott, NY                              --       471,255       471,255      608,495
   Burger King -
     Halls, TN (3)                             --       329,231       329,231      352,853
   Hardee's -
     Belding, MI                               --       630,432       630,432      250,715
   Denny's -
     Daleville, IN (2)                         --       547,600       547,600      589,375

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN                           --       890,240       890,240      950,054
   Burger King -
     Broadway, TN                              --       890,036       890,036      949,821
   Burger King -
     Sevierville, TN                           --       890,696       890,696      951,292
   Burger King -
     Walker Springs, TN                        --       864,777       864,777      921,429
   Popeye's -
     Jacksonville, FL                          --       406,477       406,477      491,262
   Popeye's -
     Tallahassee, FL                           --       488,817       488,817      658,801
   Popeye's -
     Jacksonville, FL                          --       423,591       423,591      530,389
   Popeye's -
     Jacksonville, FL                          --       383,089       383,089      454,566
   Captain D's -
     Chester, PA                               --       550,000       550,000      611,617
   IHOP -
     Dublin, CA (14)                           --     1,166,160     1,166,160      175,195

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                             --       890,668       890,668      954,457
   Burger King -
     Halls, TN (3)                             --       342,669       342,669      367,256
   Shoney's
     Pueblo, CO                                --       961,582       961,582      984,472
   Popeye's -
     Lake City, FL                             --       485,455       485,455      641,608
   Popeye's -
     Jacksonville, FL                          --       376,323       376,323      452,824
   Popeye's -
     Jacksonville, FL                          --       384,936       384,936      515,888
   Popeye's -
     Brunswick, GA                             --       468,797       468,797      574,076
   Popeye's -
     Jacksonville, FL                          --       340,429       340,429      407,175
   Kentucky Fried Chicken -
     Friendswood, TX                           --       485,951       485,951      671,580












                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                     Purchase
                                                                                      money      Adjustments
                                                               Cash        Mortgage  mortgage    resulting
                                                           received net    balance    taken         from
                                   Date        Date of      of closing     at time   back by    application
          Property               Acquired       Sale          costs        of sale   program     of GAAP        Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL            06/12/91      07/06/00     1,135,380      --          --         --         1,135,380
   Shoney's -
     Brooksville, FL              02/18/91      07/06/00       940,013      --          --         --           940,013
   Shoney's -
     Sun City, FL                 03/04/91      07/06/00     1,327,317      --          --         --         1,327,317
   Popeye's -
     Jacksonville, FL             09/28/90      09/13/00       420,006      --          --         --           420,006
   Golden Corral -
     Middleburg Heights, OH       05/31/96      03/21/01       236,740      --          --         --           236,740
(12)
   Quincy's -
     Statesville, NC              10/10/91      05/25/01       877,000      --          --         --           877,000

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX           10/28/91      02/12/99     1,350,000      --          --         --         1,350,000
   Perkins -
     Rochester, NY                12/20/91      03/03/99     1,050,000      --          --         --         1,050,000
   Perkins -
     Williamsville, NY            12/20/91      05/15/00       693,350      --          --         --           693,350
   Denny's -
     Alliance, OH (16)            01/22/92      11/30/00            --      --       200,000       --           200,000
   Denny's -
     Blufton, OH (17)             10/11/91      11/30/00            --      --       300,000       --           300,000
   IHOP -
     Dublin, CA (14)              11/12/99      06/28/01       424,891      --          --         --           424,891

CNL Income Fund X, Ltd.:
   Pizza Hut -
     Billings, MT                 04/16/92      10/07/98       359,990      --          --         --           359,990
   Perkins -
     Amherst, NY                  02/26/92      03/03/99     1,150,000      --          --         --         1,150,000
   Shoney's -
     Fort Myers Beach, FL         09/08/95      08/26/99       931,725      --          --         --           931,725
   Perkins -
     Lancaster, NY                12/20/91      12/28/00       749,675      --          --         --           749,675

CNL Income Fund XI, Ltd.:
   Burger King -
     Columbus, OH (19)            06/29/92      09/30/98       795,264      --          --         --           795,264
   Burger King -
     Nashua, NH                   06/29/92      10/07/98     1,630,296      --          --         --         1,630,296

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Monroe, NC                   06/30/93      12/31/98       483,550      --          --         --           483,550
   Long John Silver's -
     Morganton, NC (6)            07/02/93      05/17/99       467,300      --       55,000        --           522,300
   Denny's -
     Cleveland, TN                12/23/92      03/03/00       797,227      --          --         --           797,227









                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                         -------------------------------------
                                                        Total                  (deficiency)
                                                     acquisition                of property
                                                        cost,                    operating
                                                       capital                     cash
                                           Original  improvements              receipts over
                                           mortgage  closing and                   cash
          Property                        financing soft costs(1)    Total     expenditures (19)
==============================           ========== ============= ============ ==============

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL                          --      924,646       924,646      1,040,086
   Shoney's -
     Brooksville, FL                            --      816,355       816,355        961,418
   Shoney's -
     Sun City, FL                               --    1,055,820     1,055,820      1,238,581
   Popeye's -
     Jacksonville, FL                           --      352,445       352,445        401,169
   Golden Corral -
     Middleburg Heights, OH                     --      236,740       236,740        127,155
(12)
   Quincy's -
     Statesville, NC                            --      893,422       893,422        997,232

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX                         --    1,224,020     1,224,020      1,061,856
   Perkins -
     Rochester, NY                              --    1,064,815     1,064,815        862,189
   Perkins -
     Williamsville, NY                          --      981,482       981,482        692,535
   Denny's -
     Alliance, OH (16)                          --      553,137       553,137        614,999
   Denny's -
     Blufton, OH (17)                           --      642,000       642,000        739,292
   IHOP -
     Dublin, CA (14)                            --      388,720       388,720         58,398

CNL Income Fund X, Ltd.:
   Pizza Hut -
     Billings, MT                               --      302,000       302,000        241,041
   Perkins -
     Amherst, NY                                --    1,141,444     1,141,444        879,529
   Shoney's -
     Fort Myers Beach, FL                       --      931,725       931,725        434,215
   Perkins -
     Lancaster, NY                              --    1,111,111     1,111,111        706,575

CNL Income Fund XI, Ltd.:
   Burger King -
     Columbus, OH (19)                          --      795,264       795,264        509,915
   Burger King -
     Nashua, NH                                 --    1,217,015     1,217,015        787,145

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Monroe, NC                                 --      239,788       239,788        302,365
   Long John Silver's -
     Morganton, NC (6)                          --      304,002       304,002        333,944
   Denny's -
     Cleveland, TN                              --      622,863       622,863        530,741









                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                     Purchase
                                                                                      money      Adjustments
                                                               Cash        Mortgage  mortgage    resulting
                                                           received net    balance    taken         from
                                   Date        Date of      of closing     at time   back by    application
          Property               Acquired       Sale          costs        of sale   program     of GAAP        Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XII, Ltd.
(Continued):
   Shoney's -
     Bradenton, FL                03/22/93      07/06/00     1,227,907      --          --         --         1,227,907
   Golden Corral -
     Middleburg Heights, OH (12)  05/31/96      03/21/01     1,663,260      --          --         --         1,663,260

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                  07/27/93      07/16/99     1,063,318      --          --         --         1,063,318
   Quincy's -
     Mount Airy, NC               07/30/93      04/09/01       947,000      --          --         --           947,000

CNL Income Fund XIV, Ltd.:
   Checkers -
     Richmond, VA (#486)          03/31/94      07/27/98       397,985      --          --         --           397,985
   Long John Silver's -
     Stockbridge, GA              03/31/94      05/25/99       696,300      --          --         --           696,300
   Long John Silver's -
     Shelby, NC                   06/22/94      11/12/99       494,178      --          --         --           494,178
   Checker's -
     Kansas City, MO              03/31/94      12/10/99       268,450      --          --         --           268,450
   Checker's -
     Houston, TX                  03/31/94      12/15/99       385,673      --          --         --           385,673
   East Side Mario's -
     Columbus, OH                 11/10/94      09/22/00     1,631,946      --          --         --         1,631,946
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC                 07/15/94      11/12/99       631,304      --          --         --           631,304
   Long John Silver's
     Lexington, NC                10/22/94      01/12/00       562,130      --          --         --           562,130
   Quincy's -
     Greer, SC (15)               06/13/94      04/06/01       233,000      --       467,000       --           700,000
   Jack in the Box -
     Woodland Hills, CA           07/29/94      04/19/01     1,253,728      --          --         --         1,253,728
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS                 05/08/98      11/23/99       667,311      --          --         --           667,311
   Boston Market -
     Columbia Heights, MN         12/18/95      09/29/00       575,777      --          --         --           575,777
   Denny's -
     Marana, AZ                   02/13/95      03/30/01     1,145,045      --          --         --         1,145,045






                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                         -------------------------------------
                                                        Total                  (deficiency)
                                                     acquisition                of property
                                                        cost,                    operating
                                                       capital                     cash
                                           Original  improvements              receipts over
                                           mortgage  closing and                   cash
          Property                        financing soft costs(1)    Total     expenditures (19)
==============================           ========== ============= ============ ==============

CNL Income Fund XII, Ltd.
(Continued):
   Shoney's -
     Bradenton, FL                             --      1,000,000    1,000,000        898,776
   Golden Corral -
     Middleburg Heights, OH (12)               --      1,663,260    1,663,260        893,350

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                               --        861,321      861,321        521,565
   Quincy's -
     Mount Airy, NC                            --        968,134      968,134        755,601

CNL Income Fund XIV, Ltd.:
   Checkers -
     Richmond, VA (#486)                       --        352,034      352,034        159,879
   Long John Silver's -
     Stockbridge, GA                           --        738,340      738,340        344,212
   Long John Silver's -
     Shelby, NC                                --        608,611      608,611        263,101
   Checker's -
     Kansas City, MO                           --        209,329      209,329        125,831
   Checker's -
     Houston, TX                               --        311,823      311,823        189,722
   East Side Mario's -
     Columbus, OH                              --      1,631,946    1,631,946      1,103,012
   Golden Corral -
     Paris, TX (13)                            --        501,276      501,276        255,146

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC                              --        776,248      776,248        326,627
   Long John Silver's
     Lexington, NC                             --        646,203      646,203        234,243
   Quincy's -
     Greer, SC (15)                            --        946,933      946,933        649,756
   Jack in the Box -
     Woodland Hills, CA                        --        939,806      939,806        648,254
   Golden Corral -
     Paris, TX (13)                            --        501,276      501,276        255,146

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS                              --        774,851      774,851          2,893
   Boston Market -
     Columbia Heights, MN                      --        939,972      939,972        226,734
   Denny's -
     Marana, AZ                                --        719,234      719,234        587,377








                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                     Purchase
                                                                                      money      Adjustments
                                                               Cash        Mortgage  mortgage    resulting
                                                           received net    balance    taken         from
                                   Date        Date of      of closing     at time   back by    application
          Property               Acquired       Sale          costs        of sale   program     of GAAP        Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)             04/29/97      12/02/99     1,675,385      --          --         --         1,675,385
   Popeye's -
     Warner Robins, GA            11/04/96      09/13/00       607,361      --          --         --           607,361
   Boston Market -
     Long Beach, CA               12/05/96      10/17/00       529,633      --          --         --           529,633
   Boston Market -
     Houston, TX                  06/19/96      01/19/01       782,648      --          --         --           782,648
   Mr. Fablo's -
     Kentwood, MI                 09/05/95      06/21/01       681,300      --          --         --           681,300

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                  03/26/97      12/06/99       688,997      --          --         --           688,997
   Boston Market -
     Timonium, MD                 07/13/97      06/29/01       848,550      --          --         --           848,550

CNL American Properties Fund, Inc.:
   Boston Market -
     Arvada, CO (7)               07/21/97      07/28/98     1,152,262      --          --         --         1,152,262
   Boston Market -
      Ellisville, MO              09/03/96      04/28/99       822,824      --          --         --           822,824
   Golden Corral -
     Brooklyn, OH                 08/23/96      05/18/99       974,560      --          --         --           974,560
   Boston Market -
     Edgewater, CO                08/19/97      08/11/99       634,122      --          --         --           634,122
   Black Eyed Pea -
     Houston, TX (8)              10/01/97      08/24/99       648,598      --          --         --           648,598
   Big Boy -
     Topeka, KS (9)               02/26/99      09/22/99       939,445      --          --         --           939,445
   Boston Market -
     LaQuinta, CA                 12/16/96      10/13/99       833,140      --          --         --           833,140
   Sonny's -
     Jonesboro, GA                06/02/98      12/22/99     1,098,342      --          --         --         1,098,342
   Golden Corral -
     Waldorf, MD (9) (10)         04/05/99      01/03/00     2,501,175      --          --         --         2,501,175
   Jack in the Box -
     Los Angeles, CA              06/30/95      02/18/00     1,516,800      --          --         --         1,516,800
   Golden Corral -
     Dublin, GA                   08/07/98      05/01/00     1,323,205      --          --         --         1,323,205
   Boston Market -
     San Antonio, TX              04/30/97      05/02/00       517,495      --          --         --           517,495
   Boston Market -
     Corvallis, OR                07/09/96      06/20/00       717,019      --          --         --           717,019
   Big Boy -
     St. Louis, MO                01/19/99      06/28/00     1,463,050      --          --         --         1,463,050
   Ground Round -
     Nanuet, NY                   12/02/97      06/30/00       964,825      --          --         --           964,825




                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                         -------------------------------------
                                                        Total                  (deficiency)
                                                     acquisition                of property
                                                        cost,                    operating
                                                       capital                     cash
                                           Original  improvements              receipts over
                                           mortgage  closing and                   cash
          Property                        financing soft costs(1)    Total     expenditures (19)
==============================           ========== ============= ============ ==============

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)                           --    1,692,994      1,692,994        512,474
   Popeye's -
     Warner Robins, GA                          --      563,148        563,148        257,018
   Boston Market -
     Long Beach, CA                             --      832,280        832,280        156,091
   Boston Market -
     Houston, TX                                --      812,696        812,696        323,963
   Mr. Fablo's -
     Kentwood, MI                               --      855,609        855,609        272,268

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                                --      617,610        617,610        187,183
   Boston Market -
     Timonium, MD                               --    1,140,100      1,140,100        302,665

CNL American Properties Fund, Inc.:
   Boston Market -
     Arvada, CO (7)                             --    1,152,262      1,152,262         83,743
   Boston Market -
      Ellisville, MO                            --    1,026,746      1,026,746        132,104
   Golden Corral -
     Brooklyn, OH                               --      997,296        997,296        383,069
   Boston Market -
     Edgewater, CO                              --      904,691        904,691         84,852
   Black Eyed Pea -
     Houston, TX (8)                            --      648,598        648,598        191,287
   Big Boy -
     Topeka, KS (9)                             --    1,062,633      1,062,633         53,258
   Boston Market -
     LaQuinta, CA                               --      987,034        987,034        200,045
   Sonny's -
     Jonesboro, GA                              --    1,098,342      1,098,342        171,622
   Golden Corral -
     Waldorf, MD (9) (10)                       --    2,430,686      2,430,686             --
   Jack in the Box -
     Los Angeles, CA                            --    1,119,567      1,119,567        549,658
   Golden Corral -
     Dublin, GA                                 --    1,272,765      1,272,765        190,590
   Boston Market -
     San Antonio, TX                            --      757,069        757,069         66,889
   Boston Market -
     Corvallis, OR                              --      925,427        925,427        312,232
   Big Boy -
     St. Louis, MO                              --    1,345,100      1,345,100         65,420
   Ground Round -
     Nanuet, NY                                 --      927,273        927,273        245,426






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                     Purchase
                                                                                      money      Adjustments
                                                               Cash        Mortgage  mortgage    resulting
                                                           received net    balance    taken         from
                                   Date        Date of      of closing     at time   back by    application
          Property               Acquired       Sale          costs        of sale   program     of GAAP        Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL American Properties Fund, Inc.
   (Continued):
   Big Boy -
     Jefferson City, MO           01/19/99      06/30/00       905,250      --          --         --           905,250
   Big Boy -
     Alton, IL                    01/19/99      06/30/00       905,250      --          --         --           905,250
   Boston Market -
     Liberty, MO                  08/18/97      09/13/00       538,800      --          --         --           538,800
   Mr. Fables -
     Grand Rapids, MI             03/19/96      09/26/00       722,100      --          --         --           722,100
   Pizza Hut -
     Dover, OH                    05/01/97      11/08/00       112,917      --          --         --           112,917
   Big Boy -
     St. Joseph, MO               04/27/99      11/27/00       646,550      --          --         --           646,550
   Boston Market -
     Baltimore, MD                08/19/97      12/14/00       668,753      --          --         --           668,753
   Boston Market -
     Stafford, TX                 07/02/97      12/15/00       881,674      --          --         --           881,674
   Big Boy -
     Guadalupe, AZ                04/16/97      03/23/01       883,685      --          --         --           883,685
   Tumbleweed's -
     Nashville, TN                08/01/97      04/20/01       525,050      --          --         --           525,050
   Boston Market -
     Vacaville, CA                05/06/97      05/08/01     1,064,430      --          --         --         1,064,430
   Big Boy -
     Independence, MO             01/19/99      05/22/01       524,513      --          --         --           524,513
   Big Boy -
     Belleville, IL (9)           02/26/99      06/13/01       375,000      --          --         --           375,000
   Tumbleweeds -
     Clarksville, TN              02/10/98      06/15/01       803,050      --          --         --           803,050
   Big Boy -
     Grandview, MO                02/26/99      06/29/01       516,235      --          --         --           516,235
   Pizza Hut -
     Toledo, OH                   12/05/96      06/29/01       148,528      --          --         --           148,528

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                    08/14/00      02/20/01     1,776,590      --          --         --         1,776,590
   Jack in the Box -
     Murietta, CA                 04/13/97      02/23/01     1,129,320      --          --         --         1,129,320
   Arby's -
     Kendallville, IN             07/10/96      04/06/01       792,940      --          --         --           792,940
   Black Angus -
     Folsom, CA                   12/04/00      04/24/01     2,581,569      --          --         --         2,581,569
   Jack in the Box -
     Kingsburg, CA                04/10/97      06/11/01     1,169,090      --          --         --         1,168,840



                                                        Cost of Properties
                                                        Including Closing and
                                                              Soft Costs
                                                -------------------------------------
                                                                Total                  (deficiency)
                                                             acquisition                of property
                                                                cost,                    operating
                                                               capital                     cash
                                                   Original  improvements              receipts over
                                                   mortgage  closing and                   cash
          Property                              financing soft costs(1)    Total     expenditures (19)
==============================                  ========== ============= ============ ==============

CNL American Properties Fund, Inc.
   (Continued):
   Big Boy -
     Jefferson City, MO                              --       1,113,383     1,113,383      68,389
   Big Boy -
     Alton, IL                                       --       1,012,254     1,012,254      41,032
   Boston Market -
     Liberty, MO                                     --         765,530       765,530      84,802
   Mr. Fables -
     Grand Rapids, MI                                --         816,264       816,264     270,873
   Pizza Hut -
     Dover, OH                                       --         233,896       233,896      86,601
   Big Boy -
     St. Joseph, MO                                  --         885,883       885,883      35,138
   Boston Market -
     Baltimore, MD                                   --       1,378,051     1,378,051     472,895
   Boston Market -
     Stafford, TX                                    --       1,077,979     1,077,979     372,102
   Big Boy -
     Guadalupe, AZ                                   --       1,706,768     1,706,768     140,439
   Tumbleweed's -
     Nashville, TN                                   --       1,308,411     1,308,411     362,588
   Boston Market -
     Vacaville, CA                                   --       1,437,474     1,437,474     358,396
   Big Boy -
     Independence, MO                                --       1,253,699     1,253,699      65,156
   Big Boy -
     Belleville, IL (9)                              --         761,074       761,074     (17,597 )
   Tumbleweeds -
     Clarksville, TN                                 --       1,440,247     1,440,247     229,692
   Big Boy -
     Grandview, MO                                   --         962,290       962,290      36,150
   Pizza Hut -
     Toledo, OH                                      --         328,381       328,381     (21,742 )

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                                       --       1,534,238     1,534,238     120,971
   Jack in the Box -
     Murietta, CA                                    --         952,485       952,485     377,385
   Arby's -
     Kendallville, IN                                --         739,628       739,628     421,717
   Black Angus -
     Folsom, CA                                      --       2,166,867     2,166,867     146,487
   Jack in the Box -
     Kingsburg, CA                                   --       1,001,073     1,001,073     428,186























                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                     Purchase
                                                                                      money      Adjustments
                                                               Cash        Mortgage  mortgage    resulting
                                                           received net    balance    taken         from
                                   Date        Date of      of closing     at time   back by    application
          Property               Acquired       Sale          costs        of sale   program     of GAAP        Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Restaurant Investors Properties, LLC (18):
   Arby's -
     Atlanta, GA                  12/07/00     03/30/01       214,900    1,212,813       --         --         1,427,713
   Arby's -
     Peoria, AZ                   03/03/01     04/19/01       154,871    1,200,463       --         --         1,355,335
   Arby's -
     Baxter, MN                   02/20/01     05/31/01        66,351     892,834        --         --           959,185
   Arby's -
     Eagan, MN                    02/20/01     06/29/01       106,348     880,945        --         --           987,293
   Arby's -
     St. Louis Park, MN           02/20/01     06/29/01       119,843     941,178        --         --         1,061,022

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                 09/25/00     01/19/01       159,023    1,379,621       --         --         1,538,644
   Jack in the Box -
     Baton Rouge, LA              07/06/00     01/31/01         9,972    1,473,571       --         --         1,483,542
   Jack in the Box -
     Burley, ID -                 09/22/00     01/31/01            --     951,027        --         --           951,027
   Jack in the Box -
     Las Vegas, NV                10/01/00     01/03/01       254,521    1,615,000       --         --         1,869,521
   Jack in the Box -
     Peoria, AZ                   09/15/00     03/08/01       112,352    1,247,170       --         --         1,359,522
   Jack in the Box -
     Cleburne, TX                 09/21/00     01/31/01         4,598    1,118,539       --         --         1,123,137
   Jack in the Box -
     Fresno, CA                   09/15/00     04/26/01       129,458     950,196        --         --         1,079,653
   Jack in the Box -
     Bakersfield, CA              09/19/00     03/27/01        80,199     973,493        --         --         1,053,692
   Pizza Hut -
     Miami, FL                    10/06/00     06/29/01        69,130     588,593        --         --           657,723
   IHOP -
     Hiram, GA                    10/12/00     04/16/01        97,519    1,432,800       --         --         1,530,319
   IHOP -
     Jacksonville, NC             10/12/00     06/25/01        47,442    1,367,919       --         --         1,415,361
   IHOP -
     Pueblo, CO                   10/12/00     06/19/01        91,901    1,296,394       --         --         1,388,295
   Jack in the Box -
     Bermuda Dunes, CA            03/28/01     06/29/01       210,654    1,256,197       --         --         1,466,851
   Jack in the Box -
     Manteca, CA                  05/14/01     06/11/01       236,673    1,432,260       --         --         1,668,934
   Jack in the Box -
     Austin, TX (9)               07/20/00     05/25/01            --     550,587        --         --           550,587





                                                        Cost of Properties
                                                        Including Closing and
                                                              Soft Costs
                                                -------------------------------------
                                                                Total                  (deficiency)
                                                             acquisition                of property
                                                                cost,                    operating
                                                               capital                     cash
                                                   Original  improvements              receipts over
                                                   mortgage  closing and                   cash
          Property                              financing soft costs(1)    Total     expenditures (19)
==============================                  ========== ============= ============ ==============

CNL Restaurant Investors Properties, LLC (18):
   Arby's -
     Atlanta, GA                                1,212,813      --         1,212,813       60,359
   Arby's -
     Peoria, AZ                                 1,200,463      --         1,200,463       40,467
   Arby's -
     Baxter, MN                                   893,855      --           893,855       26,023
   Arby's -
     Eagan, MN                                    882,968      --           882,968       33,246
   Arby's -
     St. Louis Park, MN                           943,340      --           943,340       35,241

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                               1,379,621      --         1,379,621       49,506
   Jack in the Box -
     Baton Rouge, LA                            1,483,542      --         1,483,542       80,121
   Jack in the Box -
     Burley, ID -                                 951,027      --           951,027       41,109
   Jack in the Box -
     Las Vegas, NV                              1,615,000      --         1,615,000       62,903
   Jack in the Box -
     Peoria, AZ                                 1,254,037      --         1,254,037       53,180
   Jack in the Box -
     Cleburne, TX                               1,123,137      --         1,123,137       38,489
   Jack in the Box -
     Fresno, CA                                   958,117      --           958,117       56,075
   Jack in the Box -
     Bakersfield, CA                              978,854      --           978,854       45,750
   Pizza Hut -
     Miami, FL                                    589,199      --           589,199       44,786
   IHOP -
     Hiram, GA                                  1,438,400      --         1,438,400       70,497
   IHOP -
     Jacksonville, NC                           1,371,599      --         1,371,599       92,458
   IHOP -
     Pueblo, CO                                 1,303,550      --         1,303,550       85,560
   Jack in the Box -
     Bermuda Dunes, CA                          1,259,276      --         1,259,276       32,187
   Jack in the Box -
     Manteca, CA                                1,432,260      --         1,432,260       10,937
   Jack in the Box -
     Austin, TX (9)                               550,587      --           550,587           --




(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(3) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.
(4) Cash received net of closing costs includes $50,000 received as a lease termination fee.
(5) CNL Income Fund XVII, Ltd. owned an 80 percent interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.
(6) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in January 2001.
(7) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(8) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.
(9) This property was being constructed and was sold prior to completion of construction.
(10) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(11) Cash received net of closing costs include $35,863 received as a lease termination fee.
(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.
(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.
(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.
(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.
(16) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.
(17) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.
(18) Information in this table includes properties sold by CNL Restaurant Property Services, Inc., CNL Restaurant Investors Properties, LLC and CNL Funding 2001-A, LP, subsidiaries of CNL American Properties Fund, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.
(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT

Subscription Agreement                                  LOGO
CNL HOSPITALITY PROPERTIES, INC.




1._______________INVESTMENT____________________________________________________

This subscription is in the amount of $__________ for the purchase of _________ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

|_| ADDITIONAL PURCHASE |_| REINVESTMENT PLAN - Investor elects to participate in Plan (See prospectus for details.)




2._______________SUBSCRIBER INFORMATION________________________________________

Name (1st) ____________________ |_| M |_| F   Date of Birth (MM/DD/YY)_________

Name (2nd) ____________________ |_| M |_| F   Date of Birth (MM/DD/YY)_________

Address________________________________________________________________________

City________________________________________  State________  Zip Code _________

Custodian Account No._________________________ Daytime Phone # (____) _________

E-Mail Address ______________ (Please complete Electronic Delivery form, page 4)

State of Residence of Subscriber/Plan Beneficiary (required)___________________

TAXPAYER IDENTIFICATION NUMBER: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the custodian Taxpayer Identification Number.

Taxpayer ID # _____ - _________  Social Security # ______ - ______ - ______

TAX IDENTIFICATION  NUMBER CONFIRMATION  (required):  The investor signing under
Item 6 below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX BELOW HAS BEEN CHECKED].

Subscriber is a : |_| U.S. citizen |_| Resident Alien |_| Foreign Resident - Country __________________

|_| U.S. citizen residing outside the U.S. - Income Tax Filing State ____ |_| Subject to backup withholding


3._____________DIRECT DEPOSIT ADDRESS__________________________________________

Non-qualified registrants may direct their distributions to another financial institution or mutual fund. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.

|_|  Direct Deposit Authorization  (Please refer to page 2, item c)

Financial Institution _____________________  Telephone Number (_____)__________

Mailing Address _______________________________________________________________

City _____________________________ State ______________  Zip Code ____________

Routing Transit Number (ABA#) ________ (Required)  Account No._______ (Required)

Account Type:  |_|  Checking  |_|  Savings


                          PLEASE ATTACH A VOIDED CHECK.

                                                CNL Hospitality Properties, Inc.

4._____________INVESTOR MAILING ADDRESS________________________________________

For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.

Name __________________________________________________________________________

Address _______________________________________________________________________

City ___________________________________ State __________ Zip Code ____________

Daytime Phone # (_____)________________________ E-Mail Address ________________


5._____________FORM OF OWNERSHIP_______________________________________________

(Select only one)                                        |_| JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign (8)
|_| INDIVIDUAL - one signature required (1)              |_| A MARRIED PERSON/SEPARATE PROPERTY - one signature required (34)
|_| HUSBAND AND WIFE, AS COMMUNITY PROPERTY              |_| KEOGH (H.R.10) - trustee signature required (24)
    two signatures required (15)                         |_| CUSTODIAN - custodian signature required (33)
|_| TENANTS IN COMMON - two signatures required (9)      |_| PARTNERSHIP (3)
|_| TENANTS BY THE ENTIRETY-two signatures required (31) |_| NON-PROFIT ORGANIZATION (12)
|_| S-CORPORATION (22)                                   |_| PENSION PLAN - trustee signature(s) required (19)
|_| C-CORPORATION (5)                                    |_| PROFIT SHARING PLAN - trustee signature(s) required (27)
|_| IRA - custodian signature required (23)              |_| CUSTODIAN UGMA-STATE of __________-custodian signature required (16)
|_| ROTH IRA - custodian signature required (36)         |_| CUSTODIAN UTMA-STATE of __________-custodian signature required (42)
|_| SEP - custodian signature required (38)              |_| estate - Personal Representative signature required (13)
|_| TAXABLE TRUST (7)                                    |_| REVOCABLE GRANTOR TRUST - grantor signature required (25)
|_| TAX-EXEMPT TRUST (20)                                |_| IRREVOCABLE TRUST - trustee signature required (21)

6. ______________SUBSCRIBER SIGNATURES_________________________________________

The Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

X ___________________________  _____  X ___________________________  _______
  Signature of 1st Subscriber  Date     Signature of 2nd Subscriber  Date


NOTICE TO ALL INVESTORS:

   (a) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

   (b) The sale of shares subscribed for hereunder may not be completed until at least five business days after the date the Subscriber receives a final Prospectus. Except as provided in this notice, the notice below, and in the Prospectus, the Subscriber will not be entitled to revoke or withdraw his subscription.

   (c) By checking the designated box on page 1, section 3, CNL Investment Company or its Agent (hereafter referred to as "CNL") is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I
(we) have terminated it, or until CNL has notified me (us) that this deposit service has been terminated. In the event that CNL deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

NOTICE TO CALIFORNIA RESIDENTS: California investors who do not execute the Subscription Agreement will receive a confirmation of investment accompanied by a second copy of the final Prospectus and will have the opportunity to rescind the investment within ten (10) days from the date of confirmation.

NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.

NOTICE  TO  OHIO  RESIDENTS:   Shares   purchased   pursuant  to  the  Company's
Reinvestment Plan are subject to commissions. (See Prospectus for details.)

                                                CNL Hospitality Properties, Inc.

7. ______________BROKER/DEALER INFORMATION_____________________________________


Broker/Dealer NASD Firm Name __________________________________________________

Registered Representative _____________________________________________________

Mailing Address _______________________________________________________________

City ____________ State _______ Zip Code ______ |_| Please check if new address

Phone # (______) __________ Fax # (_______) __________

E-mail Address ________________________________


|_| Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_| Deferred Commission Option (check here): The Deferred Commission Option means an agreement between a stockholder, the participating Broker/Dealer and the Managing Dealer to have Selling Commissions paid over a six year period as described in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.

|_| Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and (v) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.


X ________________________________________________________  _________  _____________________________________
  Registered Representative/Investment Advisor Signature    Date       Print or Type Name of Person Signing

X ________________________________________________________  _________  _____________________________________
  Principal, Branch Manager or Other Authorized Signature   Date       Print or Type Name of Person Signing
  (If required by Broker/Dealer)


To subscribe for shares,  complete and sign, where appropriate,  and deliver the
Subscription   Agreement,   along   with   your   check,   to  your   Registered
Representative. Your check should be made payable to: SOUTHTRUST BANK.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.

  Overnight Packages:                          Regular Mail Packages:                 For Office Use Only ****

  Attn:  Investor Relations                    Attn:  Investor Relations              Sub. # _________________
  CNL Center at City Commons                   Post Office Box 1033
  450 South Orange Avenue                      Orlando, FL  32802-1033                Admit Date _____________
  Orlando, FL  32801
                                                                                      Amount _________________

                                                                                      Region _________________

                                                                                      RSVP# __________________
                          For Telephone Inquiries:
                            CNL SECURITIES CORP.
                      (407) 650-1000 or (866) 650-0650
                                                                                                      Rev. 3/02

                        ELECTRONIC DELIVERY OF DOCUMENTS




Sign up today to receive information from CNL electronically!

         CNL is pleased to announce a new option to investors -- the ability to receive quarterly and annual reports through the Internet, as well as, distribution notification and relevant fund information. This method of providing information is an efficient way for investors to view and store the fund's financial information at their convenience. Please complete the form below to begin receiving e-mail notifications.

         The subscriber consents to delivery of all documents relating to his or her investment in the Shares to the electronic mail address listed below or through posting of such documents on the Internet web site http:// www.cnlonline.com and consents to receive notice of such postings at the electronic mail address listed below. All documents will be delivered or posted in PDF format and free access to Adobe Acrobat software will be provided for review of documents in PDF format. However, in order to review documents in PDF format, a system running Windows 95/98/2000/NT4.0 or Macintosh OS version 7.5.3 or later is required and downloading time may be considerable. The subscriber understands that he or she may revoke this consent at any time by contacting CNL Investor Relations at the address provided in the Subscription Agreement and will subsequently receive all such documents in paper format. In addition, the subscriber understands that he or she may request paper copies of any documents delivered electronically by contacting CNL Investor Relations at the address provided on the Subscription Agreement.

         CONSENT TO ELECTRONIC DELIVERY MAY CAUSE YOU TO INCUR ADDITIONAL COSTS, SUCH AS ON-LINE TIME AND COSTS RELATING TO PRINTING PAPER COPIES OF DOCUMENTS.

         YOU SHOULD NOT CONSENT TO ELECTRONIC DELIVERY UNLESS YOU HAVE ACCESS TO THE MEDIA AND THE ABILITY TO RECEIVE DOCUMENTS IN THE FORMATS DESCRIBED ABOVE.

         THIS CONSENT IS EFFECTIVE UNTIL REVOKED AND RELATES TO ALL DOCUMENTS RELATING TO YOUR INVESTMENT IN THE SHARES.



_____________________________  _______  _____________________________  _______
Signature of 1st Subscriber    Date     Signature of 2nd Subscriber    Date



E-Mail Address:  _______________________________

                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                    PROPERTIES ACQUIRED FROM JANUARY 1, 1999
                            THROUGH FEBRUARY 22, 2002
                For the Year Ended December 31, 2001 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired, directly or indirectly, by the Company from January 1, 1999 through February 22, 2002. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2001, and (ii) had been operational during the period January 1, 2001 through December 31, 2001. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.


                                    Residence Inn by Marriott  Marriott Suites  Residence Inn by Marriott Residence Inn by Marriott
                                          Mira Mesa (8)       Market Center (9)     Hughes Center (9)          Dallas Plano (9)
                                    ------------------------- ----------------- ------------------------- -------------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                            $1,542,300            $3,409,581          $3,422,368                  $1,208,123
FF&E Reserve Income (2)                          32,000               117,406             120,896                      38,266
Asset Management Fees (3)                       (93,232  )           (198,438  )         (199,181  )                  (70,311  )
General and Administrative
   Expenses (4)                                (123,384  )           (272,766  )         (273,789  )                  (96,650  )
Interest Expense (5)(16)(17)(18)(20)                 --            (1,342,034  )       (1,326,140  )                 (440,702  )
                                      -------------------    ------------------ -------------------        --------------------
Estimated Cash Available from
   Operations                                 1,357,684             1,713,749           1,744,154                     638,726
Depreciation and Amortization
   Expense (6) (7)                             (409,488  )         (1,075,738  )         (966,934  )                 (376,991  )
                                      -------------------    ------------------ -------------------        --------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction            $ 948,196             $ 638,011           $ 777,220                   $ 261,735
                                      ===================    ================== ===================        ====================



                                  See Footnote




                                                                                    Residence Inn
                                     Courtyard by Marriott Courtyard by Marriott     by Marriott           Courtyard by Marriott
                                    Scottsdale Downtown (9)    Lake Union (9)      Phoenix Airport (9)        Legacy Park (9)
                                    ---------------------- ----------------------------------------------- ----------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                            $2,028,189           $3,701,989          $2,207,851               $ 1,312,625
FF&E Reserve Income (2)                          28,421              106,304              31,415                    36,994
Asset Management Fees (3)                      (118,042  )          (215,457  )         (128,496  )                (76,394  )
General and Administrative
   Expenses (4)                                (162,255  )          (296,159  )         (176,628  )               (105,010  )
Interest Expense (5)(16)(17)(18)(20)           (826,102  )        (1,447,872  )         (811,532  )               (506,323  )
                                      -------------------  -----------------    -----------------          --------------------
Estimated Cash Available from
   Operations                                   950,211            1,848,805           1,122,610                   661,892
Depreciation and Amortization
   Expense (6) (7)                             (463,636  )        (1,109,970  )         (692,357  )               (411,966  )
                                      -------------------  -----------------    -----------------          --------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction             $486,575            $ 738,835           $ 430,253                  $249,926
                                      ==================   ==================   ==================         ====================


                                  See Footnotes




                                       Courtyard by Marriott        Wyndham               Wyndham        Residence Inn by Marriott
                                     Philadelphia Downtown (10)  Billerica (11)   Denver Tech Center (11)     Palm Desert (8)
                                     -------------------------- ---------------- ------------------------ ------------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                               $ 5,785,000         $2,509,200         $1,835,300             $1,674,000
FF&E Reserve Income (2)                             161,674             64,190             41,540                144,660
Asset Management Fees (3)                          (309,060  )        (150,552 )         (110,118  )            (100,440  )
General and Administrative
   Expenses (4)                                    (462,800  )        (513,520 )         (146,824  )            (133,920  )
Interest Expense (5)(16)(17)(18)(20)             (2,694,250  )              --                 --                     --
                                         --------------------   ----------------    -------------------      -----------------
Estimated Cash Available from
   Operations                                     2,480,564          1,909,318          1,619,898              1,584,300
Depreciation and Amortization
   Expense (6) (7)                               (1,804,256  )        (787,694 )         (600,411  )            (528,205  )
                                         --------------------   ----------------    -------------------      -----------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction                $ 676,308         $1,121,624         $1,019,487             $1,056,095
                                         ====================   ================    ===================      =================


                                  See Footnotes





                                                           SpringHill Suites
                                    Courtyard by Marriott    by Marriott         Residence Inn by Marriott Courtyard by Marriott
                                       Palm Desert (8)     Gaithersburg (8)          Merrifield (8)          Alpharetta (12)
                                    --------------------- ---------------------  ------------------------ -----------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:
Rental Income (1)                             $1,351,000         $1,521,460                $1,830,000             $1,387,700
FF&E Reserve Income (2)                          142,470             40,150                    46,210                 41,520
Asset Management Fees (3)                        (81,060  )         (91,288  )               (109,800  )             (83,262  )
General and Administrative
   Expenses (4)                                 (108,080  )        (121,717  )               (146,400  )            (111,016  )
Interest Expense (5)(16)(17)(18)(20)                  --                 --                        --                     --
                                     --------------------- ------------------      --------------------   --------------------
Estimated Cash Available from
   Operations                                  1,304,330          1,348,605                 1,620,010              1,234,942
Depreciation and Amortization
   Expense (6) (7)                              (486,897  )        (674,838  )               (538,707  )            (471,691  )
                                     --------------------- ------------------      --------------------   --------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction              $817,433           $673,767                $1,081,303              $ 763,251
                                     ===================== ==================      ====================   ====================

                                  See Footnotes






                                    TownePlace Suites                               TownePlace Suites    TownePlace Suites
                                       by Marriott       Residence Inn by Marriott     by Marriott          by Marriott
                                      Tewksbury (12)          Cottonwood (12)       Mt. Laurel (12)     Scarborough (12)
                                    --------------------  ------------------------ -------------------- --------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                           $905,000                $1,457,300              $771,100              $716,000
FF&E Reserve Income (2)                       22,010                    37,870                19,350                18,120
Asset Management Fees (3)                    (54,300  )                (87,438  )            (46,266  )            (42,960  )
General and Administrative
   Expenses (4)                              (72,400  )               (116,584  )            (61,688  )            (57,280  )
Interest Expense (5)(16)(17)(18)(20)              --                        --                    --                    --
                                      -----------------        ------------------    ------------------  --------------------
Estimated Cash Available from
   Operations                                800,310                 1,291,148               682,496               633,880
Depreciation and Amortization
   Expense (6) (7)                          (283,944  )               (502,722  )           (248,671  )           (240,198  )
                                     -----------------        ------------------    ------------------  --------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction          $516,366                 $ 788,426              $433,825              $393,682
                                     =================        ==================    ==================  ====================


                                  See Footnotes




                                    TownePlace Suites
                                       by Marriott   Courtyard by Marriott  Fairfield Inn by Marriott SpringHill Suites by Marriott
                                        Newark (8)   Lake Buena Vista (13)    Lake Buena Vista (13)       Lake Buena Vista (13)
                                    --------------- ------------------------ ------------------------ -----------------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                      $1,360,000         $3,631,950             $3,123,750                   $3,861,829
FF&E Reserve Income (2)                    32,150            330,650                315,250                      345,750
Asset Management Fees (3)                 (81,600 )         (217,917  )            (187,425  )                  (231,710 )
General and Administrative
   Expenses (4)                          (108,800 )         (290,556  )            (249,900  )                  (308,946 )
Interest Expense (5)(16)(17)(18)(20)           --         (1,442,372  )          (1,246,499  )                (1,478,629 )
                                    ----------------   ------------------       -----------------            ----------------
Estimated Cash Available from
   Operations                           1,201,750          2,011,755              1,755,176                    2,188,294
Depreciation and Amortization
   Expense (6) (7)                       (435,590 )       (1,183,895  )          (1,023,407  )                (1,190,459 )
                                    ----------------   ------------------       -----------------            ----------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction      $ 766,160          $ 827,860               $731,769                    $ 997,835
                                    ================   ==================       =================            ================



                                  See Footnotes





                                                            SpringHill Suites
                                     Courtyard by Marriott    by Marriott        Residence Inn by Marriott Courtyard by Marriott
                                       Overland Park (12)      Raleigh (12)           SeaWorld (14)            Weston (14)
                                     --------------------- ---------------------- ------------------------- --------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                           $1,579,000             $882,200          (14)                      (14)
FF&E Reserve Income (2)                         48,820               26,420          (14)                      (14)
Asset Management Fees (3)                      (94,740 )            (52,932 )        (14)                      (14)
General and Administrative
   Expenses (4)                               (126,320 )            (70,576 )        (14)                      (14)
Interest Expense (5)(16)(17)(18)(20)                --                   --          (14)                      (14)
                                     -------------------    -----------------  --------------------         -------------
Estimated Cash Available from
   Operations                                1,406,760              785,112          (14)                      (14)
Depreciation and Amortization
   Expense (6) (7)                            (541,371 )           (302,469 )        (14)                      (14)
                                     ------------------     ----------------    --------------------         -------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction           $ 865,389             $482,643          (14)                      (14)
                                     ==================     ================  ====================         =============



                                  See Footnotes




                                                           SpringHill Suites
                                    Desert Ridge Marriott    by Marriott       SpringHill Suites by Marriott Courtyard by Marriott
                                      Resort & Spa (15)     Charlotte (12)        Centreville (12)               Edison (14)
                                    ---------------------- ------------------- ---------------------------- -----------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                           (15)                 $1,177,300               $1,141,400                 (14)
FF&E Reserve Income (2)                     (15)                     32,530                   32,390                 (14)
Asset Management Fees (3)                   (15)                    (70,638 )                (68,484 )               (14)
General and Administrative
   Expenses (4)                             (15)                    (94,184 )                (91,312 )               (14)
Interest Expense (5)(16)(17)(18)(20)        (15)                         --                       --                 (14)
                                     --------------------  -----------------    ---------------------          -----------------
Estimated Cash Available from
   Operations                               (15)                  1,045,008                1,013,994                 (14)
Depreciation and Amortization
   Expense (6) (7)                          (15)                   (403,646 )               (391,337 )               (14)
                                     --------------------  -----------------    ---------------------          -----------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction          (15)                  $ 641,362                $ 622,657                 (14)
                                    ====================   ================    =====================          =================


                                  See Footnotes




                                         Waikiki Beach      Hilton Suites             Hilton                Hilton
                                     Marriott Resort (16) Auburn Hills (17)       Costa Mesa (17)     Miami Airport (17)
                                    --------------------- ------------------ -------------------- -----------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:
Rental Income (1)                          $ 6,321,000        $1,376,200            $3,035,200           $3,577,000
FF&E Reserve Income (2)                             --                --                    --                   --
Asset Management Fees (3)                     (558,600 )        (134,278 )            (244,054 )           (329,700 )
General and Administrative
   Expenses (4)                               (505,680 )        (110,096 )            (242,816 )           (286,160 )
Interest Expense (5)(16)(17)(18)(20)        (5,433,610 )        (516,294 )            (938,377 )         (1,267,684 )
                                     ------------------   ---------------   -------------------   ------------------
Estimated Cash Available from
   Operations                                 (176,890 )         615,532             1,609,953            1,693,456
Depreciation and Amortization
   Expense (6) (7)                          (6,514,286 )        (767,304 )          (1,394,592 )         (1,884,000 )
                                     ------------------   ---------------   -------------------   ------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction         $(6,691,176 )      $ (151,772 )           $ 215,361           $ (190,544 )
                                     ==================   ===============   ===================   ==================


                                  See Footnotes




                                         Embassy Suites    Courtyard by Marriott Residence Inn by Marriott  Courtyard by Marriott
                                     Portland Downtown (17)   Manchester (18)         Manchester (18)        Oakland Airport (19)
                                    ---------------------- --------------------- -------------------------- -----------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:
Rental Income (1)                           $1,995,000              $ 518,925                 $ 567,375             $1,230,000
FF&E Reserve Income (2)                             --                     --                        --                     --
Asset Management Fees (3)                     (194,968 )              (49,470 )                 (54,315 )             (123,000 )
General and Administrative
   Expenses (4)                               (159,600 )              (41,514 )                 (45,390 )              (98,400 )
Interest Expense (5)(16)(17)(18)(20)          (749,645 )             (476,370 )                      --                     --
                                     ------------------      -----------------       -------------------      -----------------
Estimated Cash Available from
   Operations                                  890,787                (48,429 )                 467,670              1,008,600
Depreciation and Amortization
   Expense (6) (7)                          (1,114,104 )             (282,686 )                (310,371 )             (702,857 )
                                     ------------------      -----------------       -------------------      -----------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction          $ (223,317 )            $(331,115 )               $ 157,299              $ 305,743
                                     ==================      =================       ===================      =================


                                  See Footnotes





                                      SpringHill Suites   SpringHill Suites       SpringHill Suites            TownePlace Suites
                                         by Marriott         by Marriott              by Marriott                  by Marriott
                                        Richmond (19)    Manhattan Beach (19)      Plymouth Meeting (19)      Manhattan Beach (19)
                                     ------------------ ---------------------- ----------------------------- ---------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:
Rental Income (1)                            $ 561,000            $1,200,000                 $1,620,000                $855,000
FF&E Reserve Income (2)                             --                    --                         --                      --
Asset Management Fees (3)                      (56,100 )            (120,000 )                 (162,000 )               (85,500 )
General and Administrative
   Expenses (4)                                (44,880 )             (96,000 )                 (129,600 )               (68,400 )
Interest Expense (5)(16)(17)(18)(20)                --                    --                         --                      --
                                     ------------------    ------------------        -------------------        ----------------
Estimated Cash Available from
   Operations                                  460,020               984,000                  1,328,400                 701,100
Depreciation and Amortization
   Expense (6) (7)                            (320,571 )            (685,714 )                 (925,714 )              (488,571 )
                                     ------------------    ------------------        -------------------        ----------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction           $ 139,449             $ 298,286                  $ 402,686                $212,529
                                     ==================    ==================        ===================        ================



                                  See Footnotes






                                      Courtyard by Marriott       Courtyard by Marriott
                                       Basking Ridge (19)          San Francisco (20)               Total
                                     ----------------------- --------------------------  ------------------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:
Rental Income (1)                            $2,250,000                  $2,460,000                $84,900,215
FF&E Reserve Income (2)                              --                          --                  2,455,426
Asset Management Fees (3)                      (225,000 )                  (246,000 )               (5,954,526 )
General and Administrative
   Expenses (4)                                (180,000 )                   (98,400 )               (7,006,400 )
Interest Expense (5)(16)(17)(18)(20)                 --                  (1,400,000 )              (24,344,435 )
                                      ------------------        --------------------        -------------------
Estimated Cash Available from
   Operations                                 1,845,000                     715,600                 50,050,280
Depreciation and Amortization
   Expense (6) (7)                           (1,285,714 )                (1,405,714 )              (36,229,686 )
                                      ------------------        --------------------        -------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction            $ 559,286                  $ (690,114 )              $13,820,594
                                      ==================        ====================        ===================



                                  See Footnotes

FOOTNOTES:

(1) Rental income does not include percentage rents, which will become due if specified levels of gross receipts are achieved.

(2) FF&E Reserve funds are maintained in restricted cash accounts, funded by the tenants, that the tenants are expected to use for purposes specified in the leases, which include replacements, renewals, and additions to the furniture, fixtures, and equipment of the Properties and routine capital expenditures related to the Properties. Cash in the reserve accounts, any interest earned thereon, and any property purchased therewith remain, during and after the terms of the leases, the property of the Company. In connection therewith, FF&E Reserve income is earned at 1% of gross revenues for the lease years one through four and has been estimated based on projected gross revenues.

(3) The Properties are managed pursuant to an advisory agreement between the Company and CNL Hospitality Corp. (the "Advisor"), pursuant to which the Advisor receives monthly asset management fees in an amount generally equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) Estimated at 8% of gross rental income, based on the previous experience of Affiliates of the Advisor with another public REIT.

(5) Estimated at 7.625% per annum based on the bank's base rate as of February 24, 1999 and June 21, 1999, assuming $88 million was borrowed to acquire the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties. For purposes of this table, the amounts presented represent the 100% interest owned by the Company. Estimated at 8.29% per annum based on the bank's rate as of November 9, 2000, assuming $32.5 million was borrowed against the Philadelphia Downtown Property. Estimated at 8.335% per annum based on the bank's rate as of November 17, 2000, assuming $50 million was borrowed to acquire the Courtyard Little Lake Bryan, the Fairfield Inn Little Lake Bryan and the SpringHill Suites Little Lake Bryan Properties.

(6) The estimated federal tax basis of the depreciable portion of the Properties and the number of years the assets have been depreciated on the straight-line method is as follows (the balances are presented at the Company's 100% interest in CHI and the 89% interest in CNL Philadelphia Annex, LLC):

                                                                 Furniture and
                                                Buildings           Fixtures
                                               (39 years)        (5-15 years)
                                             ---------------    --------------

         Legacy Park Property                  $10,215,000          $ 958,000
         Market Center Property                 28,085,000          2,402,000
         Hughes Center Property                 27,997,000          1,691,000
         Dallas Plano Property                   9,598,000            827,000
         Scottsdale Downtown Property           15,892,000          1,122,000
         Lake Union Property                    27,549,000          1,727,000
         Phoenix Airport Property               18,012,000          1,291,000
         Philadelphia Downtown Property         49,950,000          5,538,000
         Mira Mesa Property                     12,924,000          1,701,000
         Wyndham Billerica Property             20,445,000          2,252,000
         Wyndham Denver Tech Center Property    13,419,000          2,092,000
         Residence Inn Palm Desert Property     14,212,000          1,375,000
         Courtyard Palm Desert Property         11,269,000          1,599,000

                                                                  Furniture and
                                                       Buildings    Fixtures
                                                       (39 years) (5-15 years)
                                                       ---------- -------------

         Gaithersburg Property                        $11,879,000  $1,676,000
         Merrifield Property                           15,431,000   2,003,000
         Alpharetta Property                           10,916,000   1,392,000
         Tewksbury Property                             7,982,000     591,000
         Cottonwood Property                           11,659,000   1,480,000
         Mt. Laurel Property                            6,395,000     627,000
         Scarborough Property                           6,196,000     621,000
         Newark Property                               10,768,000   1,345,000
         Courtyard Lake Buena Vista Property           24,583,000   4,285,000
         Fairfield Inn Lake Buena Vista Property       20,318,000   3,363,000
         SpringHill Suites Lake Buena Vista Property   26,381,000   3,717,000
         Overland Park Property                        12,990,000   2,313,000
         Raleigh Property                               6,912,000   1,399,000
         Charlotte Property                             9,289,000   1,585,000
         Centreville Property                           9,413,000   1,220,000
         Auburn Hills Property                         17,865,000   1,829,000
         Costa Mesa Property                           30,420,000   4,816,000
         Miami Airport Property                        40,965,000   5,186,000
         Portland Downtown Property                    23,571,000   3,298,000
         Courtyard Manchester Property                  7,358,000     240,000
         Residence Inn Manchester Property              7,933,000     411,000
         Oakland Airport Property                      17,608,000   1,125,000
         Plymouth Meeting Property                     23,812,000   1,809,000
         Richmond Property                              9,368,000     831,000
         SpringHill Suites Manhattan Beach Property    17,639,000   1,340,000
         TownePlace Suites Manhattan Beach Property    12,568,000     955,000
         Basking Ridge Property                        33,073,000   2,513,000
         San Francisco Property                        36,490,000   3,690,000

(7) A loan origination fee of $758,000 from the issuance of promissory notes, to facilitate the acquisition of the seven CHI hotel Properties, is being amortized under the effective interest method over the term of the loans. For purposes of this table, the amounts presented represent the 100% interest owned by the Company. A loan origination fee of $505,000 from the issuance of promissory notes against the Philadelphia Downtown Property is being amortized under the effective interest method over the term of the lease. A loan origination fee of $648,000 from the issuance of promissory notes, to facilitate the acquisition of the three Little Lake Bryan hotel Properties, is being amortized under the effective interest method over the term of the loans.

(8)      The  lessee  of  the  Mira  Mesa,  Gaithersburg,   Merrifield,  Newark,
         Residence Inn Palm Desert and Courtyard Palm Desert Properties is the same unaffiliated lessee.

(9) In February 1999, the Company formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("CHI") with Five Arrows Realty Securities II, L.L.C. to acquire seven hotel Properties. The seven hotel Properties are the Legacy Park, Market Center, Hughes
         Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties. The Company had a 49% ownership interest in CHI. In October 2000, the Company entered into an agreement whereby the Company's ownership interest in CHI increased to 53%. In December 2000, the Company exercised certain options whereby the Company's ownership interest in CHI increased to 71%. In June 2001, the Company acquired the remaining 29% ownership interest in CHI, whereby the Company's ownership interest increased to 100%. The lessee of these seven hotel Properties is the same unaffiliated lessee. For purposes of this table, the balances presented represent the 100% interest owned by the Company.

(10) In November 1999, the Company acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly known as Courtyard Annex, L.L.C.) to own and lease one hotel Property. The hotel Property is the
         Philadelphia Downtown Property. For purposes of this table, the balances presented represent the 89% interest owned by the Company.

(11) The lessee of the Wyndham Billerica and the Wyndham Denver Tech Center Properties is the same unaffiliated lessee.

(12)     The  lessee  of the  Alpharetta,  Tewksbury,  Cottonwood,  Mt.  Laurel,
         Scarborough,   Overland  Park,   Raleigh,   Charlotte  and  Centreville
         Properties are the same unaffiliated lessee.

(13) The lessee of the Courtyard Lake Buena Vista, the Fairfield Inn Lake Buena Vista and the SpringHill Suites Lake Buena Vista Properties are the same unaffiliated lessee.

(14) The Property is under construction for the period presented. The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than January 24, 2002 for the Residence Inn SeaWorld Property, January 12, 2002 for the Courtyard Weston Property and June 15, 2002 for the Courtyard Edison Property.

(15) In December 2000, the Company, through subsidiaries, acquired a 44% interest in Desert Ridge Resort Partners, LLC, a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the Advisor is the general partner. The joint venture invested a single purpose limited liability company that owns the Desert Ridge Marriott Resort & Spa in Phoenix, Arizona, which is currently under construction. The development agreement for the Property which is to be constructed, provide that construction must be completed no later than January 15, 2003.

(16) In July 2001, the Company, through subsidiaries, acquired a 49% interest in Waikiki Beach Resort Partners, LLC, a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an Affiliate of the Advisor is the general partner. The joint venture invested in a single purpose limited liability company that owns the Waikiki Beach Marriott Resort in Waikiki, Hawaii, which is currently under renovation. The development agreement for the Property which is to be renovated, provides that renovations be completed no later than March 2003. The Waikiki Property is secured by a mortgage in the amount of $130,000,000, which matures on August 15, 2006 and bears annual interest at a rate of 8.53%.

(17) On September 27, 2001, the Company and Hilton Hotels Corporation formed a joint venture of which the Company owns a 70% interest and Hilton Hotels Corporation owns a 30% interest. The joint venture owns four
         Properties: the Miami Airport Property, the Costa Mesa Property, the Auburn Hills Property and the Portland Downtown Property. The total cost of the four Properties was approximately $235,500,000 which includes approximately $21,000,000 in expected renovation costs relating to the Miami Airport and Costa Mesa Properties. The joint venture has obtained permanent financing which is secured by first mortgage liens on the four Properties. On October 2, 2001, the joint venture closed on its loan from a financial institution in the amount of $100,000,000, bearing interest at a fixed rate equal to 230 basis points above one-month LIBOR, subject to a three-year cap of 8.30% and a floor of 4.96%, with a maturity date of October 2006. Interest only payments are due monthly through December 2002; thereafter, the loan requires monthly principal and interest payments through October 2006. In connection with the loan, the joint venture incurred a commitment fee, legal fees and closing costs of approximately $1,770,000.

(18) On November 19, 2001, the Company and a subsidiary of Interstate Property Corporation formed a partnership of which the Company owns an 85% interest and Interstate owns a 15% interest. The Interstate Partnership owns two Properties in Manchester, Connecticut. The total cost of the Properties was approximately $20,372,000. The Courtyard Property is secured by a mortgage of approximately $6,736,000. The mortgage matures on January 1, 2011 and bears annual interest of 8.32 percent.

(19) The leases for the Oakland Airport, Richmond, SpringHill Suites Manhattan Beach, Plymouth Meeting, TownePlace Suites Manhattan Beach and Basking Ridge Properties are with the same indirect wholly owned subsidiaries of the Company.

(20) The Company has entered into an initial commitment with Marriott International, Inc. to invest in a joint venture to acquire a property in San Francisco, California of which the Company will own a 50% interest and Marriott will own a 50% interest. It is expected that the joint venture will obtain permanent financing in the amount of $56 million to be secured by the property. The lease for the San Francisco property will be with an indirect wholly owned subsidiary of the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36.      Financial Statements and Exhibits.

              (a)     Financial Statements:


              The following financial statements are included in this Prospectus Supplement dated November 21, 2002.

              (1)     Pro Forma  Consolidated  Balance Sheet as of September 30,
                      2002

              (2) Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2002

              (3) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001

              (4) Notes to Pro Forma Consolidated Financial Statements for the nine months ended September 30, 2002 and the year ended December 31, 2001

              (5) Condensed Consolidated Balance Sheets as of September 30, 2002 and December 31, 2001

              (6) Condensed Consolidated Statements of Earnings for the quarters and nine months ended September 30, 2002 and 2001

              (7) Condensed Consolidated Statements of Stockholders' Equity for the nine months ended September 30, 2002 and the year ended December 31, 2001

              (8) Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2002 and 2001

              (9) Notes to Condensed Consolidated Financial Statements for the quarters and nine months ended September 30, 2002 and 2001

              Other Financial Statements:

              The following other financial information is included in this Prospectus Supplement.

              Marriott International, Inc. and Subsidiaries

              (10) Summarized financial information presented for Marriott International, Inc. as of September 6, 2002, December 28, 2001 and December 29, 2000, and for the thirty-six week period ended September 6, 2002, and the years ended December 28, 2001, December 29, 2000 and December 31, 1999

              The following financial statements are included in the Prospectus.

              (11)    Pro Forma  Consolidated  Balance  Sheet as of December 31,
                      2001

              (12) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001

              (13) Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2001

              (14) Report of Independent Certified Public Accountants for CNL Hospitality Properties, Inc.

              (15)    Consolidated Balance Sheets at December 31, 2001 and 2000

              (16) Consolidated Statements of Earnings for the years ended December 31, 2001, 2000 and 1999

              (17) Consolidated Statements of Stockholders' Equity for the years ended December 31, 2001, 2000 and 1999

              (18) Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

              (19) Notes to Consolidated Financial Statements for the years ended December 31, 2001, 2000 and 1999

              (20) Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2001

              (21) Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2001

              Other Financial Statements:

              The following other financial information is included in the Prospectus.

              Marriott International, Inc. and Subsidiaries

              (22) Summarized financial information presented for Marriott International, Inc. as of December 28, 2001, December 29, 2000 and December 31, 1999, and for the fiscal years ended December 28, 2001, December 29, 2000 and December 31, 1999

              The following other financial statements are included in the Prospectus.

              SHC Miami Airport LLC

              (23) Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001

              (24) Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000 and 2001

              (25) Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000 and 2001

              (26)    Notes to Financial Statements

              (27)    Report of Independent Public Accountants

              (28)    Balance Sheets as of December 31, 1999 and 2000

              (29) Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000

              (30) Statements of Member's Equity for the Years Ended December 31, 1998, 1999 and 2000

              (31) Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000

              (32)    Notes to Financial Statements

              Hilton Costa Mesa

              (33) Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001

              (34) Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000 and 2001

              (35) Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000 and 2001

              (36)    Notes to Financial Statements

              (37)    Report of Independent Public Accountants

              (38)    Balance Sheets as of December 31, 1999 and 2000

              (39) Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000

              (40) Statements of Divisional Equity for the Years Ended December 31, 1998, 1999 and 2000

              (41) Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000

              (42)    Notes to Financial Statements

              Hilton Suites Auburn Hills

              (43) Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001

              (44) Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000 and 2001

              (45) Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000 and 2001

              (46)    Unaudited Note to Financial Statements

              (47)    Report of Independent Public Accountants

              (48)    Balance Sheets as of December 31, 1999 and 2000

              (49) Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000

              (50) Statements of Divisional Equity for the Years Ended December 31, 1998, 1999 and 2000

              (51) Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000

              (52)    Notes to Financial Statements

              Embassy Suites Portland Downtown

              (53) Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001

              (54) Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000 and 2001

              (55) Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000 and 2001

              (56)    Notes to Financial Statements

              (57)    Report of Independent Public Accountants

              (58)    Balance Sheets as of December 31, 1999 and 2000

              (59) Statements of Operations for the Year Ended December 31, 1998 (Predecessor Company), the Period January 1, 1999 through November 29, 1999 (Predecessor Company), the Period November 30, 1999 through December 31, 1999 and the Year Ended December 31, 2000

              (60) Statements of Divisional Equity for the Year Ended December 31, 1998 (Predecessor Company), the Period January 1, 1999 through November 29, 1999 (Predecessor Company), the Period November 30, 1999 through December 31, 1999 and the Year Ended December 31, 2000

              (61) Statements of Cash Flows for the Year Ended December 31, 1998 (Predecessor Company), the Period January 1, 1999 through November 29, 1999 (Predecessor Company), the Period November 30, 1999 through December 31, 1999 and the Year Ended December 31, 2000

              (62)    Notes to Financial Statements

All  other   Schedules  have  been  omitted  as  the  required   information  is
inapplicable or is presented in the financial statements or related notes.

              (b)     Exhibits:

             *1.1     Form of Managing Dealer Agreement

             *1.2     Form of Participating Broker Agreement

              3.1 CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-9943) (the "1996 Form S-11") and incorporated herein by reference.)

              3.2 CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 to the 1996 Form S-11 and incorporated herein by reference.)

              3.3     CNL American Realty Fund, Inc. Bylaws (Previously filed as
                      Exhibit 3.3 to the 1996 Form S-11 and incorporated herein by reference.)

              3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998 (To change the name of the Company from CNL American Realty Fund, Inc. to CNL Hospitality Properties, Inc.) (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

              3.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999 (Previously filed as Exhibit 3.5 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-67787) (the "1998 Form S-11") and incorporated herein by reference.)

              3.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.6 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-89691) (the "1999 Form S-11") and incorporated herein by reference.)

              3.7     Amendment   No.  1  to  the  Bylaws  of  CNL   Hospitality
                      Properties, Inc. (Previously filed as Exhibit 3.7 to the 1999 Form S-11 and incorporated herein by reference.)

              3.8     Amendment   No.  2  to  the  Bylaws  of  CNL   Hospitality
                      Properties, Inc. (Previously filed as Exhibit 3.8 to the 1999 Form S-11 and incorporated herein by reference.)

              *3.9    Amendment   No.  3  to  the  Bylaws  of  CNL   Hospitality
                      Properties, Inc.

              3.10 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated November 15, 2002 (Filed herewith.)

              4.1 CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the 1996 Form S-11 and incorporated herein by reference.)

              4.2 CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 to the 1996 Form S-11 and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.

              4.3     CNL American Realty Fund, Inc. Bylaws (Previously filed as
                      Exhibit 3.3 to the 1996 Form S-11 and incorporated herein by reference.)

              4.4 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

              4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998 (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

              4.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999 (Previously filed as Exhibit 3.5 to the 1998 Form S-11 and incorporated herein be reference.)

              4.7 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.6 to the 1999 Form S-11 and incorporated herein by reference.)

              4.8     Amendment   No.  1  to  the  Bylaws  of  CNL   Hospitality
                      Properties, Inc. (Previously filed as Exhibit 3.7 to the 1999 Form S-11 and incorporated herein by reference.)

              4.9     Amendment   No.  2  to  the  Bylaws  of  CNL   Hospitality
                      Properties, Inc. (Previously filed as Exhibit 3.8 to the 1999 Form S-11 and incorporated herein by reference.)

              4.10 Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.9 to the Registrant's Registration Statement on Form S-11(Registration No. 333-67124) and incorporated herein by reference.)

              4.11 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated November 15, 2002 (Filed herewith as Exhibit 3.10 and incorporated herein by reference.)

               *5     Opinion of  Greenberg  Traurig,  LLP as to the legality of
                      the  securities   being   registered  by  CNL  Hospitality
                      Properties, Inc.

               *8     Opinion  of  Greenberg  Traurig,   LLP  regarding  certain
                      material   tax   issues   relating   to  CNL   Hospitality
                      Properties, Inc.

              *10.1   Form  of  Escrow   Agreement   between   CNL   Hospitality
                      Properties, Inc. and SouthTrust Bank

             *10.2    Form of Advisory Agreement

              10.3    Form of  Joint  Venture  Agreement  (Previously  filed  as
                      Exhibit 10.3 to the 1998 Form S-11 and incorporated herein by reference.)

              10.4    Form  of  Indemnification  and Put  Agreement  (Previously
                      filed  as   Exhibit   10.4  to  the  1996  Form  S-11  and
                      incorporated herein by reference.)

              10.5 Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the 1996 Form S-11 and incorporated herein by reference.)

              10.6    Form of Purchase  Agreement  (Previously  filed as Exhibit
                      10.6 to the 1996 Form S-11 and incorporated herein by reference.)


--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.

              10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the 1996 Form S-11 and incorporated herein by reference.)

              10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

              10.9 Indemnification Agreement between CNL Hospitality Properties, Inc. and Lawrence A. Dustin dated February 24, 1999. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James
                      M. Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, Charles A. Muller, Jeanne A. Wall and Lynn E. Rose, dated July 9, 1997; C. Brian Strickland dated October 31, 1998; John A. Griswold dated January 7, 1999; Charles E. Adams and Craig M. McAllaster dated February 10, 1999; Matthew W. Kaplan dated February 24, 1999; and Thomas J. Hutchison III dated May 16, 2000. (Previously filed as Exhibit 10.2 to the Form 10-Q filed on May 17, 1999 and incorporated herein by reference.)

              10.10   Agreement  of  Limited   Partnership  of  CNL  Hospitality
                      Partners, LP (Previously filed as Exhibit 10.10 to the 1996 Form S-11 and incorporated herein by reference.)

              10.11 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Gwinnett Residence Associates, LLC, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.11 to the 1996 Form S-11 and incorporated herein by reference.)

              10.12 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.12 to the 1996 Form S-11 and incorporated herein by reference.)

              10.13 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Buckhead Residence Associates, LLC, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit 10.13 to the 1996 Form S-11 and incorporated herein by reference.)

              10.14 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit 10.14 to the 1996 Form S-11 and incorporated herein by reference.)

              10.15 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.15 to the 1996 Form S-11 and incorporated herein by reference.)

              10.16 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit 10.16 to the 1996 Form S-11 and incorporated herein by reference.)

              10.17 Master Revolving Line of Credit Loan Agreement with CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP and Colonial Bank, dated July 31, 1998 (Previously filed as Exhibit 10.17 to the 1996 Form S-11 and incorporated herein by reference.)

              10.18 Master Loan Agreement by and between CNL Hotel Investors, Inc. and Jefferson-Pilot Life Insurance Company, dated February 24, 1999 (Previously filed as Exhibit 10.18 to the 1996 Form S-11 and incorporated herein by reference.)

              10.19 Securities Purchase Agreement between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as
                      Exhibit 10.19 to the 1996 Form S-11 and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.

              10.20 Subscription and Stockholders' Agreement among CNL Hotel Investors, Inc., Five Arrows Realty Securities II L.L.C., CNL Hospitality Partners, LP and CNL Hospitality
                      Properties, Inc., dated February 24, 1999 (Previously filed as Exhibit 10.20 to the 1996 Form S-11 and incorporated herein by reference.)

              10.21 Registration Rights Agreement by and between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.21 to the 1996 Form S-11 and incorporated herein by reference.)

              10.22 Lease Agreement between Courtyard Annex, L.L.C. and City Center Annex Tenant Corporation, dated November 15, 1999, relating to the Courtyard - Philadelphia (Previously filed as Exhibit 10.22 to the 1998 Form S-11 and incorporated herein by reference.)

              10.23 First Amended and Restated Limited Liability Company Agreement of Courtyard Annex, L.L.C., relating to the Courtyard - Philadelphia (Previously filed as Exhibit
                      10.23 to the 1998 Form S-11 and incorporated herein by reference.)

              10.24 Purchase and Sale Agreement between Marriott International, Inc., CBM Annex, Inc., Courtyard Annex,
                      Inc., as Sellers,  and CNL  Hospitality  Partners,  LP, as
                      Purchaser, dated November 15, 1999, relating to the Courtyard - Philadelphia (Previously filed as Exhibit
                      10.24 to the 1998 Form S-11 and incorporated herein by reference.)

              10.25 Lease Agreement between CNL Hospitality Partners, LP, and RST4 Tenant LLC, dated December 10, 1999, relating to the Residence Inn - Mira Mesa (Previously filed as Exhibit
                      10.25 to the 1998 Form S-11 and incorporated herein by reference.)

              10.26 Purchase and Sale Agreement between Marriott International, Inc., TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 24, 1999, relating to the Residence Inn - Mira Mesa and the TownePlace Suites - Newark (Previously filed as Exhibit
                      10.26 to the 1998 Form S-11 and incorporated herein by reference.)

              10.27 First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn - Gwinnett Place, (amends Exhibit 10.15 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (amends
                      Agreement of Guaranty attached as Exhibit I to 10.15 above) (Previously filed as Exhibit 10.15 to the Form 10-Q filed on November 10, 1999 and incorporated herein by reference.)

              10.28 First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn - Buckhead (Lenox
                      Park) (amends Exhibit 10.16 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.16 above) (Previously filed as Exhibit 10.16 to the Form 10-Q filed on November 10, 1999 and incorporated herein by reference.)

              10.29 Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Denver Tech Center (Previously filed as
                      Exhibit 10.29 to the 1998 Form S-11 and incorporated herein by reference.)

              10.30 Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Billerica (Previously filed as Exhibit 10.30 to the 1998 Form S-11 and incorporated herein by reference.)

              10.31 Purchase and Sale Agreement between CNL Hospitality Corp., as Buyer, and WII Denver Tech, LLC and PAH Billerica Realty Company, LLC, as Sellers, and Wyndham International, Inc., relating to the Wyndham Denver Tech Center and the Wyndham Billerica (Previously filed as Exhibit 10.31 to the 1998 Form S-11 and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.

              10.32 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated June 17, 2000, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert (Previously filed as Exhibit 10.32 to the 1999 Form S-11 and incorporated herein by reference.)

              10.33 Purchase and Sale Agreement between PDH Associates LLC, as Seller, and CNL Hospitality Corp., as Buyer, dated January 19, 2000, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert (Previously filed as Exhibit
                      10.33 to the 1999 Form S-11 and incorporated herein by reference.)

              10.34 Amendment to Purchase and Sale Agreement between PDH Associates LLC and CNL Hospitality Corp., dated January 19, 2000, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert (amends Exhibit 10.33 above) (Previously filed as Exhibit 10.34 to the 1999 Form S-11 and incorporated herein by reference.)

              10.35 Assignment Agreement between CNL Hospitality Corp. and CNL Hospitality Partners, LP, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert (Previously filed as Exhibit 10.35 to the 1999 Form S-11 and incorporated herein by reference.)

              10.36 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated July 28, 2000, relating to the SpringHill Suites - Gaithersburg (Previously filed as
                      Exhibit 10.36 to the 1999 Form S-11 and incorporated herein by reference.)

              10.37 Purchase and Sale Agreement between SpringHill SMC Corporation, as Seller, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated June 30, 2000, relating to the SpringHill Suites - Gaithersburg (Previously filed as Exhibit 10.37 to the 1999 Form S-11 and incorporated herein by reference.)

              10.38 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated July 28, 2000, relating to the Residence Inn - Merrifield (Previously filed as Exhibit
                      10.38 to the 1999 Form S-11 and incorporated herein by reference.)

              10.39 Purchase and Sale Agreement between TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn - Merrifield (Previously filed as Exhibit 10.39 to the 1999 Form S-11 and incorporated herein by reference.)

              10.40 First Amendment to Purchase and Sale Agreement between TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn - Mira Mesa, SpringHill Suites - Gaithersburg, Residence Inn - Merrifield and TownePlace Suites - Newark (amends Exhibits 10.26, 10.37 and 10.39 above) (Previously filed as Exhibit 10.40 to the 1999 Form S-11 and incorporated herein by reference.)

              10.41 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the Courtyard - Alpharetta (Previously filed as Exhibit 10.41 to the 1999 Form S-11 and incorporated herein by reference.)

              10.42 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the Residence Inn - Cottonwood (Previously filed as Exhibit
                      10.42 to the 1999 Form S-11 and incorporated herein by reference.)

              10.43 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites - Mt. Laurel (Previously filed as
                      Exhibit 10.43 to the 1999 Form S-11 and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.

              10.44 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites - Scarborough (Previously filed as
                      Exhibit 10.44 to the 1999 Form S-11 and incorporated herein by reference.)

              10.45 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites - Tewksbury (Previously filed as Exhibit
                      10.45 to the 1999 Form S-11 and incorporated herein by reference.)

              10.46 Purchase and Sale Agreement between Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC Corporation and TownePlace Management Corporation, as Sellers, CNL Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as Tenant, Crestline Capital Corporation, Marriott International, Inc., and joined in by CNL Hospitality Properties, Inc., dated August 18, 2000, relating to the Residence Inn - Cottonwood, Courtyard - Alpharetta and Overland Park, SpringHill Suites - Raleigh, and TownePlace Suites - Mt. Laurel, Scarborough and Tewksbury (Previously filed as Exhibit
                      10.46 to the 1999 Form S-11 and incorporated herein by reference.)

              10.47 First Amendment to Purchase and Sale Agreement between Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC Corporation and TownePlace Management Corporation, as Sellers, CNL Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as tenant, Crestline Capital Corporation, and Marriott International, Inc., dated August 18, 2000, relating to the Residence Inn
                      - Cottonwood, Courtyard - Alpharetta and Overland Park, SpringHill Suites - Raleigh, and TownePlace Suites - Mt. Laurel, Scarborough and Tewksbury (Previously filed as
                      Exhibit 10.47 to the 1999 Form S-11 and incorporated herein by reference.)

              10.48 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated November 4, 2000, relating to the TownePlace Suites - Newark (Previously filed as Exhibit
                      10.48 to the 1999 Form S-11 and incorporated herein by reference.)

              10.49 Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Courtyard - Little Lake Bryan (Previously filed as Exhibit
                      10.49 to the 1999 Form S-11 and incorporated herein by reference.)

              10.50 Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Fairfield Inn - Little Lake Bryan (Previously filed as
                      Exhibit 10.50 to the 1999 Form S-11 and incorporated herein by reference.)

              10.51 First Amendment to Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Courtyard - Little Lake Bryan (amends Exhibit 10.49 above) (Previously filed as Exhibit
                      10.51 to the 1999 Form S-11 and incorporated herein by reference.)

              10.52 First Amendment to Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Fairfield Inn - Little Lake Bryan (amends Exhibit 10.50 above) (Previously filed as Exhibit
                      10.52 to the 1999 Form S-11 and incorporated herein by reference.)

              10.53 Purchase and Sale Agreement between Marriott International, Inc., as Seller, and CNL Hospitality Partners, LP, as Purchaser, dated September 17, 1998, relating to the Courtyard - Little Lake Bryan, the Fairfield Inn - Little Lake Bryan and the SpringHill Suites - Little Lake Bryan (Previously filed as Exhibit
                      10.53 to the 1999 Form S-11 and incorporated herein by reference.)

              10.54 Second Amendment to Lease Agreement between CNL LLB C-Hotel Management, LP (formerly LLB C-Hotel, L.L.C.) and LLB Tenant Corporation, dated December 15, 2000, relating to the Courtyard - Little Lake Bryan (amends Exhibits
                      10.49 and 10.51 above) (Previously filed as Exhibit 10.54 to the 1999 Form S-11 and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.

              10.55 Second Amendment to Lease Agreement between CNL LLB F-Inn Management, LP (formerly LLB F-Inn L.L.C.) and LLB Tenant Corporation, dated December 15, 2000, relating to the Fairfield Inn - Little Lake Bryan (amends Exhibits 10.50 and 10.52 above) (Previously filed as Exhibit 10.55 to the 1999 Form S-11 and incorporated herein by reference.)

              10.56 Indenture Agreement among Desert Ridge Resort, LLC, as Issuer; Bank One, National Association, as Trustee; and Financial Structures Limited, as Insurer, dated December 15, 2000, relating to the Desert Ridge Property (Previously filed as Exhibit 10.56 to the 1999 Form S-11 and incorporated herein by reference.)

             *10.57   Form of Lease Agreement


              23.1    Consent   of   PricewaterhouseCoopers   LLP,   Independent
                      Certified Public Accountants, dated November 19, 2002 (Filed herewith.)

              23.2    Consent  of  Greenberg  Traurig,  LLP  (Contained  in  its
                      opinions   previuosly filed as  Exhibits  5  and  8  and
                      incorporated herein by reference.)

             *23.3    Consent  of  Arthur  Andersen  LLP,   Independent   Public
                      Accountants, dated March 21, 2002


--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.

                                   SIGNATURES



              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Three to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on November 19, 2002.


                          CNL HOSPITALITY PROPERTIES, INC.
                          (Registrant)



                          By:   /s/ James M. Seneff, Jr.
                                --------------------------------------------
                                James M. Seneff, Jr.
                                Chairman of the Board and Chief
                                Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Robert A. Bourne and James M. Seneff, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre- and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Three to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   Signature                                  Title                                  Date
                   ---------                                  -----                                  ----




    /s/ James M. Seneff, Jr.                        Chairman of the Board and                 November 19, 2002
    ----------------------------------------        Chief Executive Officer
    JAMES M. SENEFF, JR.                            (Principal Executive Officer)



    /s/ Robert A. Bourne                            Vice Chairman of the Board                November 19, 2002
    ----------------------------------------        and Treasurer
    ROBERT A. BOURNE



    /s/ C. Brian Strickland                         Executive Vice President                  November 19, 2002
    ----------------------------------------        (Principal Financial and
    C. BRIAN STRICKLAND                             Accounting Officer)




    /s/ Mathew W. Kaplan                                     Director                         November 19, 2002
    ----------------------------------------
    MATHEW W. KAPLAN



    /s/ Charles E. Adams                               Independent Director                   November 19, 2002
    ----------------------------------------
    CHARLES E. ADAMS



    /s/ Lawrence A. Dustin                             Independent Director                   November 19, 2002
    ----------------------------------------
    LAWRENCE A. DUSTIN



    /s/ John A. Griswold                               Independent Director                   November 19, 2002
    ----------------------------------------
    JOHN A. GRISWOLD



    /s/ Craig M. McAllaster                            Independent Director                   November 19, 2002
    ----------------------------------------
    CRAIG M. MCALLASTER




                                  EXHIBIT INDEX


     Exhibits                                                                                                 Page



   *1.1       Form of Managing Dealer Agreement

   *1.2       Form of Participating Broker Agreement

    3.1 CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-9943) (the "1996 Form S-11" and incorporated herein by reference.)

    3.2 CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 to the 1996 Form S-11 and incorporated herein by reference.)

    3.3       CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit
              3.3 to the 1996 Form S-11 and incorporated herein by reference.)

    3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998 (To change the name of the Company from CNL American Realty Fund, Inc. to CNL Hospitality Properties, Inc.) (Previously filed as
              Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

    3.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999 (Previously filed as Exhibit 3.5 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-67787) (the "1998 Form S-11") and incorporated herein by reference.)

    3.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.6 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-89691) (the "1999 Form S-11") and incorporated herein by reference.)

    3.7 Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.7 to the 1999 Form S-11 and incorporated herein by reference.)

    3.8 Amendment No. 2 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.8 to the 1999 Form S-11 and incorporated herein by reference.)

   *3.9       Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc.


    3.10 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated November 15, 2002 (Filed herewith.)

    4.1       CNL  American   Realty  Fund,  Inc.   Articles  of   Incorporation
              (Previously filed as Exhibit 3.1 to the 1996 Form S-11 and incorporated herein by reference.)

    4.2 CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 to the 1996 Form S-11 and incorporated herein by reference.)

    4.3       CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit
              3.3 to the 1996 Form S-11 and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.

    4.4 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

    4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998 (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

    4.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999 (Previously filed as Exhibit 3.5 to the 1998 Form S-11 and incorporated herein be reference.)

    4.7 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.6 to the 1999 Form S-11 and incorporated herein by reference.)

    4.8 Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.7 to the 1999 Form S-11 and incorporated herein by reference.)

    4.9 Amendment No. 2 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.8 to the 1999 Form S-11 and incorporated herein by reference.)

    4.10 Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.9 to the Registrant's Registration Statement on Form S-11(Registration No. 333-67124) and incorporated herein by reference.)

    4.11 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated November 15, 2002 (Filed herewith as Exhibit 3.10 and incorporated herein by reference.)

    *5 Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Hospitality Properties, Inc.

    *8 Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Hospitality Properties, Inc.

    *10.1 Form of Escrow Agreement between CNL Hospitality Properties, Inc. and SouthTrust Bank

    *10.2     Form of Advisory Agreement

     10.3 Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the 1998 Form S-11 and incorporated herein by reference.)

     10.4     Form of  Indemnification  and Put Agreement  (Previously  filed as
              Exhibit 10.4 to the 1996 Form S-11 and incorporated herein by reference.)

     10.5     Form  of   Unconditional   Guaranty  of  Payment  and  Performance
              (Previously filed as Exhibit 10.5 to the 1996 Form S-11 and incorporated herein by reference.)

     10.6 Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the 1996 Form S-11 and incorporated herein by reference.)



--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.

    10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the 1996 Form S-11 and incorporated herein by reference.)

    10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

    10.9 Indemnification Agreement between CNL Hospitality Properties, Inc. and Lawrence A. Dustin dated February 24, 1999. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, Charles A. Muller, Jeanne A. Wall and Lynn E. Rose, dated July 9, 1997; C. Brian Strickland dated October 31, 1998; John A. Griswold dated January 7, 1999; Charles E. Adams and Craig M. McAllaster dated February 10, 1999; Matthew W. Kaplan dated February 24, 1999; and Thomas J. Hutchison III dated May 16, 2000. (Previously filed as Exhibit 10.2 to the Form 10-Q filed on May 17, 1999 and incorporated herein by reference.)

    10.10 Agreement of Limited Partnership of CNL Hospitality Partners, LP (Previously filed as Exhibit 10.10 to the 1996 Form S-11 and incorporated herein by reference.)

    10.11 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Gwinnett Residence Associates, LLC, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.11 to the 1996 Form S-11 and incorporated herein by reference.)

    10.12 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.12 to the 1996 Form S-11 and incorporated herein by reference.)

    10.13 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Buckhead Residence Associates, LLC, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit
              10.13 to the 1996 Form S-11 and incorporated herein by reference.)

    10.14 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit
              10.14 to the 1996 Form S-11 and incorporated herein by reference.)

    10.15 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.15 to the 1996 Form S-11 and incorporated herein by reference.)

    10.16 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit
              10.16 to the 1996 Form S-11 and incorporated herein by reference.)

    10.17 Master Revolving Line of Credit Loan Agreement with CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP and Colonial Bank, dated July 31, 1998 (Previously filed as Exhibit
              10.17 to the 1996 Form S-11 and incorporated herein by reference.)

    10.18 Master Loan Agreement by and between CNL Hotel Investors, Inc. and Jefferson-Pilot Life Insurance Company, dated February 24, 1999 (Previously filed as Exhibit 10.18 to the 1996 Form S-11 and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.

    10.19 Securities Purchase Agreement between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.19 to the 1996 Form S-11 and incorporated herein by reference.)

    10.20 Subscription and Stockholders' Agreement among CNL Hotel Investors, Inc., Five Arrows Realty Securities II L.L.C., CNL Hospitality Partners, LP and CNL Hospitality Properties, Inc., dated February 24, 1999 (Previously filed as Exhibit 10.20 to the 1996 Form S-11 and incorporated herein by reference.)

    10.21 Registration Rights Agreement by and between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.21 to the 1996 Form S-11 and incorporated herein by reference.)

    10.22 Lease Agreement between Courtyard Annex, L.L.C. and City Center Annex Tenant Corporation, dated November 15, 1999, relating to the Courtyard - Philadelphia (Previously filed as Exhibit 10.22 to the 1998 Form S-11 and incorporated herein by reference.)

    10.23 First Amended and Restated Limited Liability Company Agreement of Courtyard Annex, L.L.C., relating to the Courtyard - Philadelphia (Previously filed as Exhibit 10.23 to the 1998 Form S-11 and incorporated herein by reference.)

    10.24 Purchase and Sale Agreement between Marriott International, Inc., CBM Annex, Inc., Courtyard Annex, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 15, 1999, relating to the Courtyard - Philadelphia (Previously filed as Exhibit 10.24 to the 1998 Form S-11 and incorporated herein by reference.)

    10.25 Lease Agreement between CNL Hospitality Partners, LP, and RST4 Tenant LLC, dated December 10, 1999, relating to the Residence Inn
              - Mira Mesa (Previously filed as Exhibit 10.25 to the 1998 Form S-11 and incorporated herein by reference.)

    10.26 Purchase and Sale Agreement between Marriott International, Inc., TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 24, 1999, relating to the Residence Inn - Mira Mesa and the TownePlace Suites - Newark (Previously filed as Exhibit
              10.26 to the 1998 Form S-11 and incorporated herein by reference.)

     10.27 First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn - Gwinnett Place, (amends
              Exhibit 10.15 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.15 above) (Previously filed as Exhibit
              10.15 to the Form 10-Q filed on November 10, 1999 and incorporated herein by reference.)

    10.28 First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn - Buckhead (Lenox Park) (amends
              Exhibit 10.16 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.16 above) (Previously filed as Exhibit
              10.16 to the Form 10-Q filed on November 10, 1999 and incorporated herein by reference.)

    10.29 Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Denver Tech Center (Previously filed as Exhibit 10.29 to the 1998 Form S-11 and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.

    10.30 Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Billerica (Previously filed as Exhibit 10.30 to the 1998 Form S-11 and incorporated herein by reference.)

    10.31 Purchase and Sale Agreement between CNL Hospitality Corp., as Buyer, and WII Denver Tech, LLC and PAH Billerica Realty Company, LLC, as Sellers, and Wyndham International, Inc., relating to the Wyndham Denver Tech Center and the Wyndham Billerica (Previously filed as Exhibit 10.31 to the 1998 Form S-11 and incorporated herein by reference.)

    10.32 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated June 17, 2000, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert (Previously filed as
              Exhibit 10.32 to the 1999 Form S-11 and incorporated herein by reference.)

    10.33 Purchase and Sale Agreement between PDH Associates LLC, as Seller, and CNL Hospitality Corp., as Buyer, dated January 19, 2000, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert (Previously filed as Exhibit 10.33 to the 1999 Form S-11 and incorporated herein by reference.)

    10.34 Amendment to Purchase and Sale Agreement between PDH Associates LLC and CNL Hospitality Corp., dated January 19, 2000, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert (amends Exhibit 10.33 above) (Previously filed as Exhibit 10.34 to the 1999 Form S-11 and incorporated herein by reference.)

    10.35 Assignment Agreement between CNL Hospitality Corp. and CNL Hospitality Partners, LP, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert (Previously filed as Exhibit
              10.35 to the 1999 Form S-11 and incorporated herein by reference.)

    10.36 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated July 28, 2000, relating to the SpringHill Suites
              - Gaithersburg (Previously filed as Exhibit 10.36 to the 1999 Form S-11 and incorporated herein by reference.)

    10.37 Purchase and Sale Agreement between SpringHill SMC Corporation, as Seller, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated June 30, 2000, relating to the SpringHill Suites - Gaithersburg (Previously filed as
              Exhibit 10.37 to the 1999 Form S-11 and incorporated herein by reference.)

    10.38 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated July 28, 2000, relating to the Residence Inn - Merrifield (Previously filed as Exhibit 10.38 to the 1999 Form S-11 and incorporated herein by reference.)

    10.39 Purchase and Sale Agreement between TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn - Merrifield (Previously filed as Exhibit 10.39 to the 1999 Form S-11 and incorporated herein by reference.)

    10.40 First Amendment to Purchase and Sale Agreement between TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn - Mira Mesa, SpringHill Suites
              - Gaithersburg, Residence Inn - Merrifield and TownePlace Suites - Newark (amends Exhibits 10.26, 10.37 and 10.39 above) (Previously filed as Exhibit 10.40 to the 1999 Form S-11 and incorporated herein by reference.)


--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.

    10.41 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the Courtyard - Alpharetta (Previously filed as Exhibit 10.41 to the 1999 Form S-11 and incorporated herein by reference.)

    10.42 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the Residence Inn
              - Cottonwood (Previously filed as Exhibit 10.42 to the 1999 Form S-11 and incorporated herein by reference.)


    10.43 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites - Mt. Laurel (Previously filed as Exhibit 10.43 to the 1999 Form S-11 and incorporated herein by reference.)

    10.44 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites - Scarborough (Previously filed as Exhibit 10.44 to the 1999 Form S-11 and incorporated herein by reference.)

    10.45 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites - Tewksbury (Previously filed as Exhibit 10.45 to the 1999 Form S-11 and incorporated herein by reference.)

    10.46 Purchase and Sale Agreement between Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC Corporation and TownePlace Management Corporation, as Sellers, CNL Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as Tenant, Crestline Capital Corporation, Marriott International, Inc., and joined in by CNL Hospitality Properties, Inc., dated August 18, 2000, relating to the Residence Inn - Cottonwood, Courtyard - Alpharetta and Overland Park, SpringHill Suites - Raleigh, and TownePlace Suites - Mt. Laurel, Scarborough and Tewksbury (Previously filed as Exhibit 10.46 to the 1999 Form S-11 and incorporated herein by reference.)

    10.47 First Amendment to Purchase and Sale Agreement between Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC Corporation and TownePlace Management Corporation, as Sellers, CNL Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as tenant, Crestline Capital Corporation, and Marriott International, Inc., dated August 18, 2000, relating to the Residence Inn - Cottonwood, Courtyard - Alpharetta and Overland Park, SpringHill Suites - Raleigh, and TownePlace Suites
              - Mt.  Laurel,  Scarborough  and  Tewksbury  (Previously  filed as
              Exhibit 10.47 to the 1999 Form S-11 and incorporated herein by reference.)

    10.48 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated November 4, 2000, relating to the TownePlace Suites - Newark (Previously filed as Exhibit 10.48 to the 1999 Form S-11 and incorporated herein by reference.)

    10.49 Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Courtyard - Little Lake Bryan (Previously filed as Exhibit 10.49 to the 1999 Form S-11 and incorporated herein by reference.)

    10.50 Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Fairfield Inn
              - Little Lake Bryan (Previously filed as Exhibit 10.50 to the 1999 Form S-11 and incorporated herein by reference.)

    10.51 First Amendment to Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Courtyard - Little Lake Bryan (amends Exhibit 10.49 above) (Previously filed as Exhibit 10.51 to the 1999 Form S-11 and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.

    10.52 First Amendment to Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Fairfield Inn - Little Lake Bryan (amends Exhibit 10.50 above) (Previously filed as Exhibit 10.52 to the 1999 Form S-11 and incorporated herein by reference.)

    10.53 Purchase and Sale Agreement between Marriott International, Inc., as Seller, and CNL Hospitality Partners, LP, as Purchaser, dated September 17, 1998, relating to the Courtyard - Little Lake Bryan, the Fairfield Inn - Little Lake Bryan and the SpringHill Suites - Little Lake Bryan (Previously filed as Exhibit 10.53 to the 1999 Form S-11 and incorporated herein by reference.)

    10.54 Second Amendment to Lease Agreement between CNL LLB C-Hotel Management, LP (formerly LLB C-Hotel, L.L.C.) and LLB Tenant Corporation, dated December 15, 2000, relating to the Courtyard - Little Lake Bryan (amends Exhibits 10.49 and 10.51 above) (Previously filed as Exhibit 10.54 to the 1999 Form S-11 and incorporated herein by reference.)

    10.55 Second Amendment to Lease Agreement between CNL LLB F-Inn Management, LP (formerly LLB F-Inn L.L.C.) and LLB Tenant
              Corporation, dated December 15, 2000, relating to the Fairfield Inn - Little Lake Bryan (amends Exhibits 10.50 and 10.52 above) (Previously filed as Exhibit 10.55 to the 1999 Form S-11 and incorporated herein by reference.)

    10.56 Indenture Agreement among Desert Ridge Resort, LLC, as Issuer; Bank One, National Association, as Trustee; and Financial Structures Limited, as Insurer, dated December 15, 2000, relating to the Desert Ridge Property (Previously filed as Exhibit 10.56 to the 1999 Form S-11 and incorporated herein by reference.)

    *10.57    Form of Lease Agreement

    23.1      Consent  of  PricewaterhouseCoopers   LLP,  Independent  Certified
              Public Accountants, dated November 19, 2002 (Filed herewith.)

    23.2 Consent of Greenberg Traurig, LLP (Contained in its opinions previously filed as Exhibits 5 and 8 and incorporated herein by reference.)

    *23.3 Consent of Arthur Andersen LLP, Independent Public Accountants, dated March 21, 2002


--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-67124) filed August 9, 2001, as amended, and incorporated herein by reference.